                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                     SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]
Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Section 240.-14a11(c) or
          Section 240.14a-12

                  DESIGNATRONICS INCORPORATED
        (Name of Registrant as Specified in Its Charter)

              Designatronics Incorporated
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
          or Item 22(a)(2) of Schedule 14A
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
     [X]  Fee computed on table below per Exchange Act Rules
          14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:
               Common stock, par value $0.04 per share.

          (2) Aggregate number of securities to which transaction applies:
               2,873,423 shares of common stock.

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               $6.00   (representing cash payment to be paid per
               share on merger). The fee is $3,448.11 and is determined pursuant to Rule 0-11(c)(i) which is .0002 times the proposed maximum aggregate value of the transaction.

          (4)  Proposed maximum aggregate value of transaction:
               $17,240,538.

          (5)  Total Fee Paid:     $3,448.11

     [X] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:_____________________________

         (2) Form, Schedule or Registration Statement No.: ______

         (3) Filing party:_______________________________________

         (4) Date filed:_________________________________________

                   DESIGNATRONICS INCORPORATED
                   2101 Jericho Turnpike, Box 5416
                New Hyde Park, New York 11042-5416


Dear Fellow Shareholder:                           August 1, 1995

     You are cordially invited to attend the Special Meeting of shareholders of Designatronics Incorporated (the "Company") to be held at 2101 Jericho Turnpike, New Hyde Park, New York on August 30, 1995, at 10:00 a.m., Eastern Standard Time. At this important meeting you are beingasked to consider the approval and adoption of the Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which DD&D-DI Merger Company, Inc. (the "Merger Company"), a wholly-owned subsidiary of DD&D-DI Acquisition Company (the "Purchaser"), will be merged (the "Merger") with and into the Company.

     As a consequence of the Merger, each share of common stock of the Company (the "Shares") will be converted into the right to receive $6.00 in cash, without interest, and shareholders of the Company will no longer have an equity interest in the Company. The accompanying Notice of Special Meeting of Shareholders and Proxy Statement will provide you with a summary of the proposed Merger and additional material describing it in detail. Please give this information your prompt and careful attention.

     The Board of Directors of the Company (the "Board") believes that the proposed Merger is in the best interests of the Company and its shareholders and has unanimously approved the proposed Merger. The Board recommends that you vote in favor of approval and adoption of the Merger Agreement.

     The affirmative vote of holders of two thirds of the outstanding Shares is required to approve the Merger Agreement. I, together with other shareholders of the Company who own approximately 755,547 Shares or 26.3% of the Shares currently outstanding, have agreed to vote our shares in favor of the Merger.

     Please complete, date, sign and return the enclosed proxy card in the enclosed prepaid envelope, even if you plan to attend the Special Meeting. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy card.

     On behalf of the Company's Board, I extend our thanks and appreciation to all shareholders for your support.

                                   Sincerely,

                                   /s/ Martin Hoffman
                                   Martin Hoffman
                                   President

                   DESIGNATRONICS INCORPORATED
                       ____________________

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD AUGUST 30, 1995
                       ___________________

To the shareholders of
Designatronics Incorporated:

     A special meeting of the shareholders (the "Special Meeting") of Designatronics Incorporated (the "Company") will be held on August 30, 1995 at 10:00 a.m. at the offices of the Company at 2101 Jericho Turnpike, Box 5416, New Hyde Park, New York 11042-5416.
The Special Meeting is called for the following purposes:

     1. To vote to approve and adopt the Agreement and Plan of Merger, dated as of July 6, 1995 (the "Merger Agreement"), among the Company, DD&D-DI Acquisition Company, a Delaware corporation (the "Purchaser"), and DD&D-DI Merger Company, Inc., a New York corporation and a wholly-owned subsidiary of the Purchaser (the "Merger Company"), pursuant to which (a) the Merger Company will be merged with and into the Company (the "Merger"), with the Company, as the surviving corporation, becoming a wholly-owned subsidiary of Purchaser, and (b) each outstanding share of the Company's common stock, par value $0.04 per share (the "Shares"), other than Shares held in the treasury of the Company or Shares held by shareholders of the Company who properly perfected their appraisal rights under New York law, will be converted into the right to receive $6.00 in cash per Share, without interest thereon, in exchange for the Shares of the Company and to take any action incident to the foregoing; and

     2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Information regarding the matters to be acted upon at the Special Meeting is contained in the accompanying Proxy Statement. The Merger Agreement sets forth the full terms and conditions of the Merger and is attached as Appendix "A" to the Proxy Statement. As a consequence of the Merger, shareholders of the Company will no longer have an equity interest in the Company and will be entitled to receive $6.00 per Share, without interest thereon, in exchange for their Shares.

     The Company's Board of Directors (the "Board") has unanimously determined that the Merger is fair to, and in the best interests of, the shareholders of the Company, and accordingly has adopted a resolution approving the Merger Agreement.

     The Board unanimously recommends that all shareholders of the Company vote for the approval and adoption of the Merger Agreement.

     Holders of record of the Company's Shares are entitled to dissent from the Merger and to receive the payment determined in a judicial proceeding if they comply with certain procedures specified in the New York Business Corporation Law (the "NYBCL"). See "Appraisal Rights" in the accompanying Proxy Statement for a more complete discussion thereof and Section 623 of the NYBCL relating to dissenters' rights which is attached to the Proxy Statement as Appendix "B".

     Holders of record of the Company's Shares at the close of business on July 24, 1995 are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Sending in your proxy will not prevent your attending and voting at the Special Meeting in person should you later decide to do so.


                           By order of the board of directors of
                           DESIGNATRONICS INCORPORATED

                           /s/ Frank Buchsbaum
                           Dr. Frank Buchsbaum
                           Secretary

New Hyde Park, New York
Dated: August 1, 1995


                            IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE RETURN ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE THE VOTE ON THE MERGER.

PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS
TIME.  IF THE MERGER IS APPROVED AND THE CLOSING UNDER THE MERGER
AGREEMENT IS CONSUMMATED, SHAREHOLDERS WILL RECEIVE A LETTER OF
TRANSMITTAL AND RELATED INSTRUCTIONS.

                   DESIGNATRONICS INCORPORATED

                 2101 Jericho Turnpike, Box 5416
                New Hyde Park, New York 11042-5416

                __________________________________

                         PROXY STATEMENT

                __________________________________

     This proxy statement (the "Proxy Statement") is being mailed to shareholders of Designatronics Incorporated (the "Company") on or about August 1, 1995 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Special Meeting of shareholders (the "Special Meeting") of the Company to be held August 30, 1995 at 10:00 a.m. at the offices of the Company at 2101 Jericho Turnpike, New Hyde Park, New York 11042-5416 and at any or all adjournments or postponements thereof. The Special Meeting has been called to consider and vote upon an Agreement and Plan of Merger, dated as of July 6, 1995 (the "Merger Agreement"), by and among the Company, DD&D-DI Acquisition Company, a Delaware corporation (the "Purchaser"), and DD&D-DI Merger Company, Inc., a New York corporation and a wholly-owned subsidiary of the Purchaser (the "Merger Company"). Pursuant to the Merger Agreement, the Merger Company will be merged with and into the Company (the "Merger") and each outstanding share of common stock of the Company, par value $0.04 per share (the "Shares"), other than Shares held in the treasury of the Company or Shares held by shareholders who properly perfect their appraisal rights under New York law, will be converted into the right to receive $6.00 in cash, without interest thereon, for the Shares of the Company. See "Parties to the Merger", "Information Concerning the Special Meeting", "The Merger" and "Appraisal Rights".

     A proxy in the enclosed form may be revoked at any time prior to it being voted at the Special Meeting by sending a subsequently dated proxy or by giving written notice to the Company, in each case to the attention of Dr. Frank Buchsbaum, Secretary, at the address set forth above. Proxies will be voted in accordance with directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Shareholders who attend the Special Meeting may withdraw their proxies at any time before their Shares are voted by voting their Shares in person. Proxies which are signed by shareholders but which lack any specifications will be voted in favor of the Merger and shall be deemed to confer authority on the appointed proxies to vote in their discretion on other matters which properly come before the Special Meeting.

     Proxies are being solicited on behalf of the Company by its Board. The cost of soliciting proxies, including the preparation and assembly of the proxies and soliciting material, as well as the costs of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation, other than their regular compensation, solicit proxies personally or by telephone. In addition, the Company has retained Kissel-Blake Inc, 25 Broadway, New York, New York 10004, to solicit proxies at a cost to the Company of $5,000 plus expenses.

     The Board has received an opinion from Houlihan Lokey Howard & Zukin , Inc. ("Houlihan Lokey") to the effect that the Merger is fair to the Company's shareholders from a financial point of view. See "The Merger - Fairness Opinion". The Board has unanimously determined that the Merger is fair to, and in the best interests of, the shareholders and, accordingly, has adopted a resolution approving the Merger Agreement. The Board recommends that all shareholders vote for the approval and adoption of the Merger Agreement.

        The date of this Proxy Statement is August 1, 1995.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. A description of documents incorporated by reference to this Proxy Statement appears at page 32 of this Proxy Statement.

                      AVAILABLE INFORMATION

     A description of available information concerning the Company appears at page 31 of this Proxy Statement.

                        TABLE OF CONTENTS

                                                             Page

PARTIES TO THE MERGER. . . . . . . . . . . . . . . . . . . . . .1
     The Company . . . . . . . . . . . . . . . . . . . . . . . .1
     The Purchaser . . . . . . . . . . . . . . . . . . . . . . .1
     The Merger Company. . . . . . . . . . . . . . . . . . . . .1

INFORMATION CONCERNING THE SPECIAL MEETING . . . . . . . . . . .2
     The Special Meeting . . . . . . . . . . . . . . . . . . . .2
     Expenses; Solicitation of Proxies . . . . . . . . . . . . .2
     Vote Required . . . . . . . . . . . . . . . . . . . . . . .3

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     General . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Background of the Merger. . . . . . . . . . . . . . . . . .4
     Effects of the Merger . . . . . . . . . . . . . . . . . . .4
     Reasons for the Merger; Board's Recommendation. . . . . . .4
     Fairness Opinion. . . . . . . . . . . . . . . . . . . . . .6
     Interests of Certain Persons in the Merger. . . . . . . . .8
          The Stock Option Plans . . . . . . . . . . . . . . . .8
          Bonuses in Lieu of Options for Current Fiscal Year . .9
          Divisional Vice Presidents' Bonus Plan . . . . . . . .9
          The Employment Agreements. . . . . . . . . . . . . . .9
          Indemnification. . . . . . . . . . . . . . . . . . . 10
          Support of the Merger. . . . . . . . . . . . . . . . 11
     Regulatory Filings and Approvals. . . . . . . . . . . . . 11
          Antitrust Matters. . . . . . . . . . . . . . . . . . 11
     Certain Federal Income Tax Consequences of the Merger . . 11
     Accounting Treatment. . . . . . . . . . . . . . . . . . . 12

THE MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . . . 13
     Effect of the Merger; Merger Consideration. . . . . . . . 13
     Payment for Shares. . . . . . . . . . . . . . . . . . . . 14
     Transfer of Shares. . . . . . . . . . . . . . . . . . . . 15
     Conditions to the Merger. . . . . . . . . . . . . . . . . 15
     Agreements and Covenants between the Company and Purchaser17
          Operational Covenants. . . . . . . . . . . . . . . . 17
          Termination Fees . . . . . . . . . . . . . . . . . . 18
          No Solicitation. . . . . . . . . . . . . . . . . . . 20
          Regulatory Matters . . . . . . . . . . . . . . . . . 20
          Other Agreements . . . . . . . . . . . . . . . . . . 21
     Termination and Amendment . . . . . . . . . . . . . . . . 21
          Amendment. . . . . . . . . . . . . . . . . . . . . . 21
          Termination. . . . . . . . . . . . . . . . . . . . . 21

THE PURCHASE OPTIONS . . . . . . . . . . . . . . . . . . . . . 23
     General . . . . . . . . . . . . . . . . . . . . . . . . . 23
     Exercise of Purchase Options. . . . . . . . . . . . . . . 23

     Conditions to Delivery of Option Shares . . . . . . . . . 24
     Expiration of Purchase Options. . . . . . . . . . . . . . 24
     Right to Put DI Option. . . . . . . . . . . . . . . . . . 24

OWNERSHIP OF SHARES. . . . . . . . . . . . . . . . . . . . . . 25
     5% Shareholders . . . . . . . . . . . . . . . . . . . . . 25
     Shares Owned by Management. . . . . . . . . . . . . . . . 26

APPRAISAL RIGHTS . . . . . . . . . . . . . . . . . . . . . . . 27

RESTRICTION ON TRANSFER OF SHARES. . . . . . . . . . . . . . . 29

FINANCING THE MERGER . . . . . . . . . . . . . . . . . . . . . 29

MARKET PRICE FOR SHARES; DIVIDENDS . . . . . . . . . . . . . . 30

MANAGEMENTS DISCUSSION AND ANALYSIS AND SEGMENT INFORMATION. . 31

EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . . . . . . 31

PROCEDURE FOR SUBMISSION OF 1995 SHAREHOLDER PROPOSALS . . . . 31

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 31

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . 31

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . 32

INDEX TO FINANCIAL STATEMENTS OF THE COMPANY . . . . . . . . . 33

INDEPENDENT AUDITOR'S REPORT . . . . . . . . . . . . . . . . .F-1

APPENDICES
     Appendix "A" - Merger Agreement
     Appendix "B" - Section 623 of the New York Business
                    Corporation Law
     Appendix "C" - Support/Option Agreement
     Appendix "D" - Fairness Opinion and Bring Down Opinion
                    of Houlihan Lokey Howard & Zukin, Inc.

EXHIBITS
     Exhibit "1" -  The Company's Annual Report on Form 10-KSB for
                    the fiscal year ended August 31, 1994
     Exhibit "2" -  The Company's Proxy Statement dated December
                    5, 1994
     Exhibit "3" -  The  Company's Quarterly Report on Form 10-QSB
                    for the quarter ended May 31, 1995

                           PARTIES TO THE MERGER

The Company

     The Company was incorporated on September 7, 1960 in the State of New York. The Company designs, manufactures and markets a wide variety of mechanical and electro-mechanical components, and designs and markets automation machinery, CAD/CAM systems and off-the-shelf linear motion and rotary motion control components. The Company's business consists of two segments, the manufacture and distribution of mechanical and electro-mechanical components (the "Mechanical Segment") and the manufacture and distribution of automation components (the "Automation Segment"). The Mechanical Segment is comprised of three operating divisions, the Stock Drive Products division ("Stock Drive"), the Sterling Instrument division ("Sterling") and the Quality Transmission Component division ("QTC"). The Automation Segment consists of the Techno division ("Techno"). The Company's wholly-owned subsidiary, Designatronics Foreign Sales Corp. ("DFSC"), conducts sales outside the United States. The address of the Company's principal executive office is 2101 Jericho Turnpike, Box 5416, New Hyde Park, New York 11042-5416 and its telephone number at that address is (516) 328-3300.

     For a more detailed description of the businesses of the Company, including audited and unaudited financial information and a description of recent developments involving the Company, see "Available Information" and "Incorporation of Certain Documents by Reference".

The Purchaser

     Purchaser is a Delaware corporation formed to acquire all of the outstanding Shares of the Company pursuant to the Merger and was incorporated on July 3, 1995. Purchaser is an affiliate of Dyson, Dyson & Dunn, Inc. ("DD&D"), a privately-held investment company based in Chicago. The stock of Purchaser is owned by an irrevocable trust established for the benefit of the shareholders of DD&D and their descendants. DD&D's directors are the sole trustees of that trust.

     DD&D has agreed to pay up to $20,000,000 to finance the Merger and related costs and expenses if other financing is not available to Purchaser by the closing of the Merger (the "Closing Date"). Purchaser plans to finance this transaction by (1) selling its common stock to one or more trusts affiliated with DD&D for up to $10,000,000 and (2) borrowing up to $10,000,000 from one or more banks.

     The address of Purchaser's principal executive office is 980
N. Michigan Avenue, Suite 1400, Chicago, Illinois 60611 and its telephone number at that address is (312) 644-7900.

The Merger Company

     The Merger Company was formed in connection with the execution and delivery of the Merger Agreement for the purpose of effecting the Merger and is an affiliate of DD&D. The Merger Company has not conducted any business activities since its incorporation on July 6,1995, other than in connection with the execution and delivery of the Merger Agreement and the transactions contemplated thereby.
The address of the Merger Company's principal executive office is 980 N. Michigan Avenue, Suite 1400, Chicago, Illinois 60611 and its telephone number at that address is (312) 644-7900.

                INFORMATION CONCERNING THE SPECIAL MEETING

The Special Meeting

     The Special Meeting is scheduled to be held on August 30, 1995. At the Special Meeting, holders of Shares of the Company will be asked to consider and vote upon a proposal adopted by the Board to approve and adopt the Merger Agreement. The Merger Agreement provides for the merger of the Merger Company with and into the Company and the operation of the Company thereafter as a wholly-owned subsidiary of the Purchaser. See "The Merger". A copy of the Merger Agreement is attached as Appendix "A" to this Proxy Statement and is incorporated herein by reference.

     Each copy of this Proxy Statement mailed to shareholders is accompanied by a form of proxy card which is solicited by the Board for use at the Special Meeting and at any adjournments or postponements thereof. Only holders of record on July 24, 1995 (the "Record Date") are entitled to receive notice of and to vote at the Special Meeting. As of the close of business on July 24, 1995, there were 2,873,423 Shares outstanding and entitled to vote at the Special Meeting. Each Share is entitled to one vote.

     SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE
ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED,
POSTAGE-PAID ENVELOPE.

     When any proxy card is properly executed and returned, the Shares represented thereby will be voted in accordance with the directions indicated thereon, or if no direction is indicated, the Shares will be voted in favor of the proposal described in this Proxy Statement and in the discretion of the proxy holder on any other matter voted upon at the Special Meeting. Any shareholder giving a proxy has the power to revoke it at any time before the Shares subject to such proxy are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either
(i) a written instrument stating that such proxy is revoked or (ii) a duly executed proxy card bearing a later date. Furthermore, a shareholder giving a proxy may revoke it by attending the Special Meeting and voting his or her Shares in person.

     Any Shares which are not voted in favor of the proposal described in this Proxy Statement (whether by abstentions, broker non-votes or otherwise) will have the same effect as Shares voted against such proposal.

     It is not anticipated that any matter other than the Merger will be brought before the Special Meeting. If other matters are properly presented at the Special Meeting, proxies will be voted in the discretion of the respective proxy holders.

Expenses; Solicitation of Proxies

     In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, Kissel-Blake Inc., 25 Broadway, New York New York 10004, will assist in the solicitation of proxies by the Company for a fee of $5,000, plus reimbursement of reasonable out-of-pocket expenses.

Vote Required

     Approval and adoption of the Merger Agreement by the shareholders of the Company requires the affirmative vote of two thirds of the outstanding Shares pursuant to Section 903 of the New York Business Corporation Law (the "NYBCL"). Abstentions and broker non-votes will not be deemed an affirmative vote for the approval and adoption of the Merger Agreement.

     Holders of record of Shares on the Record Date are entitled to one vote per share on the matter before the Special Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the Shares outstanding on the Record Date is necessary to constitute a quorum at the Special Meeting. For additional information regarding Shares held by beneficial owners of more than 5% of the Shares, by members of the Board and by certain executive officers of the Company, see "Ownership of Shares".

     All four members of the Board, the remaining executive officer of the Company and certain of their spouses (the "Individual Parties") have each entered into a Support/Option Agreement, dated
July 6, 1995 (the "S/O Agreement") with the Purchaser.   A copy of
the S/O Agreement is attached as Appendix "C" to this Proxy Statement. Pursuant to the S/O Agreement, the Individual Parties have severally agreed to vote all Shares owned by each of them in favor of the Merger, which taken together comprise 755,547 Shares or 26.3% of the Shares outstanding. The names of the Individual Parties and Shares owned by each are set forth on the schedule attached as Exhibit "A" to the S/O Agreement. See "The Merger - Interests of Certain Persons in the Merger - Support of the Merger".

                                THE MERGER

General

     Set forth below is a description of certain terms and conditions of the Merger, the Merger Agreement, certain agreements relating to the Merger, including the S/O Agreement, and other related documents. Such descriptions, and any other description of the Merger, the Merger Agreement or the S/O Agreement, are qualified in their entirety by reference to the copy of the Merger Agreement attached as Appendix "A" to this Proxy Statement and the S/O Agreement attached as Appendix "C" to this Proxy Statement.

     The effective time of the Merger (the "Effective Time") will be the time when the certificate of merger is filed with the Department of State of New York (the "Department") in accordance with the NYBCL and the Merger thereby becomes effective. Subject to the terms and conditions of the Merger Agreement, it is presently contemplated that the Effective Time will be one business day after the Special Meeting.

     To effect the Merger, a trust affiliated with DD&D recently formed Purchaser, a Delaware corporation, and the Merger Company as a wholly-owned subsidiary of Purchaser. Purchaser and the Merger Company have not conducted any business activities since their incorporation on July 3, 1995 and July 6, 1995, respectively, other than in connection with the execution and delivery of the Merger Agreement and the transactions contemplated thereby. Pursuant to the terms of the Merger Agreement, at the Effective Time (i) the Merger Company will be merged with and into the Company and will cease to exist as a separate entity; (ii) the Company will be the corporation surviving the Merger (the "Surviving Corporation") and become a wholly-owned subsidiary of Purchaser; and (iii) each outstanding Share (other than Shares held in the Treasury of the Company and Shares held by any shareholders who perfect their appraisal rights pursuant to the NYBCL) will be converted into the right to receive $6.00 in cash, without interest thereon.


Background of the Merger

     During July 1994, the Company retained Ernst & Young LLP ("E&Y") as its financial advisor to assist the Company in exploring possible ways to enhance shareholder value, including the possible sale of the Company. Beginning in late October 1994, E&Y approached 172 potential purchasers. The potential purchasers approached by E&Y included domestic and foreign corporations and financial investors. Of the 172 potential purchasers, 74 prospective acquirers signed a confidentiality agreement and received information describing both the operation and financial aspects of the Company. The Company received preliminary indications of interest from 13 potential purchasers, including DD&D, which was received on or about April 25, 1995. Based on the preliminary indications of interest, the Company invited 6 potential buyers to visit the facilities and meet with management for the purpose of gaining sufficient information to submit a formal offer. DD&D's expression of interest indicated an acquisition price of $6.00 per Share in cash, which was the highest value of all of the expressions of interest.

     On June 5, 1995, the Company and DD&D executed a letter of intent (the "Letter of Intent"). In the Letter of Intent, the Company agreed to cooperate with DD&D in connection with its due diligence, and for a period of three months from the execution of the Letter of Intent, to negotiate in good faith and not to solicit any other offers to acquire the Company (a "Competing Transaction"). The Company also agreed that if the Merger Agreement was not entered into and the Company announced a Competing Transaction within four months after the execution of the Letter of Intent, the Company would pay a fee to DD&D of $120,000, contingent upon closing of the Competing Transaction. The terms of the Letter of Intent were superseded by the Merger Agreement.

     Following the execution of the Letter of Intent, DD&D and its legal and financial advisors were given access to additional confidential information concerning the Company, conducted a due diligence investigation of the Company and negotiated the terms of the Merger Agreement and S/O Agreement. The Company, the Purchaser and the Merger Company entered into the Merger Agreement on July 6, 1995. The terms of the Merger Agreement are described below under the "Merger Agreement".

Effects of the Merger

     Upon consummation of the Merger, the Company will become a wholly-owned subsidiary of Purchaser, the Shares will cease to be publicly traded and the registration of the Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act") will be terminated. Accordingly, the Company will no longer be subject to the reporting requirements of the Exchange Act. As a consequence of the Merger, shareholders of the Company will no longer have an equity interest in the Company.

Reasons for the Merger; Board's Recommendation

     The Board unanimously determined to approve the Merger Agreement and recommend its approval to the shareholders of the Company because the members of the Board believe the terms of the Merger are fair to and in the best interests of the Company and its shareholders. In reaching this determination, the Board considered a number of factors, including:

     (a) the Board's familiarity with the Company's business, operations and prospects;

     (b) the fact that the $6.00 per Share represented a premium of 12 1/2% to 33 1/3% over the market price (which was $5 1/4 high to $4 1/2 low) of the Shares one day before public announcement, which market price was at a 52 week high for the Shares, a premium of 33 1/3% over the closing market price (which was $4 1/2) of the Shares one week before the public announcement of the Letter of Intent and a premium of 33 1/3% over the closing market price (which was $4 1/2) of the Shares one month before the public announcement of the Letter of Intent ( See "Market Prices for Shares; Dividends");

     (c) the fact that the Company issued a press release during August of 1994, disclosing to the public that it had retained E&Y as a financial advisor to assist the Company in exploring ways to enhance shareholder value, including the possible sale of the Company, and any other potential purchaser has had the opportunity to make offers to acquire the Company before and after the Company entered into the Letter of Intent (subject to the Company paying a break-up fee), and no such indications of interest or offers have been received at a price equal to or in excess of $6.00 per Share;

     (d) the fact the Individual Parties, who owned an aggregate of 755,547 Shares (or approximately 26.3% of the Shares outstanding) as of July 6, 1995, were willing to enter in the S/O Agreement pursuant to which they severally agreed to vote the Shares owned or otherwise controlled by them in favor of the approval and adoption of the Merger Agreement, it being noted by the Board that the Individual Parties were being treated the same as all other shareholders in the Merger;

     (e) the fact that the Merger Agreement and the S/O Agreement had been negotiated at arm's-length and the terms of such agreements, including the provisions of the Merger Agreement expressly permit the Company to terminate the Merger Agreement and to enter into an agreement (including an agreement in principle or letter of intent), with respect to any acquisition or proposed acquisition by means of a merger, consolidation, sale of substantial assets of the Company, tender or exchange offer, or other acquisition of one-third or more of the Company's Shares (a "Business Combination") with a third party, subject to the payment to the Purchaser of a maximum of $360,000 (the "Break-Up Fee"); and

     (f) the opinion of Houlihan Lokey that the $6.00 per Share to be received by shareholders in the Merger was fair to the shareholders of the Company from a financial point of view.

     Although the Board did not attach specific weights to any of the factors enumerated above, each was deemed to support the Board's conclusion that the terms of the Merger were fair to and in the best interests of the Company and its shareholders. The Board also considered the fact that following the Merger, shareholders would no longer have an equity interest in the Company. It concluded that this fact should not detract from the Board's determination with respect to the fairness of the Merger given the lack of liquidity in the Shares over the past 52 weeks. The Board also considered as supporting the Merger and its recommendation in favor of the Merger the fact that the Break-Up Fee and no solicitation provisions, with a fiduciary duty exception, would not preclude a third party from making a proposal to acquire the Company at a price greater than $6.00 per Share, recognizing that such provisions would increase the effective price paid by any such third party by approximately $0.125 per Share. The Board also took into consideration the fact that the Purchaser was granted, pursuant to the S/O Agreement, two options to acquire a total of 500,000 Shares of the Company's common stock. The Board noted that the Purchaser would not have entered into the Merger Agreement without the grant of these options. See "The Purchase Options" for a more detailed description of these options.

     In accordance with the foregoing, the Board believes that the Merger is in the best interests of the Company and the shareholders and unanimously recommends that shareholders vote FOR approval and adoption of the Merger Agreement.


Fairness Opinion

     The Board has retained Houlihan Lokey to provide an opinion to the Board as to the fairness of the consideration to be received by the shareholders of the Company in connection with the Merger. Houlihan Lokey is a nationally recognized specialty investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, leveraged transactions, public financing and investment management services. Houlihan Lokey was selected by the Company on the basis of its experience in the valuation of securities in connection with investments, mergers and acquisitions. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any equity interest in the Company.

     On July 6, 1995, Houlihan Lokey advised the Board that the $6.00 per Share to be received by the shareholders pursuant to the Merger Agreement was fair to the shareholders pursuant to its written fairness opinion (the "Fairness Opinion"). Houlihan Lokey subsequently delivered its written fairness opinion to the same effect dated the date of this Proxy Statement (the "Bring Down Opinion"). Houlihan Lokey did not determine the amount to be received by the shareholders of the Company for their Shares pursuant to the Merger Agreement. The full text of Houlihan Lokey's Fairness Opinion dated July 6, 1995 and its Bring Down Opinion dated the date of this Proxy Statement, which sets forth the assumptions made, procedures followed, matters considered and the limits of the review of Houlihan Lokey are attached hereto as Appendix "D" and are incorporated by reference herein. Shareholders are urged to and should read the Fairness Opinion and the Bring Down Opinion of Houlihan Lokey in their entirety.

     In connection with their opinions, Houlihan Lokey reviewed, among other things: the Letter of Intent; the Merger Agreement, including all the exhibits thereto and the disclosure schedule; the S/O Agreement; this Proxy Statement; Annual Reports to shareholders for 1990 through 1994; Annual Reports on Forms 10-K and 10-KSB of the Company for the fiscal years ended August 31, 1990 through August 31, 1994; its Quarterly Reports on Form 10-QSB for the three quarters ended May 31, 1995; and forecasted income statements prepared by the Company's management with respect to the Company for the years ended August 31, 1995 through 1997. Representatives of Houlihan Lokey also met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of the Company's independent accounting firm, financial advisor and counsel to discuss certain matters. In addition, Houlihan Lokey reviewed the historical market prices and trading volume for the Shares, reviewed certain other publicly available financial data for certain companies that they deemed comparable to the Company, and publicly available prices and premiums paid in other transactions that they considered similar to the Merger, visited certain facilities and business offices of the Company, and conducted such other studies and analyses as they considered appropriate.

     Houlihan Lokey relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by them for purposes of their opinions. Houlihan Lokey did not make an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and was not furnished with any such evaluation or appraisal. In addition, Houlihan Lokey discussed with management the status of, likelihood of recovery, and the amount and timing of any recovery (including interest thereon) relating to the dispute between Accusonic Systems Corp. (an inactive subsidiary of the Company) and the Armed Services Board of Contract Appeals.

     The terms of the retainer agreement with Houlihan Lokey are set forth in a letter agreement dated June 6, 1995 between Houlihan Lokey and the Company (the "Retainer Agreement"). Pursuant to the terms of the Retainer Agreement, the Company will pay Houlihan Lokey a fee of $50,000, of which $25,000 was paid at the retention of Houlihan Lokey and the balance of which will be paid upon delivery of the Bring Down Opinion. No portion of the fee is contingent upon the consummation of the Merger or the conclusions
reached in the Fairness Opinion and Bring Down Opinion.   In
addition, the Company has agreed to reimburse Houlihan Lokey for their reasonable out-of-pocket expenses (which shall not exceed $3,000 without the approval of the Company) and to indemnify Houlihan Lokey against certain liabilities relating to or arising out of their engagement, including liabilities under the federal securities laws.

     The following is a summary of the financial analyses utilized by Houlihan Lokey in connection with providing its Fairness Opinion to the Board on July 6, 1995 and its Bring Down Opinion dated the date of this Proxy Statement, and does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusions reached, or a complete description of its presentation. Houlihan Lokey believes, and so advised the Company, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors consider by it, without considering all factors and analyses, could create an incomplete view of the processes underlying its analyses and opinion.
Houlihan Lokey utilized substantially the same types of financial analyses in preparing its Bring Down Opinion as it utilized in providing its Fairness Opinion.

     In determining the fairness of the Merger to the shareholders of the Company from a financial point of view, Houlihan Lokey did not reach its conclusion concerning the Merger by individually evaluating all the factors considered or by evaluating the Merger based upon the individual effects or consequences of anyone or a group of factors. In view of the variety of factors considered in its evaluation, Houlihan Lokey did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the factors considered in reaching its determinations. Rather, Houlihan Lokey considered all of the factors described below in the aggregate and concluded, based on its consideration of these factors in their totality, that the Merger is fair to the shareholders of the Company from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or a summary description. Any estimates made by Houlihan Lokey are not necessarily indicative of actual values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies may be sold, and are inherently subject to uncertainty.

     Houlihan Lokey reviewed information on publicly traded companies engaged in the manufacture of electrical and electronic components and mechanical devices and selected seven companies for comparison to the Company. The seven companies selected were Allied Devices Corp., American Electronic Components, Inc., Autocam Corp., Bowmar Instrument Corp., Cherry Corp., Technitrol Inc., and Vernitron Corp. The seven were selected on the basis of similarity to the Company in terms of business lines, and asset and revenue size. Houlihan Lokey compared the operating results and financial condition of the Company with the seven publicly traded companies. The analysis included various measures of size, profitability, liquidity, financial leverage, capital adequacy, growth, and other factors. The analysis also compared the Company's trading multiples of revenues, earnings before interest and taxes ("EBIT"), and earnings before interest, taxes, depreciation and amortization ("EBITDA") to the seven comparable public companies.

     Houlihan Lokey also reviewed certain transactions involving the acquisition of publicly traded manufacturing companies. Houlihan Lokey reviewed fourteen transactions that occurred over the period from January 1994 through April 1995. Houlihan Lokey noted that in the transactions analyzed, the companies' operations were not directly comparable to the Company because of differences in types of products manufactured, size and financial condition. Because a number of the transactions analyzed were not directly comparable to the Company, or there was insufficient financial information available regarding the acquisitions, Houlihan Lokey also analyzed transactions involving the acquisition of a controlling interest stake in a public company with an aggregate transaction value of less than $30 million. Houlihan Lokey analyzed the premium or discount paid to the unaffected stock price of the acquired company. Houlihan Lokey analyzed fourteen transactions that occurred over the period February 1994 through May 1995.

     Based upon the above analysis, Houlihan Lokey concluded that the Merger was fair to the Company's shareholders from a financial point of view on July 6, 1995 and on the date of this Proxy
Statement.


Interests of Certain Persons in the Merger

     In considering the recommendation of the Board, shareholders should be aware that certain members of management and the Board have certain interests in the Merger that are in addition to the interests of the shareholders generally and that may create conflicts of interest.

  The Stock Option Plans

     The Merger Agreement requires that prior to the Effective Time all of the options outstanding under the Company's 1993 Executive Officer Incentive Stock Option Plan, 1993 Non-Employee Directors' Stock Option Plan and the 1993 Incentive Stock Option Plan (the "Option Plans") that were exercisable as of July 6, 1995 (the "Exercisable Options") will be canceled in exchange for a cash payment equal to (a) the excess of $6.00 per share over the exercise price times (b) the number of Shares subject to each option. The Company has no other outstanding option plans or warrants with outstanding options or warrants. The only Exercisable Options under the Option Plans are as indicated in Exhibit "C" to the Merger Agreement and as specified below. Reference is made to "Executive Compensation" in the Company's proxy statement dated December 5, 1994, which is annexed hereto as Exhibit "2" and which describes the 1993 Executive Officer Incentive Stock Option Plan and the 1993 Non-Employee Directors' Stock Option Plan. The following chart summarizes the payments to be made in the exchange for the cancellation of the Exercisable Options:

            1993 EXECUTIVE OFFICER INCENTIVE STOCK OPTION PLAN

Name            Position with Company    Dollar Value   Number of Shares

Martin Hoffman  CEO & President           $49,125             31,500
Frank Buchsbaum Executive Vice President   49,125             31,500
Hitoshi Tanaka  Senior Vice President      49,125             31,500

              1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

Name                              Dollar Value        Number of Shares

Joseph Rubenfeld                     $32,750             21,000
Sol Schwartz                          32,750             21,000

                     1993 INCENTIVE STOCK OPTION PLAN

Name and Position(1)                Dollar Value         Number of Shares

George Klein                        $11,562.50                5,000
Robert Lindemann                     11,562.50                5,000
Murray Ores                          11,562.50                5,000
Daniel Raleigh                       11,562.50                5,000
Barry Stormes                        11,562.50                5,000
_________
(1) All of the foregoing are divisional vice presidents and not directors or executive officers.

  Bonuses in Lieu of Options for Current Fiscal Year

     As soon as practicable after completion of the audit of the financial statements of the Company for its fiscal year ending August 31, 1995, Messrs. Hoffman, Buchsbaum, Tanaka, Schwartz and Rubenfeld will be paid a bonus equal to $1.50 times the number of Shares on which he would have been granted an option pursuant to the Option Plans if (a) the Merger has not occurred, (b) the Option Plans had not been terminated at the Effective Time and (c) the Company had not incurred any expenses relating to the transactions contemplated by the Merger.

  Divisional Vice President Bonus Plan

     Each of the Company's divisional vice presidents (who are not deemed executive officers of the Company), namely, George Klein, Robert Lindemann, Murray Ores, Daniel Raleigh and Barry Stormes, will be entitled to a bonus for each of its next two fiscal years of the Company commencing after August 31, 1995. The terms and conditions of the bonus plan for the divisional vice presidents are set forth in the Incentive Bonus Plan annexed as Exhibit "D" to the Merger Agreement.

  The Employment Agreements

     It is a condition of the Merger Agreement that Martin Hoffman, Frank Buchsbaum and Hitoshi Tanaka (the "Executive Officers") each enter into an employment agreement in the form attached as Exhibit "G", "H" and "I", respectively, to the Merger Agreement (collectively the "Employment Agreements"), pursuant to which each of them will agree to continue their employment with the Company until December 31, 1997 under terms similar to their existing employment agreements dated August 31, 1992, with certain specified exceptions. Pursuant to the 1994 amendments to their existing employment agreements, Messrs. Hoffman, Buchsbaum and Tanaka each are entitled to a 10% raise in their annual compensation in their Employment Agreements. Said compensation is payable to each for a period of twelve months after the demise of such Executive Officer and two years after the commencement of such Executive Officer's disability, as defined in the Employment Agreements; provided however, that such compensation shall not continue after December 31, 1998. Pursuant to their Employment Agreements, the Executive Officers were also granted various benefits, including, but not limited to, life insurance and health insurance.

     As an additional incentive to the Executive Officers, and because of the fact that the 1993 Executive Officer Incentive Stock Option Plan is being terminated, the Company has agreed to pay to each of Messrs. Hoffman, Buchsbaum and Tanaka a bonus for each of the Company's fiscal years ending August 31, 1996 and 1997, equal to the percent of EBIT set forth in the following table:

          If EBIT is more than:             Percent:

          $1,368,000 but less
          than $2,137,00.01                  1.00%

          $2,137,000 but less
          than $2,565,000.01                 1.33%

          $2,565,000 but less
          than $2,850,000.01                 1.67%

          $2,850,000                         2.00%

For this purpose, "EBIT" means the Company's income from continuing operations before interest expense, income taxes, extraordinary items, salaries, fees and expenses payable to any officer or director of the Purchaser, the Merger Company or any affiliate thereof, other than an executive officer of the Company prior to the Merger, any expenses related to the Merger and transactions related thereto and bonuses as determined by the independent public accounting firm that audits the financial statements of the Company for its fiscal years ending August 31, 1996 and 1997. The bonus for each fiscal year shall be payable immediately upon completion of the audit of the Company's financial statements for such fiscal year and receipt of a computation of EBIT for such year prepared by such firm as part of their engagement.

  Indemnification

     Purchaser has agreed that from and after the Effective Time the Company will indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred by any Indemnified Party in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any claim, action, suit, proceeding or investigation relating to the Merger, to the fullest extent permitted under the NYBCL (and the Company shall advance expenses as incurred to the full extent permitted under the NYBCL, provided that the Indemnified Party to whom the expenses are advanced provides an undertaking reasonably acceptable to Purchaser to repay all advances if it is ultimately determined that such Indemnified Party was not entitled to indemnification). Purchaser will cause the Company to purchase at the Closing a three-year tail from the company that issued the present policy of directors and officers' liability insurance maintained by the Company, estimated to cost approximately $50,000.

     Pursuant to their employment agreements, Messrs. Hoffman, Buchsbaum and Tanaka have also been specifically indemnified to the fullest extent permitted by law against any claims against them as a result of their being heretofore or in the future an officer,
director or employee of the Company, and any action or proceeding in connection with or relating to the Merger Agreement, this Proxy
Statement or the Merger.   Furthermore, the Amended and Restated
By-Laws of the Company, which are annexed hereto as Exhibit "B" to the Merger Agreement, also provide indemnification to the present and former directors and officers of the Company to the fullest extent permitted by law, including indemnification under any agreement approved by the Board.

  Support of the Merger

     The Individual Parties, who own an aggregate of 755,547 Shares (or 26.3% of the Shares outstanding) as of the date hereof, have entered into the S/O Agreement, pursuant to which they have severally agreed to vote the Shares owned or otherwise controlled by them, as well as any new Shares acquired by them after the execution of the S/O Agreement, in favor of the approval and adoption of the Merger Agreement and the Merger and against any proposal that would compete with or serve to interfere or inhibit
the timely consummation of the Merger.   The S/O Agreement also
grants two separate options, one from the Individual Parties for 250,000 Shares and the other from the Company for 250,000 Shares, to the Purchaser to acquire 500,000 Shares of the Company's common stock, in the event the Merger Agreement is terminated and a Competing Transaction is announced within six months thereafter. See "The Purchase Options" for a more detailed description of these options. See also "The Merger Agreement Regulatory Matters".

Regulatory Filings and Approvals

  Antitrust Matters

     Pursuant to the Merger Agreement, the Purchaser has represented that, other than the filing of the Certificate of Merger in compliance with the NYBCL, no notice or report to, filing with, or authorization, consent or approval of, any public body or authority is necessary for the execution, delivery and performance by either the Purchaser or the Merger Company of the Merger Agreement. The Purchaser further represented that no notification is required under the Hart-Scott-Rodino Antitrust Improvement Act.

Certain Federal Income Tax Consequences of the Merger

     The receipt of cash for Shares pursuant to the Merger will be a taxable transaction for federal income tax purposes, and also may be a taxable transaction under applicable state, local, foreign and other tax laws.

     In general, a shareholder will recognize a gain or loss equal to the difference between such shareholder's tax basis in the Shares sold and the amount of cash received in exchange therefor. Such gain or loss will be capital gain or loss if the Shares are capital assets in the hands of the shareholder and will be a long-term capital gain or loss if the holding period for the Shares is more than one year. Under present law, long-term capital gains are taxable at a maximum rate of 28%.

     The foregoing discussion does not address the federal income tax consequences of the Merger to shareholders subject to special tax treatment under the Internal Revenue Code, including, without limitation, shareholders who acquired their Shares pursuant to the exercise of an employee option or otherwise as compensation and shareholders who are not citizens or residents of the United States.

     BECAUSE THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT NECESSARILY SET FORTH ALL OF THE TAX CONSEQUENCES OF THE MERGER THAT MAY BE

RELEVANT TO A PARTICULAR SHAREHOLDER, SHAREHOLDERS
SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX
CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES,
INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND
OTHER TAX LAWS.

Accounting Treatment

     The Merger will be accounted for as a "purchase" as that term is used under generally accepted accounting principles for accounting and financial reporting purposes.

                           THE MERGER AGREEMENT

     The following description of the Merger Agreement is summary in nature and is qualified in its entirety by reference to the Merger Agreement which is attached as Appendix "A" to this Proxy
Statement and is incorporated herein by reference. All shareholders are urged to read the Merger Agreement in its entirety.

Effect of the Merger; Merger Consideration

     Subject to the terms and conditions of the Merger Agreement, at the Effective Time, the Merger Company shall be merged with and into the Company in accordance with the NYBCL, the separate corporate existence of the Merger Company shall cease, and the Company shall be the Surviving Corporation. From and after the Effective Time, without any other action, the Surviving Corporation shall (a) possess all of the rights, privileges, immunities, powers and purposes of each of the Company and the Merger Company, (b) own all of the property, real and personal, tangible and intangible, of each of the Company and the Merger Company, including the stock of the Company's wholly-owned subsidiary, DFSC, and (c) assume and be liable for all of the liabilities, obligations and penalties of each of the Company and the Merger Company in the same manner as if the Surviving Corporation had itself incurred them, all with the effect set forth in Section 906 of the NYBCL.

     Pursuant to the Merger, from and after the Effective Time: (a) the Certificate of Incorporation of the Surviving Corporation shall be restated in its entirety at the Effective Time to read substantially as set forth in Exhibit "A" to the Merger Agreement (together with such other technical revisions as are required by the NYBCL); (b) the by-laws of the Surviving Corporation shall be amended and restated in their entirety at the Effective Time to read as set forth in Exhibit "B" to the Merger Agreement; (c) the directors of the Merger Company immediately prior to the Effective Time shall become the directors of the Surviving Corporation, to serve for the term provided in the by-laws of the Surviving Corporation, and the Purchaser plans to add Martin Hoffman as a director of the Surviving Corporation promptly after the Effective Time, with such other directors as the sole shareholder of the Surviving Corporation shall elect at the Effective Time or at a any time thereafter; and (d) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, except that Joseph M. Dunn shall become the Chairman of the Board of the Surviving Corporation, with such additional officers and other changes as the Board of Directors of the Surviving Corporation shall determine from time to time.

     Subject to the terms, conditions and procedures set forth in the Merger Agreement, at the Effective Time of the Merger, each Share outstanding immediately prior to the Merger (other than Shares held by the Company as treasury stock and Shares as to which appraisal rights are properly perfected and not withdrawn) will, by virtue of the Merger, be converted into the right to receive $6.00 in cash, without interest. Except for such conversion rights, from and after the Effective Time all such Shares, by virtue of the Merger and without any action on the part of the holders, will no longer be outstanding and will be canceled and retired and will cease to exist. Each holder of a certificate formerly representing a Share will thereafter cease to have any rights with respect to such Share other than the right to receive the applicable consideration for such Share upon the surrender of the certificate or, if applicable, to require the Company to purchase such Shares for their "fair value" pursuant to Section 623 of the NYBCL. See "Appraisal Rights".

     At the Effective Time, (a) each Share held by the Company as treasury stock shall forthwith be canceled without payment of any consideration therefor and without any conversion thereof; (b) each share of common stock of the Merger Company then issued and outstanding shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation (accordingly, the Surviving Corporation shall become a wholly-owned subsidiary of the Purchaser as a result of the Merger); and (c) each Share (other than Shares as to which appraisal rights are properly perfected and not withdrawn pursuant to Section 623 of the NYBCL and treasury Shares shall be converted into the right to receive, and shall be exchangeable for, $6.00 in cash, without any interest thereon (the "Merger Price").

Payment for Shares

     The Merger Agreement provides that prior to the Closing Date, the Company will appoint a bank or trust company acceptable to Purchaser to act as the exchange agent (the "Exchange Agent") for the purpose of paying the Merger Price in exchange for certificates representing Shares converted into the right to receive the Merger Price (the "Exchanged Shares"). As soon as practicable after the Effective Time, the Exchange Agent shall send a notice and transmittal form reasonably satisfactory to Purchaser and the Company to each holder of any certificates theretofore representing Exchanged Shares. The notice and transmittal form shall advise the holders of Exchanged Shares of the procedure for surrendering to the Exchange Agent their certificates for payment of the Merger Price. On the Closing Date, prior to the Effective Time, Purchaser shall transmit to the Exchange Agent, by wire or other appropriate means, in immediately available funds, sufficient funds to pay the Merger Price for all Shares voted in favor of the Merger. As and when additional funds are required by the Exchange Agent for additional Shares tendered for payment in accordance with the Merger Agreement, the Exchange Agent shall notify Purchaser by facsimile, and Purchaser shall provide the funds, by wire or other appropriate means, in immediately available funds, within two business days after the receipt of such facsimile by Purchaser.

     The Exchange Agent shall hold such funds in trust and deliver such funds (in the form of checks of the Exchange Agent or wire transfers if feasible for any amounts in excess of $500,000) in accordance with the Merger Agreement and such additional terms as may be agreed upon by the Exchange Agent, the Company and Purchaser. Any portion of such funds which have not been paid to the shareholders of the Company within six months after the Effective Time shall promptly be paid over to the Surviving Corporation, and thereafter any shareholders who have not theretofore surrendered their stock certificates for payment of the Merger Price pursuant to the Merger Agreement shall look only to the Surviving Corporation for payment of the amount of cash to which they are entitled as a result of the Merger.

     Each holder of any certificates theretofore representing any Exchanged Shares which are converted into the right to receive the Merger Price, upon surrender to the Exchange Agent of such certificates for cancellation along with a duly executed and completed transmittal form, will be entitled to promptly receive a check of (or wire transfer, if applicable, from) the Exchange Agent representing cash in the amount equal to the Merger Price times the number of Exchanged Shares represented by such certificates, less any amount required to be withheld under applicable laws or regulations ("Backup Withholding"). No interest shall accrue or be paid on any portion of the Merger Price.

     If any payment of the Merger Price (or any portion thereof) is to be made to any person other than the person in whose name the certificate surrendered in exchange for the payment is registered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall (a) pay to the Exchange Agent any transfer or other taxes required by reason of such payment, or (b) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party to the Merger Agreement shall be liable to any person claiming the right to receive the Merger Price for any cash delivered to any public official or agency pursuant to any applicable abandoned property, escheat or similar law.

     In the event any certificate theretofore representing Exchanged Shares has been lost, stolen or destroyed, the Exchange Agent shall pay to the person claiming that such certificate has been lost, stolen or destroyed the cash into which the Shares theretofore represented by such certificate have been converted pursuant to the Merger Agreement (less any required Backup Withholding), upon receipt of (a) evidence of ownership of such certificate and (b) appropriate indemnification, in each case satisfactory to the Exchange Agent.

Transfer of Shares

     At the Effective Time, the stock transfer books of the Company as the Surviving Corporation shall be closed, and no transfer of Shares shall be made thereafter, except as required to be permitted by the provisions of the NYBCL.

Conditions to the Merger

     The respective obligations of each party to effect the Merger are subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:

               (a) Governmental Consents. Except for the filing of the Certificate of Merger in compliance with the NYBCL, all consents, authorizations, orders and approval of, and filings and registrations with, any federal or state governmental commission, board or other regulatory body that are required, if any, for the consummation by each party to the Merger Agreement of the transactions provided for in the Merger Agreement, shall have been obtained or made;

               (b) Shareholder Approval. The Merger Agreement and all other matters necessary to effectuate the transactions provided for therein, including the Merger, shall have been approved and adopted by the requisite vote of the shareholders, in accordance with the NYBCL and the Company's Certificate of Incorporation and by-laws; and

               (c) Prohibitions. No United States or state court or any domestic governmental or regulatory authority, agency, court, commission or other entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which prohibits consummation of the transactions contemplated by the Merger Agreement.

     The obligations of the Company to effect the Merger are subject to the fulfillment by Purchaser and the Merger Company, at or prior to the Effective Time, of each of the following conditions:

               (a)  Representations and Warranties.  The
representations and warranties set forth in Section 2.02 of the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time, as though made at and as of the Effective Time, except as otherwise contemplated in the Merger Agreement, and the Company shall have received a certificate in form and substance reasonably satisfactory to the Company, dated the Closing Date to that effect, and signed by the Chairman of the Board or Treasurer of Purchaser (the "Purchaser Closing Certificate"), neither of whom shall have any personal liability under any Purchaser Closing Certificate;

          (b)  Performance of Obligations.  Purchaser and the
Merger Company  shall have
performed in all material respects their obligations under the Merger Agreement required to be performed by them prior to the Effective Time, and the Company shall have received a Purchaser Closing Certificate to that effect;

          (c) Initial Funding. Purchaser shall have provided the Exchange Agent with the funds required pursuant to the Merger
Agreement to pay the Merger Price with respect to all Shares voted in favor of the Merger; and

          (d) Opinion of Purchaser's Counsel. At the Closing, the Company shall receive a signed opinion of Purchaser's counsel, dated the Closing Date and in the form of Exhibit "E" to the Merger Agreement.

     The obligations of Purchaser and the Merger Company to effect the Merger are be subject to the fulfillment by the Company, at or prior to the Effective Time, of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties set forth in Section 2.01 of the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time, as though made at and as of the Effective Time, except as otherwise contemplated in the Merger Agreement and Purchaser shall have received a certificate in form and substance reasonably satisfactory to the Purchaser to that effect, dated the Closing Date, and signed by the President, Executive Vice President and Senior Vice President of the Company (the "Company Closing Certificate"), none of whom shall have any personal liability under any Company Closing Certificate;

          (b) Performance of Obligations. The Company shall have performed in all material respects its obligations under the Merger Agreement required to be performed by it prior to the Effective Time, and the Purchaser shall have received a Company Closing Certificate to that effect;

          (c) Consents. The Company shall have obtained all consents, waivers and approvals of third parties required, if any, to avoid a default or violation of any contract, agreement or lease or any other adverse consequence to the Company by reason of the consummation of the Merger, but excluding such other consents, waivers and approvals, if any, the failure of which to obtain is not reasonably likely to have a material adverse effect, and excluding the consent of any landlord of the Company and the Company's lender, European American Bank ("the "Bank");

          (d) New Employment Agreements. Purchaser shall have received an Employment Agreement executed on the Closing Date by Martin Hoffman in the form of Exhibit "F" to the Merger Agreement, by Frank Buchsbaum in the form of Exhibit "G" to the Merger Agreement, and by Hitoshi Tanaka in the form of Exhibit "H" of the Merger Agreement;

          (e) Dissenting Shares. Holders of no more than ten percent (10%) of the Shares which are outstanding immediately prior to the Effective Time shall not vote such Shares for the Merger and shall deliver to the Company a written objection to the Merger in the manner and within the time provided in Section 623 of the NYBCL ("Dissenting Shares"). See "Appraisal Rights"; and

          (f)  Opinion of Company's Counsel.  At the Closing,
Purchaser shall receive a signed opinion of the Company's general counsel, dated the Closing Date and in the form of Exhibit "I" to the Merger Agreement.

Agreements and Covenants between the Company and Purchaser

  Operational Covenants

     Pursuant to the Merger Agreement, the Company has agreed that, except as expressly contemplated by the Merger Agreement or as disclosed in the disclosure schedule which is annexed to the Merger Agreement (the "Disclosure Schedule"), during the period from July 6, 1995 to the Effective Time, the businesses of the Company and its wholly-owned subsidiary DFSC (DFSC and the Company are collectively referred to as the "DI Companies") will be conducted only in the ordinary and usual course consistent with past practices (the "Ordinary Course"), and the DI Companies will use all reasonable efforts to maintain and preserve their business organizations, business prospects, employees and advantageous business relationships, and that, except as contemplated in the Merger Agreement or authorized in Section 2.01.29 of the Disclosure Schedule, neither DI Company will take any of the following actions or permit to occur any of the following events without the prior written consent of the Chairman of the Board of the Purchaser, which shall not be unreasonably withheld:

          (a) except to allow the Company to comply with its obligations under the Revolving Credit Agreement, dated as of November 1, 1993 (the "Loan Agreement) between the Company and the Bank, or in the Ordinary Course, pay, discharge or satisfy any material debt, liability or obligation (whether accrued, absolute, contingent or otherwise);

          (b) except in favor of the Bank or in the Ordinary
Course, permit or allow any material assets (whether tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge;

          (c) write off as uncollectible any notes or accounts receivable or write down the value of any inventory other than in immaterial amounts or in the Ordinary Course;

          (d) cancel or waive any claims or rights of value or sell, transfer, distribute or otherwise dispose of any material assets, except in the Ordinary Course;

          (e) dispose of or permit to lapse any rights in, to or for the use of any intellectual property or disclose to any person not an employee or otherwise dispose of any trade secret, process or know-how not heretofore a matter of public knowledge, except in the Ordinary Course or pursuant to judicial or administrative process;

          (f) grant any increase in the base compensation or other payment to any director, officer or employee whether now or hereafter payable or granted (other than increases in compensation in the Ordinary Course) or grant any severance or termination pay (other than severance pay in amounts consistent with the Company's established severance pay practices), or enter into or vary the terms of any employment agreement with any such person;

          (g) except as to amounts budgeted as of July 6, 1995, make any capital expenditure or commitment in excess in each case of $50,000 for additions to property, plant or equipment, or lease or agree to lease any assets which, if they had been purchased, would be reflected in the property, plant or equipment accounts of the Company and for which total rental payments would exceed
$50,000;

          (h) make any change in any method of accounting or keeping its books of account or accounting practices other than as disclosed in the Company's (a) Annual Report on Form 10-KSB for the year ended August 31, 1994, (b) Annual Reports on Form 10-KSB or Form 10-K for the years ended August 31, 1993 and 1992, (c) Quarterly Reports on Form 10-QSB for the quarters ended November 30, 1994 and February 28, 1995, (d) proxy statements relating to all of the Company's annual meetings of shareholders since August 31, 1992, and (e) other reports, registration statements and other documents filed by the Company with the Securities and Exchange Commission ("Commission") since August 31, 1992, in each case as filed with the Commission (collectively, together with any other reports, registration statements or other documents filed by the Company with the Commission prior to the Closing and provided to Purchaser, "SEC Filings");

          (i) enter into or modify any material agreement outside the Ordinary Course;

          (j) authorize for issuance, issue, deliver or sell any debt or equity securities or any options, warrants or other rights to purchase any of the foregoing or any instruments or contracts convertible into or exchangeable for any securities, or alter the terms of any outstanding securities issued by it or, other than in the Ordinary Course, increase its indebtedness for borrowed money;

          (k) declare, pay or set aside for payment any dividend or other distribution (whether in cash, stock, property or otherwise) in respect of any of the Company's common stock, or redeem, purchase or otherwise acquire any such common stock;

          (l) amend its Certificate of Incorporation or by-laws or the Certificate of Incorporation or by-laws of DFSC; and

          (m) enter into, amend or modify any collective bargaining agreement, employment agreement, employee benefit plan, severance agreement, phantom stock, deferred compensation or similar agreement, arrangement or plan.

  Termination Fees

     The Merger Agreement provides that in the event that the Merger is not consummated and Purchaser is not in material breach of any representation or warranty contained in Section 2.02 of the Merger Agreement or any covenant contained in Article 1 or 3 of the Merger Agreement and one or more of the events set forth below occurs on or prior to the date of termination of the Merger Agreement or within six (6) months thereafter, the Company shall pay to Purchaser the sum of $180,000 (in the case of the events set forth in clause (a) of this paragraph) or $360,000 (in the case of the events set forth in clauses (b) - (g) of this paragraph), less any amount that previously may have been paid by the Company pursuant to clause (a) of this paragraph:

          (a) either (1) the shareholders shall not have approved the Merger at the Special Meeting, although the parties to the S/O Agreement shall have voted for the Merger all of the

Shares therein agreed to be voted for the Merger, or (2) more than ten percent (10%) of the Shares issued and outstanding at the time of the Special Meeting shall be Dissenting Shares, or (3) a material adverse change of the kind contemplated by Subsection 4.03.03 of the Merger Agreement shall have occurred but there shall be no material breach of any of the representations or warranties of the Company contained in Section 2.01 of the Merger Agreement;

          (b) there is a material breach by the Company of (1) any representation or warranty contained in Section 2.01 of the Merger Agreement or (2) any covenant contained in Article 1 or 3 of the Merger Agreement;

          (c) the parties to the S/O Agreement shall not have voted for the Merger all of the Shares therein agreed to be voted for the Merger;

          (d) the Company or its Board withdraws, modifies or amends in any respect adverse to Purchaser its recommendation of the Merger prior to or during the Special Meeting;

          (e) the Company enters into a Business Combination;

          (f) the Company enters into one or more agreements or plans which, individually or in the aggregate, would result in the sale or other disposition of more than 50% of its total assets or earning power; or

          (g) the directors or shareholders of the Company resolve to take any action that would result in any of the foregoing or the Company publicly announces any such action.

     In no event will the aggregate amount payable by the Company to Purchaser pursuant to the above paragraph exceed $360,000. If any amount becomes payable to Purchaser pursuant to clause (a),
(b), (c) or (d) of the preceding paragraph, it shall be payable immediately upon termination of the Merger Agreement. If any amount (or if any additional amount) becomes payable to Purchaser pursuant to clause (e) through (g) of the preceding paragraph, it shall be payable at the time of the event mentioned in such clause. If any such amount is not paid when it becomes due, it shall thereafter bear interest at the rate of twelve percent (12%) per annum until it is paid, and Purchaser shall be entitled to recover all costs and expenses, including reasonable attorneys' fees and disbursements, incurred in connection with the collection thereof. The Company shall make any such payment as compensation and liquidated damages for the loss suffered by Purchaser as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining actual damages in that circumstance, and such payment shall be the sole and exclusive remedy of Purchaser against the Company and any of its shareholders, directors, officers, employees, agents, advisors, affiliates or representatives, regardless of the circumstances giving rise to such payment. If Purchaser files an action or arbitration proceeding against the Company to recover any such amount and Purchaser fails to prevail, it shall pay all costs and expenses, including reasonable attorneys' fees, incurred by the Company in connection therewith. The rights, remedies and obligations set forth in this paragraph shall survive termination of the Merger Agreement. Notwithstanding the foregoing provisions of this paragraph, no termination fee shall be payable to Purchaser if a court injunction or other court action prevents the Merger from being consummated.

     The Merger Agreement also provides that in the event that (a) the Merger is not consummated, (b) the Company is not in material breach of any representation or warranty contained in Section 2.01 or any covenant contained in Article 1 or 3 of the Merger
Agreement, (c) no shareholder who signed the S/O Agreement is in material breach of any provision thereof, and (d) Purchaser is in material breach of any representation or warranty contained in
Section 2.02 or covenant contained in Article 1 or 3 or the Merger Agreement, Purchaser shall pay to the Company the sum of $360,000 immediately upon termination of the Merger Agreement. If such amount is not paid when it becomes due, it shall thereafter bear interest at the rate of twelve percent (12%) per annum until paid, and the Company shall be entitled to recover all costs and expenses, including reasonable attorneys' fees and disbursements, incurred in connection with the collection thereof. Purchaser shall make any such payment as compensation and liquidated damages for the loss suffered by the Company as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining actual damages in that circumstance, and such payment shall be the sole and exclusive remedy of the Company against Purchaser and any of its shareholders, directors, officers, employees, agents, advisors, affiliates or representatives, regardless of the circumstances giving rise to such payment. If the Company files an action or arbitration proceeding against Purchaser to recover the amount payable under this paragraph and the Company fails to prevail, the Company shall pay all costs and expenses, including reasonable attorneys' fees, incurred by Purchaser in connection therewith. The rights, remedies and obligations set forth in this paragraph shall survive termination of the Merger Agreement. Notwithstanding the foregoing provisions of this paragraph, no termination fee shall be payable to the Company if a court injunction or other court action prevents the Merger from being consummated.

     Simultaneously with the execution of the Merger Agreement, Purchaser deposited $360,000 with Harris Trust Savings Bank, as escrow agent, to secure the possible payment by it of the Termination Fee as discussed in the preceding paragraph.

  No Solicitation

     Neither the Company nor any of its officers, directors, Individual Parties who sign the S/O Agreement, employees, representatives, agents or affiliates, shall, except as the Company's Board determines in good faith, after consultation with legal counsel, that it has an obligation to do otherwise in order to comply with New York law: (a) directly or indirectly, encourage, solicit, initiate contact with or participate in any way in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of the Company to, or otherwise assist or facilitate any other person (other than Purchaser or any affiliate of Purchaser) concerning any Business Combination, or (b) enter into any understanding, agreement or arrangement with any third party providing for a Business Combination. The Company has agreed to promptly notify Purchaser if any such information is requested from it or any such negotiations or discussions are sought to be initiated with the Company and shall promptly provide Purchaser with such information with respect thereto as Purchaser may request. Notwithstanding anything in the foregoing to the contrary, this provision of the Merger Agreement will not prohibit any disclosure by the Company that is required in any regulatory filing, including this Proxy Statement, or otherwise required under applicable law. Nothing shall restrict the Company from responding to a non-solicited communication that it believes to be a bona fide proposal for a Business Combination.

     See "Agreements and Covenants between the Company and Purchaser - Termination Fees" above for a description of the circumstances in which the Company may be required to pay liquidated damages to the Purchaser.

  Regulatory Matters

     Pursuant to the Merger Agreement, the Purchaser has represented that, other than the filing of the

Certificate of Merger in compliance
with the NYBCL, no notice or report to, filing with, or authorization, consent or approval of, any public body or authority is necessary for the execution, delivery and performance by either the Purchaser or the Merger Company of the Merger Agreement. The Purchaser further represented that no notification is required under the Hart-Scott-Rodino Antitrust Improvement Act. Purchaser and the Company will use their reasonable best efforts to
(a) obtain any consent, authorization, order or approval of any governmental or regulatory body, (b) have declared effective or approved all documents and notifications with the Commission and other governmental regulatory bodies, including the NASD with respect to NASDAQ, and (c) cause any United States or state court or other governmental or regulatory body to lift, withdraw or otherwise cause to cease to have effect any non-final, appealable judgment, decree or other order which is in effect and prohibits consummation of the transactions contemplated by the Merger Agreement that, in the case of (a), (b) or (c) above, are or they deem necessary or appropriate for the consummation of the Merger and the transactions provided therein; and each of the Company and Purchaser shall give the other all information reasonably requested by such other party pertaining to it and its affiliates reasonably necessary to enable such other party to take such actions.

  Other Agreements

     The Merger Agreement contains certain other agreements including: (i) the Company, Purchaser and the Merger Company shall, subject to the terms and conditions of the Merger Agreement, use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger, including using their reasonable best efforts to satisfy the conditions of the Merger Agreement; (ii) the Company and Purchaser will use their reasonable best efforts to obtain consents of all third parties and governmental bodies necessary or, in the opinion of Purchaser, desirable for the consummation of the transactions contemplated by the Merger Agreement; and (iii) the respective obligations of the parties to, (a) prepare and file the Proxy Statement, and (b) call and hold the Special Meeting, (c) operate the Company's business in the Ordinary Course prior to the Merger, (d) make news releases or other public announcements with respect to the Merger only with the consent of the other parties thereto.

Termination and Amendment

  Amendment

     The Company, Purchaser and the Merger Company have agreed that at any time prior to the Effective Time, the Merger Agreement may be amended, modified or supplemented only by written agreement of the Company, Purchaser and the Merger Company duly authorized by their respective Boards of Directors at any time prior to the Effective Time; provided however, that, after the shareholders of the Company shall have approved and adopted the Merger Agreement, no such amendment, modification or supplement shall change the amount or the form of the Merger Price to be delivered to the shareholders as contemplated by the Merger Agreement or materially adversely affect the rights of the shareholders without their consent or approval.

  Termination

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders:

     (a)  by mutual consent of the Company and Purchaser;

     (b) by Purchaser, upon written notice received by the Company prior to the date the Proxy Statement is mailed to the shareholders of the Company (the "Mailing Date"), to the effect that Purchaser is terminating the Merger Agreement because of materially adverse information discovered during its due diligence;

     (c) by either the Company or Purchaser, upon written notice to the other, if the Merger has not taken place by December 31, 1995;

     (d) by either the Company or Purchaser, upon written notice to the other, if the shareholders fail to approve the Merger at the Special Meeting;

     (e) by Purchaser, upon written notice to the Company, if more than ten percent (10%) of the Shares issued and outstanding at the time of the Special Meeting are Dissenting Shares;

     (f) by either Purchaser or the Company, upon written notice to the other, if the Company or its Board withdraws, modifies or amends, in any respect that is adverse to Purchaser, its recommendation of the Merger, so long as, in the case of termination by the Company, it shall have proffered to Purchaser, immediately prior to such termination, the amount owing by the Company as Termination Fees pursuant to the Merger Agreement; or

     (g) by either the Company or Purchaser, upon written notice to the other, if the Company enters into a letter of intent, agreement in principle or other agreement with any person (other than Purchaser or its affiliates) relating to a Business Combination, so long as, in the case of the termination by the Company, it shall have proffered to Purchaser, immediately prior to such termination, the amount owing by the Company as Termination Fees pursuant to the Merger Agreement.

     In the event of the termination of the Merger Agreement pursuant to (a) through (g) above, the Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, Merger Company or the Company or their respective officers, directors, employees, shareholders, agents, advisors, affiliates or representatives under the Merger Agreement, except for Termination Fees payable pursuant to the Merger Agreement.

                           THE PURCHASE OPTIONS

     The following description of the option provisions of the S/O Agreement is summary in nature, and is qualified in its entirety by reference to the S/O Agreement which is attached as Appendix "C" to this Proxy Statement and is incorporated herein by reference. All shareholders are urged to read the S/O Agreement in its entirety.

General

     Pursuant to the S/O Agreement, Purchaser has been granted two separate options, each for 250,000 Shares. The Individual Parties have granted to Purchaser an irrevocable right to purchase (the "IP Option") a total of 250,000 Shares (the "IP Option Shares") at a purchase price of $6.00 per Share, with each Individual Party granting the IP Option on the number of his or her Shares set forth opposite his or her name in column three of Exhibit "A" to the S/O Agreement. The Company has granted to Purchaser an irrevocable right to purchase (the "DI Option") a total of 250,000 Shares (the "DI Option Shares") at the Merger Price. Collectively the IP Options and the DI Options are referred to as the "Purchase Options"; the IP Option Shares and the DI Option Shares are referred to as the "Option Shares"; and the Company, the Individual Parties and their direct and indirect permitted transferees who or which acquire any IP Option Shares are referred to as the "Grantors" .

Exercise of Purchase Options

     Purchaser may exercise the Purchase Options, in whole but not in part, if any of the following events shall have occurred within six months after the date on which the Merger Agreement shall have been terminated pursuant to the Merger Agreement (the "Termination Date"):

     (a) a bona fide tender or exchange offer for 50% or more of the then outstanding shares of the Company's common stock has been made or has been publicly proposed to be made by another person;

     (b) it has been publicly disclosed or Purchaser has learned that any third party has purchased or otherwise acquired more than 50% of any class or series of capital stock of the Company, or has been granted any option or right, conditional or otherwise, to acquire more than 50% of any class or series of the Company's capital stock; or

     (c) it has been publicly disclosed or Purchaser has learned that any third party has made (i) a bona fide proposal to the Company or the Company's shareholders to acquire more than 50% of any class or series of the Company's capital stock, or (ii) a bona fide written proposal with respect to a Competing Transaction;

provided, however, that if an event described in clause (a), (b) or
(c) above has occurred within six months after the Termination Date but the transaction referred to therein is not closed within six months after the Termination Date, Purchaser's right to exercise the Purchase Options shall be conditioned upon the transaction described therein being closed. The Grantors agree to notify Purchaser in writing of any event described in clause (a), (b) or
(c) above, as soon as practicable after the occurrence of such event and of the date on which the transaction described in such clause is scheduled to be closed as soon as practicable after the scheduling thereof. At any time that Purchaser wishes to exercise the Purchase Options, Purchaser shall send to the Company's office a written notice (the date on which such notice is sent is referred to as the "Notice Date") to the Grantors specifying (A) that it intends to purchase the Option Shares and (B) a place and date not earlier than three business days nor later than 20 business days after the Notice Date for the closing (the "Option Closing") of such purchase (the "Option

Closing Date").  The Option Closing
shall be held on the Option Closing Date unless, on such date, the following conditions are not satisfied, in which event the Option
Closing shall be held as soon as practicable following the satisfaction of such conditions.

Conditions to Delivery of Option Shares

     The obligation of the Grantors to deliver the Option Shares on exercise of the Purchase Options is subject to the conditions that:

     (a) no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Option Shares shall be in effect (each of the Grantors has severally agreed not to seek any such injunction or order);

     (b) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act shall have expired or been terminated;
and

     (c) Purchaser and Merger Company shall not be in material breach of (or shall not have materially breached) any of their representations or warranties contained in Article 2, or any of their covenants contained in Article 3, of the Merger Agreement;

provided, however, that if the event giving rise to the right of Purchaser to exercise the Purchase Options is a proposal described in paragraph (a), (b) or (c) above under the preceding caption "Exercise of Purchase Options", then the Option Closing shall be conditioned upon the transaction contemplated by that proposal being consummated, as such proposal may be modified from time to time, and the Option Closing shall be held immediately prior to the consummation of such transaction, even though that may occur more than six months after the Termination Date.

Expiration of Purchase Options

     The Purchase Options expire at the earliest of (a) the Effective Time, (b) the mutual consent of the Grantors and Purchaser, or (c) six months after the Termination Date; provided, however, that if a proposal described in "Exercise of Purchase Option" above is publicly disclosed within six months after the Termination Date (or if Purchaser receives a written notice from any Grantor of any such proposal within six months after the Termination Date) and the Notice Date is within 30 days after such public disclosure or written notice: (1) the Option Closing shall be conditioned upon the transaction contemplated by that proposal being consummated, as such proposal may be modified from time to time; and (2) the Option Closing shall be held immediately prior to the consummation of such transaction, even though that may occur more than six months after the Termination Date.

Right to Put DI Option

     If Purchaser exercises the Purchase Options and the event giving rise to the right of Purchaser to exercise the Purchase Options is a proposal described in paragraph (a), (b) or (c) under the above caption entitled "Exercise of Purchase Options", Purchaser may, at any time prior to the closing of the transaction contemplated by that proposal, elect in a written notice to the Company to put the DI Option to the Company immediately prior to the closing of such transaction, contingent upon such transaction being closed, for a price payable to Purchaser in cash equal to the product of (a) the number of DI Option Shares times (b) the excess of the Competing

Transaction Price over the Purchase Price. As used herein, "Competing Transaction Price" means the amount of cash and the fair market value of all other consideration per Share to be received by the shareholders at or as a result of the closing of the Competing Transaction.


                            OWNERSHIP OF SHARES

5% Shareholders

     The following table sets forth, except as stated in the notes hereto, Shares beneficially owned by beneficial owners of more than 5% of the Shares as of July 24, 1995:

Name and Address of        Amount and Nature of        Percent of
  Beneficial Owner:        Beneficial Ownership          Class

Sol Schwartz(1)(3)(4)                 234,934             8.2%
143 Hewlett Neck Rd.
Woodmere, NY 11598

Joseph Rubenfeld(2)(3)                316,779            11.0%
3324 SW 57th Place
Ft. Lauderdale, FL 33312

Heartland Advisors, Inc.              319,500            11.1%
790 N. Milwaukee Street
Milwaukee, WI 53202

Sol and Gertrude Schwartz Unitrust -  218,000             7.6%
Stephen D. Solender Trustee -
UJA Federation (4)
130 East 59th Stret
Room 737
New York, NY 10022
_________
(1) Includes 13,765 Shares owned of record by his wife.
(2) Includes 117,714 Shares owned of record by his wife and 17,200 owned with his wife as joint tenants.
(3) Amount of Shares excludes options owned which will be canceled in exchange for cash payments. See "The Merger - Interest of Certain Persons in the Merger"
(4) A charitable irrevocable unitrust was created June 30, 1995 and includes 218,000 Shares transferred from Sol Schwartz. The 218,000 Shares are not included in the Shares set forth above for Sol Schwartz as neither Sol Schwartz nor Gertrude Schwartz has the power to vote, or to direct the voting of, or the power to dispose or to direct the disposition of such Shares. Gertrude Schwartz is Sol Schwartz's wife.

Shares Owned by Management

     The following table sets forth Shares beneficially owned by management as July 24, 1995:


                                              Amount and Nature of
Percent of
Name and Address           Office               Beneficial Ownership
Class
Martin Hoffman(5)          President and Director        81,000
2.8%
c/o the Company
2101 Jericho Turnpike
New Hyde Park, NY 11042

Dr. Frank Buchsbaum(1)(5)  Executive Vice President      60,622
2.1%
c/o the Company            and Director
2101 Jericho Turnpike
New Hyde Park, NY 11042

Sol Schwartz(2)(5)(6)      Director                      234,934
8.2%
143 Hewlett Neck Rd.
Woodmere, NY 11598

Joseph Rubenfeld(3)(5)     Director                      316,779
11.0%
3324 SW 57th Place
Ft. Lauderdale, FL 33312

Dr. Hitoshi Tanaka(4)(5)   Senior Vice President          62,212
2.2%
c/o the Company
2101 Jericho Turnpike
New Hyde Park, NY 11042
___________________
(1) Excludes 45,900 Shares owned of record by his wife.
(2) Includes 13,765 Shares owned of record by his wife.
(3) Includes 117,714 Shares owned of record by his wife and 17,200 owned of record with his wife as joint tenants.
(4) Includes 1,000 Shares owned of record by his wife.
(5) Amount of Shares excludes options owned which will be canceled in exchange for cash payments. See "The Merger - Interest of
Certain Persons in the Merger"
(6) See note (4) in the above table relating to 5% shareholders.

     All executive officers and directors as a group (5 persons) are the beneficial owners of 755,547 Shares as of the date of this Proxy
Statement which represents 26.3% of the outstanding Shares of the Company.

     Since May 30, 1995, the directors transferred a total of 41,724 Shares to their adult children and 328,023 Shares to various charities including irrevocable trusts pursuant to which the directors are entitled to income, however such directors do not have the power to vote, or to direct the voting of, or the power to dispose or to direct the disposition of such Shares.
The Shares transferred are excluded from the ownership of Shares by management. See also note (4) in the above table relating to 5% shareholders.

                             APPRAISAL RIGHTS

     The rights of shareholders who dissent in connection with the Merger are governed by specific legal provisions contained in
Section 623 of the NYBCL, the text of which is attached as Appendix "B" hereto. The description of appraisal rights contained in this Proxy Statement is qualified in its entirety by reference to that Section of the NYBCL.

     If the Merger is consummated, shareholders who have fully complied with the provisions of Section 623 of the NYBCL ("Dissenting Holders") have the right to require the Company, as the Surviving Corporation, to pay them the fair value of their Shares. Any Shares which are outstanding immediately prior to the Effective Time and which are held by shareholders who (a) have not voted such Shares in favor of the Merger and (b) have delivered to the Company a written objection to the Merger in the manner and within the time provided for in Section 623 of the NYBCL will not be converted into the right to receive, and will not be exchangeable for, the Merger Price, but instead the holders thereof will be entitled to payment of the fair value of their Dissenting Shares in accordance with Section 623 of the NYBCL. If, however,
(1) any holder of Dissenting Shares shall subsequently deliver a written withdrawal of such holder's demand for the payment of the fair value of his Dissenting Shares (with the written approval of the Surviving Corporation if such withdrawal is not received by the Surviving Corporation within 60 days after the Effective Time) at any time prior to his acceptance in writing of an offer made by the Surviving Corporation pursuant to paragraph (g) of such Section 623, or (2) if any holder fails to establish such holder's entitlement to appraisal rights as provided in such Section 623, or
(3) if neither any holder of Dissenting Shares nor the Company, as the Surviving Corporation, has instituted a special proceeding to determine the rights of the holders of Dissenting Shares and to fix the fair value of Dissenting Shares within the periods provided in such Section 623, such holder or holders shall forfeit the right to appraisal of such Shares and such Shares shall thereupon be deemed to have been converted into the right to receive the Merger Price, as of the Effective Time, without interest.

FAILURE TO TAKE ANY STEPS REQUIRED BY SECTION 623 OF THE NYBCL WILL RESULT IN A TERMINATION OR WAIVER OF THE RIGHTS OF THE SHAREHOLDER UNDER SECTION 623 OF THE NYBCL.

     The required steps are summarized below:

          1.  A shareholder intending to enforce his right under
Section 623 shall file with the Company, before the taking of the vote on the Merger, a written objection to the Merger. A proxy or vote against adoption of the Merger does not constitute such a demand. A shareholder electing to take such action must do so by a separate written demand that shall include a notice of the shareholder's election to dissent, name and residence address, the number of shares as to which he dissents and a demand for payment of the fair value of his shares if the Merger is approved by the shareholders.

          2. Any shareholder who voted for or consented in writing to the Merger Agreement is deemed to have elected not to enforce his right to receive payment of the fair value of his Shares.

          3. Only a holder of record of Shares is entitled to assert appraisal rights for the Shares registered in that holder's name. The demand should be executed by or for the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all owners. An authorized agent, including one or two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner or owners.

          A record holder, such as a broker, who holds Shares as nominee for the beneficial owners may exercise the holder's right of appraisal with respect to the Shares held for all or less than all of such beneficial owners. In such case, the written demand should set forth the number of Shares covered by it. Where no number of Shares is expressly mentioned, the demand will be presumed to cover all Shares standing in the name of the record owner.

          4. A shareholder may not dissent as to less than all of the Shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the Shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

          5. Within 10 days after the date on which the shareholders' vote authorizing the Merger was taken, the Company is required to send notice as to the authorization of the Merger to each Dissenting Holder who satisfied the foregoing conditions.

          6. At the time of filing the notice of election to dissent or within one month thereafter the Dissenting Holder shall submit the certificates representing his Dissenting Shares to the Company, or the Company's transfer agent, which shall forthwith note conspicuously thereon that a notice of election to dissent has been filed. Any Dissenting Holder who fails to submit his certificates for such notation shall, at the option of the Company exercised by written notice to him within 45 days from the date of filing of such notice of election to dissent, lose his dissenter's rights under Section 623 of the NYBCL,unless a court, for good cause shown, shall otherwise direct.

          7. Within 15 days after the Effective Time, the Surviving Corporation shall make a written offer (the "Offer") by registered mail to each Dissenting Holder to pay for his Dissenting Shares at the Merger Price. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of Dissenting Holders, in addition to: (a) an advance payment to each Dissenting Holder who has submitted the certificates representing his Dissenting Shares to the Company, the Company's transfer agent or the Surviving Corporation if appropriate, as provided in paragraph 6 above and paragraph (f) of
Section 623 of the NYBCL, of an amount equal to 80% of such offer (or $4.80 per share); or (b) as to each Dissenting Holder who has not yet submitted his certificates, a statement that an advance payment to him of an amount equal to 80% of the amount of such offer shall be made to him by the Surviving Corporation promptly upon the submission of his certificates, as provided in paragraph
6 above and paragraph (f) of Section 623 of the NYBCL.

          8. Every such payment or statement as to an advance payment as provided in paragraph 7 above shall include advice to the Dissenting Holder involved to the effect that acceptance of such payment does not constitute a waiver of any dissenters's rights, as required by paragraph (g) of such Section 623.

          9. If, within 30 days after making of the Offer, the Surviving Corporation and the Dissenting Holder agree upon the price to be paid for his Shares, payment therefor shall be made within 60 days after the making of such offer or the consummation of the Merger, whichever is later, upon the surrender of the certificates for any such Shares.

          10. If the Dissenting Holder and the Surviving Corporation do not agree upon the Offer within 30 days, the Surviving Corporation shall within 20 days institute a special proceeding in the supreme court in the judicial district in which the office of the Surviving Corporation is located to determine the rights of the Dissenting Holder and to fix the fair value of their Dissenting Shares. If the Surviving Corporation fails to institute such proceeding within such period of 20 days, any Dissenting Holder may institute such proceeding for the same purpose not later than 30 days after the expiration of such 20 day period. If such proceeding is not instituted within such 30 day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

     Any demands, notices, certificates or other documents required to be delivered to the Company or the Surviving Corporation may be sent to the Office of the Secretary, 2101 Jericho Turnpike, Box
5416, New Hyde Park, New York 11042-5416.

                    RESTRICTIONS ON TRANSFER OF SHARES

          The Company is not aware of any restriction on the transfer of any of its Shares except restrictions that may be imposed upon shareholders who are deemed to be "affiliates" of the Company as that term is defined in Rule 144 adopted by the SEC under the Securities Act of 1933, as amended (the "Act"), and/or those who received Shares in private transactions exempt from the registration requirements of the Act, pursuant to Section 4(2) of the Securities Act. Those shareholders who believe there is some such restriction affecting their Shares should consult with their own legal counsel as to the nature and extent of any appraisal rights they may have.

                           FINANCING THE MERGER

     Pursuant to the Merger Agreement, Purchaser has covenanted (and will maintain at all times until the Closing or termination of the Merger Agreement) that it will have a net worth of at least $360,000; it has deposited that amount in cash in an escrow account at Harris Trust and Savings Bank pursuant to an Escrow Agreement among Purchaser, the Company and Harris Trust dated July 6, 1995. Purchaser has also provided the Company with a binding commitment from DD&D to provide up to $20,000,000 to pay all costs and expenses required to consummate the transactions contemplated by the Merger Agreement, including the payment of the Merger Price for all of the Shares, contingent only upon the Closing occurring, if other financing is not available to Purchaser by the Closing Date. Purchaser has agreed that upon consummation of the Merger and the completion of all financing obtained by the Purchaser in connection with the transactions contemplated by the Merger Agreement, the Company will have a minimum shareholder's equity of at least $2,000,000, on a consolidated basis, determined in accordance with generally accepted accounting principal consistently applied, disregarding any goodwill or other intangible assets that may arise in connection with the transactions contemplated by the Merger Agreement.

                    MARKET PRICE FOR SHARES; DIVIDENDS

     The Shares have been principally traded under the NASDAQ / National Market System ("NMS") under the symbol DSGT since June 29, 1994. Prior thereto, the Company's common stock was traded on the American Stock Exchange. The following table sets forth the high and low sales prices for the Company's common stock as reported for the calendar periods indicated.


                                                           Company
Shares
Fiscal Period ended August 31                High               Low

1993
     1st Quarter                        1 3/4                    1 5/16
     2nd Quarter                        3 15/16                  1 1/2
     3rd Quarter                        3 7/16                   2 9/16
     4th Quarter                        4 7/8                    2 15/16

1994
     1st Quarter                        5 1/2                    3 11/16
     2nd Quarter                        4 3/4                    3 1/2
     3rd Quarter                        4 7/8                    3 13/16
     4th Quarter                        5                        4 1/8

1995
     1st Quarter                        4 7/8                    4 1/8
     2nd Quarter                        4 7/8                    4 3/8
     3rd Quarter                        5                        4 1/2
     4th Quarter (through
     July 26, 1995)                     6 1/8                    4 1/2

     On June 2, 1995, the last trading day before the public announcement by the Company that it had entered into the Letter of Intent, the high and low sales prices for the Shares on NASDAQ /
NMS were 5 1/4 and 4 1/2 respectively.

     On July 6, 1995, the last trading day before the public announcement by the Company that it had entered into the Merger
Agreement, the high and low sales prices for the Shares on NASDAQ
/ NMS were 5 3/4 and 5 1/4 respectively.

     On July 26, 1995, the high and low sales prices for the Shares on NASDAQ / NMS were 5 1/2 and 5 3/8 respectively.

     Shareholders are advised to obtain current market quotations for the Shares.

     The approximated number of record holders of the Shares as of July 24, 1995 was 707.

     The terms of the Merger Agreement limit the Company's ability to pay dividends and the Company's Revolving Credit Agreement with the Bank dated as of November 9, 1993 which terminates on November 8,

1996 (or November 8, 1997 if extended by the Company) prohibits the declaration or payment of any cash dividends on the Company's common stock. The Company has not paid any cash dividend since its incorporation.

        MANAGEMENTS DISCUSSION AND ANALYSIS AND SEGMENT INFORMATION

     Reference is made to Item 6 of the Form 10-KSB for the fiscal year ended August 31, 1994, Exhibit "1" and Managements Discussion and Analysis of the financial condition and the results of operations contained in the Form 10-QSB for the quarterly period ended May 31, 1995. Reference is also made to Note (j) to the financial statements contained in the Form 10-KSB for the fiscal year ended August 31, 1994, which is attached hereto as Exhibit "1", for segment information applicable to the Company.

                                 EXPENSES

     The Company, Purchaser and the Merger Company have agreed that each party shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the Merger Agreement and the transactions contemplated thereby, including the fees and expenses of their own financial consultants, accountants and counsel.

                           INDEPENDENT AUDITORS

     Representatives of Cornick, Garber & Sandler, LLP, the Company's independent auditors are expected to be present at the Special Meeting with the opportunity to make a statement if they desire to do so, and shall be available to respond to appropriate questions.

          PROCEDURE FOR SUBMISSION OF 1995 SHAREHOLDER PROPOSALS

     If the Merger is not consummated, the Company intends to hold a 1995 Annual Meeting of shareholders. Any shareholder wishing to include proposals in the proxy materials for such meeting must meet the requirements of the rules of the Commission relating to shareholders' proposals. Such proposals must be received by the Secretary of the Company in writing at the principal executive offices of the Company prior to September 30, 1995.

                               OTHER MATTERS

     So far as the board of directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, it is intended that the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements and other information can be obtained, at prescribed rates, from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the public reference facilities referred to above and at the Regional Offices of the Commission as follows: the New York Regional Office, 7 World Trade Center, New York, New York 10048; and the Chicago Regional Office, Suite 1400, 500 West Madison Avenue, Chicago, Illinois 60661.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated in this Proxy Statement by reference:

     1. the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1994;

     2.   the Company's Proxy Statement dated December 5, 1994;

     3. the Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 1994;

     4. the Company's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1995;

     5. the Company's Quarterly Report on Form 10-QSB for the quarter ended May 31, 1995; and

     6.   the Company's Current Reports on Form 8-K dated June 5,
1995.

     The Company is delivering, without charge and without exhibits thereto, to each shareholder receiving a copy of this Proxy Statement, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1994, the Company's Proxy Statement dated December 5, 1994 and the Company's Quarterly Report on Form 10-QSB for the quarter ended May 31, 1995 which are annexed hereto as Exhibits "1", "2" and "3" respectively.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents.

     This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Copies of such documents relating to the Company, other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein, are available without charge, upon written or oral request, from the Secretary of the Company, 2101 Jericho Turnpike, Box 5416, New Hyde Park, New York 11042-5416, telephone
(516) 328-3300. In order to ensure timely delivery of such documents, any request should be made seven days before the date of the Special Meeting.

                       INDEX TO FINANCIAL STATEMENTS
                              OF THE COMPANY

                                                           Page

CONSOLIDATED FINANCIAL STATEMENTS (AUDITED)

Independent Auditors' Report                                 F-1

      Balance Sheet as at August 31, 1994                    F-2

      Statements of Operations for each of the Two
        Years in the Period Ended August 31, 1994            F-3

      Statements of Changes in Shareholders' Equity for
        each of the Two Years in the Period Ended
        August 31, 1994                                      F-4

      Statements of Cash Flows for each of the Two Years
        in the Period Ended August 31, 1994                F-5, F-6

      Notes to Financial Statements                     F-7 to F-19

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

      Balance Sheets as of May 31, 1995 and
        August 31, 1994                                      F-20

      Statements of Operations for the Third
        Quarter and Nine Months ended
        May 31, 1995 and 1994                                F-21

      Statements of Cash Flows for the Nine
        Months ended May 31, 1995 and 1994                   F-22

      Notes to Financial Statements                          F-23

                       INDEPENDENT AUDITORS' REPORT


Board of Directors and Shareholders
Designatronics Incorporated
New Hyde Park, New York


      We have audited the accompanying consolidated balance sheet of DESIGNATRONICS INCORPORATED AND SUBSIDIARIES as at August 31, 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Designatronics Incorporated and Subsidiaries as at August 31, 1994 and the results of their operations and their cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles.




                                        /s/Cornick, Garber & Sandler, LLP
                                        CERTIFIED PUBLIC ACCOUNTANTS

Uniondale, New York
October 21, 1994

                        DESIGNATRONICS INCORPORATED
                             AND SUBSIDIARIES

                        CONSOLIDATED BALANCE SHEET

                           AS AT AUGUST 31, 1994

<CAPTION
                                 ASSETS
Current assets:
      Cash                                                    $  265,618
      Accounts receivable, less $65,000
        allowance for doubtful accounts                        3,294,710
      Inventories (Notes A and C)                              8,209,236
      Prepaid expenses                                           260,540
      Deferred income taxes (Note F)                             789,400

             Total current assets                             12,819,504

Property, plant and equipment, less accumulated
      depreciation (Notes A and D)                             1,505,743

Other assets                                                     323,678

             T O T A L                                       $14,648,925
                                LIABILITIES
Current liabilities:
      Accounts payable                                        $  715,188
      Accrued salaries and wages                                 476,461
      Accrued expenses and other current liabilities           1,097,785
      Accrued severance costs (Note B)                           422,081
      Income taxes payable (Note F)                              284,371

             Total current liabilities                         2,995,886

Deferred income taxes (Note F)                                    82,100

Other liabilities                                                 13,572

             Total liabilities                                 3,091,558

Commitments and contingencies (Notes E, G, H, I and K)

                          SHAREHOLDERS' EQUITY
                                (NOTE H)
Common stock, $.04 par value; authorized 5,000,000
      shares; issued 2,985,511 shares                            119,421
Additional paid-in capital                                     9,402,471
Retained earnings                                              2,266,829


                                                              11,788,721
Less 112,088 shares of treasury stock, at cost                  (231,354)

             Total shareholders' equity                       11,557,367

             T O T A L                                       $14,648,925

         The notes to financial statements are made a part hereof.

                       DESIGNATRONICS INCORPORATED
                            AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    Year Ended August 31,
                                                     1994          1993
Net sales                                    $25,011,440       $23,650,398

Cost of sales                                 15,381,494        14,724,851

Gross profit                                   9,629,946         8,925,547

Selling, general and administrative expenses   7,473,455         7,056,277

Income before other income (expense),
   income taxes and discontinued operations    2,156,491         1,869,270

Other income (expense):
 Interest expense                                (47,298)         (165,315)
 Miscellaneous income (Note B)                   110,849           193,022

Income from continuing operations
 before income tax provision                   2,220,042         1,896,977

Income tax provision (Note F)                    800,000           693,000

Income from continuing operations              1,420,042         1,203,977

Gain on disposal of discontinued segment,
 less $270,000 of income tax (Note B)                              551,381

Income before extraordinary item                1,420,042        1,755,358

Extraordinary item:
 Income tax benefit from utilization of
   net operating loss carryforwards                                824,000

NET INCOME                                     $ 1,420,042   $   2,579,358

Income per common share:
 Continuing operations                             $.49            $.42

 Discontinued operations                                            .19

 Extraordinary item                                                 .29

Net income                                          $.49           $.90

Weighted average number of shares
 outstanding (Note A)                            2,873,435       2,866,972


        The notes to financial statements are made a part hereof.

                                DESIGNATRONICS INCORPORATED
                                     AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                           YEARS ENDED AUGUST 31, 1994 AND 1993






                                            Additional       Retained
Treasury Stock       Total
                           Common Stock       Paid-in        Earnings
(At Cost)       Shareholders'
                        Shares     Amount     Capital       (Deficit)
Shares    Amount       Equity

BALANCE - AUGUST 31,
  1992                2,955,511  $118,221    $9,358,671   $(1,732,571)   112,073
  $(231,287)   $ 7,513,034

Exercise of stock
  options                30,000     1,200        43,800
                    45,000

Net income                                                   2,579,358
                 2,579,358

BALANCE - AUGUST 31,
  1993                2,985,511   119,421     9,402,471        846,787   112,073
   (231,287)    10,137,392

Purchase of treasury stock                                                    15
        (67)           (67)

Net income                                                   1,420,042
                 1,420,042

BALANCE - AUGUST 31,
  1994                2,985,511  $119,421     $9,402,471   $ 2,266,829   112,088
   $(231,354)   $11,557,367


                 The notes to financial statements are made a part hereof.

                        DESIGNATRONICS INCORPORATED
                             AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOWS



<CAPTION
                                                      Year Ended August 31,
INCREASE (DECREASE) IN CASH                           1994          1993
Cash flows from operating activities:
 Net income                                       $1,420,042     $2,579,358

 Adjustments to reconcile results of operations
   to net cash effect of operating activities:
   Provision for losses on accounts receivable        19,433         65,576
   Gain on sale of fixed assets                       (1,238)        (8,951)

   Deferred income taxes                              57,000       (336,000)

   Depreciation and amortization                     482,107        500,088
   Reversal of accrued future losses of
        discontinued segment                                       (212,424)

   Net changes in assets and liabilities:
     Accounts receivable                            (522,539)       468,293
     Inventories                                    (608,887)       125,291
     Prepaid expenses                                (35,810)       259,351
     Other assets                                     (4,512)       (40,779)
     Accounts payable                                (46,420)      (398,527)
     Accrued expenses, salaries and wages and
       other current liabilities                    (433,827)      (112,359)
     Income taxes payable                           (136,933)       336,250

          Total adjustments                       (1,231,626)       645,809

          Net cash provided by
             operating activities                    188,416      3,225,167


(Continued)

                        DESIGNATRONICS INCORPORATED
                             AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    -2-

                                                     Year Ended August 31,

                                                       1994        1993

Cash flows from investing activities:
 Expenditures for fixed assets                  $  (281,333)   $ (454,731)
 Proceeds from sale of equipment                     18,000        22,600
 Redemptions of temporary investments                             424,334

      Net cash used for investing
        activities                                 (263,333)       (7,797)


Cash flows from financing activities:
 Proceeds from exercise of stock options                           45,000
 Purchase of treasury stock                             (67)
 Reduction of cash overdrafts                                    (377,886)
 Proceeds of long-term debt                                       886,012
 Reduction of long-term debt and
   other long-term liabilities                                 (3,585,552)

      Net cash used for financing
        activities                                      (67)   (3,032,426)

NET INCREASE (DECREASE) IN CASH                     (74,984)      184,944

Cash - September 1                                  340,602       155,658

CASH - AUGUST 31                                $   265,618 $     340,602

Supplemental disclosures of cash
flow information:
 Cash paid during year for:
   Interest                                      $  112,800   $   108,380

   Income taxes                                 $   880,148    $  138,750


         The notes to financial statements are made a part hereof.

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS



NOTE A - Summary of Significant Accounting Policies:

            Principles of Consolidation:

            The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

            Inventory Valuation:

            Inventories are stated at lower of cost (first-in, first-out) or market.

            Depreciation and Amortization:

            Depreciation is provided for financial accounting purposes on the straight-line method at rates which are designed to write off the assets over their estimated useful lives. For income tax purposes, depreciation is computed substantially by use of accelerated methods. Leasehold improvements are amortized over the terms of their applicable leases or their useful lives, whichever is less.

            Income Taxes:

            The Company and its domestic subsidiaries file a consolidated federal income tax return.

            Effective September 1, 1993, the Company adopted
            Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Previously, the Company had accounted for income taxes under the provisions of Accounting Principles Board Opinion No. 11. The adoption of SFAS 109 changed the Company's method of accounting for income taxes from the deferred method to the asset and liability method. Under SFAS 109, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. This change in accounting for income taxes had no material effect on the net balance of the Company's deferred income tax assets at September
            1, 1993 or on its provision for income taxes for the year ended August 31, 1994. The prior year's financial statements have not been restated to apply the provisions of SFAS No. 109; if such restatement were made, the income tax benefit from the utilization of prior year's carryforwards would not have been reported as an extraordinary item but would have been reported as a separate component of net income and income per share on that year's statement of operations.



(Continued)

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS
                                 -2-

NOTE A - Summary of Significant Accounting Policies (Continued):

            Income Taxes (Continued):

            On January 1, 1985, the Company formed a wholly-owned subsidiary which qualifies as a "Foreign Sales Corporation" (FSC) under the Internal Revenue Code and, accordingly, only a portion of such earnings is subject to federal income tax. Distributions from the FSC are subject to the 100% dividend exclusion for federal income tax purposes.

            Income Per Share:

            Per share amounts are based on income for each year, divided by the weighted average number of shares outstanding during such year. The effect of outstanding stock options was immaterial in both 1994 and 1993 and, accordingly, these options were not included in the computations.

            Research and Development Costs:

            Research and development costs are charged to expense in the year incurred. The amounts expensed for the years ended August 31, 1994 and 1993 were approximately $118,000 and $126,000, respectively.

            Joint Venture:

            In October 1985, the Company formed a joint venture (Western Components Sales North, Inc.) for the distribution of mechanical, electronic and electrical components related to motion control and robotics. The Company's investment in the venture was $50,000. The Company recorded under the equity method its share of the venture's income, which was approximately $600 and $2,000 for the two years ended August 31, 1994 and 1993, respectively. Such share of profits or losses has been adjusted by 50% of intercompany profits on sales to the joint venture of merchandise held in its inventory at year end. The Company's share of undistributed earnings of the joint venture amounts to approximately $6,200 as of August 31, 1994. Sales to the joint venture were $430,000 and $449,000 for the two years ended August 31, 1994, respectively.
            Accounts receivable includes approximately $87,000 due from the joint venture at August 31, 1994.

(Continued)

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS
                                 -3-





NOTE B - Discontinued Business Segment:

            In 1992, the Board of Directors approved a plan to discontinue the electronic components segment of the Company's business, which was comprised of the assets and operations of its Accusonics Systems Corp., Automatic Coil Corp. and Automatic Accusonic Haiti subsidiaries.

            As part of the plan of discontinuation, the Company sold the inventory and fixed assets of Accusonics
            Systems Corp. for $287,615 in 1992, of which $60,000 was paid in cash with the balance represented by 11% notes receivable over four years commencing in September 1992. These notes are collateralized by the assets of the purchaser. The uncollected portion of the notes receivable, which aggregate
            $172,864 at August 31, 1994, is not being reported as income until received because the purchaser is a thinly capitalized entity owned by certain former employees of the Company and its ability to pay the notes is dependent primarily on its future operations. Under the terms of the notes, the uncollected balance is due $106,538 in fiscal 1995 and $66,326 in fiscal 1996. Other income on the statements of operations includes approximately $75,000 in 1994 and $31,000 in 1993, representing principal and interest received on the notes.

            Rather than gradually phase out the operations of Automatic Coil Corp. as originally planned, in January
            1993 its inventory and fixed assets were sold and its operations ceased. This, together with the sale of other assets and the settlement of certain liabilities on terms more favorable than originally estimated, resulted in a $551,381 net gain in fiscal 1993, comprised of the following:






(Continued)

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS
                                 -4-




NOTE B - Discontinued Business Segment (Continued):

              Earnings from Automatic Coil Corp.
               operations from September 1, 1992
               to January 22, 1993                       $370,944
              Reversal of loss from phaseout of
               Automatic Coil Corp. operations
               previously estimated and accrued           212,424
              Gain from sales of assets and settlement
               of liabilities                             238,013

                     Total                                821,381

              Less related income tax effect              270,000

                      Total                              $551,381

            In connection with the discontinuance of these operations, the Company terminated the employment contracts of its then President and Executive Vice President. In accordance with their contracts, they are each being paid $470,000 in severance benefits, plus $75,000 in fringe benefits, the total of which was accrued at August 31, 1992. Severance benefits payable at August
            31, 1994 aggregating $267,000 are evidenced by promissory notes which bear interest at the rate charged by the Company's lending bank and are expected to be paid in November 1994.


NOTE C - Inventories:

            Inventories at August 31, 1994 are summarized as follows:

              Raw materials                       $  940,250
              Work-in-process and semi-
               finished components                   531,801

              Finished stock                       6,737,185

                     Total                        $8,209,236
(Continued)

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS
                                 -5-




NOTE D - Property and Equipment:

            A summary of the costs and the related estimated lives is as follows:

                                                                   Estimated
                                                                  Useful Life
                                                                     (Years)

              Machinery and equipment                   $3,845,220       8
              Molds and tooling                            658,380       3
              Furniture and fixtures                       787,162       8
              Computer equipment                         1,189,766       5
              Leasehold improvements                     1,019,752    5-10
              Automotive equipment                         217,668       4

                 Total                                   7,717,948


              Less accumulated depreciation              6,212,205

                 Balance                                $1,505,743


NOTE E - Long-Term Debt:

            The Company's three year revolving loan facility, which expires in November 1996 and is renewable for an additional year at the Company's option, provides for borrowings up to $5,000,000. Interest is payable at the Company's option at either the bank's prime lending rate or at 2.1% above the LIBOR rate. The
            Company also agreed to pay a facility fee of 1/4 of 1% on the unused portion of the loan and an origination fee of $5,000. The loan is unsecured, however, should the Company not meet certain financial covenants, the loan will become collateralized by all the assets of the Company.


(Continued)

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS
                                 -6-




NOTE E - Long-Term Debt (Continued):

            The agreement provides, among other restrictions, that the Company cannot declare or pay cash dividends or borrow from other lenders. The agreement also contains covenants, including those relating to the maintenance of working capital and net tangible asset levels, maintenance of working capital and debt to net worth ratios, as well as restrictions regarding capital expenditures.


NOTE F - Income Taxes:

            Income taxes are comprised of the following:

                                         Year Ended August 31,
                                           1994         1993

              Currently payable
               Federal                      $621,000  $ 388,000
               State                         122,000     87,000


                                             743,000    475,000

              Deferred                        57,000   (336,000)


               Net provision                $800,000  $ 139,000


            Income taxes are included in the statement of operations for the year ended August 31, 1993 as follows:

              Charged to continuing
               operations                             $ 693,000

              Charged to discontinued
               operations                               270,000
              Benefit from net operating
               loss carryforwards re-
               flected as extraordinary
               income                                  (824,000)


                  Net provision                       $ 139,000



(Continued)
                               F-12

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS
                                 -7-



NOTE F - Income Taxes (Continued):

            Temporary differences which give rise to a significant portion of deferred tax assets and liabilities as at August 31, 1994 are:

              Deferred tax assets:
               Allowance for estimated doubtful
                 accounts                              $ 25,000
               Tax basis adjustments to
                 inventory                              558,500
               Accrued severance pay and benefits        40,900
               Accrued vacation pay                      82,900
               Reserve on note receivable                66,700
               Other                                     15,400

                        Total deferred tax assets      $789,400

              Deferred tax liability:
               Accelerated versus straight-
                 line depreciation of
                 property and equipment                 $82,100












(Continued)
                                 F-13

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS
                                 -8-


NOTE F - Income Taxes (Continued):

            The variation in the customary relationship between the provision for income taxes and pretax income from continuing operations is as follows:

                                          Percentage of Pretax Income
                                              Year Ended August 31,

                                                    1994       1993
              Computed "expected" federal
               income tax provision                 34.0%     34.0%
              Effect on federal income tax
               of earnings of the FSC               (1.8)     (1.6)
              State income taxes, net of federal
               income tax benefits                   3.6       4.0
              Other                                   .2        .1

                 Income tax provision               36.0%     36.5%


NOTE G - Commitments and Contingencies:

            (1)  Lease Commitments:

                The Company rents manufacturing, warehouse and office space under operating leases expiring at various dates through September 2004. The Company is obligated to pay all realty operating expenses and real estate taxes in addition to the annual rent. The minimum annual rentals are as follows:

                Year ending August 31:
                  1995                  $  379,000
                  1996                     379,000
                  1997                     383,000
                  1998                     412,000
                  1999                     418,000
                  Thereafter             2,207,000

                    Total               $4,178,000

(Continued)

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS
                                 -9-


NOTE G - Commitments and Contingencies (Continued):

            (1)  Lease Commitments (Continued):

                 Rent expense applicable to continuing operations was as follows:

                                        Year Ended August 31,
                                            1994       1993

                  Real property            $588,000  $600,000
                  Personal property                     4,000

                     Total                  588,000   604,000

                  Less sublease income      (40,000)  (39,000)

                     Net                   $548,000  $565,000

                The Company is subleasing certain premises to the new owners of its former Accusonics operation to March 1996 at an annual rental of approximately $40,000.

                Certain operating leases were with an entity whose principal owners are or were officers of the Company. Payments relating to these leases were $4,000 for the year ended August 31, 1993. During the year ended August 31, 1993, the Company purchased for $40,000 a machine that was previously leased from the affiliate.

            (2) Employment Agreements:

                The Company's employment agreements with three officers provide for aggregate annual salaries of not less than $488,000 a year to be paid through November 1995. These agreements provide that if there is a change of control (as defined) in the Company and the agreements are not extended, the Company could be liable for lump-sum payments of between $200,000 to $265,000 to each officer, based on the price of the stock when the change in control occurs.

NOTE H - Shareholders' Equity:

            Incentive Stock Option Plans:

            In February 1993, the shareholders approved the Company's 1993 incentive stock option plan, which provides for the granting of options to key employees to purchase up to 100,000 shares of common stock at not less than fair market value at the date of grant. Options may be exercised beginning one year from the date of grant and may not exceed 10 years from the date of grant. At August 31, 1994, options to purchase
            25,000 shares at $3.69 a share are outstanding.

(Continued)

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS
                                 -10-



NOTE H - Shareholders' Equity (Continued):

            Incentive Stock Option Plans (Continued):

            In January 1994, the shareholders' approved the 1993 Executive Officer Incentive Stock Option Plan. The plan provides for the granting of options to purchase up to 250,000 shares of common stock. Options are automatically granted to each of three executive officers if annual income per share from continuing operations is $.29 or greater. The options to be granted range between 15,000 and 18,750 shares annually for each officer depending on the level of earnings. Each option will be granted at the fair market value at the date of grant and will expire 10 years from such date. As at August 31, 1994, options to purchase 45,000 shares at $4.38 a share are outstanding. The options expire in September 2003. Based upon fiscal 1994 earnings, on November 1, 1994, options to purchase 16,500 shares of common stock at $4.50 per share were granted to each of the three executive officers based upon fiscal 1994 earnings.

            Non-Employee Directors' Stock Option Plan:

            In January 1994, the shareholders approved the 1993 Non-Employee Directors' Stock Option Plan. The plan provides for the granting of options to purchase up to 150,000 shares of common stock. Options are automatically granted to non-employee directors in varying amounts based upon income per share from continuing operations being $.29 or greater and the number of years served on the Board. Based upon these factors, options to be granted will range between 2,000 to 12,500 shares annually to each non-employee director. Each option will be granted at the fair market value at the date of grant and expire ten years from such date. As at August 31, 1994, options to purchase 20,000 shares at $4.38 a share are outstanding. The options expire in September 2003. Based upon fiscal
            1994 earnings, on November 1, 1994, options to purchase 11,000 shares of common stock at $4.50 per share were granted to two non-employee directors.

            Non-Qualified Stock Option Plan:

            In February 1993, the shareholders' approved the Designatronics Incorporated Non-Qualified Stock Option
            Plan. The plan provides for the granting of options to purchase up to 100,000 shares of common stock to attract and retain executive personnel and key employees. Options are to be granted at the fair market value on the date of grant. No options have been granted under this plan.


(Continued)

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS
                                 -11-



NOTE H - Shareholders' Equity (Continued):

            Stock Repurchases:

            In January 1994, the Board of Directors authorized repurchases of the Company's stock. Any such repurchases may not exceed the Company's book value per share at the date of repurchase and are limited to an aggregate of $200,000 a year.


NOTE I - Employee Benefit Plans:

            The Company's noncontributory Simplified Employee
            Pension Plan, which covers substantially all employees other than employees covered by a union retirement plan, provides for an annual contribution determined by the Board of Directors. No contributions have been authorized for the two years ended August 31, 1994.
            The Company's 401(k) defined contribution pension plan permits a matching contribution by the Company equal to 50% of the first 2% of the employee's voluntary contribution, limited to the maximum allowable amount by the Internal Revenue Code. The Company made matching contributions of approximately
            $36,000 and $32,000 during the years ended August 31, 1994 and 1993, respectively. In addition, the Company authorized an additional 2% and 1 1/2% bonus contribution for calendar year 1994 and 1993, respectively, resulting in additional expense of approximately $79,000 and $67,000 for the respective fiscal years then ended.

            Contributions to multi-employer defined benefit pension plans for union employees aggregated approximately $150,000 and $149,000 for the years ended August 31, 1994 and 1993, respectively.


NOTE J - Segment Information:

            Through fiscal 1992, the Company operated in two business segments, the mechanical components segment, which manufactures and distributes a diverse line of over 50,000 mechanical and electro-mechanical com-ponents, and the electronics components segment, which has been discontinued (see Note B). As a result of the discontinuance of the electronics components segment and the increased emphasis in fiscal 1993 and 1994 on the expansion of the Company's line of automation components and systems, management now believes that this class of products should be considered a separate business segment.

            Accordingly, the attached information (rounded to the nearest $1,000) is presented for each of these segments.


(Continued)
                           F-17

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS
                                 -12-


NOTE J - Segment Information (Continued):

<CAPTION
                                Mechanical       Automation
         1994                   Components       Components     Consolidated

    Net sales                  $21,136,000       $3,875,000      $25,011,000

    Operating profit           $ 2,172,000       $  382,000      $ 2,554,000
    General corporate expenses                                      (397,000)
    Interest expense                                                 (47,000)
    Other income                                                     110,000

    Income before provision
      for income taxes                                           $ 2,220,000

    Identifiable assets        $13,198,000        $1,369,000     $14,567,000

    Capital expenditures       $   274,000        $    7,000     $   281,000

    Depreciation and
      amortization             $   452,000        $   30,000     $   482,000

          1993

    Net sales                  $20,124,000        $3,526,000     $23,650,000

    Operating profit           $ 1,958,000        $  209,000     $ 2,167,000
    General corporate expenses                                      (298,000)
    Interest expense                                                (157,000)
    Other income                                                     185,000

    Income before provision
      for income taxes                                            $1,897,000

    Identifiable assets         $12,542,000        $1,222,000    $13,764,000

    Capital expenditures        $   455,000                        $ 455,000

      Depreciation and
        amortization            $   466,000        $   34,000     $  500,000

(Continued)

                     DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                    NOTES TO FINANCIAL STATEMENTS
                                 -13-



NOTE K - Litigation:

            In December 1993, an action was instituted against the Company where the plaintiff is claiming approximately $525,000 in damages related to equipment sold by the Techno Division. The equipment had a purchase price of approximately $11,000. The case was dismissed for lack of jurisdiction but is currently under appeal. The Company, based upon consultation with its counsel, believes that it has meritorious defenses.

                  PART I  FINANCIAL INFORMATION
          DESIGNATRONICS INCORPORATED AND SUBSIDIARIES
              CONSOLIDATED CONDENSED BALANCE SHEETS
                         (In Thousands)



                                          May 31,        August 31,
                                            1995            1994
                                        (Unaudited)      (Audited)
                ASSETS

Current Assets:
  Cash                                  $    223        $      266
  Accounts receivable-net               4,057           3,295
  Inventories (Lower of cost or         8,909           8,209
market, FIFO basis)
  Deferred income taxes                 778             789
  Prepaid expenses                      290             261

     Total current assets               14,257          12,820

Property, plant and equipment-net       1,355           1,506
Other assets                            323             323

     Total Assets                       $ 15,935        $ 14,649

 LIABILITIES and SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                      1,296           715
  Accrued liabilities                   1,389           1,575
  Accrued severance costs               143             422
  Income tax payable                    124             284

     Total current liabilities          2,952           2,996

Deferred income taxes                   82              82

Other liabilities                       17              14

Shareholders' Equity:
  Common stock $.04 par value           119             119
  Additional paid-in-capital            9,402           9,402
  Retained Earnings                     3,594           2,267
  Less:  Treasury Stock                 (231)           (231)

     Total shareholders' equity         12,884          11,557

     Total Liabilities and              $ 15,935        $ 14,649
      Shareholders' Equity

          DESIGNATRONICS INCORPORATED AND SUBSIDIARIES
         CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                           (Unaudited)
         (In thousands Except Share and per Share Data)



                              Three Months Ended  Nine Months Ended
                                   May 31,             May 31,
                                1995      1994      1995      1994

Net sales                     $ 8,057   $  6,889  $21,266   $18,652

Cost of sales                 4,668     4,294     12,968    11,816

Gross Profit                  3,389     2,595     8,298     6,836

Selling, general and          2,391     1,874     6,320     5,365
administrative expenses

Income from operations        998       721       1,978     1,471

Other expenses/(income)
  Interest income             4         -         5         -
  Interest expense            -         9         -         39
  Sundry                      (59)      (40)      (145)     (141)

Income before provision for   1,061     752       2,128     1,573
income taxes

Provision for income taxes    397       281       801       591

Net Income                    $   664   $    471  $ 1,327   $   982



Income per common share:

Net Income                    $0.23     $0.16     $0.46     $0.34

Weighted number of shares    2,873,423  2,873,438 2,873,423 2,873,438
outstanding (Note 4)

          DESIGNATRONICS INCORPORATED AND SUBSIDIARIES
         CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                           (Unaudited)
        Increase (Decrease) in Cash and Cash Equivalents



                                             Nine Months Ended
                                                  May 31,
                                            1995            1994
Cash flow from operating activities:
   Net Income                           $ 1,327         $  982

Adjustments to reconcile net
income/(loss) to net cash
provided/(used) by operating
activities:
   Depreciation and Amortization        350             348
   Increase in accounts receivable      (762)           (744)
   (Increase)/decrease in inventories   (700)           3
   Gain on sale of fixed assets                         (2)
   Decrease in deferred taxes           11              1
   Increase in prepaid expenses         (29)            (165)
   Increase/(decrease) in accounts      581             (122)
      payable
   Decrease in accrued expenses         (346)           (197)
   Accrued restructuring and severance  (279)           (783)
     costs
      Total adjustments                 (1,174)         (1,661)

Net cash provided/(used) by operations  153             (679)

Cash flows from investing activities
   Expenditures for fixed assets        (205)           (118)
   Proceeds from sale of fixed assets   6               18
   Increase in other assets                             (2)
Net cash (used) in investing            (199)           (102)
activities

Cash flows from financing activities
   Increase in cash overdraft                           238
   Proceeds of long term debt                           200
   Other                                3               2
Net cash provided by financing          3               440
activities

Net Decrease in cash                    (43)            (341)

Cash and cash equivalents at beginning  266             341
       of period

Cash and cash equivalents at end of     223             $      0
       period

Supplemental disclosures of cash flow
information
   Cash paid during the period for:
     Interest                           $      0        $  117
     Income taxes                       $  961          $  782

          DESIGNATRONICS INCORPORATED AND SUBSIDIARIES
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS




1. In the opinion of the Company, the accompanying unaudited consolidated condensed financial statements contain all adjustments (consisting of only normal recurring items) necessary to present fairly the financial position of Designatronics Incorporated at May 31, 1995, and the results of its operations and cash flows for the three and nine month periods ended May 31, 1995, and 1994. It is suggested that these condensed statements be read in conjunction with the financial statements and the notes included in the Company's latest annual report, on Form 10-KSB, for the year ended August 31, 1994.

2.  The results of operations for the nine month period ended May
31, 1995 are not necessarily indicative of the results to be expected for the full year.

3. Inventories consist of the following (in thousands of dollars):

                                May 31       August 31,
                                 1995           1994
          Raw materials         $  940         $  940
          Work in process          567            532
          Finished goods          7402          6,737

             Total              $8,909         $8,209
          Inventories

4. Earnings per share are based on earnings for each period divided by the weighted average number of shares outstanding during such period. The effect of outstanding stock options was not material.

                  APPENDIX AND EXHIBIT INDEX

APPENDICES
     Appendix "A" - Agreement and Plan of Merger
     Appendix "B" - Section 623 of the New York Business Corporation Law Appendix "C" - Support/Option Agreement
     Appendix "D" - Fairness Opinion and Bring Down Opinion of Houlihan
                    Lokey Howard & Zukin, Inc. dated July 6, 1995 and August 1, 1995 respectively.

EXHIBITS
     Exhibit "1" - The Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1994
     Exhibit "2" - The Company's Proxy statement dated December 5, 1994 Exhibit "3" - The Company's Quarterly Report on Form 10-QSB for the
                   qarter ended May 31, 1995

                           APPENDIX "A"

                   AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated July 6, 1995, is among DESIGNATRONICS INCORPORATED, a New York corporation ("DI" or the "Company"), DD&D-DI ACQUISITION COMPANY, a Delaware corporation ("Purchaser"), and DD&D-DI MERGER COMPANY, INC., a New York corporation ("Merger Company").

                      BACKGROUND AND CONTEXT

     A. Purchaser owns all of the issued and outstanding shares of capital stock of Merger Company, a corporation formed to effectuate the merger contemplated by this Agreement (the "Merger").

     B. The respective Boards of Directors of DI, Purchaser, and Merger Company have approved the transactions contemplated by this Agreement, including the Merger of Merger Company with and into DI in accordance with applicable provisions of the New York Business Corporation Law, as amended (the "NYBCL").

     C.  Purchaser has agreed to provide the cash required to pay
$6.00 per share to all of the Company's shareholders (the
"Shareholders") for all of the Company's issued and outstanding shares of Common Stock, par value $.04 per share (the "Shares"), on the terms and subject to the conditions contained in this Agreement.

     D. Terms used but not previously defined in this Agreement shall have the meanings set forth in Article 6 hereof.

                       TERMS AND CONDITIONS

     To consummate the transactions contemplated by this Agreement, including the Merger, and in consideration of the mutual covenants contained herein, the parties to this Agreement (the "Parties") hereby agree as follows:

                            ARTICLE 1
                            THE MERGER

     1.01 Form and Consequences of the Merger. On the terms and subject to the conditions contained herein, at the Effective Time
(a) Merger Company shall be merged with and into DI in accordance with the NYBCL, (b) Merger Company's separate corporate existence shall cease and (c) the Company shall be the surviving corporation
(the "Surviving Corporation"). From and after the Effective Time, without any action other than the Merger, the Surviving Corporation shall (1) possess all of the rights, privileges, immunities, powers and purposes of each of the Company and Merger Company (the
"Constituent Corporations"), (2) own all of their property and assets, real and personal, tangible and intangible, including the stock of DESIGNATRONICS FOREIGN SALES CORP. ("DFSC"), and (3) assume and be liable for all of their liabilities, obligations and penalties in the same manner as if the Surviving Corporation itself had incurred them, all with the effect set forth in Section 906 of the NYBCL.

     1.02 Consummation of Merger. Subject to the fulfillment or waiver of the conditions set forth in Article 4 (the "Conditions"), the transactions contemplated by this Agreement, other than the Merger, shall be consummated at a closing (the "Closing") to be held at the offices of Hollenberg Levin Solomon Ross & Belsky, LLP ("DI General Counsel"), 585 Stewart Avenue, Garden City, NY 11530, at 9:00, A.M., on the first Business Day after the Special Meeting referred to in Section 3.04 or, if later, on the first Business Day after the day on which the last Condition is fulfilled or waived, or at such other time or place or on such other date as Purchaser and DI shall agree upon. The date on which the Closing occurs is referred to herein as the "Closing Date." On the Closing Date, as soon as practicable after the Closing, the Parties shall cause an appropriate certificate of merger consistent with the provisions of this Agreement, duly executed by each Constituent Corporation (the "Certificate of Merger"), to be filed with the Department of State of New York (the "Department") in accordance with the NYBCL.

     1.03 Effective Time. The Merger shall be effective at the time at which the Certificate of Merger is filed with the Depart-ment (the "Effective Time").

     1.04  Surviving Corporation.  Pursuant to the Merger:

          (a) the Company's certificate of incorporation shall be restated in its entirety at the Effective Time to read sub-stantially as set forth in Exhibit A hereto;

          (b) the Company's by-laws shall be amended and restated in their entirety at the Effective Time to read as set forth in Exhibit B hereto;

          (c) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, except that Joseph M. Dunn shall become the Chairman of the Board of the Surviving Corporation, and its Board of Directors may add such other officers as its Board may elect from time to time; and

          (d) the directors of Merger Company immediately prior to the Effective Time shall become the directors of the Surviving Corporation, to serve for the term provided for in the by-laws of the Surviving Corporation, with such other directors as the sole shareholder of the Surviving Corporation shall elect at the Effective Time or at any time thereafter (Purchaser plans to add Martin Hoffman as a director of the Surviving Corporation promptly after the Effective Time).

     1.05 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of any of the Company, Merger Company, Purchaser or the holders of any shares of capital stock of either Constituent Corporation, the shares of capital stock of each Constituent Corporation shall be converted or cancelled as follows:

          (a) each share DI holds as treasury stock (collectively
   "Treasury Shares") shall be cancelled without the payment of any consideration therefor and without any conversion thereof;

          (b) each share of common stock of Merger Company issued and outstanding shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation (accordingly, the Surviving
   Corporation shall become a wholly-owned subsidiary of Purchaser as a result of the Merger); and

          (c) each Share issued and outstanding at the Effective Time, other than Treasury Shares and Dissenting Shares, shall be converted into the right to receive, and be exchangeable for, $6.00 in cash, without interest, payable as provided in
   Section 1.06 (the "Merger Price").

     1.06  Surrender and Payment.

          1.06.01 Designation of Exchange Agent. Prior to the Closing, DI shall designate a bank or trust company acceptable to Purchaser to act as the exchange agent (the "Exchange Agent") to pay the Merger Price to holders of Shares exchangeable for the Merger Price pursuant to Section 1.05(c) (the "Exchanged Shares") in exchange for the certificates representing the Exchanged Shares. DI shall bear the fees and expenses of the Exchange Agent.

          1.06.02 Notice and Transmittal Form. As soon as practicable after the Effective Time, the Exchange Agent shall send a notice and transmittal form reasonably satisfactory to Purchaser and DI to each holder of any certificates theretofore representing Exchanged Shares. The notice and transmittal form shall advise the holders of Exchanged Shares of the procedure for surrendering such certificates to the Exchange Agent for payment of the Merger Price.

          1.06.03 Payment Funds. On the Closing Date, prior to the Effective Time, Purchaser shall transmit to the Exchange Agent, by wire or other appropriate means, in immediately available funds, all of the funds required to make the payments contemplated by
Section 1.05(c) with respect to all Shares voted in favor of the Merger. As and when additional funds are required by the Exchange Agent for additional Shares tendered for payment in accordance with Subsection 1.06.04, the Exchange Agent shall notify Purchaser by facsimile, and Purchaser shall provide the funds, by wire or other appropriate means, in immediately available funds, within two Business Days after the receipt of such facsimile by Purchaser.
The Exchange Agent shall agree to hold all such funds in trust and deliver such funds (in the form of checks of the Exchange Agent or wire transfers if feasible for any amounts in excess of $500,000) in accordance with this Section 1.06 and such additional terms as may be agreed upon by Purchaser, DI and the Exchange Agent. Any such funds which have not been paid pursuant to this Section 1.06 within six months after the Effective Time shall promptly be paid over to the Surviving Corporation, and thereafter any Shareholders who have not complied with this Section 1.06 shall look only to the Surviving Corporation for payment of the amount of cash to which they are entitled as a result of the Merger.

          1.06.04 Surrender of Certificates. Each holder of any certificates theretofore representing any Exchanged Shares, upon surrender to the Exchange Agent of such certificates for cancellation along with a duly executed and completed transmittal form, will be entitled promptly to receive a check of (or wire transfer from) the Exchange Agent representing cash in the amount equal to the Merger Price times the number of Exchanged Shares represented by such certificates, less the amount required to be withheld under applicable laws or regulations ("Backup Withholding").

          1.06.05 Payment to Transferees. If any payment of the Merger Price (or any portion thereof) is to be made to any Person other than the Person in whose name the certificate surrendered in exchange for the payment is registered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall (a) pay to the Exchange Agent any transfer or other taxes required by reason of such pay-ment or (b) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. If any transfer taxes are payable by reason of the payment of the Merger Price to holders of record of Shares, Purchaser Companies agree that DI will pay such transfer taxes.

          1.06.06 Abandoned Property Laws. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to any Person claiming the right to receive the Merger Price for any cash delivered to any public official or agency pursuant to any applicable abandoned property, escheat or other law.

          1.06.07 Lost Certificates. In the event any certificate theretofore representing Exchanged Shares has been lost, stolen or destroyed, the Exchange Agent shall pay to the Person claiming that such certificate has been lost, stolen or destroyed the cash into which the Shares theretofore represented by such certificate have been converted as provided in Section 1.05(c) (less any required Backup Withholding), upon receipt of (a) evidence of ownership of such certificate and (b) appropriate indemnification, in each case satisfactory to the Exchange Agent.

          1.06.08 Interest. No interest shall accrue or be paid on any portion of the Merger Price. If any interest is earned on any funds held by the Exchange Agent, such interest shall belong to the Surviving Corporation.

     1.07  Dissenting Shares.

          1.07.01 General Provisions. Notwithstanding anything in this Agreement to the contrary, any Shares which are outstanding immediately prior to the Effective Time and which are held by Persons ("Dissenting Holders") who (a) have not voted such Shares in favor of the Merger and (b) have delivered to DI a written objection to the Merger in the manner and within the time provided for in Section 623 of the NYBCL ("Dissenting Shares") shall not be converted into the right to receive, and shall not be exchangeable for, the Merger Price, but instead the Dissenting Holders shall be entitled to payment of the fair value of their Dissenting Shares in accordance with Section 623 of the NYBCL; however, if

          (1) any Dissenting Holder shall subsequently deliver a written withdrawal of his demand for the payment of the fair value of his Dissenting Shares (with the written approval of the Surviving Corporation if such withdrawal is not received by the Surviving Corporation within 60 days after the Effective
   Time) at any time prior to his acceptance in writing of an offer made by the Surviving Corporation pursuant to paragraph (g) of such Section 623, or

          (2) any Dissenting Holder shall fail to establish his entitlement to appraisal rights as provided in such Section
    623, or

          (3) neither any Dissenting Holder nor the Surviving Cor-poration has instituted a special proceeding to determine the rights of the Dissenting Holders and to fix the fair value of Dissenting Shares within the periods provided in such Section, such holder or holders (as the case may be) shall forfeit the right to the fair value of such Shares and such Shares shall thereupon be deemed to have been converted into the right to receive the Merger Price, and to have become exchangeable for the Merger Price, as of the Effective Time, without interest.

          1.07.02 Advance Payments for Dissenting Shares. Within 15 days after the Effective Time, the Surviving Corporation shall make a written offer by registered mail to each Dissenting Holder to pay for his Dissenting Shares at $6.00 per share. Such offer shall be accompanied by:

          (a) an advance payment to each Dissenting Holder who has submitted the certificates representing his Dissenting Shares to the Surviving Corporation, as provided in paragraph (f) of
   Section 623 of the NYBCL, of an amount equal to 80% of such offer (or $4.80 per share); or

          (b) as to each Dissenting Holder who has not yet submit-ted his certificates, a statement that advance payment to him of an amount equal to 80% of the amount of such offer shall be made to him by the Surviving Corporation promptly upon submission of his certificates, as provided in such paragraph (f).

Every such advance payment or statement as to advance payment shall include advice to the Dissenting Holder involved to the effect that acceptance of such payment does not constitute a waiver of any dis-senters' rights, as required by paragraph (g) of such Section 623.

          1.07.03  Notice of Dissents.  The Company shall give
Purchaser prompt notice of any written objections, demands or other communications received by the Company from any Dissenting Holders or from any other Shareholders who object to the Merger. Purchaser shall have the right to participate in all negotiations and proceedings with respect to such objections and demands. DI shall not, without the prior written consent of Purchaser, make any payment (except to the extent that any such payment is made pursuant to a court order) with respect to, or settle or offer to settle, any such objections or demands.

          1.07.04 Provisions Subject to NYBCL Section 623. The foregoing provisions of this Section 1.07 are subject, in their entirety, to the provisions of Section 623 of the NYBCL, a copy of which shall be attached to the Proxy Statement. Purchaser will make all payments required to be made to Dissenting Holders.

     1.08 No Further Rights or Transfers. At the Effective Time, each holder of any certificate(s) theretofore representing Shares shall cease to have any rights as a shareholder and shall not be deemed to be a shareholder of, or be entitled to any rights of a shareholder with respect to, the Surviving Corporation, but there-after shall have only those rights set forth in Sections
1.05, 1.06 and 1.07 hereof and in Section 623 of the NYBCL. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Shares shall be made thereafter, except as required to be permitted by the provisions of the NYBCL.

     1.09 Stock Options and Plans. All stock option plans of the Company (the "Option Plans") will be terminated at the Closing; and no additional options will be granted under any Option Plan prior to the Closing or the termination of this Agreement pursuant to
Section 5.01. The Company has heretofore granted options to pur-chase Shares ("Options") to its officers, directors and employees named in Exhibit C hereto ("Optionholders") at the price per Share ("Exercise Price") and on the number of Shares specified in Exhibit
C hereto. At the Closing, all Options held by each Optionholder will be cancelled in exchange for a cash payment equal to (a) the excess of $6.00 per share over the Exercise Price times (b) the number of Shares subject to each Option. Purchaser will provide DI with all of the cash required to make the payments contemplated by this Section 1.09 at the Closing, by wire or other appropriate means.

     1.10 Bonuses in Lieu of Options for Current Year. As soon as practicable after completion of the audit of the financial statements of DI for its fiscal year ending August 31, 1995, each officer, director and key employee named in Exhibit C hereto shall be paid a bonus equal to $1.50 times the number of Shares on which he would have been granted an option pursuant to the Option Plans if (a) the Merger had not occurred, (b) the Option Plans had not been terminated at the Closing and (c) the Company had not incurred any expenses relating to the transactions contemplated by this Agreement.

                            ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES

     2.01 Of the Company. DI hereby represents and warrants to Purchaser and Merger Company as hereinafter set forth in this Sec-tion 2.01. As used herein, "DI Companies" means DI and DFSC.
All exceptions to these representations and warranties are set forth in the schedule attached hereto (the "Disclosure Schedule"). All of these representations and warranties shall expire at the Effective
Time. None of the officers or directors of DI have any personal liability with respect to any representations or warranties hereinafter set forth in this Section 2.01. As used in this
Section 2.01, "Knowledge of DI" means the actual knowledge of the officers and directors of DI and such other knowledge as they would have had after a reasonable inquiry.

          2.01.01 Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and DFSC is a corporation duly organized, validly existing and in good standing under the laws of the Virgin Islands, in each case with full corporate power and authority to own, lease and operate its properties and to carry on its businesses as currently conducted. Each DI Company is duly qualified and in good standing in each other jurisdiction in which qualification is required for it to own or lease the properties or to conduct the businesses it owns, leases or conducts therein, consisting of the jurisdictions listed in Section 2.01.01 of the Disclosure Schedule for each DI Company. DI has previously provided DD&D's General Counsel with true, correct and complete copies of the certificate of incorporation and by-laws of each DI Company, as amended to the date hereof; all of the documents comprising each DI Company's certificate of incorporation and by-laws, as amended to the date hereof, are listed in such Section 2.01.01.

          2.01.02  Affiliated Entities.  Except as set forth in
Section 2.01.02 of the Disclosure Schedule, neither DI Company owns, directly or indirectly, any capital stock or other securities of any corporation, limited liability company, partnership, foreign company or other entity (herein an "Entity"), or has any direct or indirect equity or ownership interest in any Entity. Each Entity listed in Section 2.01.02 of the Disclosure Schedule (each a "Joint Venture" and collectively the "Joint Ventures") is the type of en-tity indicated in such Section, organized in its jurisdiction of organization, as specified in such Section. If it is designated as an "Inactive Subsidiary" in such Section, it has no material assets or liabilities and it conducts no operations except as set forth in
Section 2.01.02 of the Disclosure Schedule. Section 2.01.02 of the Disclosure Schedule specifies the percentage of all the shares or other interests in each Entity owned by each DI Company; neither DI Company has any duty or obligation to purchase any additional shares or other interests therein, or to make any contributions to capital or other payments thereto, except as specified in Section
2.01.02 of the Disclosure Schedule. The documents previously provided to DD&D's General Counsel with respect to the Joint Ventures are true and correct in all material respects.

          2.01.03 Capitalization. The authorized capital stock of DI consists of 5,000,000 shares of Common Stock, par value $.04 per share, of which 2,873,423 shares are issued and outstanding as of the date hereof. As of the date hereof:

          (a) DI owns, both beneficially and of record, all of the issued and outstanding shares of capital stock of DFSC ("DFSC
   Shares");

          (b) there are no outstanding options, warrants, rights, contracts or scrip to purchase any Shares, other than the Options listed in Exhibit C hereto, or to purchase any DFSC
   Shares;

          (c) there are no instruments, evidences of indebtedness, debt or equity securities or contracts convertible into or exchangeable for any Shares or DFSC Shares;

          (d) except as expressly provided in this Agreement, neither DI Company has any commitment of any kind to issue, grant, sell or otherwise create any such options, warrants, rights, contracts, scrip, instruments, evidences of indeb-tedness, debt or equity securities or contracts; and

          (e) except as expressly provided in this Agreement, neither DI Company has granted, created or entered into any agreement to grant or create any phantom stock or deferred compensation, profit participation or other interests or rights that have features similar to equity interests.

To the Knowledge of DI, each issued and outstanding Share and DFSC Share has been duly authorized and validly issued and is fully paid and non-assessable; all of such Shares were issued in compliance with all applicable laws; and no Share or DFSC Share was issued in violation of, or is subject to, any preemptive or similar rights. No changes in the number of outstanding Shares or DFSC Shares are contemplated, except as expressly provided in this Agreement.

          2.01.04 Authority. The Company has full corporate power and authority (a) to enter into this Agreement and each Other DI
Document and (b) subject to the approval and adoption of the Merger by the requisite vote of the Shareholders (which requisite vote is two-thirds of all of the Shares) and the consents listed in Section
2.01.04 of the Disclosure Schedule, to carry out all of its duties and obligations hereunder and thereunder. As used herein, "Other
DI Document" means each document other than this Agreement that has been or will be executed and delivered by the Company in connection with the Merger, this Agreement or the Closing, including the Certificate of Merger, the Support Agreement, the Escrow Agreement and the Employment Contracts. The execution and delivery by DI of this Agreement and the Other DI Documents and DI's consummation of the transactions provided for herein and therein have been duly authorized by the Company's Board of Directors and, except for approval of this Agreement by the requisite vote of the Shareholders and the consents listed in such Section 2.01.04, no other corporate proceedings or consents on the part of the Company are necessary to authorize this Agreement and the Other DI Documents and the transactions provided for herein and therein. Each of this Agreement and each Other DI Document has been duly executed and delivered by the Company or will be duly executed and delivered by DI at the Closing and, subject to approval by the Shareholders, this Agreement and each Other DI Document will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the qualification, however, that the enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles. Purchaser
Companies waive any consent that may be required from European
American Bank or the Landlord.

          2.01.05  No Conflicts.  Except as disclosed in Section
2.01.05 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Other DI Document by the Company, nor the consummation of the transactions provided for herein and therein, nor compliance by the Company with any of the provisions hereof or thereof, will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, the loss of a material benefit or the creation of any lien, claim, security interest, charge or encumbrance upon any of the properties or assets of either DI Company or any Joint Venture under any of the terms, conditions or provisions of (1) its certi-ficate of incorporation or by-laws, (2) any note, bond, mortgage, indenture, deed of trust or other financing document, or (3) except for such violations, conflicts, breaches, defaults, terminations, accelerations of rights, losses of benefits or creations of liens, claims, security interests, charges or encumbrances that would not have a Material Adverse Effect, any license, permit, lease or other agreement, instrument or obligation to which either DI Company or any Joint Venture is a party, or by which any of them is bound or any of their properties or assets may be subject, or (b) violate any judgment, ruling, order, writ, injunction or decree in effect as of the date hereof or any statute, rule or regulation applicable to either DI Company or any Joint Venture or any of their assets.
As used herein, "Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise), results of operations, or prospects of the DI Companies, taken as a whole.
The Joint Ventures will not be taken into account for this purpose.

          2.01.06 No Governmental Approvals. Other than (a) the filing of the Certificate of Merger in compliance with the NYBCL,
(b) the filings required by the Exchange Act, and (c) the filings required by the rules and regulations of the NASD with respect to NASDAQ, to the Knowledge of DI, no notice or report to, registration, declaration or filing with, or authorization, consent or approval of, any public body or authority is necessary for the execution, delivery and performance by DI of this Agreement or any Other DI Document.

          2.01.07 SEC Filings. DI has previously made available to Purchaser complete copies of the Company's (a) Annual Report on Form 10-KSB for the year ended August 31, 1994 (the "Latest 10-K"),
(b) Annual Reports on Form 10-KSB or 10-K for the years ended
August 31, 1993 and 1992, (c) Quarterly Reports on Form 10-QSB for the quarters ended November 30, 1994 and February 28, 1995, (d) proxy statements relating to all of the Company's annual meetings of shareholders since August 31, 1992, and (e) other reports, registration statements and other documents filed by the Company with the Commission since August 31, 1992, in each case as filed with the Commission (collectively, together with any other reports, registration statements or other documents filed by the Company with the Commission prior to the Closing and provided to Purchaser pursuant hereto, "SEC Filings"). Since August 31, 1992, the
Company has timely filed all reports, registration statements and other documents required to be filed with the Commission under all applicable laws and rules and regulations of the Commission, and all such reports, registration statements and other documents have complied, in all material respects, with all applicable requirements of the Exchange Act or the Securities Act, as the case may be. As of their respective dates, none of such reports, registration statements or other documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          2.01.08 Financial Statements. The audited consolidated financial statements and unaudited interim financial statements of the DI Companies contained or incorporated by reference in the SEC Filings or delivered to Purchaser have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the DI Companies as at the dates thereof and the consolidated results of their operations, changes in shareholders' equity and consolidated cash flows for the periods set forth therein and, in the case of the unaudited interim financial statements, reflect all adjustments necessary to a fair statement of results for the interim periods presented, subject to normal, recurring year-end audit adjustments, none of which is material or is reasonably expected to be material in the case of the unaudited interim financial statements for all periods subsequent to August 31, 1994. All financial statements referred to in this Subsection 2.01.08 are collectively called the "Financial Statements."

          2.01.09  Liabilities.  Except as disclosed in the SEC
Filings, the Financial Statements or Section 2.01.09 of the
Disclosure Schedule, to the Knowledge of DI, neither DI Company has any liabilities or obligations due or to become due, whether absolute, accrued, contingent or otherwise, and there are no claims or causes of action (including those relating to employee benefit plans, as defined in Section 3(3) of ERISA, presently maintained or formerly maintained by a DI Company), that have been or, to the Knowledge of DI, are likely to be asserted against either DI Company, except as, and only to the extent, reflected or reserved against on the balance sheet as of August 31, 1994 included in the Latest 10-K or in the notes thereto (the "Base Balance Sheet"), except for normal and recurring current liabilities incurred since August 31, 1994 in the ordinary and usual course of the businesses of the DI Companies consistent with past practices (the "Ordinary Course") and except for such other liabilities and obligations as are not, in the aggregate, likely to have a Material Adverse Effect. DI makes no representation or warranty concerning possible liabilities of DI for late filings of Form 5500 with the IRS for 1990 through 1993.

          2.01.10  Inventories.  As of August 31, 1994, to the
Knowledge of DI, the inventories recorded on the Base Balance Sheet were valued at the lower of cost or market (on a FIFO basis) in accordance with GAAP consistently applied with the earlier
Financial Statements and consisted of a quantity, quality and product mix usable or salable for their intended purposes in the Ordinary Course within a period of time consistent with the Company's past practices, and all excess, damaged and obsolete inventories were written down to their net realizable value. The inventory purchasing practices of the DI Companies have not changed materially since August 31, 1994. Purchaser has had the opportunity to review DI's calculations and printouts with regard to inventories.

          2.01.11  Receivables.  Except as set forth in Section
2.01.11 of the Disclosure Schedule, to the Knowledge of DI, all trade accounts, trade notes and other receivables of the DI Companies reflected in the Base Balance Sheet represented sales in the Ordinary Course and, to the extent not previously collected, are collectable, subject to no valid counterclaims or set-offs, less the allowances for doubtful accounts and sales returns, rebates and other allowances set forth on the Base Balance Sheet (which were established in accordance with GAAP consistently applied with the earlier Financial Statements). The receivables valuation and collection practices of the DI Companies have not changed materially since August 31, 1994.

          2.01.12 Status of DFSC. DFSC qualifies as an "FSC" under the Code and all elections required for such qualification have been timely made. Copies of its separate federal income tax returns on Form 1120-FSC for the fiscal years ended August 31, 1990 through 1994 have been provided to Purchaser. In each case, those returns were properly and accurately prepared in all material respects. DFSC has paid all Taxes required to be paid by it to any foreign jurisdiction; and DFSC has no assets other than accounts receivable and no employees or offices. To the Knowledge of DI, DFSC is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to the export of products and all applicable foreign laws, rules and regulations relating to the import and sale of products.

          2.01.13  Tax Returns and Audits.  Except as disclosed in
Section 2.01.13 of the Disclosure Schedule:

          (a) DI Companies have timely filed or timely requested an extension to file all returns, information returns, declarations, reports, estimates and statements relating to any Taxes (collectively, "Returns") required to be filed by either of them in respect of any Taxes (as defined below);

          (b) all Taxes required to be shown on Returns required to be filed by either DI Company (without regard to extensions) have been paid in full or adequate provision has been made for any such Taxes on the Base Balance Sheet in accordance with GAAP;

          (c) there are no outstanding audits, examinations, defi-ciencies or refund litigation with respect to any Taxes of the DI Companies or either of them; and

          (d) all Taxes due with respect to completed and settled examinations or concluded litigation relating to the DI
     Companies have been paid in full or adequate provision has been made for any such Taxes on the Company's consolidated balance sheet in accordance with GAAP.

As used herein, "Taxes" shall mean and include all taxes, charges, fees, levies and other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, property, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation and other taxes, customs, duties, fees, assessments and charges of any kind, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing authority (domestic or foreign) on either DI Company.

          2.01.14 Conduct of Business. Except to the extent disclosed in the SEC Filings or in Section 2.01.14 of the Disclosure Schedule, since August 31, 1994, the DI Companies have conducted their businesses in (and only in) the Ordinary Course and the DI Companies have not experienced any change which individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect.

          2.01.15 Litigation and Proceedings. Except as set forth in the SEC Filings or Section 2.01.15 of the Disclosure Schedule,
(a) no claim, action, suit, arbitration, proceeding or governmental investigation or inquiry is pending or, to the Knowledge of DI, is threatened against or affecting either DI Company or its respective assets or, to the Knowledge of DI, is pending or threatened against any Joint Venture, and (b) no claim, action, suit, arbitration proceeding or governmental investigation or inquiry has had or is reasonably likely to have a Material Adverse Effect. Neither DI Company nor, to the Knowledge of DI, any Joint Venture is a party to or is bound by any order, judgment, decree, injunction or ruling of any court or any governmental or administrative department, commission, agency or instrumentality, any arbitrator or any other Person that has had or is reasonably likely to have a Material Adverse Effect.

          2.01.16 Compliance with Laws. Except as disclosed in the SEC Filings or Section 2.01.16 of the Disclosure Schedule, to the Knowledge of DI, each DI Company has previously conducted and is currently conducting its businesses in compliance with all applicable laws, rules, regulations and requirements of each jurisdiction in which any such business is carried on, except for failures to comply which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. To the Knowledge of DI, no changes would be required in the processes, properties, practices or procedures of the DI Companies in order to comply with such laws, rules, regulations and requirements, and neither DI Company has received any notice or communication of any non-compliance with such laws, rules, regulations and requirements that has not been cured.

          2.01.17  Licenses and Permits.  Except as disclosed in
Section 2.01.17 of the Disclosure Schedule, to the Knowledge of DI, each DI Company has all governmental approvals, consents, licenses, registrations and permits necessary to carry on its businesses as they are currently conducted, except where the failure to have any such approval, consent, license, registration or permit is not reasonably likely to have a Material Adverse Effect; and no event has occurred which would allow revocation or termination of, or would result in the impairment of its rights with respect to, any such approval, consent, license, registration or permit, except to the extent that such revocation, termination or impairment would not have a Material Adverse Effect.

          2.01.18  Title to Properties.  Except as set forth in
Section 2.01.18 of the Disclosure Schedule, to the Knowledge of DI, each DI Company has good and marketable title to or a valid, binding and enforceable leasehold interest in all of its respective properties and assets, real, personal and mixed, tangible and intangible, including those reflected on the Base Balance Sheet
(except those subsequently disposed of in the Ordinary Course), free and clear of all mortgages, liens, claims, pledges, charges, encumbrances or title defects of a material nature. Neither DI
Company owns any real estate, other than a leasehold interest.

          2.01.19 Leases. As used herein, "Material Leases" means the New Hyde Park Leases, and "Facility" means the premises subject to a New Hyde Park Lease. Except for the New Hyde Park Leases, DI is not a party to any lease of real or personal property requiring it to pay more than $25,000 per year in rent. DI has previously provided DD&D's General Counsel with correct and complete copies of both Material Leases, as amended to the date hereof. Except as set forth in Section 2.01.19 of the Disclosure Schedule, to the Know-ledge of DI:

          (a) each Material Lease is in full force and effect, in accordance with its terms, and no default (or event which, with notice or the passage of time or both, would constitute a default) has occurred thereunder by DI or the other party thereto;

          (b) each Facility is zoned in a manner that permits DI to use it (and that will permit the Surviving Corporation to continue to use it) for the same purposes and in the same way as it is currently used by DI;

          (c) the operation and construction of each Facility complies with all applicable laws, covenants, easements and restrictions;

          (d) DI has received no notice of any proposed material real estate tax increase for either Facility;

          (e) DI has not received any notice from any insurance company, board of fire underwriters or other body of any defects or inadequacies in either Facility or any part thereof that could adversely affect the insurability of the Facility or requesting the performance of any work or alteration with respect to the Facility that has not been fully performed;

          (f) no proceeding of any kind has been instituted or threatened against or with respect to either Facility or against DI or, to the Knowledge of DI, the Landlord with respect to either Facility;

          (g) all water, sewer, gas, electrical, telephone, drain-age and other utilities required for the normal operation of each Facility are in good working order and are adequate to serve the current needs of the Facility;

          (h) DI has obtained all licenses, permits, authorizations and rights-of-way that are required from any Person to use the Facilities as presently used by DI; and

          (i) there are, with respect to either Facility, (1) no outstanding contracts involving more than $175,000 for any improvements, replacements or repairs, (2) no unpaid expenses in excess of $175,000, (3) no mechanics' or materialmen's liens, and (4) no outstanding service or similar contracts that require the payment of more than $25,000 per year.

          2.01.20 Contracts and Commitments. The Company has previously made available to Purchaser correct and complete copies of all written, and accurate and complete summaries of all oral, contracts, agreements, commitments or arrangements (collectively, "Material Contracts") to which either DI Company or, to the Knowledge of DI, any Joint Venture is a party or by which any of them is bound:

          (a) which involve an employment agreement, consulting agreement, termination or severance agreement or relate to indebtedness in excess of $100,000;

          (b) in which rights or obligations change upon a change in control of the Company (including the Merger);

          (c) which involve a partnership, joint venture or simi-lar arrangement;

          (d) which limit the freedom of either DI Company or, to the Knowledge of DI, any Joint Venture to compete in any line of business or with any Person in any area;

          (e) which are agency, dealer, distributorship, sales representative or other similar agreements entered into other than in the Ordinary Course;

          (f) which involve or reasonably could be expected to in-volve payments from either DI Company in excess of $25,000 or have a term in excess of six months in duration or involve or constitute a guaranty of any debt, liability or obligation of any other Person; or

          (g) which are material to any business of the DI Com-panies and not entered into in the Ordinary Course.

Each Material Contract is in full force and effect and, to the Knowledge of DI, no event or condition has occurred or exists, or is alleged by any of the other parties thereto to have occurred or exist, which constitutes or with the lapse of time or giving of notice might constitute a default or a basis for acceleration or termination under any Material Contract, except for such defaults or bases for acceleration or termination as in the aggregate are not reasonably likely to have a Material Adverse Effect.

          2.01.21 Bank and Other Accounts. All bank, brokerage, custodial, money market and other accounts and safe deposit boxes of the DI Companies or which contain any assets of the DI Companies are listed in Section 2.01.21 of the Disclosure Schedule. Such Section reflects:

          (a) the name of each bank, brokerage firm or other insti-tution in which such account or box is maintained and the num-ber of the account or box;

          (b) the balance therein as of as of a recent designated date or a brief description of the contents thereof; and

          (c) the name of each individual authorized to sign thereon or have access thereto and the title or position of the individual.

If any material asset of either DI Company is not located at the Facilities or in one of its safe deposit boxes, that is also indicated in such Section.

          2.01.22 Employee Relations. The Company has previously made available to Purchaser correct and complete copies of all labor and collective bargaining agreements to which the Company is a party or by which it is bound. No unfair labor practice charges or complaints are pending or, to the Knowledge of DI, threatened against the Company with the National Labor Relations Board or any similar state agency. There have been no material work stoppages or other such controversies during the last five years and, to the Knowledge of DI, none are threatened.

          2.01.23  Employee Benefit Plans.  For purposes of this
Subsection 2.01.23:

          (a) "Arrangement" means any material written personnel policy (including vacation time, holiday pay and bonus programs, moving expense reimbursement programs and sick leave), salary reduction agreement, change-in-control agreement, employment agreement, stock option plan, consulting agreement or any other material written benefit program, contract or agreement, (1) which currently is being maintained or, to the extent there remains outstanding obligations or liabilities with respect thereto, has at any time been maintained, for employees of the Company or (2) to which the Company currently makes or is required to make or, to the extent there remains outstanding obligations or liabilities with respect thereto, has at any time made or been required to make contributions;

          (b) "Plan" includes each employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) (1) which currently is maintained for employees of the Company or
     (2) to which the Company currently makes or is required to make contributions;

          (c) "Qualified Plan" means any Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA and which is intended to meet the qualification requirements of
   Section 401(a) of the Code;

          (d) "Title IV Plan" means any Qualified Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA; and

          (e) "Multiemployer Plan" means any employee benefit plan that is a "multiemployer plan" within the meaning of Section
   3(37) of ERISA and to which the Company now has or ever had any obligation to contribute.

Section 2.01.23 of the Disclosure Schedule sets forth a correct and complete list of all Arrangements and Plans which are currently in effect or with respect to which the Company has any contingent liability, none of which constitutes a Title IV Plan. Except as set forth in Section 2.01.23 of the Disclosure Schedule, to the Knowledge of DI:

          (1) each Arrangement and Plan is being administered in material compliance with its terms and with all filing, reporting, disclosure and other requirements of all applicable statutes (including ERISA) and all regulations thereunder;

          (2) no action is pending or threatened against the Com-pany, or any officer, director or employee thereof, or any fiduciary of any Arrangement or Plan with respect to any Arrangement or Plan;

          (3) neither the Company, nor any officer, director or employee of the Company, nor any fiduciary, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or which is a "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under
Section 408(b) of ERISA or Section 4975(d) of the Code or for which no administrative exemption has been granted under
Section 408(a) of ERISA which, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA;

          (4) there have been no improper withdrawals, applications or transfers of assets from any Plan or the trusts or other funding media relating thereto, and no breaches of fiduciary obligation with respect to the administering of any Plans or trusts or other funding media relating thereto;

          (5) each Qualified Plan (together with its related fund-ing instrument) is intended to be qualified and tax exempt under Sections 401 and 501 of the Code and is the subject of a favorable IRS determination letter issued pursuant to Rev. Proc. 93-39 with respect to such qualification and exemption;

          (6) the Company has not received notice that any material inquiry or investigation by the Department of Labor, the IRS or the PBGC is pending relating to any Arrangement or Plan or any trust related thereto or funding medium thereunder; and

          (7) there are no Plans or Arrangements to which DI is a party or by which it is bound and under which, as a result of this Agreement or any transaction contemplated by this Agreement, any director, officer, employee or other agent of the Company or any other party claiming through any such Person shall or may acquire rights with respect to any Plan or Arrangement (including, without limitation, the creation, increase or extension of new or existing rights), become entitled to a distribution or payment with respect to any Plan or Arrangement at a date earlier than if this Agreement had not been signed or such transaction had not occurred, or otherwise receive or become vested in rights or benefits with respect to any Plan or Arrangement;

          (8) the Company has made all contributions required in connection with any Multiemployer Plan as of the date hereof by the terms of the Multiemployer Plan or by the terms of any collective bargaining agreement and it has no material contingent liability with respect to any Multiemployer Plan; and

          (9) the Company does not expect to terminate or withdraw from (in a complete withdrawal as defined in Section 4203 of ERISA or in a partial withdrawal as defined in Section 4205 of

   ERISA), any Multiemployer Plan, nor is the Company aware of any withdrawal liability (as defined in Section 4201 of ERISA) assessed against the Company with respect to any Multiemployer
   Plan under Subtitle E of Title IV of ERISA.

          2.01.24 Intellectual Property. Section 2.01.24 of the Disclosure Schedule sets forth a correct and complete list of all letters patent, patent applications, trade names, trademarks, service marks, trademark registrations and applications, copyright registrations and applications, and all agreements, licenses and other rights with respect to any intellectual property, both domestic and foreign, presently owned, possessed, used or held by a DI Company or necessary for the conduct of any of its businesses (the "Intellectual Property"). Except as set forth in such Section 2.01.24:

          (a) DI Companies own or have binding, enforceable rights to use the Intellectual Property;

          (b) to the Knowledge of DI, neither the conduct of any business of the DI Companies nor any of the products sold or services provided by the DI Companies infringes upon or is inconsistent with the rights of any other Person; and

          (c) to the Knowledge of DI, neither the conduct of any other Person's business nor the nature of any of the products it sells or services it provides infringes upon or is inconsistent with any Intellectual Property rights of DI Companies except for such infringements or inconsistencies that have not had and are not in the aggregate reasonably likely to have a Material Adverse Effect.

          2.01.25 Insurance. The Company has in effect insurance coverage of such types and amounts as is believed to be adequate by the Company to cover the perceived risks of its businesses, taking into account availability and pricing of such insurance. There are no defaults of the Company with respect to any such policies which would in the aggregate be reasonably likely to result in a denial of coverage, termination of policy or material increase in premium.

          2.01.26 Proxy Statement. The proxy statement to be mailed to the shareholders of the Company in connection with the Special Meeting (the "Proxy Statement") and any amendment thereof or supplement thereto (excluding any information supplied by Purchaser or Merger Company for inclusion therein), when mailed and at the time of the Special Meeting, shall not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

          2.01.27 Interested Transactions. To the Knowledge of DI and except as set forth in the SEC Filings or in Section 2.01.27 of the Disclosure Schedule, no director or officer of the Company and no Shareholder owning more than five percent (5%) of the Shares (a) owns, directly or indirectly, any interest in, or is a director, officer, substantial stockholder or employee of, or consultant to, any competitor, lessor, sublessee, supplier, customer or distributor of either DI Company or is in any other way associated with or involved in any businesses conducted by the DI Companies other than in such capacity as a director, officer or shareholder of the Company, (b) owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, which is associated with any property, asset or right owned by the DI
Companies or which the DI Companies are presently operating or using or the use of which is presently contemplated for its business, or (c) is an official or employee of, or is otherwise connected with, any labor organization having dealings with the Company.

          2.01.28 Brokers and Finders. Except for Ernst & Young LLP and Houlihan, Lokey, Howard & Zukin, Inc., neither DI nor any of its officers, directors, shareholders or employees has employed any broker, finder or financial advisor or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no other broker or finder has acted for DI, directly or indirectly, in connection with this Agreement or the transactions provided for herein.

          2.01.29  Since August 31, 1994.  Except as indicated in
Section 2.01.29 of the Disclosure Schedule, since August 31, 1994:

          (a) DI has not paid, declared or made any dividends or other distributions on or with respect to its stock or purchased, redeemed or otherwise acquired any of its stock;

          (b) there has been no material adverse change in the condition (financial or otherwise), assets, liabilities
   (contingent or otherwise), business, operations, prospects, facilities or profitability of DI;

          (c) DI has not sold or otherwise disposed of any material assets or incurred or become subject to any material liabilities, contingent or otherwise, other than in the Ordinary Course;

          (d) DI has not paid or agreed to pay any bonuses or granted or agreed to grant any raises to any of its employees or established or agreed to establish or improve any Plans or Arrangements for any of its employees;

          (e) DI has not made any loans to any of its officers, directors or Shareholders or to any Affiliate of any of its officers, directors or Shareholders, other than advances in the Ordinary Course;

          (f) DI has not entered into any contract, lease or transaction or made any commitment, which contract, lease, transaction or commitment is expected to be materially adverse to DI or any of its businesses;

          (g) DI has not written off any material receivable or determined that any material receivable is uncollectible or granted any material and unusual discount to any Person for any other reason;

          (h) DI has not executed any guaranty except in the Ordi-nary Course or entered into or modified any loan or credit agreement or any contract concerning any line or credit or similar financing agreement or arrangement;

          (i) no material damage or destruction has occurred to any facility or material assets of DI, whether or not covered by insurance; and

          (j) no other event has occurred which reasonably might be expected to have a Material Adverse Effect.

          2.01.30 No Misleading Statements. The representations and warranties of the Company set forth in this Section 2.01 and the information provided in the Disclosure Schedule do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not mis-leading.

     2.02 Of Purchaser and Merger Company. Purchaser and Merger Company, jointly and severally, hereby represent and warrant to the Company as hereinafter set forth in this Section 2.02. As used herein, "Purchaser Company" means each of Purchaser and Merger Company. All of these representations and warranties shall expire at the Effective Time. None of the officers or directors of either Purchaser Company will have any personal liability with respect to any representations or warranties hereinafter set forth in this
Section 2.02.

          2.02.01 Organization and Authority. Each Purchaser Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware in the case of Purchaser and New York in the case of Merger Company, with full power and authority to own, lease and operate its property and to carry on its business as now being conducted. The copies of the certificates of incorporation and by-laws of Purchaser Companies heretofore delivered to the Company are correct and complete as of the date of this Agreement.

          2.02.02 Authorization. Purchaser Companies have full corporate power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by their respective Boards of Directors and by Purchaser as the sole shareholder of Merger
Company, and no other corporate proceedings on the part of either Purchaser Company are necessary to authorize this Agreement and the transactions provided for herein. This Agreement has been duly executed and delivered by each Purchaser Company and is a legal, valid and binding obligation of each Purchaser Company, enforceable against each Purchaser Company in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          2.02.03 No Violations. Neither the execution and delivery of this Agreement by Purchaser Companies, nor the consummation of the transactions provided for herein, nor compliance by Purchaser Companies with any of the provisions hereof will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, claim, security interest, charge or encumbrance upon any of the properties or assets of either Purchaser Company, under any of the terms, conditions or provisions of (1) its certificate of incorporation or by-laws, (2) any note, bond, mortgage, indenture, deed of trust or other financing document, or (3) any license, permit, lease, agreement or other instrument or obligation to which either Purchaser Company is a party, or by which either of them is bound or any of their properties or assets may be subject, or (b) violate any judgment, ruling, order, writ, injunction or decree in effect as of the date hereof or any statute, rule or regulation, applicable to either Purchaser Company or any of their assets.

          2.02.04  Consents.   Other than the filing of the
Certificate of Merger in compliance with the NYBCL, no notice or report to, filing with, or authorization, consent or approval of, any public body or authority is necessary for the execution, delivery and performance by either Purchaser Company of this Agreement. No notification is required under the Hart-Scott-Rodino Act.

          2.02.05 Proxy Statement. The information to be supplied in writing by Purchaser Companies specifically for inclusion in the Proxy Statement or in any amendment thereof or supplement thereto, when mailed and at the time of the Special Meeting, shall not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

          2.02.06 Financing. Purchaser has (and will maintain at all times until the Closing or termination of this Agreement) a net worth of at least $360,000; it has deposited that amount in cash in an escrow account at Harris Trust and Savings Bank pursuant to an ESCROW AGREEMENT among Purchaser, DI and Harris Trust of even date herewith (the "Escrow Agreement"). Purchaser has provided DI with a binding commitment from DYSON, DYSON & DUNN, INC., a Delaware corporation affiliated with Purchaser ("DD&D"), to provide up to $20,000,000 to pay all costs and expenses required to consummate the transactions contemplated by this Agreement, including the payment of the Merger Price for all of the Shares, contingent only upon the Closing occurring, if other financing is not available to Purchaser by the Closing Date. Upon consummation of the Merger and the completion of all financing obtained by Purchaser in connection with the transactions contemplated by this Agreement, DI will have a minimum shareholder's equity of at least $2,000,000, on a consolidated basis, determined in accordance with GAAP consistently applied, disregarding any goodwill or other intangible assets that may arise in connection with the transactions contemplated by this Agreement.

          2.02.07 Solvency. DI will not be rendered insolvent, as defined in Article 10 of the Debtor and Creditor Law of the State of New York or any other applicable bankruptcy or insolvency law, federal or state, by reason of any financing obtained by Purchaser in connection with the transactions contemplated by this Agreement; and the consummation of the Merger and any such financing will not result in a violation of the Debtor and Creditor Law of the State of New York or any other applicable bankruptcy or insolvency law, federal or state.

          2.02.08 Future Business Combination. Purchaser is not negotiating for and has no present intention of causing the Company to engage in a Business Combination (as defined herein) subsequent to the Closing.

                            ARTICLE 3
                   CERTAIN ADDITIONAL COVENANTS

     3.01 Conduct of the Company's Business. Except as expressly contemplated by this Agreement or as disclosed in Section 2.01.29 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company covenants and agrees that the businesses of DI Companies will be conducted only in the Ordinary Course, that the Company will use all reasonable efforts to maintain and preserve the business organizations, business prospects, employees and advantageous business relationships of the DI Companies, and that neither DI Company will take any of the following actions or permit to occur any of the following events without the prior written consent of the Chairman of the Board of Purchaser, which shall not be unreasonably withheld:

          (a) except to allow the Company to comply with all of its obligations under the Revolving Credit Agreement as in effect on the date hereof or in the Ordinary Course, pay, discharge or satisfy any material debt, liability or obligation (whether accrued, absolute, contingent or otherwise);

          (b) except in favor of EAB or in the Ordinary Course, permit or allow any material assets (whether tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge;

          (c) write off as uncollectible any notes or accounts receivable or write down the value of any inventory other than in immaterial amounts or in the Ordinary Course;

          (d) cancel or waive any claims or rights of value or sell, transfer, distribute or otherwise dispose of any material assets, except in the Ordinary Course;

          (e) dispose of or permit to lapse any rights in, to or for the use of any Intellectual Property or disclose to any Person not an employee or otherwise dispose of any trade secret, process or know-how not theretofore a matter of public knowledge, except in the Ordinary Course or pursuant to judicial or administrative process;

          (f) grant any increase in the base compensation or other payment to any director, officer or employee, whether now or hereafter payable or granted (other than increases in compensation in the Ordinary Course) or grant any severance or termination pay (other than for severance pay in amounts consistent with the Company's established severance pay practices), or enter into or vary the terms of any employment agreement with any such person;

          (g) except as to amounts budgeted as of the date hereof, make any capital expenditure or commitment in excess in each case of $50,000 for additions to property, plant or equipment, or lease or agree to lease any assets which, if they had been purchased, would be reflected in the property, plant or equipment accounts of the Company and for which total rental payments would exceed $50,000;

          (h) make any change in any method of accounting or keep-ing its books of account or accounting practices other than as disclosed in the SEC Filings;

          (i) enter into or modify any material agreement outside the Ordinary Course;

          (j) authorize for issuance, issue, deliver or sell any debt or equity securities or any options, warrants or other rights to purchase any of the foregoing or any instruments or contracts convertible into or exchangeable for any securities, or alter the terms of any outstanding securities issued by it or, other than in the Ordinary Course, increase its indebtedness for borrowed money;

          (k) declare, pay or set aside for payment any dividend or other distribution (whether in cash, stock or property or otherwise) in respect of any of the Company's Common Stock, or redeem, purchase or otherwise acquire any such Common Stock;

          (l) amend its Certificate of Incorporation or by-laws or the certificate of incorporation or by-laws of DFSC or any Joint Venture Documents;

          (m) enter into, amend or modify any collective bargaining agreement, employment agreement, severance agreement, phantom stock, deferred compensation or similar agreement, Arrangement or Plan.

At the Closing DI will adopt an Incentive Bonus Plan in the form of Exhibit D attached hereto.

     3.02 Access and Information. Upon reasonable notice, the Company shall afford to Purchaser, and the Purchaser's accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of the Company. During such period, the Company shall furnish prompt-ly to Purchaser all other information concerning the business, properties and personnel of the Company as Purchaser may reasonably request. No investigation pursuant to this Section 3.02 shall be deemed to modify any representation or warranty made by the Company in Section 2.01.

     3.03 Proxy Statement. As soon as reasonably practicable after the date hereof, the Company shall prepare and file the Proxy Statement with the Commission. In connection with the foregoing,
(a) the Company will comply in all material respects with the re-quirements of the Exchange Act applicable to the solicitation of proxies for the Special Meeting (including any requirement to amend or supplement the Proxy Statement) and (b) each Purchaser Company shall furnish to the Company such information relating to it and its Affiliates and the transactions contemplated by this Agreement and such further and supplemental information as may be necessary or as may be reasonably requested by the Company to ensure that the statements regarding Purchaser Companies and their Affiliates and such transactions contained in the Proxy Statement (as it may be amended or supplemented) will not on the date such Proxy Statement is mailed and on the date of the Special Meeting contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     3.04 Meeting of Shareholders. The Company shall take all action necessary in accordance with all applicable laws and its Certificate of Incorporation and by-laws to convene a meeting of the Shareholders (the "Special Meeting") as promptly as practicable to consider and vote upon the approval and adoption of the Merger and such other matters as may be necessary to effectuate the transactions provided for herein. The Board of Directors of DI
(the "DI Board") has resolved to recommend such approval and adoption to the Shareholders, and except as the DI Board determines, after it receives a written opinion of outside counsel to the Company, that it is required not to do so to satisfy its fiduciary duties, the DI Board shall continue to recommend, and shall take all lawful action to solicit proxies for and otherwise obtain, such approval and adoption at the earliest practicable date. A copy of any such written opinion shall be provided to Purchaser.

     3.05 Regulatory Matters. Purchaser and the Company will use their reasonable best efforts to (a) obtain any consent, authoriza-tion, order or approval of any governmental or regulatory body, (b) have declared effective or approved all documents and notifications with the Commission and other governmental or regulatory bodies, including the NASD with respect to NASDAQ, and (c) cause any United
States or state court or other governmental or regulatory body to lift, withdraw or otherwise cause to cease to have effect any non-final, appealable judgment, decree or other order which is in effect and prohibits consummation of the transactions contemplated by this Agreement that, in the case of (a), (b) or (c) above, are or they deem necessary or appropriate for the consummation of the Merger and the transactions provided for herein; and each of DI and Purchaser shall give the other all information reasonably requested by such other Party pertaining to it and its Affiliates reasonably necessary to enable such other Party to take such actions.

     3.06 Supplements to Disclosure Schedule. From time to time prior to the Effective Time, the Company will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. However, no such supplement or amendment of the Disclosure Schedule shall be deemed to cure any breach of any representation or warranty made in Section 2.01 of this Agree-ment unless Purchaser specifically agrees thereto in writing.

     3.07 Additional Financial Statements. The Company shall furnish Purchaser with unaudited financial statements for the Company for monthly periods ending after April 30, 1995 and for quarterly periods ending after February 28, 1995 and prior to the Closing
Date as soon as they become available, and such other financial statements as Purchaser may reasonably request.

     3.08 No Solicitation. Neither the Company nor any of its officers, directors, Shareholders who sign the Support Agreement, employees, representatives, agents or Affiliates, shall, except as the DI Board determines in good faith, after consultation with legal counsel, that it has an obligation to do otherwise in order to comply with New York law: (a) directly or indirectly, encourage, solicit, initiate contact with or participate in any way in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of the Company to, or otherwise assist or facilitate any Person or group
(other than Purchaser or an Affiliate of Purchaser) concerning any acquisition or proposed acquisition by means of a merger, consolidation, sale of substantial assets of DI, tender or exchange offer, or other acquisition of one-third or more of the Company's shares of voting stock to be outstanding after the closing or consummation thereof (a "Business Combination"); or (b) enter into any understanding, agreement or arrangement with any third party providing for a Business Combination. The Company shall promptly notify Purchaser if any such information is requested from it or if any such negotiations or discussions are sought to be initiated with the Company and shall promptly provide Purchaser with such information with respect thereto as Purchaser may request.
Notwithstanding anything in the foregoing to the contrary, this Section shall not prohibit any disclosure by the Company that is required in any regulatory filing, including the Proxy Statement, or that is otherwise required under applicable law. Nothing shall restrict DI from responding to a non-solicited communication that it believes to be a bona fide proposal for a Business Combination.

     3.09 Best Efforts. Subject to the terms and conditions herein provided, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions provided for in this Agreement, including using their reasonable best efforts to satisfy the Conditions. The Company and Purchaser will use their reasonable best efforts to obtain consents of all third parties and governmental bodies necessary or, in the opinion of Purchaser, desirable for the consummation of the transactions contemplated by this Agreement.

     3.10 Certain Notifications. At all times until the Effective Time, each Party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy any of the Conditions.

     3.11 Indemnification. Purchaser agrees that from and after the Effective Time the Company will indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred by any

Indemnified Parties in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the NYBCL (and the Company shall advance expenses as incurred to the full extent permitted under the NYBCL, including any claim, action, suit, proceeding or investigation relating to this transaction, such as claims that this transaction is not fair to the Shareholders, or the Proxy Statement, provided that the Indemnified Party to whom the expenses are advanced provides an undertaking reasonably acceptable to Purchaser to repay all such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification). Purchaser shall cause DI to purchase at the Closing a three-year tail from the company that issued the present policy of directors and officers' liability insurance maintained by the Company. The provisions of this
Section 3.11 shall survive the Effective Time and shall be enforceable by the beneficiaries of such indemnification rights.

     3.12 News Releases. DI agrees that, except as otherwise required by law, no news release or other public announcement with respect to this Agreement or the transactions provided for herein shall be made without the prior consent of Purchaser, which will not be unreasonably withheld or delayed. Purchaser will not make any such release or announcement without the prior consent of DI.

     3.13 Payment of Expenses. Each Party shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereby, including the fees and expenses of its own financial consultants, accountants and counsel.

     3.14 Shareholder List and Voting Results. The Company shall deliver to Purchaser, as soon as practicable following the Special Meeting, a list of the Shareholders, as of the date of the Special Meeting, certified by the Company's transfer agent, and a list of all Shareholders who voted for the Merger or objected in writing to the Merger, including the number of Shares held by each, certified by the Company's Secretary.

                            ARTICLE 4
                CONDITIONS PRECEDENT TO THE MERGER

     4.01 Conditions to Each Party's Obligations. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:

          4.01.01 Governmental Consents. Except for the filing of the Certificate of Merger in compliance with the NYBCL, all con-sents, authorizations, orders and approvals of, and filings and registrations with, any federal or state governmental commission, board or other regulatory body that are required for the consummation by each Party of the transactions provided for herein shall have been obtained or made.

          4.01.02 Shareholder Approval. The Agreement and all other matters necessary to effectuate the transactions provided for herein, including the Merger, shall have been approved and adopted by the requisite vote of the Shareholders, in accordance with the NYBCL and the Company's Certificate of Incorporation and by-laws.

          4.01.03 Prohibitions. No United States or state court or governmental or regulatory authority, agency, court, commission or other entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regula-tion, judgment, decree, injunction or other order (whether tempo-rary, preliminary or permanent) which prohibits consummation of the transactions contemplated by this Agreement.

     4.02 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:

          4.02.01  Representations and Warranties.  The
representations and warranties of Purchaser Companies set forth in
Section 2.02 shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made at and as of the Effective Time, except as otherwise contemplated in this Agreement, and the Company shall have received a Purchaser Closing Certificate to that effect. As used herein, "Purchaser
Closing Certificate" means a certificate in form and substance reasonably satisfactory to Company, dated the Closing Date, and signed by the Chairman of the Board or the Treasurer of Purchaser, neither of whom shall have any personal liability under any Pur-chaser Closing Certificate.

          4.02.02 Performance of Obligations. Purchaser Companies shall have performed in all material respects their obligations required to be performed by them under this Agreement prior to the Effective Time, and the Company shall have received a Purchaser Closing Certificate to that effect.

          4.02.03 Initial Funding. Purchaser shall have provided the Exchange Agent with the funds required by the first sentence of Subsection 1.06.03.

          4.02.04 Opinion of Purchaser's Counsel. At the Closing, DI shall receive a signed opinion of Purchaser's Counsel, dated the Closing Date and in the form of Exhibit E hereto.

     4.03 Conditions to Obligations of Purchaser Companies. The obligations of Purchaser Companies to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:

          4.03.01  Representations and Warranties.  The
representations and warranties of DI set forth in Section 2.01 shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made at and as of the Effective Time, except as otherwise contemplated in this Agreement, and Purchaser shall have received a Company Closing
Certificate to that effect.  As used herein, "Company Closing
Certificate" means a certificate in form and substance reasonably satisfactory to Purchaser, dated the Closing Date, and signed by the President, Executive Vice President and Senior Vice President of the Company, none of whom shall have any personal liability under any Company
Closing Certificate.

          4.03.02 Performance of Obligations. The Company shall have performed in all material respects its obligations required to be performed by it under this Agreement prior to the Effective
Time, and Purchaser shall have received a Company Closing
Certificate to that effect.

          4.03.03 No Material Adverse Change. Since February 28, 1995, the date of the last quarterly financial statements received by Purchaser prior to entering into this Agreement, there shall have been no material adverse change in the businesses, condition (financial or otherwise), results of operations or prospects of the DI Companies, taken as a whole, and Purchaser shall have received a Company Closing Certificate to that effect.

          4.03.04 Consents. The Company shall have obtained all consents, waivers and approvals of third parties required to avoid a default or violation of any contract, agreement or lease or any other adverse consequence to DI by reason of the consummation of the Merger, excluding such consents, waivers and approvals, if any, the failure of which to obtain is not reasonably likely to have a Material Adverse Effect, and the consents of European American Bank and the Landlord.

          4.03.05 New Employment Contracts. Purchaser shall have received an Employment Contract executed on the Closing Date by Martin Hoffman in the form of Exhibit F hereto, by Frank Buchsbaum in the form of Exhibit G hereto, and by Hitoshi Tanaka in the form of Exhibit H hereto (collectively, the "Employment Contracts").

          4.03.06  Dissenting Shares.  No more than ten percent
(10%) of the Shares shall be Dissenting Shares.

          4.03.07 Opinion of DI General Counsel. At the Closing, Purchaser shall receive a signed opinion of DI General Counsel, dated the Closing Date and in the form of Exhibit I hereto.

                            ARTICLE 5
                 TERMINATION AND TERMINATION FEES

     5.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Shareholders:

          (a) by mutual consent of the Company and Purchaser;

          (b) by Purchaser, upon written notice received by DI prior to the Proxy Statement Mailing Date, to the effect that Purchaser is terminating this Agreement because of materially adverse information discovered during due diligence;

          (c) by either the Company or Purchaser, upon written notice to the other, if the Merger has not taken place by December 31, 1995;

          (d) by either the Company or Purchaser, upon written notice to the other, if the Shareholders fail to approve the Merger at the Special Meeting;

          (e) by Purchaser, upon written notice to the Company, if more than ten percent (10%) of the Shares issued and outstand-ing at the time of the Special Meeting are Dissenting Shares;

          (f) by either Purchaser or the Company, upon written notice to the other, if the Company or its Board of Directors withdraws, modifies or amends, in any respect that is adverse to Purchaser, its recommendation of the Merger, so long as, in the case of termination by the Company, it shall have proffered to Purchaser, immediately prior to such termination, the amount owing under Subsection 5.02.01; or

          (g) by either the Company or Purchaser, upon written notice to the other, if the Company enters into a letter of intent, agreement in principle or other agreement with any Person (other than Purchaser or its Affiliates) relating to a Business Combination, so long as, in the case of termination by the Company, it shall have proffered to Purchaser, immediately prior to such termination, the amount owing under Subsection 5.02.01.

In the event of the termination of this Agreement pursuant to this
Section 5.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of either Purchaser Company or the Company or their respective officers, directors, employees, shareholders, agents, advisors, Affiliates or other representatives hereunder, except under Section 5.02.

     5.02  Termination Fees.

          5.02.01 Payable to Purchaser. In the event that the Merger is not consummated and Purchaser is not in material breach of any representation or warranty contained in Section 2.02 or any covenant contained in Article 1 or 3 and one or more of the events set forth in clause (a) through (g) below occurs on or prior to the date of termination of this Agreement or within six (6) months thereafter, the Company shall pay to Purchaser the sum of $180,000, in the case of any of the events set forth in clause (a) below, or $360,000, in the case of any of the events set forth in clauses (b) through (g) below, less any amount that previously may have been paid by the Company pursuant to clause (a) below, it being agreed that the amount, if any, payable pursuant to clause (a) below shall become due and payable to Purchaser immediately upon termination of this Agreement:

          (a) either (1) the Shareholders shall not have approved the Merger at the Special Meeting although the parties to the Support Agreement shall have voted for the Merger all of the Shares therein agreed to be voted for the Merger, or (2) more than ten percent (10%) of the Shares issued and outstanding at the time of the Special Meeting shall be Dissenting Shares, or
   (3) a material adverse change of the kind contemplated by Subsection 4.03.03 shall have occurred but there shall be no material breach of any of the representations or warranties of the Company contained in Section 2.01;

          (b) there is a material breach by the Company of (1) any representation or warranty contained in Section 2.01 and made as of the date hereof or (2) any covenant contained in Article
   1 or 3;

          (c) the parties to the Support Agreement shall not have voted for the Merger all of the Shares therein agreed to be voted for the Merger;

          (d) DI or its Board of Directors withdraws or modifies or amends in any respect adverse to Purchaser its recommendation of the Merger prior to or during the Special Meeting;

          (e) DI enters into an agreement (including an agreement in principle or letter of intent), other than with Purchaser or one of its Affiliates, with respect to a Business
   Combination;

          (f) the Company enters into one or more agreements or plans which, individually or in the aggregate, would result in the sale or other disposition of more than 50% of its total assets or earning power; or

          (g) the directors or shareholders of the Company resolve to take any action that would result in any of the foregoing or the Company publicly announces any such action.

In no event will the aggregate amount payable by the Company to Purchaser pursuant to this Subsection 5.02.01 exceed $360,000. If any amount becomes payable to Purchaser pursuant to clause (a),
(b), (c) or (d) of the preceding sentence, it shall be payable immediately upon termination of this Agreement. If any amount (or if any additional amount) becomes payable to Purchaser pursuant to clause (e) through (g) of the preceding sentence, it shall be payable at the time of the event mentioned in such clause. If any such amount is not paid when it becomes due, it shall thereafter bear interest at the rate of twelve percent (12%) per annum until it is paid, and Purchaser shall be entitled to recover all costs and expenses, including reasonable attorneys' fees and disbursements, incurred in connection with the collection thereof.
The Company shall make any such payment as compensation and liquidated damages for the loss suffered by Purchaser as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining actual damages in that circumstance, and such payment shall be the sole and exclusive remedy of Purchaser against the Company and any of its shareholders, directors, officers, employees, agents, advisors, Affiliates or other representatives regardless of the circumstances giving rise to such payment. If
Purchaser files an action or arbitration proceeding against the Company to recover the amount payable under this Subsection 5.02.01 and Purchaser fails to prevail, Purchaser shall pay all costs and expenses, including reasonable attorneys' fees, incurred by the Company in connection therewith. The rights, remedies and obligations set forth in this Subsection 5.02.01 shall survive termination of this Agreement. Notwithstanding the foregoing provisions of this Subsection, no termination fee shall be payable hereunder if a court injunction or other court action prevents the Merger from being consummated.

          5.02.02 Payable to the Company. In the event that (a) the Merger is not consummated, (b) the Company is not in material breach of any representation or warranty contained in Section 2.01 or any covenant contained in Article 1 or 3, (c) no Shareholder who signed the Support Agreement (and no Permitted Transferee, as defined therein) is in material breach of any provision thereof, and (d) Purchaser is in material breach of any representation or warranty contained in Section 2.02 or covenant contained in Article
1 or 3, Purchaser shall pay to DI the sum of $360,000 immediately upon termination of this Agreement. If such amount is not paid when it becomes due, it shall thereafter bear interest at the rate of twelve percent (12%) per annum until paid, and the Company shall be entitled to recover all costs and expenses, including reasonable attorneys' fees and disbursements, incurred in connection with the collection thereof. Purchaser shall make any such payment as compensation and liquidated damages for the loss suffered by the Company as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining actual damages in that circumstance, and such payment shall be the sole and exclusive remedy of the Company against Purchaser and any of its shareholders, directors, officers, employees, agents, advisors, Affiliates or other representatives regardless of the circumstances giving rise to such payment. If DI files an action or arbitration proceeding against Purchaser to recover the amount payable under this Subsection 5.02.02 and DI fails to prevail, DI shall pay all costs and expenses, including reasonable attorneys' fees, incurred by Purchaser in connection therewith. The rights, remedies and obligations set forth in this Subsection 5.02.02 shall survive termination of the Agreement. Notwithstanding the foregoing provisions of this Subsection, no termination fee shall be payable hereunder if a court injunction or other court action prevents the Merger from being consummated.

                            ARTICLE 6
                           DEFINITIONS

     6.01  Specific Definitions.   When used in this Agreement, the
following terms shall have the following meanings (each of which, where appropriate, shall be applicable to the singular as well as the plural form of the defined term):

          "Affiliate" means with respect to a specified Person (the "First Person") (a) any Person that directly or indirectly through one or more intermediaries controls, alone or through an affiliated group, is controlled by, or is under common control with the First Person, (b) any Person that is an officer, director, partner, or trustee of, or serves in a similar capacity with respect to, the First Person or of which the First Person is an officer, director, partner, or trustee, or with respect to which the First Person serves in a similar capacity, (c) any Person that directly or indirectly is the beneficial owner of 5% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the First Person or of which the First Person is directly or indirectly the owner of 5% or more of any class of equity securities or in which the First Person has a substantial beneficial interest, or (d) any spouse, descendant, ancestor or sibling of the First Person.

          "Agreement" means this Agreement, as amended from time to time.

          "Arrangement" has the meaning set forth in Subsection
2.01.23.

          "Backup Withholding" has the meaning set forth in Subsec-tion 1.06.04.

          "Base Balance Sheet" has the meaning set forth in Subsec-tion 2.01.09.

          "Business Combination" has the meaning set forth in Sec-tion 3.08.

          "Business Day" means any day other than a Saturday, Sun-day or legal holiday in New York.

          "Certificate of Merger" has the meaning set forth in
Section 1.02.

          "Closing" has the meaning set forth in Section 1.02.

          "Closing Date" has the meaning set forth in Section 1.02.

          "Code" means the Internal Revenue Code of 1986, as amend-ed from time to time, and all regulations promulgated thereunder.

          "Commission" means the Securities Exchange Commission.

          "Conditions" has the meaning set forth in Section 1.02.

          "Constituent Corporations" has the meaning set forth in
Section 1.01.

          "Costs" has the meaning set forth in Section 3.11.

          "DD&D" has the meaning set forth in Subsection 2.02.06.

          "DD&D's General Counsel" or "Purchaser's Counsel" means
William E. Barrows, Three First National Plaza, Suite 3750,
Chi-cago, Illinois 60602.

          "Department" has the meaning set forth in Section 1.02.

          "DFSC" has the meaning set forth in Section 1.01.

          "DFSC Shares" has the meaning set forth in Subsection
2.01.03.

          "DI" or the "Company" means DESIGNATRONICS INCORPORATED, a New York corporation.

          "DI Board" has the meaning set forth in Section 3.04.

          "DI Companies" has the meaning set forth in Section 2.01.

          "DI General Counsel" has the meaning set forth in Section
1.02.

          "DI Officers" means the present officers of DI.

          "Disclosure Schedule" has the meaning set forth in
Section 2.01.

          "Dissenting Holders" has the meaning set forth in Subsec-tion 1.07.01.

          "Dissenting Shares" has the meaning set forth in Subsec-tion 1.07.01.

          "EAB" means European American Bank.

          "Effective Time" has the meaning set forth in Section
1.03.

          "Employment Contracts" has the meaning set forth in Sub-section 4.03.05.

          "Entity" has the meaning set forth in Subsection 2.01.02.

          "ERISA" means the Employee Retirement Security Act of
1974, as amended from time to time, and all regulations promulgated thereunder.

          "Escrow Agreement" has the meaning set forth in Subsec-tion 2.02.06.

          "Exchange Act" means the Securities Exchange Act of 1943, as amended from time to time, an all rules and regulations promulgated thereunder by the Commission.

          "Exchange Agent" has the meaning set forth in Subsection
1.06.01.

          "Exchanged Shares" has the meaning set forth in Subsec-tion 1.06.01.

          "Exercise Price" has the meaning set forth in Section
1.09.

          "Facility" has the meaning set forth in Subsection
2.01.19.

          "FIFO" means first-in, first-out.

          "Financial Statements" has the meaning set forth in Subsection 2.01.08.

          "GAAP" means generally accepted accounting principles.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Inactive Subsidiary" has the meaning set forth in Subsection 2.01.02.

          "Indemnified Parties" has the meaning set forth in
Section 3.11.

          "Intellectual Property" has the meaning set forth in Subsection 2.01.24.

          "Joint Venture" has the meaning set forth in Subsection
2.01.02.

          "Knowledge of DI" has the meaning set forth in Section
2.01.

          "Landlord" means the landlord under the Material Leases.

          "Latest 10-K" has the meaning set forth in Subsection
2.01.07.

          "Management" means the officers and directors of DI.

          "Material Adverse Effect" has the meaning set forth in Subsection 2.01.05.

          "Material Contracts" has the meaning set forth in Subsection 2.01.20.

          "Material Leases" has the meaning set forth in Subsection
2.01.19.

          "Merger" means the merger contemplated by this Agreement.

          "Merger Company" means DD&D-DI MERGER COMPANY, INC., a
New York corporation.

          "Merger Price" has the meaning set forth in Section
1.05(c).

          "Multiemployer Plan" has the meaning set forth in Subsection 2.01.23.

          "NASD" means the National Association of Securities
Dealers, Inc.

          "NASDAQ" means the National Association of Securities
Dealers Automated Quotation System.

          "New Hyde Park Leases" means the leases of the premises occupied by the Company at 2101 Jericho Turnpike and 55 South
Denton Avenue, New Hyde Park, New York.

          "NYBCL" means the New York Business Corporation Law, as amended.

          "Options" has the meaning set forth in Section 1.09.

          "Optionholders" has the meaning set forth in Section
1.09.

          "Option Plans" has the meaning set forth in Section 1.09.

          "Ordinary Course" has the meaning set forth in Subsec-tion 2.01.09.

          "Other DI Document" has the meaning set forth in Subsec-tion 2.01.04.

          "Parties" means the parties to this Agreement.

          "Person" (whether capitalized or not) means any natural or legal person, including any Entity, any trustee, executor or other fiduciary, any government or governmental entity, agency, department or instrumentality.

          "Plan" has the meaning set forth in Subsection 2.01.23.

          "Proxy Statement" has the meaning set forth in Subsection
2.01.26.

          "Proxy Statement Mailing Date" means the date on which the Proxy Statement is mailed to the Shareholders.

          "Purchaser" means DD&D-DI ACQUISITION COMPANY, a Delaware corporation.

          "Purchaser Closing Certificate" has the meaning set forth in Subsection 4.02.01.

          "Purchaser Company" has the meaning set forth in Section
2.02.

          "Qualified Plan" has the meaning set forth in Subsection
2.01.23.

          "Revolving Credit Agreement" means that certain Revolving Credit Agreement between EAB and the Company, as amended.

          "Returns" has the meaning set forth in Subsection
2.01.13(a).

          "SEC Filings" has the meaning set forth in Subsection
2.01.07.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, an all rules and regulations promulgated thereunder by the Commission.

          "Shares" means the issued and outstanding shares of the Company's Common Stock, par value $.04 per share.

          "Shareholders" means holders of Shares.

          "Special Meeting" has the meaning set forth in Section
3.04.

          "Support Agreement" means the SUPPORT/OPTION AGREEMENT, of even date, among Purchaser, DI, Management and certain other
Shareholders, as amended.

          "Surviving Corporation" means the Company as the survivor in the Merger.

          "Taxes" has the meaning set forth in Subsection 2.01.13.


          "Title IV Plan" has the meaning set forth in Subsection
2.01.23.

          "Treasury Shares" has the meaning set forth in Section
1.05(a).

     6.02 Rules of Construction. This Agreement shall be con-strued in accordance with the following rules:

          (a) "herein", "hereby", "hereunder", "hereof" and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

          (b) the term "including" shall always be deemed to mean "including, but not limited to";

          (c) all accounting terms set forth herein shall have the meanings specified by GAAP unless otherwise defined herein;

          (d) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders as appropriate; and

          (e) the provisions of this Agreement shall be construed as a whole, according to their fair meaning, without any presumption that the terms of an agreement shall be more strictly construed against one party because it prepared the agreement, it being acknowledged that representatives of all the Parties have participated in the preparation of this Agreement.

                            ARTICLE 7
                     MISCELLANEOUS PROVISIONS

     7.01 Notices. All notices required or permitted to be given under this Agreement shall be in writing and may be given by certified or registered mail, postage prepaid, by hand delivery, by facsimile, or by delivery through Federal Express or any other private courier service. Such notices shall be mailed, delivered, or faxed to the following addresses or facsimile numbers:

          If to the Company, to:

               Mr. Martin Hoffman, President
               Designatronics Incorporated
               2101 Jericho Turnpike, Box 5416
               New Hyde Park, NY 11042-5416
               Facsimile: (516) 326-8827

          with a copy to:

               Mr. Herbert W. Solomon
               Hollenberg Levin Solomon Ross & Belsky, LLP
               585 Stewart Avenue
               Garden City, NY 11530
               Facsimile: (516) 745-6642

          If to Purchaser or Merger Company, to:

               Mr. Joseph M. Dunn
               Dyson, Dyson & Dunn, Inc.
               980 N. Michigan Avenue, Suite 1400
               Chicago, IL 60611
               Facsimile: (312) 644-7901

          with copies to:

               Mr. Peter L. Dyson
               Dyson, Dyson & Dunn, Inc.
               566 Chestnut Street, Suite 7
               Winnetka, IL 60093
               Facsimile: (708) 441-5518

               Mr. William E. Barrows
               Three First National Plaza, Suite 3750
               Chicago, IL 60606
               Facsimile: (312) 558-7767

Notices shall be effective (a) if mailed with the proper postage prepaid, three Business Days after the date of mailing, (b) if hand delivered or delivered by private courier, on the date of delivery, or (c) if transmitted by facsimile, on the date of transmission.

     7.02 Governing Law. The validity and effectiveness of this Agreement shall be governed by and construed accordance with the internal laws of the State of New York, without giving effect to the provisions, policies or principles of any state law relating to choice or conflict of laws.

     7.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     7.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which may bear the signatures of less than all the Parties, but all of which together shall constitute one agreement.

     7.05 Entire Agreement. This Agreement, together with the Exhibits hereto, the Disclosure Schedule, the Support Agreement and the Escrow Agreement, constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement, and no Party shall be bound by any communications between or among any of them on the subject matter hereof except for the Disclosure Schedule unless in writing and bearing a date subsequent to the date of this Agreement. Except for the Support Agreement, the Escrow Agreement and the Confidentiality Agreement previously executed by DD&D for the benefit of the Company, any prior written agreements shall, upon execution of this Agreement, be null and void.

     7.06 Severability. The Parties agree that if any term or provision of this Agreement contravenes or is invalid under any federal, state or local law, court decision, rule, ordinance or regulation, this Agreement shall, as to the jurisdiction in which such legal authority is promulgated or rendered, be construed as if it did not contain the offending term or provision, and the remaining provisions of this Agreement shall not be affected thereby; provided, however, that if the removal of such offending term or provision materially alters the burdens or benefits of any of the Parties under this Agreement, the Parties agree to negotiate in good faith such modifications to this Agreement as are appropriate to insure that the burdens and benefits of each Party under such modified Agreement are reasonably comparable to the burdens and benefits originally contemplated and expected.

     7.07 Captions. The captions herein are inserted for convenience of reference only and shall not affect the construction of this Agreement.

     7.08 Amendments. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Parties duly authorized by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by the

Shareholders, no such amendment, modification or supplement shall change the amount or the form of the consideration to be delivered to the Shareholders as contemplated by this Agreement or materially adversely affect the rights of the Shareholders without their consent or approval.

     7.09  Waiver, Remedies.  At any time prior to the Effective
Time, the Parties, by action taken by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein;
provided, however, that no delay or failure on the part of any Party to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power, or privilege hereunder operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder. Any agreement on the part of a Party to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such Party by a duly authorized officer thereof.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, all on the date first written above.

DESIGNATRONICS INCORPORATED        DD&D-DI ACQUISITION COMPANY



By:/s/Martin Hoffman               By:/s/Joseph M. Dunn
   Martin Hoffman, President          Joseph M. Dunn, Chairman
                                        of the Board

                    DD&D-DI MERGER COMPANY, INC.


                    By:/s/Joseph M. Dunn
                       Joseph M. Dunn, Chairman
                         of the Board

            EXHIBIT A TO AGREEMENT AND PLAN OF MERGER

            SUBSTANCE OF NEW CHARTER PROVISIONS FOR DI

FIRST:  The name of the Corporation is DESIGNATRONICS INCORPORATED.

SECOND: The purposes for which it is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

THIRD: The office of the Corporation is to be located in the County of Nassau, State of New York.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000, par value $.01 per share.

FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: United Corporate Services, Inc., 10 Bank Street, White Plains, New York 10606.

SIXTH: The name and address of the registered agent which is to be the agent of the Corporation upon whom process against it may be served, are United Corporate Services, Inc., 10 Bank Street, White Plains, New York 10606.

SEVENTH: The personal liability of directors to the Corporation or its shareholders for damages for breach of duty in such capacity is eliminated to the fullest extent permitted by law.

            EXHIBIT B TO AGREEMENT AND PLAN OF MERGER

                       AMENDED AND RESTATED
                            BY-LAWS OF
                   DESIGNATRONICS INCORPORATED

     WHEREAS, on ___________, 1995, DESIGNATRONICS INCORPORATED, a New York corporation (the "Corporation"), was merged with DD&D-DI MERGER COMPANY, a New York corporation, pursuant to a certificate of merger filed on such date with the Department of State of the State of New York (the "Certificate of Merger"); and

     WHEREAS, the Corporation is the Surviving Corporation and the Certificate of Merger provides that, immediately after the merger, the by-laws of the Surviving Corporation shall be amended and re-stated in their entirety to read as follows:

                            ARTICLE 1
                             OFFICES

     Section 1.01 The principal office of the Corporation shall be located at 2101 Jericho Turnpike, New Hyde Park, New York
11042-5416, or such other place as the Board of Directors of the Corpo-ration (the "Board") may from time to time determine.

     Section 1.02 The Corporation may have such other offices at such places, within or without the State of New York, as the Board may from time to time determine or the business of the Corporation may require.

                            ARTICLE 2
                     MEETINGS OF SHAREHOLDERS

     Section 2.01 Meetings of the Corporation's shareholders (the "Shareholders") for the election of its directors (the "Directors") and other purposes shall be held at such place as may be fixed by the Board from time to time and specified in the notice of the meeting or a duly executed waiver of notice.

     Section 2.02 Annual meetings of the Shareholders ("Annual Meetings"), commencing with 1996, shall be held on such day as may be fixed by the Board, at such time as the Board may desire, at which the Shareholders shall elect the Directors and transact such other business as may come before the Annual Meeting.

     Section 2.03 Written notice of each Annual Meeting, stating the place, date and hour of the Annual Meeting, shall be given not less than ten or more than fifty days before the date of the meeting, either personally or by mail or facsimile, by or at the direction of the Board, to each Shareholder of record entitled to vote at such Annual Meeting.

     Section 2.04  Special meetings of the Shareholders ("Special
Meetings") may be held at such time and place as may be fixed by the Board and stated in the notice of the Special Meeting or a duly executed waiver of notice.

     Section 2.05 A Special Meeting, for any purpose or purposes, may be called by the Board or by the holders of not less than half of the shares entitled to vote at the Special Meeting.

     Section 2.06 Written notice of each Special Meeting, stating the place, date and hour of the meeting and the purpose or purposes for which it is called, shall be given, either personally or by mail or facsimile, not less than ten or more than fifty days before the date of the meeting, to each Shareholder of record entitled to vote at the Special Meeting.

     Section 2.07 The business transacted at any Special Meeting of the Shareholders shall be related to the purpose or purposes set forth in the notice of the Special Meeting.

                            ARTICLE 3
                    QUORUM AND VOTING OF STOCK

     Section 3.03 Holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by Section 608 of the Business Corporation Law of the State of New York, as amended (the "Law"), or by the Corporation's certificate of incorporation, as amended (the "Certificate of Incorporation"). If, however, such a quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders present, in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be tran-sacted which might have been transacted at the original meeting.

     Section 3.02 If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the Shareholders, unless the vote of a greater or lesser number of shares is required by the Law.

     Section 3.03 Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at any meeting of Shareholders. A Shareholder may vote, either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact.

     Section 3.04 The Board, in advance of any meeting of the Shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a Shareholders' meeting may, and, on the request of any Shareholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

     Section 3.05 Whenever Shareholders are required or permitted to take any action by vote, the action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

                            ARTICLE 4
                            DIRECTORS

     Section 4.01 The number of Directors shall be four or such other number as may be fixed from time to time by the Board or the Shareholders. Directors shall be at least eighteen years of age and need not be residents of the State of New York or Shareholders. The Directors shall be elected at each Annual Meeting, except as hereinafter provided, and each Director elected shall serve until the next succeeding Annual Meeting and until his or her successor shall have been elected and qualified.

     Section 4.02 Any or all of the Directors may be removed, with or without cause, at any time by the vote of the Shareholders at a Special Meeting called for that purpose or by a unanimous written consent of the Shareholders.

     Section 4.03 Newly created directorships resulting from an increase in the Board and all vacancies occurring in the Board may be filled by election at an Annual Meeting or at a Special Meeting called for that purpose or by the affirmative vote of a majority of the Board. However, if the number of Directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a vote of a majority of the Directors in office.
A Director elected to fill a vacancy or a newly created director-ship shall hold office until the next Annual Meeting and until his or her successor shall have been elected and qualified.

     Section 4.04 The business and affairs of the Corporation shall be managed by the Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the Shareholders.

     Section 4.05 The Directors may keep the minute books and the accounting or financial books of the Corporation, except such as are required by the Law to be kept within the state, outside the State of New York, at such place or places as they may from time to time determine.

     Section 4.06 The Board, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors and Officers for services to the Corporation as Directors, Officers or otherwise.

                            ARTICLE 5
                MEETINGS OF THE BOARD OF DIRECTORS

     Section 5.01 Meetings of the Board, regular or special, may be held either within or without the State of New York.

     Section 5.02 After each Annual Meeting, the first meeting of the newly elected Board shall be held at such time and place as shall be fixed by the vote of the Shareholders at the Annual Meet-ing; and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, pro-vided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the Directors.

     Section 5.03 Regular meetings of the Board may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

     Section 5.04 Special meetings of the Board may be called by the Chairman of the Board or any two Directors on two days' notice to each Director, either personally or by mail or by facsimile.

     Section 5.05 Notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

     Section 5.06 Three of the Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the Certificate of Incorporation. The vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by the Law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 5.07 Unless otherwise restricted by the Certificate of Incorporation, members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and such participation in a meeting shall constitute presence in person at the meeting.

     Section 5.08 Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

                            ARTICLE 6
                             NOTICES

     Section 6.01 Whenever, under the provisions of the statutes or the Certificate of Incorporation or of these by-laws, notice is required to be given to any Director or Shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or Shareholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors or Shareholders may also be given by facsimile.

     Section 6.02 Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the Certificate of Incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE 7
                             OFFICERS

     Section 7.01 The officers of the Corporation (the "Officers") shall be chosen by the Board and shall consist of a Chairman of the Board (the "Chairman"), a President, an Executive Vice President as long as Frank Buchsbaum is an Officer and thereafter if determined by the Board, a Senior Vice President as long as Hitoshi Tanaka is an Officer and thereafter if determined by the Board, a Secretary. a Treasurer and such other Vice Presidents and such Assistant Sec-retaries or Assistant Treasurers as the Board may elect from time to time.

     Section 7.02  The Board at its first meeting after each Annual
Meeting shall choose a Chairman from among the Directors, a President, an Executive Vice President and a Senior Vice President if required or determined by the Board, one or more other Vice
Presidents, a Secretary and a Treasurer, and such Assistant
Secretaries and Assistant Treasurers as the Board my elect. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     Section 7.03 The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 7.04 The salaries of all Officers and agents of the Corporation shall be fixed by the Board.

     Section 7.05 The Officers shall hold office until their successors are chosen and qualify. Any Officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board.

     Section 7.06 The Chairman of the Board shall preside at all meetings of the Directors and the Shareholders. He shall advise the Shareholders and the Board on general business strategies involving the Corporation. He shall have the authority to execute all bonds, notes, mortgages, contracts, leases, agreements and other instruments and documents on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

     Section 7.07 The President shall be the chief executive and chief operating officer of the Corporation. He shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall serve on the Board at the pleasure of the Shareholders and shall periodically report to the Board on the progress of the businesses of the Corporation. He shall have the authority to execute all contracts, leases, agreements and other instruments and documents relating to the operations of the Corporation, except where required or permitted by law to be otherwise signed and exe-cuted and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

     Section 7.08 The Vice Presidents, including the Executive Vice President and the Senior Vice President, in the order determined by the Board from time to time, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board, the Chairman of the Board or the President may from time to time prescribe. The Executive Vice President and the Senior Vice President shall each supervise all key employees of the Corporation placed under their supervision from time to time.

     Section 7.09 The Secretary shall attend all meetings of the Board and the Shareholders and record all the proceedings of such meetings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the Chairman of the Board, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secre-tary, shall have the authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The
Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     Section 7.10 The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board or the Chairman of the Board may from time to time prescribe.

     Section 7.11 The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such deposito-ries as may be designated by the Board. He shall be the chief financial officer of the Corporation and shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board at its regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall work with the independent public accountants retained by the Board from time to time to audit the financial statements of the Corporation and prepare its tax returns. If required by the Board, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corpora-tion.

     Section 7.12 The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board or the Chairman of the Board may from time to time prescribe.

                            ARTICLE 8
                              SHARES

     Section 8.01 The shares of the Corporation shall be repre-sented by certificates. Certificates shall be signed by the Chairman of the Board and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation.

     Section 8.02 The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

     Section 8.03 Upon surrender to the corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

     Section 8.04 For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than fifty nor less than ten days before the date of any meeting nor more than fifty days prior to any other action. When a determination of Shareholders of record entitled to notice of or to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

     Section 8.05 The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New York.

     Section 8.06 A list of Shareholders as of the record date, certified by the Officer responsible for its preparation or by a transfer agent, shall be produced at any meeting upon the request thereat or prior thereto of any Shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of Shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be Shareholders entitled to vote thereat may vote at such meeting.

                            ARTICLE 9
                        GENERAL PROVISIONS

     Section 9.01 Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation's bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the Certificate of Incorporation.

     Section 9.02 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their sole and absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 9.03 All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board may from time to time desig-nate.

     Section 9.04 The fiscal year of the Corporation shall end on August 31 until changed by a resolution of the Board.

     Section 9.05 The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                            ARTICLE 10
                         INDEMNIFICATION

     Section 10.01 The Corporation shall indemnify the present and former Directors and Officers (collectively, the "Indemnified Persons" and separately, an "Indemnified Person") to the fullest extent permitted by the Law. Accordingly, if any Indemnified

Person is made, or is threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor (any such action or proceeding is referred to herein as a "Third Party Action"), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or Officer served in any capacity at the request of the Corporation (any such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise is referred to herein as "Another Entity"), by reason of the fact that he or she, or his or her testator or intestate, was a Director or Officer of the Corporation, the Corporation shall indemnify such Indemnified Person against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such Third Party Action, or any appeal therein, if such Director or Officer acted in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for Another Entity, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

     Section 10.02 The termination of any Third Party Action by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any Director or Officer did not act, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for Another Entity, not opposed to, the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

     Section 10.03 In addition, if any Indemnified Person is made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor (a "Corporate
Action") by reason of the fact that he or she, or his or her testa-tor or intestate, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of Another Entity, the Corporation shall indemnify such Indemnified Person against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense or settlement of such Corporate Action, or any appeal therein, if such Director or Officer acted in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for Another Entity, not opposed to, the best interests of the Corpora-tion, except that no indemnification under this Section shall be made in respect to (1) a threatened or a pending Corporate Action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such Corporate Action was brought, or, if no Corporate Action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the Indemnified Person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 10.04 For purposes of this Article, the Corporation shall be deemed to have requested an Indemnified Person to serve an employee benefit plan where the performance by such Person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such Person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemni-fied Person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by an Indemnified Person with respect to an employee benefit plan in the performance of such Person's duties for a purpose reasonably believed by such Person to be in the interest of the participants and beneficiaries of the plan shall be deemed for a purpose which is not opposed to the best interests of the Corporation.

     Section 10.05 An Indemnified Person who has been successful, on the merits or otherwise, in the defense of any civil or criminal action or proceeding of the character described in Section 10.01 or
10.03 shall be entitled to indemnification as authorized in this Article. Except as provided in the preceding sentence, any indemnification under this Article, unless ordered by a court under Section 724 of the Law, shall be made by the Corporation, only if authorized in the specific case:

          (1) by the Board acting by a quorum consisting of Direc-tors who are not parties to such action or proceeding upon a finding that the Director or Officer has met the standard of conduct set forth in Section 10.01 or 10.03;

          (2) if a quorum under clause (1) is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs:

               (A) by the Board upon an opinion in writing of in-dependent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met by such Director or Officer; or

               (B) by the Shareholders upon a finding that the Di-rector or Officer has met the applicable standard of conduct set forth in this Article.

     Section 10.06 Expenses incurred in defending a civil or criminal action or proceeding of the type described in Section
10.01 or 10.03 shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an under-taking by or on behalf of the Indemnified Person to repay such expenses in case the Person receiving such advancement is ultimately found, under the procedure set forth in this Section, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation exceed the indemnification to which he or she is entitled; provided, however, that no indemnification advancement shall be made under this Section in any circumstance where it appears:

          (1) that the indemnification would be inconsistent with the law of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

          (2) that the indemnification would be inconsistent with a provision of the Certificate of Incorporation, a by-law, a resolution of the Board or the Shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (3) if there has been a settlement approved by the court that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court approving the settlement.

     Section 10.07 If any provision of Section 10.01 through 10.06 is inconsistent with the Law, as in effect from time to time, the provisions of the Law shall control. In addition to indemnifica-tion pursuant to the provisions of this Article, indemnification may be awarded by a court pursuant to Section 724 of the Law. The Corporation may, but shall not be obligated to, provide insurance to indemnify Directors and Officers in instances in which they may be indemnified by the Corporation under the foregoing provisions of this Article.

     Section 10.08 The Corporation will not amend the foregoing provisions of this Article 10 without the prior written consent of Sol Schwartz, Joseph Rubenfeld, Martin Hoffman, Frank Buchsbaum, and Hitoshi Tanaka at any time prior to January 1, 2000, in any manner that might be considered adverse by any of them. The Corporation will purchase the three-year tail to its directors' and officers' liability insurance policy contemplated by the AGREEMENT AND PLAN OF MERGER, dated July 6, 1995, among the Corporation,
DD&D-DI ACQUISITION COMPANY and DD&D-DI MERGER COMPANY, INC. Indemnification shall be authorized to the extent provided in any agreement approved by the Board of Directors of the Corporation, and nothing in these By-Laws shall adversely affect any of the indemnity rights granted in any such agreement.

                            ARTICLE 11
                            AMENDMENTS

     Section 11.01 Except as provided in Section 10.08, these by-laws may be amended or repealed, or new by-laws may be adopted, at any meeting of Directors or any meeting of Shareholders at which a quorum is present or represented, by the vote of a majority of the Directors or the holders of a majority of the shares entitled to vote in an election of Directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.

            EXHIBIT C TO AGREEMENT AND PLAN OF MERGER


Optionholder        # of Shares    Date of Grant    Exercise Price

Martin Hoffman      15,000         09/14/93         $4.375
Martin Hoffman      16,500         11/01/93         $4.50
Frank Buchsbaum     15,000         09/14/93         $4.375
Frank Buchsbaum     16,500         11/01/93         $4.50
Hitoshi Tanaka      15,000         09/14/93         $4.375
Hitoshi Tanaka      16,500         11/01/93         $4.50
Sol Schwartz        10,000         09/14/93         $4.375
Sol Schwartz        11,000         11/01/93         $4.50
Joseph Rubenfeld    10,000         09/14/93         $4.375
Joseph Rubenfeld    11,000         11/01/93         $4.50
George Klein         5,000         07/14/93         $3.6875
Robert Lindemann     5,000         07/14/93         $3.6875
Murray Ores          5,000         07/14/93         $3.6875
Daniel Raleigh       5,000         07/14/93         $3.6875
Barry Stormes        5,000         07/14/93         $3.6875

            EXHIBIT D TO AGREEMENT AND PLAN OF MERGER

                       INCENTIVE BONUS PLAN

     DESIGNATRONICS INCORPORATED, a New York corporation ("DI"), hereby adopts the following plan:

     1. This incentive bonus plan is for the benefit of the five divisional vice presidents of DI, namely, George Klein, Robert
Lindemann, Murray Ores, Daniel Raleigh and Barry Stormes (each of whom is referred to herein as a "VP").

     2. Pursuant to this plan, each VP shall be entitled to a bonus for each fiscal year of DI commencing after August 31, 1995, equal to one-fifth of the following percent of EBIT for such year:

          If EBIT is more than:              Percent:

          $1,368,000 but less
          than $2,137,000.01                 1.50%

          $2,137,000 but less
          than $2,565,000.01                 2.00%

          $2,565,000 but less
          than $2,850,000.01                 2.50%

          $2,850,000                         3.00%

     3. As used herein, "EBIT" means DI's income from continuing operations before interest expense, income taxes, extraordinary items, salaries, fees and expenses payable to any officer, director or affiliate of DD&D-DI ACQUISITION COMPANY, any expenses related to the merger into DI of DD&D-DI MERGER COMPANY, INC. and transactions related thereto, and bonuses payable hereunder or to Martin Hoffman, Frank Buchsbaum or Hitoshi Tanaka, all as determined by the independent public accounting firm that audits the financial statements of DI. The bonus for each such fiscal year shall be payable immediately upon completion of the audit of DI's financial statements for such fiscal year and receipt of a computation of EBIT for such year prepared by such firm as part of their engagement.

     4. DI may not modify, amend or terminate this plan until after the payment of all bonuses hereunder for its fiscal years ending August 31, 1996 and 1997.

     5. A VP is entitled to a bonus hereunder for a fiscal year only if he is in the employment of DI on the last day of the fiscal year; provided, however, that if he dies or becomes disabled during a fiscal year and, in the case of disability, he continues to be disabled (or is well and continues to be employed by DI) at the end of the fiscal year, he shall be entitled to his full bonus hereunder for the fiscal year.

            EXHIBIT E TO AGREEMENT AND PLAN OF MERGER

                  OPINION OF WILLIAM E. BARROWS


            [Type on letterhead of William E. Barrows]


                     [Date the Closing Date]

DESIGNATRONICS INCORPORATED,
a New York corporation ("DI")
2101 Jericho Turnpike
New Hyde Park, NY 11042-5416

     RE:  DD&D-DI ACQUISITION COMPANY,
          a Delaware corporation ("AC"),
          and DD&D-DI MERGER COMPANY, INC.,
          a New York corporation ("MC")

Gentlemen:

This opinion is being delivered at the Closing under the AGREEMENT AND PLAN OF MERGER, dated JuLY 6, 1995 (the "Agreement"), among DI, AC and MC. I have represented AC and MC in connection with the negotiation of the Agreement and the transactions closed thereunder today, including the merger of MC with and into DI (the "Merger") pursuant to the Agreement. Terms used but not defined in this opinion have the meanings set forth in the Agreement.

This opinion is being delivered to satisfy the Condition set forth in Section 4.02.04 of the Agreement. As a basis for this opinion, I have conducted such review, research and examination as I have deemed necessary, including a review of the items listed in Annex A hereto.

I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to originals of all documents sub-mitted to me as copies, the due organization and existence of DI, its power and authority to enter into all documents to which it is a party, and the valid execution and delivery of the Agreement and the Certificate of Merger on behalf of DI.

Based on the foregoing and subject to the qualifications herein-after set forth, it is my opinion that, as of the date hereof:

     1. AC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each Purchaser Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

DESIGNATRONICS INCORPORATED
[Closing Date]
Page Two

     2. The authorized capital stock of MC consists of 1,000 shares of Common Stock, par value $.01 per share (the "MC Shares"), all of which were issued and outstanding immediately prior to the Merger. Each outstanding MC Share has been duly authorized and validly issued and is fully paid and non-assessable and is owned both of record and beneficially by AC, free and clear of all liens, encumbrances, equities, options and claims.

     3. Each Purchaser Company has full corporate power and authority to enter into the Agreement and to carry out all of its duties and obligations thereunder. The execution and delivery of the Agreement and the consummation of the transactions provided for therein, including the Merger, have been duly authorized by each Purchaser Company's Board of Directors and by AC as the sole share-holder of MC, and no other corporate actions or proceedings on the part of either Purchaser Company are necessary to authorize it to enter into the Agreement and to consummate the transactions pro-vided for therein.

     4. The Agreement has been duly executed and delivered by each Purchaser Company and is a legal, valid and binding agreement of each Purchaser Company. The Certificate of Merger has been duly executed and delivered by MC and is a legal, valid and binding certificate of MC.

     5. Neither the execution and delivery of the Agreement, nor the consummation of the transactions provided for therein, nor compliance with any of the provisions thereof, will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, the loss of a material benefit or the creation of any lien, claim, security interest, charge or encumbrance upon any of the properties or assets of either Purchaser Company under any of the terms, conditions or provisions of (1) its certificate of incorporation or by-laws or (2) to my knowledge, any note, bond, mortgage, indenture, deed of trust, other financing document, lease, agreement, instrument or obligation to which either Purchaser Company is a party or by which it is bound or to which any of its properties or assets is subject, or (b) to my knowledge, violate any judgment, ruling, order, writ, injunction or decree in effect as of the date hereof or any statute, rule or regulation applicable to either
Purchaser Company or any of its assets.

     6. Other than the filing of the Certificate of Merger in compliance with the NYBCL, no notice or report to, registration, declaration or filing with, or authorization, consent or approval of, any public body or authority is necessary for the execution,

DESIGNATRONICS INCORPORATED
[Closing Date]
Page Three

delivery and performance by either Purchaser Company of the Agreement, including the consummation of the Merger.

The opinions expressed herein are subject to the following qualifications, assumptions and limitations:

          A. My opinion is qualified with regard to matters of enforceability to the extent that enforcement may be subject to:
(i) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance, moratorium or other similar laws now or hereafter in effect relating to or limiting the enforcement of creditors' rights generally; (ii) principles of equity; and (iii) with respect to any provisions purporting to provide indemnification for liabilities under securities laws, principles of public policy which may preclude their enforcement.

          B. Insofar as my opinion relates to the existence and good standing of Purchaser Companies, I have relied upon certificates of the Secretary of State of Delaware and the Department of State of New York, no further investigation having been performed by me.

          C. I am a member of the Bar of the State of Illinois and I do not purport to express any opinion herein concerning any law other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. No opinion is expressed with respect to the laws of any other state or jurisdiction. Insofar as the law of any other jurisdiction (including the State of New York) is applicable to any part of this opinion, this opinion assumes that the laws of such other jurisdiction are identical to the laws of the State of Illinois. I undertake no responsibility to advise you of any changes in law after the date hereof that would alter the scope or substance of the opinions herein expressed.

          D. This opinion is rendered solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by you for any other purpose, or furnished to, used, circulated, quoted or relied on by any other person for any purpose, without my prior written consent in each instance.

                                        Very truly yours,



                                        William E. Barrows

            EXHIBIT F TO AGREEMENT AND PLAN OF MERGER

                       EMPLOYMENT CONTRACT

THIS AGREEMENT, dated this ___ day of _______, 1995, is by and between DESIGNATRONICS INCORPORATED, a New York corporation with principal offices at 2101 Jericho Turnpike, New Hyde Park, New York 11040 (the "Company") and MARTIN HOFFMAN, residing at 260 Dune Road, West Hampton Beach, New York 11978, (the "Executive").

                       W I T N E S S E T H

     WHEREAS, the Executive has been employed by the Company for thirty-eight (38) years, since 1957, during which period he has acquired intimate knowledge of the Company and its operations and affairs and has become a key executive officer of the Company; and

     WHEREAS, on the date hereof, DD&D-DI ACQUISITION COMPANY, a Delaware corporation ("Purchaser"), acquired all of the issued and outstanding shares of Common Stock of the Company, par value $.04 per share, pursuant to an AGREEMENT AND PLAN OF MERGER, dated July 6, 1995 (the "Merger Agreement"), among the Company, Purchaser and its wholly-owned subsidiary, DD&D-DI MERGER COMPANY, INC., a New York corporation which is being merged into the Company on the date of this Agreement (terms defined in the Merger Agreement are used in this Agreement with the same meanings); and

     WHEREAS, as a condition to the Closing under the Merger
Agree-ment, and contingent upon the Closing and the Merger occurring, the
Executive is entering into this Agreement as a material inducement to Purchaser to proceed with the Closing; and

     WHEREAS, this Agreement supersedes the existing EMPLOYMENT
CONTRACT, dated August 31, 1992, between the Company and the Exe-cutive, as heretofore amended (the "Existing Agreement");

     NOW, THEREFORE, in consideration of the mutual promises of the parties to each other and the performance by Purchaser of its obli-gations under the Merger Agreement, it is agreed as follows:

     1. EMPLOYMENT. The Company hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth. The Company, as used throughout this Agreement, shall mean and include the Company and any subsidiaries of the Company.

     2. TERM. The term of the Executive's employment under this Agreement (the "Term") shall commence on the date hereof and shall continue thereafter until December 31, 1997.

     3.  DUTIES.  The Executive is engaged as an executive of the

Company, namely, its President, Chief Executive Officer and Chief Financial Officer, and will serve in that capacity during the Term. He will perform all duties incident to his office, as provided in the Company's By-Laws and in the same manner as he has performed during the past two (2) years. If he is elected as a director or officer of any subsidiary of the Company, he will serve in that capacity or in those capacities without any further compensation; but nothing contained herein shall be construed as requiring the Company to cause the election or appointment of the Executive as any such director or officer of any subsidiary of the Company.

     4.   COMPENSATION.

     4.1  SALARY.   For all services rendered by the Executive
under this Agreement, the Company shall pay the Executive a salary of $204,904 per year payable weekly (which sum is 110% of the Executive's current salary and which increase is pursuant to the Amendment dated March 22, 1994 to the Existing Agreement).

     4.2  BONUS.    As additional incentive to the Executive, the
Company shall pay the Executive:

          (a) a bonus for its fiscal year ending August 31, 1995, computed in the manner and payable at the time provided for in section 1.10 of the Merger Agreement; and

          (b)  a bonus for each of its fiscal years ending August
     31, 1996 and 1997, equal to the percent of EBIT set forth in the following table:

          If EBIT is more than:              Percent:

          $1,368,000 but less
          than $2,137,00.01                  1.00%

          $2,137,000 but less
          than $2,565,000.01                 1.33%

          $2,565,000 but less
          than $2,850,000.01                 1.67%

          $2,850,000                         2.00%

As used herein, "EBIT" means the Company's income from continuing operations before interest expense, income taxes, extraordinary items, salaries, fees and expenses payable to any officer or director of the Purchaser, the Merger Company or any affiliate thereof, other than an executive officer of the Company prior to the Merger, any expenses related to the Merger and transactions related thereto and bonuses as determined by the independent public accounting firm that audits the financial statements of the Company for its fiscal years ending August 31, 1996 and 1997. The bonus for each such fiscal year shall be payable immediately upon completion of the audit of the Company's financial statements for such fiscal year and receipt of a computation of EBIT for such year prepared by such firm as part of their engagement.

          4.3  OTHER BENEFITS.     The salary and bonuses provided
for in subparagraphs 4.1 and 4.2 shall be in addition to any pension or retirement benefits, director's fees or salary increases to which the Executive may become entitled in the future at the discretion of the Company (collectively, "Benefits"); and the existence of this Agreement shall not be deemed in any way to preclude the Executive from receiving any additional Benefits nor to oblige the Company to provide any such additional Benefits.

     5.   SALARY CONTINUATION PROVISIONS.  The salary of the
Executive as in effect on the date of his death or his total or partial disability shall continue to be paid by the Company in full, as if he continued to be employed:

          (a) for twelve (12) months after his death, to the Executive's children, Neal Hoffman, Barrie Stachel and Tracey Diamond per stirpes, or such other designee as the Executive designates, by letter in writing to the Company; provided, however, that in no event shall his salary continue under this clause (a) after December 31, 1998; and

          (b) during the entire period of his total or partial disability; provided, however, that his salary shall not continue for more than two (2) years after his disability began, and in no event shall his salary continue under this clause (b) after December 31, 1998.

For purposes of this Agreement, (A) "total disability" shall mean that the Executive is totally disabled and unable to carry out his duties hereunder, and (B) "partial disability" shall mean that the Executive is partially disabled, permitting only a limited schedule of duties at the offices of the Company.

     6. EXTENT OF SERVICES. The Executive shall not, during the Term, during normal business hours, engage in any business activity whether or not such business activity is pursued for gain, profit or pecuniary advantage; but this provision shall not be construed as preventing the Executive from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on his part in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor.

     7. VACATIONS. The Executive shall be entitled to reasonable vacations during each year of his employment hereunder which shall be at such time or times as may be consistent with the business needs of the Company and to be based upon the policies described in the Company's present Employee Handbook. The Executive, from time to time, may be absent on various Mondays and Fridays during the summer and such absence shall not be considered vacation days or shall otherwise be prohibited under this Agreement.

     8. INSURANCE. The Company may, at its election and for its benefit, insure the Executive against disability or death; and the Executive shall submit to such physical examination and supply such information as may be required in connection therewith. The
Company shall be the sole beneficiary of such insurance.

     9. DISABILITY. In the event the Executive is totally disabled and unable to carry out his duties, he shall be relieved of his duties hereunder, but he shall consult with the other officers, directors or key employees of the Company, to the extent reasonably possible, concerning the business and affairs of the Company, during the disability. At the termination of the disability, the Company shall reinstate the Executive to his prior position, unless it has hired a replacement. The Company agrees not to hire a replacement for the first three (3) months of the Executive's disability. If a replacement has been hired, the Company shall not be obligated to reinstate the Executive to his prior position before the disability, but shall continue to pay the Executive his compensation and provide him with all other benefits under this Agreement. The Executive need not perform further duties under this Agreement if a replacement has been hired.

     10. BENEFITS. In addition to the benefits set forth in this Agreement, the Executive shall be entitled to participate in all benefits made available to the employees of the Company generally, which shall be included in the definition of Benefits as defined in
Section 4 of this Agreement and as described below and elsewhere in this Agreement.

     10.1 LIFE INSURANCE.     The Company shall continue to pay the
life insurance on the Executive during the Term, which payments shall not exceed $18,000 per annum, in the same manner as paid during the two years preceding the date of this Agreement. The Executive shall receive a lump sum of $18,000, each year for five
(5) years after the termination of this Agreement, whether termination is voluntary or involuntary and even if for just cause by the Company, which payments shall not exceed $90,000. Death of the Executive shall terminate any further payments effective with the date of death. The first payment to the Executive, after termination, shall be made to the Executive within 90 days after the termination of the Executive and such date will establish the anniversary date for all subsequent annual payments.

     10.2 HEALTH INSURANCE.   The executive shall be entitled to
receive the benefits of the Company's health care plan provided to its non-union employees without cost to the Executive during the term of this Agreement and for five (5) years after termination, whether termination is voluntary or involuntary, because of death and even if for just cause by the Company and irrespective of whether the Executive has any dependents.

     10.3 ELECTION IN LIEU OF HEALTH CARE PLAN BENEFITS. After termination of this Agreement, the Company may elect to make a payment of $6,500 per annum for the remainder of the five (5) years following termination in lieu of providing the Company's health care plan, if the Company cannot provide such health care plan insurance due to rejection by its underwriters or the cost to cover the Executive exceeds $6,500 per annum, or the Executive, for any reason, may elect to receive $6,500 per annum in lieu of the Company providing such benefits. The Company or the Executive shall send written notice, certified mail return receipt requested at least ninety (90) days prior to an election to make payments in lieu of providing such health care plan insurance benefits. Payments under the foregoing shall be in accordance with the Health Care Plan, or annually in a lump sum, whereas the first payment shall be within ninety (90) days after the election by the Company or the Executive. The first payment after the date of such election shall establish the anniversary date for all subsequent annual payments.

     11. USE OF CAR. The Executive shall be entitled to the use of a car that the Company leases or purchases, comparable, at least, to the present car being provided under the Existing Agreement, with all expenses thereon, including gas, maintenance, repairs and insurance, to be paid by the Company until two (2) years from the date of any scheduled, involuntary or voluntary termination of this Agreement and even if termination is for just cause. The Executive shall have the option to purchase such car at its book value or to take over the lease at the end of the foregoing described period. In accordance with the foregoing, in the event that this Agreement shall not be renewed, the Executive shall still be entitled to the car in accordance with this Section 11.

     12.  RESTRICTIVE COVENANTS.

     12.1 DISCLOSURE OF INFORMATION. The Executive recognizes and acknowledges that the Company's trade secrets, customers lists and other proprietary, secret or confidential information, as such secrets, lists and information exist from time to time, are valuable, special and unique assets of the Company, invaluable to its businesses, access to and knowledge of which are essential to the performance of the Executive's duties hereunder and the success of the Company. The Executive will not, at any time during or after the Term, disclose such secrets, lists or information, in whole or in part, to any Person, for any reason or purpose whatsoever; nor shall the Executive make any use of any of such assets for his own purposes or for the benefit of any Person (other than the Company), under any circumstances, at any time during or after the Term. As used herein "Covenants" means the covenants contained in this Section and in Section 12.3 below.

     12.2 PERIOD. For the Period (as hereinafter defined) after the termination of his employment with the Company, the Executive shall comply with the Covenants set forth in Section 12.3 below, unless such termination by the Company of the Executive is wrongful, including if the Company terminates this Agreement without just cause. As used herein, "Period" means the one (1) year starting on the date of termination of the Executive's employment; provided, however, that the Period shall continue so long as the Company continues to pay the Executive's salary pursuant to Section 5(b) above.

     12.3 OTHER COVENANTS. The Executive will not, directly or indirectly, alone or together or with any other person or persons
("Person"), at any time during the Period:

          (a) own, manage, operate, control, lend to or invest in, or engage or participate in the ownership, management, operation, control or financing of, or become an officer, director, shareholder, member, partner, manager, employee, consultant, advisor, agent, independent contractor, distributor, sales person or representative of, any Person, such as Berg, Pic and Allied Devices, who or which designs, manufactures, sells, markets, distributes or otherwise deals in or with small mechanical drive components substantially through catalogs; or

          (b) attempt to induce any such customer to purchase or otherwise acquire any competing product from any Person other than the Company or to cease purchasing products from the Company or to curtail its purchases from the Company or to reduce, rescind or postpone any purchase order at any time given to the Company; or

          (c) attempt to induce any officer, employee, consultant, agent, independent contractor, distributor, sales person or representative of the Company to terminate his, her or its relationship with the Company or to simultaneously represent any competitor of the Company.

The parties do not intend by the reference in clause (a) to "Berg, Pic, and Allied Devices" to limit the universe of possible competitors to those three (3) companies, but rather the parties are simply attempting to define the type of business from which Purchaser has an interest in protecting the Company against competition, namely, a business that sells products that compete with or can be used as substitutes for products referred to in the latest edition of DI's catalogs prepared prior to termination of employment. As used herein:

          (1) "Berg" means W.M. Berg Inc., the principal offices of which are located at 510 Ocean Avenue, East Rockaway, NY 11518;

          (2) "Pic" means PIC Design, the principal offices of which are located at Benson Road, Middlebury, CT 06762;

          (3) "Allied Devices" means Allied Devices Corp., the principal offices of which are located at 2365 Melbourne Avenue, Baldwin, NY 11510.

     12.4 DEFINITION OF COMPANY. For purposes of the provisions of this Section 12, "Company" shall include all present and future Affiliates of the Company, including DESIGNATRONICS FOREIGN SALES CORP., WESTERN COMPONENT SALES CORP. and ACCELLENT TECHNOLOGY LTD., and all of their respective divisions, arms, and branches, wherever located, all over the world.

     12.5 REASONABLENESS OF COVENANTS. The Executive acknowledges that the Period (indefinite in the case of Section 12.1 and a minimum of one year in the case of Section 12.3) and the geographical area (the world) of the Covenants, and all of the other provisions of this Section 12, are fair and reasonable, in light of the facts that: (1) the Executive has participated in the management of the Company for many years, and over the years he has developed close personal relationships with all material employees and many sales repre-sentatives and other independent contractors and agents of and consultants to the Company, as well as many of its material customers and suppliers; (2) the Executive has an intimate know-ledge of the Company's businesses and affairs; and
(3) the customers of the Company and its suppliers are located all over the world.

     12.6 EQUITABLE REMEDIES. The Executive acknowledges that any breach of any Covenant could result in substantial and irreparable damages to the Company and that the amount of such damages would be difficult, if not impossible, to calculate or ascertain in monetary terms. Accordingly, the Executive agrees that, in the event of any such breach or a threatened breach of any Covenant, the Company may seek and obtain a preliminary, temporary or permanent injunction, restraining order or other relief in equity, without providing any bond or other security and without proving any actual damages. The Company's right to injunctive or other relief in equity shall be in addition to all other rights and remedies the Company may otherwise have, at law, in equity, or otherwise, in the event of any breach or threatened breach of any Covenant by the Executive. The Company's right to injunctive or other relief in equity may be exercised, at its option, prior or subsequent to, contemporaneous with, or in lieu of any other rights or remedies the Company may have by reason of a breach of any such Covenant.

     12.7  PUBLIC STOCK EXCEPTION.  Nothing contained in this
Section 12 shall prohibit the Executive and his Affiliates, collectively, from owning, holding or purchasing less than five percent (5%) of the outstanding shares of any class of capital stock, warrant or debt investment listed on a national securities exchange, registered under Section 12(g) of the Securities Exchange Act of 1934 and quoted on NASDAQ, or traded on the pink sheets.

     12.8 THIRD PARTY BENEFICIARIES. The Executive acknowledges that during the Period:

          (a) Purchaser, the Company, or an Affiliate of Purchaser or the Company, may form one or more new Affiliates to engage in one or more of the businesses of the Company or some aspect of one or more of such businesses; and

          (b) Purchaser, the Company, or an Affiliate of Purchaser or the Company, may sell the one or more of the businesses of the Company, in whole or in part, to one or more successors, by means of a sale of assets or stock, a merger or consolidation, or otherwise.

The Executive agrees that each such Affiliate and successor of the Company or Purchaser shall be a third party beneficiary entitled to all of the rights and remedies of the Company under the provisions of this Section 12. The provisions of the preceding sentence are not intended to, and shall not, expand the scope of any Covenant contained in this Section 12. The foregoing is subject to the Executive's rights under Section 19 of this Agreement.

     13. WAIVERS. The waiver by any party, including any third party beneficiary, of (a) any right or remedy hereunder or (b) any failure to perform or breach by any other party shall not be deemed a waiver of (1) any other right or remedy or (2) any other failure or breach by such other party, whether of the same or a similar nature or otherwise. No waiver shall be effective unless it is set forth in a writing executed by or on behalf of the waiving party or third party beneficiary. No written waiver shall be deemed to be a continuing waiver unless specifically stated therein; and each waiver shall operate only as to the specific provision waived and shall not constitute a waiver of such provision for the future or as to any failure or breach other than that specifically waived.

     14. SEVERABILITY. Each provision of this Agreement shall be governed by, and is intended to be fully enforceable in accordance with, the laws of the State of New York, applicable to a contract entered into and performed solely in the State of New York. If, however, for any reason, any provision of this Agreement is held to be invalid or unenforceable under New York law, to any extent, such provision shall be enforceable to the fullest extent possible under New York law, and all other valid and enforceable provisions of this Agreement shall remain in full force and effect, and to that end each provision of this Agreement shall be severable in nature. Without limiting the generality of the preceding sentence, if any provision in Section 12 is held to be invalid or unenforceable to any extent, because it is too broad or because it covers a period or a geographical area that is determined to be unreasonable, such provision shall not be determined to be invalid or unenforceable, but rather it shall be reformed by the court to cover the maximum enforceable period, area, and other provisions (not greater than those contained in Section 12) as shall be valid and enforceable under New York law, it being the intention of the parties to this Agreement to provide the Company with the broadest possible protection under the provisions of Section 12 of this Agreement.

     15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to his residence in the case of Executive, or in the case of the Company to c/o each of the following addresses:

                    Mr. Joseph M. Dunn
                    980 N. Michigan Avenue, Suite 1400
                    Chicago, IL 60611

                    Mr. Peter L. Dyson
                    566 Chestnut Street, Suite 7
                    Winnetka, IL 60093

     16. NOTICE TO NEGOTIATE. Both the Company and the Executive agree on a non-binding basis to give to the other at least six (6) months prior to the expiration date of this Agreement if they do not wish to renew this Agreement on terms to be negotiated.

     17.  INDEMNIFICATION.    To fullest extent permitted by law:

     17.1 The Company shall indemnify the Executive for all claims, losses, damages, judgments and costs, including reasonable attorneys' fees that the Executive may incur as a result of his being heretofore or in the future an officer, director or employee of the Company or an affiliate thereof.

     17.2 The Executive shall also be indemnified by the Company for all claims, losses, damages, judgments and costs, including reasonable attorneys' fees if he is made, or threatened to be made, a party to an action or proceeding in connection with the Merger Agreement, the proxy statement (the "Proxy")in connection with the Merger Agreement and/or any and all causes of action relating to the Merger Agreement, Proxy or any matters relating to the Merger.

     17.3 The Company shall pay in full, at the inception of this Agreement, for a directors and officers insurance policy "tail" for the Executive to be effective for a period of three (3) years from the date of this Agreement that will provide the Executive with the same coverage as heretofore provided by the Company as well as coverage under Section 17.2 applicable to the period to and including the Effective Time.

     18.  RELOCATION BY THE COMPANY.    In the event the Company
relocates its operations, for any reason, to a place more than a thirty-five (35) mile radius from 2101 Jericho Turnpike, New Hyde Park, New York 11042-5416, the Executive shall not be required to perform any further services under this Agreement, but the Executive shall continue to be entitled to receive his full compensation and Benefits as provided in this Agreement. The Executive, subject to his availability, agrees to consult with the Company at the request of the Company by telephone.

     19.  BUSINESS COMBINATION BY THE COMPANY.    If the Company
engages in a Business Combination before December 31, 1997 without the approval of the Executive then the Executive shall not be required to perform any further services under this Agreement, but the Executive shall continue to be entitled to receive his full compensation and Benefits as provided in this Agreement.

     20. ENTIRE AGREEMENT. This document contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     21. PRIOR AGREEMENTS. This Agreement shall supersede all prior employment agreements between the Executive and the Company, including, specifically, the Existing Agreement, which is hereby terminated without further liability by either party hereto to the other party to this Agreement.

     22. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     23.  ARBITRATION.   Any controversy or claim arising out of or
relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association at its offices in Nassau County, New York, and judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof.

     24. BINDING AGREEMENT. This Agreement shall be binding upon the heirs, successors and assigns of each of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


DESIGNATRONICS INCORPORATED



By:__________________________      _______________________________
     Joseph M. Dunn, Chairman           Martin Hoffman
          of the Board

            EXHIBIT G TO AGREEMENT AND PLAN OF MERGER

                       EMPLOYMENT CONTRACT

THIS AGREEMENT, dated this ___ day of ______, 1995, is by and between DESIGNATRONICS INCORPORATED, a New York corporation with principal offices at 2101 Jericho Turnpike, New Hyde Park, New York 11040 (the "Company") and FRANK BUCHSBAUM, residing at 6 Sutton Place, Manhasset, New York 11030, (the "Executive").

                       W I T N E S S E T H

     WHEREAS, the Executive has been employed by the Company for twenty-six (26) years, since 1969, during which period he has acquired intimate knowledge of the Company and its operations and affairs and has become a key executive officer of the Company; and

     WHEREAS, on the date hereof, DD&D-DI ACQUISITION COMPANY, a Delaware corporation ("Purchaser"), acquired all of the issued and outstanding shares of Common Stock of the Company, par value $.04 per share, pursuant to an AGREEMENT AND PLAN OF MERGER, dated July 6, 1995 (the "Merger Agreement"), among the Company, Purchaser and its wholly-owned subsidiary, DD&D-DI MERGER COMPANY, INC., a New York corporation which is being merged into the Company on the date of this Agreement (terms defined in the Merger Agreement are used in this Agreement with the same meanings); and

     WHEREAS, as a condition to the Closing under the Merger
Agree-ment, and contingent upon the Closing and the Merger occurring, the
Executive is entering into this Agreement as a material inducement to Purchaser to proceed with the Closing; and

     WHEREAS, this Agreement supersedes the existing EMPLOYMENT
CONTRACT, dated August 31, 1992, between the Company and the Exe-cutive, as heretofore amended (the "Existing Agreement");

     NOW, THEREFORE, in consideration of the mutual promises of the parties to each other and the performance by Purchaser of its obli-gations under the Merger Agreement, it is agreed as follows:

     1. EMPLOYMENT. The Company hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth. The Company, as used throughout this Agreement, shall mean and include the Company and any subsidiaries of the Company.

     2. TERM. The term of the Executive's employment under this Agreement (the "Term") shall commence on the date hereof and shall continue thereafter until December 31, 1997.

     3.  DUTIES.  The Executive is engaged as an executive of the

Company, namely, its Executive Vice President and Secretary, and will serve in that capacity during the Term. He will perform all duties incident to his office, as provided in the Company's By-Laws and in the same manner as he has performed during the past two (2) years. If he is elected as a director or officer of any subsidiary of the Company, he will serve in that capacity or in those capacities without any further compensation; but nothing contained herein shall be construed as requiring the Company to cause the election or appointment of the Executive as any such director or officer of any subsidiary of the Company.

     4.  COMPENSATION.

     4.1  SALARY.   For all services rendered by the Executive
under this Agreement, the Company shall pay the Executive a salary of $204,904 per year payable weekly (which sum is 110% of the Executive's current salary and which increase is pursuant to the Amendment dated March 22, 1994 to the Existing Agreement).

     4.2  BONUS.    As additional incentive to the Executive, the
Company shall pay the Executive:

          (a) a bonus for its fiscal year ending August 31, 1995, computed in the manner and payable at the time provided for in section 1.10 of the Merger Agreement; and

          (b)  a bonus for each of its fiscal years ending August
     31, 1996 and 1997, equal to the percent of EBIT set forth in the following table:

          If EBIT is more than:              Percent:

          $1,368,000 but less
          than $2,137,00.01                  1.00%

          $2,137,000 but less
          than $2,565,000.01                 1.33%

          $2,565,000 but less
          than $2,850,000.01                 1.67%

          $2,850,000                         2.00%

As used herein, "EBIT" means the Company's income from continuing operations before interest expense, income taxes, extraordinary items, salaries, fees and expenses payable to any officer or director of the Purchaser, the Merger Company or any affiliate thereof, other than an executive officer of the Company prior to the Merger, any expenses related to the Merger and transactions related thereto and bonuses as determined by the independent public accounting firm that audits the financial statements of the Company for its fiscal years ending August 31, 1996 and 1997. The bonus for each such fiscal year shall be payable immediately upon completion of the audit of the Company's financial statements for such fiscal year and receipt of a computation of EBIT for such year prepared by such firm as part of their engagement.

          4.3  OTHER BENEFITS.     The salary and bonuses provided
for in subparagraphs 4.1 and 4.2 shall be in addition to any pension or retirement benefits, director's fees or salary increases to which the Executive may become entitled in the future at the discretion of the Company (collectively, "Benefits"); and the existence of this Agreement shall not be deemed in any way to preclude the Executive from receiving any additional Benefits nor to oblige the Company to provide any such additional Benefits.

     5.  SALARY CONTINUATION PROVISIONS.  The salary of the
Executive as in effect on the date of his death or his total or partial disability shall continue to be paid by the Company in full, as if he continued to be employed:

          (a) for twelve (12) months after his death, to the Executive's daughter, Lisa Pollack, or such other designee as the Executive designates, by letter in writing to the Company; provided, however, that in no event shall his salary continue under this clause (a) after December 31, 1998; and

          (b) during the entire period of his total or partial disability; provided, however, that his salary shall not continue for more than two (2) years after his disability began and in no event shall his salary continue under this clause (b) after December 31, 1998.

For purposes of this Agreement, (A) "total disability" shall mean that the Executive is totally disabled and unable to carry out his duties hereunder, and (B) "partial disability" shall mean that the Executive is partially disabled, permitting only a limited schedule of duties at the offices of the Company.

     6. EXTENT OF SERVICES. The Executive shall not, during the Term, during normal business hours, engage in any business activity whether or not such business activity is pursued for gain, profit or pecuniary advantage; but this provision shall not be construed as preventing the Executive from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on his part in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor.

     7. VACATIONS. The Executive shall be entitled to reasonable vacations during each year of his employment hereunder which shall be at such time or times as may be consistent with the business needs of the Company and to be based upon the policies described in the Company's present Employee Handbook. The Executive, from time to time, may be absent on various Mondays and Fridays during the summer and such absence shall not be considered vacation days or shall otherwise be prohibited under this Agreement.

     8. INSURANCE. The Company may, at its election and for its benefit, insure the Executive against disability or death; and the Executive shall submit to such physical examination and supply such information as may be required in connection therewith. The
Company shall be the sole beneficiary of such insurance.

     9. DISABILITY. In the event the Executive is totally disabled and unable to carry out his duties, he shall be relieved of his duties hereunder, but he shall consult with the other officers, directors or key employees of the Company, to the extent reasonably possible, concerning the business and affairs of the Company, during the disability. At the termination of the disability, the Company shall reinstate the Executive to his prior position, unless it has hired a replacement. The Company agrees not to hire a replacement for the first three (3) months of the Executive's disability. If a replacement has been hired, the Company shall not be obligated to reinstate the Executive to his prior position before the disability, but shall continue to pay the Executive his compensation and provide him with all other benefits under this Agreement. The Executive need not perform further duties under this Agreement if a replacement has been hired.

     10. BENEFITS. In addition to the benefits set forth in this Agreement, the Executive shall be entitled to participate in all benefits made available to the employees of the Company generally, which shall be included in the definition of Benefits as defined in
Section 4 of this Agreement and as described below and elsewhere in this Agreement.

     10.1 LIFE INSURANCE.     The Company shall continue to pay the
life insurance on the Executive during the Term, which payments shall not exceed $18,000 per annum, in the same manner as paid during the two years preceding the date of this Agreement. The Executive shall receive a lump sum of $18,000, each year for five
(5) years after the termination of this Agreement, whether termination is voluntary or involuntary and even if for just cause by the Company, which payments shall not exceed $90,000. Death of the Executive shall terminate any further payments effective with the date of death. The first payment to the Executive, after termination, shall be made to the Executive within 90 days after the termination of the Executive and such date will establish the anniversary date for all subsequent annual payments.

     10.2 HEALTH INSURANCE.   The executive shall be entitled to
receive the benefits of the Company's health care plan provided to its non-union employees without cost to the Executive during the term of this Agreement and for five (5) years after termination, whether termination is voluntary or involuntary, because of death and even if for just cause by the Company and irrespective of whether the Executive has any dependents.

     10.3 ELECTION IN LIEU OF HEALTH CARE PLAN BENEFITS. After termination of this Agreement, the Company may elect to make a payment of $6,500 per annum for the remainder of the five (5) years following termination in lieu of providing the Company's health care plan, if the Company cannot provide such health care plan insurance due to rejection by its underwriters or the cost to cover the Executive exceeds $6,500 per annum, or the Executive, for any reason, may elect to receive $6,500 per annum in lieu of the Company providing such benefits. The Company or the Executive shall send written notice, certified mail return receipt requested at least ninety (90) days prior to an election to make payments in lieu of providing such health care plan insurance benefits. Payments under the foregoing shall be in accordance with the Health Care Plan, or annually in a lump sum, whereas the first payment shall be within ninety (90) days after the election by the Company or the Executive. The first payment after the date of such election shall establish the anniversary date for all subsequent annual payments.

     11. USE OF CAR. The Executive shall be entitled to the use of a car that the Company leases or purchases, comparable, at least, to the present car being provided under the Existing Agreement, with all expenses thereon, including gas, maintenance, repairs and insurance, to be paid by the Company until two (2) years from the date of any scheduled, involuntary or voluntary termination of this Agreement and even if termination is for just cause. The Executive shall have the option to purchase such car at its book value or to take over the lease at the end of the foregoing described period. In accordance with the foregoing, in the event that this Agreement shall not be renewed, the Executive shall still be entitled to the car in accordance with this Section 11.

     12.  RESTRICTIVE COVENANTS.

     12.1 DISCLOSURE OF INFORMATION. The Executive recognizes and acknowledges that the Company's trade secrets, customers lists and other proprietary, secret or confidential information, as such secrets, lists and information exist from time to time, are valuable, special and unique assets of the Company, invaluable to its businesses, access to and knowledge of which are essential to the performance of the Executive's duties hereunder and the success of the Company. The Executive will not, at any time during or after the Term, disclose such secrets, lists or information, in whole or in part, to any Person, for any reason or purpose whatsoever; nor shall the Executive make any use of any of such assets for his own purposes or for the benefit of any Person (other than the Company), under any circumstances, at any time during or after the Term. As used herein "Covenants" means the covenants contained in this Section and in Section 12.3 below.

     12.2 PERIOD. For the Period (as hereinafter defined) after the termination of his employment with the Company, the Executive shall comply with the Covenants set forth in Section 12.3 below, unless such termination by the Company of the Executive is wrongful, including if the Company terminates this Agreement without just cause. As used herein, "Period" means the one (1) year starting on the date of termination of the Executive's employment; provided, however, that the Period shall continue so long as the Company continues to pay the Executive's salary pursuant to Section 5(b) above.

     12.3 OTHER COVENANTS. The Executive will not, directly or indirectly, alone or together or with any other person or persons
("Person"), at any time during the Period:

          (a) own, manage, operate, control, lend to or invest in, or engage or participate in the ownership, management, operation, control or financing of, or become an officer, director, shareholder, member, partner, manager, employee, consultant, advisor, agent, independent contractor, distributor, sales person or representative of, any Person, such as Berg, Pic and Allied Devices, who or which designs, manufactures, sells, markets, distributes or otherwise deals in or with small mechanical drive components substantially through catalogs; or

          (b) attempt to induce any such customer to purchase or otherwise acquire any competing product from any Person other than the Company or to cease purchasing products from the Company or to curtail its purchases from the Company or to reduce, rescind or postpone any purchase order at any time given to the Company; or

          (c) attempt to induce any officer, employee, consultant, agent, independent contractor, distributor, sales person or representative of the Company to terminate his, her or its relationship with the Company or to simultaneously represent any competitor of the Company.

The parties do not intend by the reference in clause (a) to "Berg, Pic, and Allied Devices" to limit the universe of possible competitors to those three (3) companies, but rather the parties are simply attempting to define the type of business from which Purchaser has an interest in protecting the Company against competition, namely, a business that sells products that compete with or can be used as substitutes for products referred to in the latest edition of DI's catalogs prepared prior to termination of employment. As used herein:

          (1) "Berg" means W.M. Berg Inc., the principal offices of which are located at 510 Ocean Avenue, East Rockaway, NY 11518;

          (2) "Pic" means PIC Design, the principal offices of which are located at Benson Road, Middlebury, CT 06762;

          (3) "Allied Devices" means Allied Devices Corp., the principal offices of which are located at 2365 Melbourne Avenue, Baldwin, NY 11510.

     12.4 DEFINITION OF COMPANY. For purposes of the provisions of this Section 12, "Company" shall include all present and future Affiliates of the Company, including DESIGNATRONICS FOREIGN SALES CORP., WESTERN COMPONENT SALES CORP. and ACCELLENT TECHNOLOGY LTD., and all of their respective divisions, arms, and branches, wherever located, all over the world.

     12.5 REASONABLENESS OF COVENANTS. The Executive acknowledges that the Period (indefinite in the case of Section 12.1 and a minimum of one year in the case of Section 12.3) and the geographical area (the world) of the Covenants, and all of the other provisions of this Section 12, are fair and reasonable, in light of the facts that: (1) the Executive has participated in the management of the Company for many years, and over the years he has developed close personal relationships with all material employees and many sales repre-sentatives and other independent contractors and agents of and consultants to the Company, as well as many of its material customers and suppliers; (2) the Executive has an intimate know-ledge of the Company's businesses and affairs; and
(3) the customers of the Company and its suppliers are located all over the world.

     12.6 EQUITABLE REMEDIES. The Executive acknowledges that any breach of any Covenant could result in substantial and irreparable damages to the Company and that the amount of such damages would be difficult, if not impossible, to calculate or ascertain in monetary terms. Accordingly, the Executive agrees that, in the event of any such breach or a threatened breach of any Covenant, the Company may seek and obtain a preliminary, temporary or permanent injunction, restraining order or other relief in equity, without providing any bond or other security and without proving any actual damages. The Company's right to injunctive or other relief in equity shall be in addition to all other rights and remedies the Company may otherwise have, at law, in equity, or otherwise, in the event of any breach or threatened breach of any Covenant by the Executive. The Company's right to injunctive or other relief in equity may be exercised, at its option, prior or subsequent to, contemporaneous with, or in lieu of any other rights or remedies the Company may have by reason of a breach of any such Covenant.

     12.7  PUBLIC STOCK EXCEPTION. Nothing contained in this
Section 12 shall prohibit the Executive and his Affiliates, collectively, from owning, holding or purchasing less than five percent (5%) of the outstanding shares of any class of capital stock, warrant or debt investment listed on a national securities exchange, registered under Section 12(g) of the Securities Exchange Act of 1934 and quoted on NASDAQ, or traded on the pink sheets.

     12.8 THIRD PARTY BENEFICIARIES. The Executive acknowledges that during the Period:

          (a) Purchaser, the Company, or an Affiliate of Purchaser or the Company, may form one or more new Affiliates to engage in one or more of the businesses of the Company or some aspect of one or more of such businesses; and

          (b) Purchaser, the Company, or an Affiliate of Purchaser or the Company, may sell the one or more of the businesses of the Company, in whole or in part, to one or more successors, by means of a sale of assets or stock, a merger or consolidation, or otherwise.

The Executive agrees that each such Affiliate and successor of the Company or Purchaser shall be a third party beneficiary entitled to all of the rights and remedies of the Company under the provisions of this Section 12. The provisions of the preceding sentence are not intended to, and shall not, expand the scope of any Covenant contained in this Section 12. The foregoing is subject to the Executive's rights under Section 19 of this Agreement.

     13. WAIVERS. The waiver by any party, including any third party beneficiary, of (a) any right or remedy hereunder or (b) any failure to perform or breach by any other party shall not be deemed a waiver of (1) any other right or remedy or (2) any other failure or breach by such other party, whether of the same or a similar nature or otherwise. No waiver shall be effective unless it is set forth in a writing executed by or on behalf of the waiving party or third party beneficiary. No written waiver shall be deemed to be a continuing waiver unless specifically stated therein; and each waiver shall operate only as to the specific provision waived and shall not constitute a waiver of such provision for the future or as to any failure or breach other than that specifically waived.

     14. SEVERABILITY. Each provision of this Agreement shall be governed by, and is intended to be fully enforceable in accordance with, the laws of the State of New York, applicable to a contract entered into and performed solely in the State of New York. If, however, for any reason, any provision of this Agreement is held to be invalid or unenforceable under New York law, to any extent, such provision shall be enforceable to the fullest extent possible under New York law, and all other valid and enforceable provisions of this Agreement shall remain in full force and effect, and to that end each provision of this Agreement shall be severable in nature. Without limiting the generality of the preceding sentence, if any provision in Section 12 is held to be invalid or unenforceable to any extent, because it is too broad or because it covers a period or a geographical area that is determined to be unreasonable, such provision shall not be determined to be invalid or unenforceable, but rather it shall be reformed by the court to cover the maximum enforceable period, area, and other provisions (not greater than those contained in Section 12) as shall be valid and enforceable under New York law, it being the intention of the parties to this Agreement to provide the Company with the broadest possible protection under the provisions of Section 12 of this Agreement.

     15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to his residence in the case of Executive, or in the case of the Company to c/o each of the following addresses:

                    Mr. Joseph M. Dunn
                    980 N. Michigan Avenue, Suite 1400
                    Chicago, IL 60611

                    Mr. Peter L. Dyson
                    566 Chestnut Street, Suite 7
                    Winnetka, IL 60093

     16.  NOTICE TO NEGOTIATE.     Both the Company and the
Executive agree on a non-binding basis to give to the other at least six (6) months prior to the expiration date of this Agreement if they do not wish to renew this Agreement on terms to be negotiated.

     17.  INDEMNIFICATION.    To fullest extent permitted by law:

     17.1 The Company shall indemnify the Executive for all claims, losses, damages, judgments and costs, including reasonable attorneys' fees that the Executive may incur as a result of his being heretofore or in the future an officer, director or employee of the Company or an affiliate thereof.

     17.2 The Executive shall also be indemnified by the Company for all claims, losses, damages, judgments and costs, including reasonable attorneys' fees if he is made, or threatened to be made, a party to an action or proceeding in connection with the Merger Agreement, the proxy statement (the "Proxy")in connection with the Merger Agreement and/or any and all causes of action relating to the Merger Agreement, Proxy or any matters relating to the Merger.

     17.3 The Company shall pay in full, at the inception of this Agreement, for a directors and officers insurance policy "tail" for the Executive to be effective for a period of three (3) years from the date of this Agreement that will provide the Executive with the same coverage as heretofore provided by the Company as well as coverage under Section 17.2 applicable to the period to and including the Effective Time.

     18.  RELOCATION OF THE COMPANY.    In the event the Company
relocates its operations, for any reason, to a place more than a thirty-five (35) mile radius from 2101 Jericho Turnpike, New Hyde Park, New York 11042-5416, the Executive shall not be required to perform any further services under this Agreement, but the Executive shall continue to be entitled to receive his full compensation and Benefits as provided in this Agreement. The Executive, subject to his availability, agrees to consult with the Company at the request of the Company by telephone.

     19.  BUSINESS COMBINATION.    If the Company engages in a
Business Combination before December 31, 1997 without the approval of the Executive then the Executive shall not be required to perform any further services under this Agreement, but the Executive shall continue to be entitled to receive his full compensation and Benefits as provided in this Agreement.

     20. ENTIRE AGREEMENT. This document contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     21. PRIOR AGREEMENTS. This Agreement shall supersede all prior employment agreements between the Executive and the Company, including, specifically, the Existing Agreement, which is hereby terminated without further liability by either party hereto to the other party to this Agreement.

     22. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     23.  ARBITRATION.   Any controversy or claim arising out of or
relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association at its offices in Nassau County, New York, and judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof.

     24. BINDING AGREEMENT. This Agreement shall be binding upon the heirs, successors and assigns of each of the parties hereto.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


DESIGNATRONICS INCORPORATED



By:__________________________      _______________________________
     Joseph M. Dunn, Chairman           Frank Buchsbaum
          of the Board

            EXHIBIT H TO AGREEMENT AND PLAN OF MERGER

                       EMPLOYMENT CONTRACT

THIS AGREEMENT, dated this ___ day of _______, 1995, is by and between DESIGNATRONICS INCORPORATED, a New York corporation with principal offices at 2101 Jericho Turnpike, New Hyde Park, New York 11040 (the "Company") and HITOSHI TANAKA, residing at 235 Second Street, Fanwood, New Jersey 07023, (the "Executive").

                       W I T N E S S E T H

     WHEREAS, the Executive has been employed by the Company for nineteen (19) years, since 1975, during which period he has acquired intimate knowledge of the Company and its operations and affairs and has become a key executive officer of the Company; and

     WHEREAS, on the date hereof, DD&D-DI ACQUISITION COMPANY, a Delaware corporation ("Purchaser"), acquired all of the issued and outstanding shares of Common Stock of the Company, par value $.04 per share, pursuant to an AGREEMENT AND PLAN OF MERGER, dated July 6, 1995 (the "Merger Agreement"), among the Company, Purchaser and its wholly-owned subsidiary, DD&D-DI MERGER COMPANY, INC., a New York corporation which is being merged into the Company on the date of this Agreement (terms defined in the Merger Agreement are used in this Agreement with the same meanings); and

     WHEREAS, as a condition to the Closing under the Merger
Agreement, and contingent upon the Closing and the Merger occurring, the Executive is entering into this Agreement as a material inducement to Purchaser to proceed with the Closing; and

     WHEREAS, this Agreement supersedes the existing EMPLOYMENT
CONTRACT, dated August 31, 1992, between the Company and the Exe-cutive, as heretofore amended (the "Existing Agreement");

     NOW, THEREFORE, in consideration of the mutual promises of the parties to each other and the performance by Purchaser of its obli-gations under the Merger Agreement, it is agreed as follows:

     1. EMPLOYMENT. The Company hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth. The Company, as used throughout this Agreement, shall mean and include the Company and any subsidiaries of the Company.

     2. TERM. The term of the Executive's employment under this Agreement (the "Term") shall commence on the date hereof and shall continue thereafter until December 31, 1997.

     3.  DUTIES.  The Executive is engaged as an executive of the

Company, namely, its Senior Vice President, and will serve in that capacity during the Term. He will perform all duties incident to his office, as provided in the Company's By-Laws and in the same manner as he has performed during the past two (2) years. If he is elected as a director or officer of any subsidiary of the Company, he will serve in that capacity or in those capacities without any further compensation; but nothing contained herein shall be construed as requiring the Company to cause the election or appointment of the Executive as any such director or officer of any subsidiary of the Company.

     4.  COMPENSATION.

     4.1  SALARY.   For all services rendered by the Executive
under this Agreement, the Company shall pay the Executive a salary of $146,054 per year payable weekly (which sum is 110% of the Executive's current salary and which increase is pursuant to the Amendment dated March 22, 1994 to the Existing Agreement).

     4.2  BONUS.    As additional incentive to the Executive, the
Company shall pay the Executive:

          (a) a bonus for its fiscal year ending August 31, 1995, computed in the manner and payable at the time provided for in section 1.10 of the Merger Agreement; and

          (b)  a bonus for each of its fiscal years ending August
     31, 1996 and 1997, equal to the percent of EBIT set forth in the following table:

          If EBIT is more than:              Percent:

          $1,368,000 but less
          than $2,137,00.01                  1.00%

          $2,137,000 but less
          than $2,565,000.01                 1.33%

          $2,565,000 but less
          than $2,850,000.01                 1.67%

          $2,850,000                         2.00%

As used herein, "EBIT" means the Company's income from continuing operations before interest expense, income taxes, extraordinary items, salaries, fees and expenses payable to any officer or director of the Purchaser, the Merger Company or any affiliate thereof, other than an executive officer of the Company prior to the Merger, any expenses related to the Merger and transactions related thereto and bonuses as determined by the independent public accounting firm that audits the financial statements of the Company for its fiscal years ending August 31, 1996 and 1997. The bonus for each such fiscal year shall be payable immediately upon completion of the audit of the Company's financial statements for such fiscal year and receipt of a computation of EBIT for such year prepared by such firm as part of their engagement.

          4.3  OTHER BENEFITS.     The salary and bonuses provided
for in subparagraphs 4.1 and 4.2 shall be in addition to any pension or retirement benefits, director's fees or salary increases to which the Executive may become entitled in the future at the discretion of the Company (collectively, "Benefits"); and the existence of this Agreement shall not be deemed in any way to preclude the Executive from receiving any additional Benefits nor to oblige the Company to provide any such additional Benefits.

     5.  SALARY CONTINUATION PROVISIONS.  The salary of the
Executive as in effect on the date of his death or his total or partial disability shall continue to be paid by the Company in full, as if he continued to be employed:

          (a) for twelve (12) months after his death to the Executive's estate, or such other designee as the Executive designates, by letter in writing to the Company; provided, however, that in no event shall his salary continue under this clause (a) after December 31, 1998; and

          (b) during the entire period of his total or partial disability; provided, however, that his salary shall not continue for more than two (2) years after his disability began and in no event shall his salary continue under this clause (b) after December 31, 1998.

For purposes of this Agreement, (A) "total disability" shall mean that the Executive is totally disabled and unable to carry out his duties hereunder, and (B) "partial disability" shall mean that the Executive is partially disabled, permitting only a limited schedule of duties at the offices of the Company.

     6. EXTENT OF SERVICES. The Executive shall not, during the Term, during normal business hours, engage in any business activity whether or not such business activity is pursued for gain, profit or pecuniary advantage; but this provision shall not be construed as preventing the Executive from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on his part in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor.

     7. VACATIONS. The Executive shall be entitled to reasonable vacations during each year of his employment hereunder which shall be at such time or times as may be consistent with the business needs of the Company and to be based upon the policies described in the Company's present Employee Handbook.

     8. INSURANCE. The Company may, at its election and for its benefit, insure the Executive against disability or death; and the Executive shall submit to such physical examination and supply such information as may be required in connection therewith. The
Company shall be the sole beneficiary of such insurance.

     9. DISABILITY. In the event the Executive is totally disabled and unable to carry out his duties, he shall be relieved of his duties hereunder, but he shall consult with the other officers, directors or key employees of the Company, to the extent reasonably possible, concerning the business and affairs of the Company, during the disability. At the termination of the disability, the Company shall reinstate the Executive to his prior position, unless it has hired a replacement. The Company agrees not to hire a replacement for the first three (3) months of the Executive's disability. If a replacement has been hired, the Company shall not be obligated to reinstate the Executive to his prior position before the disability, but shall continue to pay the Executive his compensation and provide him with all other benefits under this Agreement. The Executive need not perform further duties under this Agreement if a replacement has been hired.

     10. BENEFITS. In addition to the benefits set forth in this Agreement, the Executive shall be entitled to participate in all benefits made available to the employees of the Company, which shall be included in the definition of Benefits as defined in
Section 4 of this Agreement and as described below and elsewhere in this Agreement.

     10.1 LIFE INSURANCE.     The Company shall continue to pay the
life insurance on the Executive, which payments shall not exceed $5,175 per annum, in the same manner as paid during the two years preceding the date of this Agreement. The Executive shall receive the sum of $5,175 in a lump sum, payable on the same date as heretofore paid by the Company toward life insurance after the termination of this Agreement, whether termination is voluntary or involuntary and even if for just cause by the Company for a maximum of three (3) years, not to exceed $15,525. Death of the Executive shall terminate any further payments effective with the date of death. The first payment to the Executive, after termination, shall be made to the Executive within 90 days after the termination of the Executive and such date will establish the anniversary date for all subsequent annual payments.

     10.2 HEALTH INSURANCE.   The Executive shall be entitled to
receive the benefits of the Company's health care plan provided to its non-union employees without cost to the Executive during the term of this Agreement.

     11.  RESTRICTIVE COVENANTS.

     11.1 DISCLOSURE OF INFORMATION. The Executive recognizes and acknowledges that the Company's trade secrets, customers lists and other proprietary, secret or confidential information, as such secrets, lists and information exist from time to time, are valuable, special and unique assets of the Company, invaluable to its businesses, access to and knowledge of which are essential to the performance of the Executive's duties hereunder and the success of the Company. The Executive will not, at any time during or after the Term, disclose such secrets, lists or information, in whole or in part, to any Person, for any reason or purpose whatsoever; nor shall the Executive make any use of any of such assets for his own purposes or for the benefit of any Person (other than the Company), under any circumstances, at any time during or after the Term. As used herein "Covenants" means the covenants contained in this Section and in Section 12.3 below.

     11.2 PERIOD. For the Period (as hereinafter defined) after the termination of his employment with the Company, the Executive shall comply with the Covenants set forth in Section 11.3 below, unless such termination by the Company of the Executive is wrongful, including if the Company terminates this Agreement without just cause. As used herein, "Period" means the one (1) year starting on the date of termination of the Executive's employment; provided, however, that the Period shall continue so long as the Company continues to pay the Executive's salary pursuant to Section 5(b) above.

     11.3 OTHER COVENANTS. The Executive will not, directly or indirectly, alone or together or with any other person or persons
("Person"), at any time during the Period:

          (a) own, manage, operate, control, lend to or invest in, or engage or participate in the ownership, management, operation, control or financing of, or become an officer, director, shareholder, member, partner, manager, employee, consultant, advisor, agent, independent contractor, distributor, sales person or representative of, any Person, such as Berg, Pic, and Allied Devices, who or which designs, manufactures, sells, markets, distributes or otherwise deals in or with small mechanical drive components substantially through catalogs; or

          (b) attempt to induce any such customer to purchase or otherwise acquire any competing product from any Person other than the Company or to cease purchasing products from the

   Company or to curtail its purchases from the Company or to reduce, rescind or postpone any purchase order at any time given to the Company; or

          (c) attempt to induce any officer, employee, consultant, agent, independent contractor, distributor, sales person or representative of the Company to terminate his, her or its relationship with the Company or to simultaneously represent any competitor of the Company.

The parties do not intend by the reference in clause (a) to "Berg, Pic, and Allied Devices" to limit the universe of possible competitors to those three (3) companies, but rather the parties are simply attempting to define the type of business from which Purchaser has an interest in protecting the Company against competition, namely, a business that sells products that compete with or can be used as substitutes for products referred to in the latest edition of DI's catalogs prepared prior to termination of employment. As used herein:

          (1) "Berg" means W.M. Berg Inc., the principal offices of which are located at 510 Ocean Avenue, East Rockaway, NY 11518;

          (2) "Pic" means PIC Design, the principal offices of which are located at Benson Road, Middlebury, CT 06762;

          (3) "Allied Devices" means Allied Devices Corp., the principal offices of which are located at 2365 Melbourne Avenue, Baldwin, NY 11510.

     11.4 DEFINITION OF COMPANY. For purposes of the provisions of this Section 11, "Company" shall include all present and future Affiliates of the Company, including DESIGNATRONICS FOREIGN SALES CORP., WESTERN COMPONENT SALES CORP. and ACCELLENT TECHNOLOGY LTD., and all of their respective divisions, arms, and branches, wherever located, all over the world.

     11.5 REASONABLENESS OF COVENANTS. The Executive acknowledges that the Period (indefinite in the case of Section 11.1 and a minimum of one year in the case of Section 11.3) and the geographical area (the world) of the Covenants, and all of the other provisions of this Section 11, are fair and reasonable, in light of the facts that: (1) the Executive has participated in the management of the Company for many years, and over the years he has developed close personal relationships with all material employees and many sales representatives and other independent contractors and agents of and consultants to the Company, as well as many of its material customers and suppliers; (2) the Executive has an intimate know-ledge of the Company's businesses and affairs; and
(3) the customers of the Company and its suppliers are located all over the world.

     11.6 EQUITABLE REMEDIES. The Executive acknowledges that any breach of any Covenant could result in substantial and irreparable damages to the Company and that the amount of such damages would be difficult, if not impossible, to calculate or ascertain in monetary terms. Accordingly, the Executive agrees that, in the event of any such breach or a threatened breach of any Covenant, the Company may seek and obtain a preliminary, temporary or permanent injunction, restraining order or other relief in equity, without providing any bond or other security and without proving any actual damages. The Company's right to injunctive or other relief in equity shall be in addition to all other rights and remedies the Company may otherwise have, at law, in equity, or otherwise, in the event of any breach or threatened breach of any Covenant by the Executive. The Company's right to injunctive or other relief in equity may be exercised, at its option, prior or subsequent to, contemporaneous with, or in lieu of any other rights or remedies the Company may have by reason of a breach of any such Covenant.

     11.7  PUBLIC STOCK EXCEPTION. Nothing contained in this
Section 12 shall prohibit the Executive and his Affiliates, collectively, from owning, holding or purchasing less than five percent (5%) of the outstanding shares of any class of capital stock, warrant or debt investment listed on a national securities exchange, registered under Section 12(g) of the Securities Exchange Act of 1934 and quoted on NASDAQ, or traded on the pink sheets.

     11.8 THIRD PARTY BENEFICIARIES. The Executive acknowledges that during the Period:

          (a) Purchaser, the Company, or an Affiliate of Purchaser or the Company, may form one or more new Affiliates to engage in one or more of the businesses of the Company or some aspect of one or more of such businesses; and

          (b) Purchaser, the Company, or an Affiliate of Purchaser or the Company, may sell the one or more of the businesses of the Company, in whole or in part, to one or more successors, by means of a sale of assets or stock, a merger or consolidation, or otherwise.

The Executive agrees that each such Affiliate and successor of the Company or Purchaser shall be a third party beneficiary entitled to all of the rights and remedies of the Company under the provisions of this Section 11. The provisions of the preceding sentence are not intended to, and shall not, expand the scope of any Covenant contained in this Section 11. The foregoing is subject to the Executive's rights under Section 19 of this Agreement.

     12.  TERMINATION.

     12.1 Except as otherwise provided in Section 5 of this

Agreement, in the event this Agreement shall be terminated by the Company for any reason whatsoever during the Term, the Executive shall receive such compensation and Benefits as may be then in effect on the date of such termination for the duration of the Term or such longer period as provided in Section 5 of this Agreement.

     12.2 In the event there is no renewal of this Agreement, for any reason, the Executive shall be entitled to receive severance pay equal to one (1) year's Salary, with Benefits payable as provided in this Agreement, or such longer period as provided in this Agreement.

     13. WAIVERS. The waiver by any party, including any third party beneficiary, of (a) any right or remedy hereunder or (b) any failure to perform or breach by any other party shall not be deemed a waiver of (1) any other right or remedy or (2) any other failure or breach by such other party, whether of the same or a similar nature or otherwise. No waiver shall be effective unless it is set forth in a writing executed by or on behalf of the waiving party or third party beneficiary. No written waiver shall be deemed to be a continuing waiver unless specifically stated therein; and each waiver shall operate only as to the specific provision waived and shall not constitute a waiver of such provision for the future or as to any failure or breach other than that specifically waived.

     14. SEVERABILITY. Each provision of this Agreement shall be governed by, and is intended to be fully enforceable in accordance with, the laws of the State of New York, applicable to a contract entered into and performed solely in the State of New York. If, however, for any reason, any provision of this Agreement is held to be invalid or unenforceable under New York law, to any extent, such provision shall be enforceable to the fullest extent possible under New York law, and all other valid and enforceable provisions of this Agreement shall remain in full force and effect, and to that end each provision of this Agreement shall be severable in nature. Without limiting the generality of the preceding sentence, if any provision in Section 10 is held to be invalid or unenforceable to any extent, because it is too broad or because it covers a period or a geographical area that is determined to be unreasonable, such provision shall not be determined to be invalid or unenforceable, but rather it shall be reformed by the court to cover the maximum enforceable period, area, and other provisions (not greater than those contained in Section 10) as shall be valid and enforceable under New York law, it being the intention of the parties to this Agreement to provide the Company with the broadest possible protection under the provisions of Section 10 of this Agreement.

     15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to his residence in the case of Executive, or in the case of the Company to c/o each of the following addresses:

                    Mr. Joseph M. Dunn
                    980 N. Michigan Avenue, Suite 1400
                    Chicago, IL 60611


                    Mr. Peter L. Dyson
                    566 Chestnut Street, Suite 7
                    Winnetka, IL 60093

     16. NOTICE TO NEGOTIATE. Both the Company and the Executive agree on a non-binding basis to give to the other at least six (6) months prior to the expiration date of this Agreement if they do not wish to renew this Agreement on terms to be negotiated.

17.  INDEMNIFICATION.    To fullest extent permitted by law:

     17.1 The Company shall indemnify the Executive for all claims, losses, damages, judgments and costs, including reasonable attorneys' fees that the Executive may incur as a result of his being heretofore or in the future an officer, director or employee of the Company or an affiliate thereof.

     17.2 The Executive shall also be indemnified by the Company for all claims, losses, damages, judgments and costs, including reasonable attorneys' fees if he is made, or threatened to be made, a party to an action or proceeding in connection with the Merger Agreement, the proxy statement (the "Proxy")in connection with the Merger Agreement and/or any and all causes of action relating to the Merger Agreement, Proxy or any matters relating to the Merger.

     17.3 The Company shall pay in full, at the inception of this Agreement, for a directors and officers insurance policy "tail" for the Executive to be effective for a period of three (3) years from the date of this Agreement that will provide the Executive with the same coverage as heretofore provided by the Company as well as coverage under Section 17.2 applicable to the period to and including the Effective Time.

     18.  RELOCATION BY THE COMPANY.    In the event the Company
relocates its operations, for any reason, to a place more than a thirty-five (35) mile radius from 2101 Jericho Turnpike, New Hyde Park, New York 11042-5416 or the Executive's residence, the Executive shall not be required to perform any further services under this Agreement, but the Executive shall continue to be entitled to receive his full compensation and Benefits as provided in this Agreement. The Executive, subject to his availability, agrees to consult with the Company at the request of the Company by telephone.

     19.  BUSINESS COMBINATION BY THE COMPANY.    If the Company
engages in a Business Combination before December 31, 1997 without the approval of the Executive then the Executive shall not be required to perform any further services under this Agreement, but the Executive shall continue to be entitled to receive his full compensation and Benefits as provided in this Agreement.

     20. ENTIRE AGREEMENT. This document contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     21. PRIOR AGREEMENTS. This Agreement shall supersede all prior employment agreements between the Executive and the Company, including, specifically, the Existing Agreement, which is hereby terminated without further liability by either party hereto to the other party to this Agreement.

     22. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     23.  ARBITRATION.   Any controversy or claim arising out of or
relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association at its offices in Nassau County, New York, and judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction thereof.

     24. BINDING AGREEMENT. This Agreement shall be binding upon the heirs, successors and assigns of each of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DESIGNATRONICS INCORPORATED



By:__________________________      _______________________________
     Joseph M. Dunn, Chairman           Hitoshi Tanaka
          of the Board

            EXHIBIT I TO AGREEMENT AND PLAN OF MERGER

                  OPINION OF DI GENERAL COUNSEL


            [Type on letterhead of Hollenberg, Levin,
                   Solomon, Ross & Belsky, LLP]

                     [Date the Closing Date]


DD&D-DI ACQUISITION COMPANY,
a Delaware corporation ("AC")
c/o DYSON, DYSON & DUNN, INC.
980 N. Michigan Ave., Suite 1400
Chicago, Illinois 60611

     RE:  DESIGNATRONICS INCORPORATED,
          a New York corporation ("DI")

Ladies and Gentlemen:

This opinion is being delivered at the Closing under the AGREEMENT AND PLAN OF MERGER, dated July 6, 1995 (the "Agreement"), among DI, AC and DD&D-DI MERGER COMPANY, INC. a New York corporation ("MC"). We are general counsel to DI; and we have represented DI in connection with the negotiation of the Agreement and the transactions closed thereunder today, including the merger of MC with and into DI (the "Merger") pursuant to the Agreement. Terms used but not defined herein have the meanings set forth in the Agreement.

This opinion is being delivered to satisfy the Condition set forth in Section 4.03.07 of the Agreement. As a basis for this opinion, we have conducted such review, research and examination as we have deemed necessary, including a review of the items listed on Annex
A attached hereto. We have assumed that no changes have occurred since the date of each item listed on Annex A and that each of said items are true and correct as of the date hereof.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to originals of all documents submitted to us as copies and, with respect to AC and MC, their due organization, existence and capacity to enter into all documents to which they are parties and the valid execution and delivery of the Agreement by AC and MC and the Certificate of Merger by MC. We have assumed that AC and MC have complied with all of the terms and conditions required to be complied with by them under the Agreement.

We advise that we are not involved in the day to day affairs of the Company and did not serve as counsel to DI prior to 1992.

Based on the foregoing and subject to the qualifications hereinafter set forth, it is our opinion that, as of the date hereof:

     1. DI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. DFSC is a corporation duly organized, validly existing and in good standing under the laws of the Virgin Islands. Each DI Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

     2. DI is duly qualified and in good standing as a foreign corporation in the state of California.

     3. The restated certificate of incorporation in the form of Exhibit A and the amended and restated by-laws in the form of Exhibit B to the Certificate of Merger, as filed today with the Department, will become the certificate of incorporation and by-laws of DI at the Effective Time.

     4.   To our knowledge:

          a) The authorized capital stock of DI consists of 5,000,000 shares of Common Stock, par value $.04 per share (the
"Shares"), of which 2,873,423 were issued and outstanding immediately prior to the Merger;

          b) each outstanding Share has been duly authorized and validly issued and is fully paid and non-assessable;

          c) the Shares have been duly and validly registered pursuant to Section 12(g) of the Exchange Act; and

          d)   such registration is in full force and effect;

     5. [ADD ONE OF THE FOLLOWING SENTENCES: To our knowledge no Shareholder has filed a written objection to the Merger with DI, together with a demand for the payment of the fair value of his Shares, in accordance with Section 623 of the NYBCL. - OR - Holders of _________ Shares have filed written objections to the Merger with DI, together with demands for the payment of the fair value of their Shares, in accordance with Section 623 of the NYBCL.]

     6. DI has full corporate power and authority to enter into the Agreement and the Certificate of Merger and to carry out all of its duties and obligations thereunder. The execution and delivery of the Agreement and the Certificate of Merger and the consummation of the transactions provided for therein, including the Merger, have been duly authorized by DI's Board of Directors and the requisite vote of its Shareholders, and no other corporate actions or proceedings on the part of DI are necessary to authorize it to enter into the Agreement or the Certificate of Merger or to consummate the transactions provided for therein.

     7. Each of the Agreement and the Certificate of Merger has been duly executed and delivered by DI and is a legal, valid and binding agreement or certificate of DI. The Certificate of Merger is in proper form for filing pursuant to the NYBCL and to effect the Merger under the NYBCL as contemplated by the Agreement.

     8. Except as disclosed in Section 2.01.05 of the Disclosure Schedule and to our knowledge neither the execution and delivery of the Agreement, nor the consummation of the transactions provided for therein, nor compliance with any of the provisions thereof, will (a) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, the loss of a material benefit or the creation of any lien, claim, security interest, charge or encumbrance upon any of the properties or assets of DI under any of the terms, conditions or provisions of
(1) its certificate of incorporation or by-laws or (2) any note, bond, mortgage, indenture, deed of trust, other financing document, lease, agreement, instrument or obligation to which DI is a party or by which it is bound or to which any of its properties or assets is subject, or (b) violate any judgment, ruling, order, writ, injunction or decree in effect as of the date hereof or any statute, rule or regulation applicable to DI or any of its assets.

     9. Other than (a) the filing of the Certificate of Merger in compliance with the NYBCL, (b) the filings required by the Exchange Act, and (c) the filings required by the rules and regulations of the NASD with respect to the NASDAQ, all of which filings have been made on or before the date hereof, to our knowledge no notice or report to, registration, declaration or filing with, and no authorization, consent or approval of, any public body or authority is necessary for the execution, delivery and performance by DI of the Agreement or the execution and filing of the Certificate of Merger by DI, including the consummation of the Merger. We have assumed, based upon representations by AC and MC that no notification is required under the Hart-Scott-Rodino Antitrust Improvements Act.

     10. To our knowledge, except as set forth in the SEC Filings or in Section 2.01.15 of the Disclosure Letter, no action, suit, arbitration proceeding or governmental investigation or inquiry is pending against either DI Company.

     11. The Special Meeting was duly and properly called and convened in compliance with all requirements of the Exchange Act, the NYBCL and the certificate of incorporation and by-laws of DI. Notice of the Special Meeting was given to each Shareholder of record as of the record date for the Special Meeting, along with the Proxy Statement, the Agreement and all of the other Exhibits to the Proxy Statement. Holders of ____________ Shares voted in favor of the Merger at the Special Meeting. Thus, the plan of merger contained in the Agreement was adopted by the vote of holders of more than two-thirds of all outstanding Shares entitled to vote thereon and the Merger has been duly approved by the Shareholders.

     12. The Proxy Statement (excluding any information supplied by Purchaser or Merger Company for inclusion therein), when mailed and at the time of the Special Meeting, complied as to form in all material respects with all applicable provisions of the Exchange Act, including the rules and regulations promulgated thereunder.

Although we participated in the preparation of the Proxy Statement and have reviewed and discussed the contents thereof with representatives of DI, with the independent certified public accountants of
DI, and with you and your counsel, we have not verified, and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Proxy Statement. No facts have come to our attention, however, that would lead us to believe that the Proxy Statement (other than the financial statements, financial data and supporting schedules included therein or omitted therefrom as to which we express no belief), at the time mailed to the Shareholders, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The opinions expressed herein are subject to the following qualifications, assumptions and limitations:

          A. Our opinion is qualified with regard to matters of enforceability to the extent that enforcement may be subject to:
(i) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance, moratorium or other similar laws now or hereafter in effect relating to or limiting the enforcement of creditors' rights generally; (ii) principles of equity; and (iii) with respect to any provisions purporting to provide indemnification for liabilities under securities laws, principles of public policy which may preclude their enforcement.

          B. Insofar as our opinion relates to the existence and good standing of the DI Companies, we have relied upon certificates of the Department of State of New York and the Virgin Islands, respectively, and certificates of good standing from the state of California and no further investigation has been performed by us.

          C. We have relied upon the affidavit of Continental Stock Transfer & Trust Company ("Continental") dated ___________ with regards to the giving of Notice of the Special Meeting to each shareholder of DI and we have further relied upon the results of the proxies submitted at the Special Meeting as provided to us by Continental and no further investigation has been performed by us relative to these matters.

          D. We are members of the Bar of the State of New York and we do not purport to express any opinion herein concerning any law other than the laws of the State of New York and the federal laws of the United States of America.

          E. This opinion is rendered solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by you for any other purpose, or furnished to, used, circulated, quoted or relied on by any other person for any purpose, without our prior written consent in each instance.



                              Very truly yours,



                              HOLLENBERG LEVIN SOLOMON
                                 ROSS & BELSKY, LLP

                             ANNEX A

1.   Good standing certificate of DI
2.   Good standing certificate of DFSC
3.   Certificate of qualification in California of DFSC
4.   (correspondence from transfer agent)
5.   1994 certified financial statement of DI
6.   Charter documents of DI
7.   By-laws of DI
8.   Representations by DI in merger agreement
9.   Certificate of officers
10.  United Corporate Services searches
11. Affidavit of mailing and results of meeting from transfer agent
12.  Disclosure schedule
13.  Schedule of Dissenters provided by DI
14.  Anything else

                       DISCLOSURE SCHEDULE



     This Disclosure Schedule is delivered in accordance with
Section 2.01 of the Agreement and Plan of Merger (the "Merger
Agreement") dated as of July 6, 1995 among Designatronics
Incorporated ("DI" or the "Company"), DD&D-DI Acquisition Company
(the "Purchaser") and DD&D-DI Merger Company (the "Merger Company"). All terms defined in the Merger Agreement are used in this Disclosure Schedule with the same meanings.

     The listing of any particular item in a Section shall be applicable to all other Sections, where relevant, whether such item is listed in such Section or not.

Section 2.01.01  Organization and Authority.

1. DI. The jurisdictions that DI is duly qualified and in good standing in which qualification is required for it to own or lease the properties or to conduct the businesses it owns, leases or conducts therein are as follows:

     a.   New York
     b.   California

2.   DFSC.     The jurisdiction that DFSC is duly qualified and in
good standing in which qualification is required for it to own or lease the properties or to conduct the businesses it owns, leases or conducts therein is as follows:

     a.   Virgin Islands

3. DI has previously provided William Barrows with the following documents:

     a. Certified copy (as of May 24, 1995) of the Certificate of Incorporation of DI filed with the Department of State on September 7, 1960.

     b. Certified copy (as of May 24, 1995) of the Certificate of Amendment of the Certificate of Incorporation of DI filed with the Department of State on March 8, 1960.

     c. Certified copy (as of May 24, 1995) of the Certificate of Amendment of the Certificate of Incorporation of DI filed with the Department of State on December 29, 1964.

     d. Certified copy (as of May 24, 1995) of the Certificate of Amendment of the Certificate of Incorporation of DI filed with the Department of State on April 26, 1967.

     e. Certified copy (as of May 24, 1995) of the Certificate of Amendment of the Certificate of Incorporation of DI filed with the Department of State on January 3, 1968.

     f. Certified copy (as of May 24, 1995) of the Certificate of Amendment of the Certificate of Incorporation of DI filed with the Department of State on March 8, 1983.

     g. Certified copy (as of May 24, 1995) of the Certificate of Change of the Certificate of Incorporation of DI filed with the Department of State on January 9, 1995.

     h. Certified copy (as of May 24, 1995) of the Certificate of Merger of Perfect Gear and Instrument Corp. into DI filed with the Department of State on November 14, 1974.

     i. Certified copy (as of May 24, 1995) of the Certificate of Merger of Perfect Gear and Instrument Corp. into DI filed with the Department of State on April 23, 1979.

     j.   Long-form Good Standing Certificate of DI dated May 22,
1995.

     k.   New York State Tax Status Certificate for DI dated May
24, 1995.

     l. State of California Foreign Good Standing Certificate dated May 26, 1995 for DI.

     m. Certified copy (as of May 24, 1995) of the Articles of Incorporation of DFSC filed with the government of the Virgin
Islands on November 28, 1984.

     n. Certified copy (as of May 24, 1995) of the Certificate of Amendment of the Articles of Incorporation of DFSC filed in the Office of the Lieutenant Governor on March 16, 1985.

     o.   Good Standing Certificate of DFSC dated May 24, 1995.

     p.   Copies of the by-laws of DI.

     q.   Copies of the by-laws of DFSC.

Section 2.01.02  Affiliated Entities.

1.   Entities owned by or in which DI has an interest in.

     a. Technic Machinery & Equipment Corp. - organized under the laws of the State of New York. There are 200 issued and outstanding shares owned by Phillip Anzelone. DI has an option to acquire such shares until October 31, 1996 for $25,000, pursuant to a written agreement dated October 31, 1991, as amended. No representations or corporate documents are given as to this entity.

     b. DFSC - organized under the laws of the Government of the Virgin Islands.

     c. Western Component Sales North Inc. ("WCS") - DI owns 50% of the issued and outstanding shares of capital stock of WCS pursuant to a written agreement dated November 1, 1985. No representations or corporate documents are given as to this entity.

     d.   Stock Owned by DI in Exchange for Cancellation of Debt.
-
A schedule of these items have been delivered to William Barrows.
No representations or corporate documents are given as to these entities.

     e. The following are Inactive Subsidiaries and no representations are made (regarding their tax status or otherwise) or corporate documents are given with respect to such Inactive
Subsidiaries.

          i. Automatic Coil Haiti Inc. - organized under the laws of the Republic of Haiti. Wholly owned subsidiary of DI. Euro
Techno Inc. is a wholly owned subsidiary of Automatic Coil Haiti.

          ii. Accusonic Systems Corp. - organized under the laws of the State of New York. Wholly owned subsidiary of DI. Pursuant to the Asset Sale by Accusonic Systems Corp. to Global Market Development, Inc. on June 18, 1992, DI is receiving payments, which payments are currently being made.

          iii. Automatic Coil Corp. - organized under the laws of the State of Florida. Wholly owned subsidiary of DI.

          iv. Sommer Automatic U.S.A. Corp. - organized under the laws of the State of New York. Wholly owned subsidiary of DI.

          v. Isel U.S.A. Corp. - organized under the laws of the State of New York. Wholly owned subsidiary of DI.

     f. There are negotiations with Spaja Gear to obtain an interest in such company. Currently, no agreement has been signed.

2.   Entity owned by DFSC.

     a. Accellent Technology Ltd. - organized under the laws of Hong Kong. DFSC owns 21% of the outstanding shares of capital stock of ATL and has an option to acquire up to 50% of the outstanding shares of capital stock of ATL. No representations or corporate documents are given as to this entity.

Section 2.01.04  Authority.

1.   European American Bank ("EAB") - Section 8.06 of the
$5,000,000 Revolving Credit Agreement dated as of November 9, 1993 among DI and EAB requires DI to obtain consent from EAB before engaging in a merger or consolidation.

2. Agreement of Lease (2101 Jericho Turnpike) - Paragraph 47 of the Rider to the Lease dated October 16, 1984 between Terminal Industrial Park Inc. (the "Owner"), and DI states that any transfer, whether by sale or by operation of law, of fifty (50%) per cent of the capital stock of DI shall be deemed an assignment of the lease. DI may assign the lease, provided that the Owner has consented thereto in writing, which consent will not be unreasonably withheld.

See 2.01.06 below.

Section 2.01.05 No Conflicts.

See 2.01.04 above.

Section 2.01.06 No Governmental Approval.

     A premerger advance notification of a merger acquisition may be needed to be given to the Federal Trade Commission and the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act.

Section 2.01.09 Liabilities.

     United States of America v. Designatronics, Inc. - An action was commenced by the United States of America ("USA") on April 13, 1995 in the United States District Court for the Eastern District of New York pursuant to the Employment Retirement Income Security Act, and the Federal Debt Collection Procedures Act. The Company and USA entered into a Stipulation of Settlement (the "Settlement") on June 2, 1995. Pursuant to the Settlement, USA will forego pursuing the action with prejudice in consideration of the Company paying the sum of $40,000 to the United States Department of Treasury. The action and Settlement only relate to the late filing of 1989. The Company also had late filings in 1990, 1991, 1992 and 1993 and no representations are made that such late filings will not result in further liabilities to the Company.

Section 2.01.13 Tax Returns and Audits.

1.   New York State Sales Tax Audit - pending for the period of
March 1, 1991 through March 1, 1994.

2.   New York State Tax Audit - pending for 1991, 1992 and 1993.

3.   Florida Property Tax Audit - pending for 1993.

4.   Federal Tax Audit - there will be an audit for 1992 and 1993.

     The Company believes it will receive a real estate tax refund on its New Hyde Park leases. On June 28, 1995, DI received a net refund of $125,624.41 with respect to 55 South Denton Avenue, New
Hyde Park, New York.

     No representation is given as to the outcome of the audits or the amount of any real estate tax refund.

Section 2.01.15 Litigation and Proceedings.

1.   See Section 2.01.09 of this letter regarding USA v.
Designatronics Incorporated.

2.   Lite Machines Corp. v. Techno, Inc., and Designatronics, Inc.
- This matter is being handled by Laszynski & Moore in Lafayette, Indiana, for the Company. Purchaser should discuss this matter with such firm for any and all details regarding this case.

3. Accusonic Systems Corp. prosecuted an appeal to the Armed Services Board of Contract Appeals pursuant to the Contract Disputes Act of 1978. This matter is being handled by the law offices of Walter H. Fleischer in Washington, D.C., for the Company. Purchaser should discuss this matter with such firm for any and all details regarding this matter. There is an agreement between Accusonic and Specialty Plastic Products, Inc. where the parties have agreed to split the proceeds from a recovery by way of settlement or decision.

4.   The Company received a letter from the Prudent Speculator Fund

(a shareholder of DI) on June 17, 1995. Such shareholder stated that it felt that the Company was being sold too cheaply and that could result in a class action against the Company.

     No representation is given as to the outcome of any of the foregoing litigation, except that the Company has paid the $40,000 required to be paid in connection with USA v. Designatronics
Incorporated.

Section 2.01.18 Title to Properties.

1. There has been delivered to William Barrows a Zoning and Certificate of Occupancy report dated June 9, 1995 from Abstracts Incorporated under title # ST-13056 for 55 S. Denton Avenue and 2101 Jericho Turnpike, New Hyde Park, New York, and no representations are made with respect to or beyond such report.

2. There has been delivered to William Barrows a Last Owner, Open Lien, Judgment, Open Mortgage and Deed and Lease Search dated June 22, 1995 from Abstracts Incorporated under title # ST-1309A and ST-1309B for 55 S. Denton Avenue and 2101 Jericho Turnpike, New Hyde
Park, New York, and no representations are made with respect to or beyond such report.

Section 2.01.19 Leases.

     There is a sublease of approximately 5,380 square feet made June 1, 1992 by and between DI and Global Market Development, Inc. applicable to the premises at 2101 Jericho Turnpike, New Hype Park, New York. Rent has been increased to $3,402.85 per month by verbal agreement.

Section 2.01.20 Contracts and Commitments.

     The Company has provided William Barrows with the names of twenty-two (22) sales representatives. Terms of their agreements are available on file with DI.

     The Company has also provided William Barrows with the retainer agreement with Houlihan Lokey Howard & Zukin dated June 6, 1995 and the agreement with Ernst & Young dated July 1, 1994.

Section 2.01.21 Bank and Other Accounts.

     The following chart sets forth all bank, brokerage, custodial, money market and other accounts and safe deposit boxes of the DI
Companies or which contain any assets of the DI Companies, as of June 16, 1995:

BANK NAME       ACCOUNT           ACCOUNT     ACCOUNT     ACCOUNT
                  NAME             NUMBER     BALANCE      TYPE
SIGNATORIES(1)

European        Designatronis, Inc 061-05119-9 $486,393.29  Checking   Martin
Hoffman
American Bank                                                          Frank
Buchsbaum
("E.A.B")                                                              Hitoshi
Tanaka
                                                                       Victor
Francois
                                                                       Mel
Slepian
E.A.B.          Designatronics Inc.
                Payroll Account     061-5120-7    0.00       Checking  Martin
Hoffman
                                                                       Frank
Buchsbaum
                                                                       Hitoshi
Tanaka
                                                                       Victor
Francois
                                                                       Mel
Slepian

E.A.B.          Designatronics Foreign
                Sales Corporation    061-05124-9 35,741.02   Checking  Martin
Hoffman
                                                                       Frank
Buchsbaum
                                                                       Hitoshi
Tanaka
                                                                       Victor
Francois
                                                                       Mel
Slepian

Lasalle
National Bank    Designatronics Inc. -
                 Control Disbursement
                 Account              90-08914-3     0.00    Checking  Martin
Hoffman
                                                                       Frank
Buchsbaum
                                                                       Hitoshi
Tanaka
                                                                       Victor
Francois
                                                                       Mel
Slepian

The Bank of
New York         Designatronics Inc. -
                 Freight Account      040-6006488  5,068.41  Checking  Hitoshi
Tanaka
                                                                       Victor
Francois
                                                                       Robert
Lindemann
                                                                       John
Ahern
                                                                       Arlene
Farquahar

Prudential
Mutual Fund
Services
("Prudential")   Designatronics 401(k)
                 Match Forfeiture
                 Account           1-9900010071 11,395.24(2) Money Market Martin
Hoffman
                                                                          Frank
Buchsbaum

Hitoshi Tanaka
                                                                          Victor
Francois

Prudential       Designatronics 401(k)
                 Profit Sharing
                 Forfeiture Account 1-9900109650 14,651.46(2) Money Market
Martin Hoffman
                                                                           Frank
Buchsbaum

Hitoshi Tanaka

Victor Francois

_____________
(1) All accounts, to the Knowledge of DI, require two (2)
signatures.
(2) As of May 31, 1995.

Section 2.01.22 Employee Relations.

     There has been one work stoppage about five (5) years ago that lasted about one week.

     DI has delivered to William Barrows the Collective Bargaining Agreements, as amended, with respect to Perfect Gear, Sterling

Instruments and Stock Drive Products.  The Collective Bargaining
Agreements are dated November 2, 1990 and were extended by written agreement on November 2, 1992 and June 6, 1995.

Section 2.01.23 Employee Benefit Plans.

     The following sets forth a list of all Arrangements and Plans which are currently in effect or with respect to which the Company has any contingent liability:

1. Designatronics Inc. Benefits and Policies Handbook - sets forth the Company's policies regarding vacation time, holiday pay and bonus programs, moving expense reimbursement and sick leave. A copy of this handbook has been delivered to William Barrows.

2. 1993 Incentive Stock Option Plan - approved by the shareholders of the Company in February, 1993. A copy of this plan has been delivered to William Barrows.

3. 1993 Executive Officer Incentive Stock Option Plan - approved by the shareholders of the Company in January, 1994. A copy of this plan has been delivered to William Barrows.

4. 1993 Non-Employee Directors' Stock Option Plan - approved by the shareholders of the Company in January, 1994. A copy of this plan has been delivered to William Barrows.

5.   The Designatronics Incorporated Non-Qualified Stock Option
Plan - approved by the shareholders of the Company in February, 1993. A copy of this plan has been delivered to William Barrows.

6. Simplified Employee Pension Plan - covers substantially all employees, other than employees covered by a union retirement plan, and provides for an annual contribution determined by the Board of Directors of the Company. No contributions have been made under this plan for at least the last six (6) years.

7. 401(k) - defined contribution pension plan which permits a matching contribution by the Company equal to 50% of the first 2% of the employee's voluntary contribution, limited to the maximum allowable amount by the Internal Revenue Code. In addition, a year end bonus may be made upon approval by the board of directors.

8.   Employment Agreements.

     a.   Martin Hoffman - Employment Contract dated August 31,
1992, as amended. A copy of this agreement with the amendments to date has been delivered to William Barrows.

     b.   Frank Buchsbaum - Employment Contract dated August 31,
1992, as amended. A copy of this agreement with the amendment to date has been delivered to William Barrows.

     c.   Hitoshi Tanaka - Employment Contract dated August 31,
1992, as amended. A copy of this agreement with the amendment to date has been delivered to William Barrows.

9.   Severance Agreements.

     a. Sol Schwartz - Severance Agreement dated August 31, 1992, as modified on August 31, 1993 and June 2, 1994.

     b.   Joseph Rubenfeld - Severance Agreement dated August 31,
1992,  as modified on August 31, 1993 and June 2, 1994.

     Copies of the severance agreements with the modifications to date have been delivered to William Barrows.

See Section 2.01.09 of this Disclosure Schedule regarding USA v.
Designatronics Incorporated.

Section 2.01.24 Intellectual Property.

1.   The Company has the following trademarks:

     a. SDP (1252711) - registered October 4, 1983. An Affidavit of Use and Renewal was accepted on May 31, 1989.

     b.   Sterling (1254310) - registered October 18, 1983. An
Affidavit of Use and Renewal was accepted on May 31, 1989.

     c.   Super-Plast (1045304) - registered August 3, 1976.  An
Affidavit of Use and Renewal was accepted on December 7, 1981.

     d. True-Metric (1182715) - registered December 22, 1981. An Affidavit of Use and Renewal was accepted on December 8, 1987.

2.   The Company has the following Assumed Names:

     a. Quality Transmission Components - Certificate of Assumed Name, pursuant to Section 130 of the General Business Law, was filed with the Department of State on July 13, 1993.

     b. Sterling Instruments - Certificate of Assumed Name, pursuant to Section 130 of the General Business Law, was filed with the Department of State on February 9, 1994.

     c. Stock Drive Products - Certificate of Assumed Name, pursuant to Section 130 of the General Business Law, was filed with the Department of State on February 9, 1994.

     d. Techno - Certificate of Assumed Name, pursuant to Section 130 of the General Business Law, was filed with the Department of State on May 22, 1992.

     No representation is made as to the ownership or the enforceable rights of the preceding trademarks and assumed names of the Company.

Section 2.01.29 Since August 31, 1994.

     (a) In January of 1994, the Company's Board of Directors authorized repurchases of the Company's stock. No stock has been repurchased by the Company since August 31, 1994.

     (b)  No material adverse changes.

     (c) DI may purchase two (2) Hitachi CNC machines or similar equipment, which aggregate approximately $300,000. Furthermore, DI may purchase automobiles for non-officer employees for up to a total of $40,000.

     (d) There is an understanding to give non-executive employees a 4% raise (in aggregate) in July, 1995 and an understanding for which the Company has been accruing 2% for its 401(k) profit sharing plan to be applied in January, 1996.

          Martin Hoffman, Frank Buchsbaum and Hitoshi Tanaka received raises effective September 1, 1994 for $5,776.16 each.
These individuals also received a bonus of $10,000 each in October, 1994.

                           APPENDIX "B"

Section 623. Procedure to enforce shareholder's right to receive payment for shares

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall given written notice of such authorization or consent by registered mail to each shareholders who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholder's authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

     (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

     (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

     (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

     (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholders' right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

     (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

     (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

     (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

     (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be canceled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

     (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

     (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

     (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605
(Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                           APPENDIX "C"

                     SUPPORT/OPTION AGREEMENT

     THIS SUPPORT/OPTION AGREEMENT (this "Agreement"), dated July 6, 1995, is by and among DD&D-DI ACQUISITION COMPANY, a Delaware corporation ("Purchaser"), DESIGNATRONICS INCORPORATED, a New York corporation ("DI"), and the individuals named in Exhibit A hereto ("Individual Parties"), each of whom owns the number of shares of Common Stock of DI, par value $.04 per share, set forth opposite his or her name in column two of Exhibit A hereto.

                      BACKGROUND AND CONTEXT

     A. Immediately after the execution and delivery of this Agreement by DI and the Individual Parties, Purchaser and DD&D-DI MERGER COMPANY, INC., a New York corporation ("Merger Company"), executed and delivered an AGREEMENT AND PLAN OF MERGER with DI (the "Merger Agreement"), providing for the Merger of Merger Company with and into DI. As a result of the Merger, DI will become a wholly-owned subsidiary of Purchaser, and Purchaser will provide the funds required to pay $6.00 per Share in cash for all of the Shares. Terms used but not defined in this Agreement shall have the meanings set forth in the Merger Agreement.

     B. To induce Purchaser to enter into the Merger Agreement and to provide the funds required to consummate the Merger, DI and the Individual Parties are entering into this Agreement, whereby, among other things:

          (1) the Individual Parties agree to (a) vote all of their Shares (constituting 26.4% of all of the issued and outstand-ing Shares) in favor of the Merger and (b) grant Purchaser an option to purchase a total of 250,000 Shares; and

          (2) DI agrees to grant Purchaser an option to purchase another 250,000 Shares (for a total of 500,000 Shares, all of which are referred to herein as the "Option Shares"), on the terms and subject to the conditions set forth in Article 2.

                       TERMS AND CONDITIONS

     To induce Purchaser to enter into the Merger Agreement and to incur substantial expense in connection with the transactions contemplated thereby, DI and each Individual Party severally agrees with Purchaser as follows:

                            ARTICLE 1
                        SUPPORT PROVISIONS

     1.01  Certain Definitions.  As used herein:

          (a) "Competing Transaction" means any transaction, in-cluding a merger or consolidation, a tender or exchange offer, or a purchase of stock or assets, pursuant to which a Third Person would acquire (1) beneficial ownership of more than half of the Shares outstanding immediately after the closing of such transaction, (2) all or a substantial part (more than 50%) of the operating assets of DI disregarding its accounts receivable and inventories if they are not acquired, or (3) control over DI, by the ownership of voting securities, by contract or otherwise;

          (b) "Third Person" means any Person other than (1)
   Purchaser and its Affiliates, (2) any Permitted Transferee, or
   (3) any "group" as defined in Section 13(d)(3) of the Exchange
   Act which includes Purchaser or any of its Affiliates;

          (c) "Person" means any natural or legal person, including any corporation, general or limited partnership, limited liability company, foreign company, joint venture, bank, trust company, association or other legal entity, any trustee, executor, administrator, custodian, fiduciary, attorney-in-fact, guardian or agent, in his, her or its capacity as such, any not-for-profit corporation, public or private foundation or charitable organization, and any government or governmental official, agency, department or instrumentality, federal, state, county, local or foreign;

          (d) "Shares" means not only the Shares, as defined in the Merger Agreement, but any other securities that may be issued, distributed or granted on or with respect to the Shares if the issuance, distribution or granting of such other securities has not been approved in writing by Purchaser, including any stock dividends on Shares, securities issued in connection with any recapitalization of Shares or other securities that
     (1) any Member of the Inside Group may beneficially own from time to time and (2) could be voted in favor of the Merger;

          (e) "security" has the meaning set forth in Section 2(1) of the Securities Act, and "Securities Act" means the Securi-ties Act of 1933, as amended;

          (f) "beneficially owns" has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, and "Exchange Act" means the Securities Exchange Act of 1934, as amended;

          (g) "Shareholder" means any Person who beneficially owns any Shares;

          (h) "Permitted Transferee" means any Person to whom or which any Shares are transferred pursuant to Section 3.02;

          (i) "Section" or "Article" means a Section or Article of this Agreement unless another document, statute or regulation is mentioned; and

          (j) "Member of the Inside Group" means (1) each Indi-vidual Party, as long as he or she beneficially owns any Shares, (2) each Permitted Transferee who acquires any Shares pursuant to the provisions of Article 3, and (3) each Person who acquires (or becomes the beneficial owner of) any Shares in violation of any provision of this Agreement.

All definitions set forth in this Agreement shall be applicable to the singular and plural form of the defined term.

     1.02 Covenant to Vote, Etc. Each Individual Party, in his or her capacity as a Shareholder only, severally covenants and agrees:

          (a) to vote all of his or her Shares in favor of (1) the Merger and (2) all other actions, if any, that are necessary, desirable, appropriate or proposed for or in connection with the consummation of the Merger;

          (b) to vote all of his or her Shares in the manner which is most favorable to the consummation of the Merger, not only at the Special Meeting but also at any other meeting, special, annual or other, of the Shareholders if DI holds any other meeting of the Shareholders, by consent if DI solicits written consents from, or otherwise seeks a vote of, the Shareholders with respect to any Competing Transaction or with respect to any other matter which may be inconsistent with the purpose and intent of this Agreement or the Merger Agreement, may contradict any of the provisions of this Agreement or the Merger Agreement, or may make it more difficult, or less desirable, for Purchaser to consummate the Merger; and

          (c) not to (1) voluntarily dispose of any of his or her Shares except as permitted by the provisions of Article 3, or
   (2) grant any Third Person any option or right to acquire any of his or her Shares, or (3) vote any of his or her Shares (or grant any Third Person any proxy, right or power to vote any of his or her Shares) in any manner which is, or which reasonably might be expected to be, inconsistent with any of the provisions of, or with the purpose and intent of, this Agreement or the Merger Agreement, or in favor of the election of any new DI Directors or any amendment to DI's certificate of incorporation or by-laws, or (4) solicit or encourage any Third Person to offer or propose to enter into, or to take any steps toward or in furtherance of, a Competing Transaction.

The covenants contained in this Section 1.02 (the "Support
Cove-nants") shall continue unless and until the Merger is consummated or the Merger Agreement is terminated in accordance with its terms, whichever occurs first, and shall have no effect on the actions of any Individual Party in his capacity as a director of DI.

     1.03  Binding on Successors and Assigns.  The Support
Covenants shall run with all Shares beneficially owned by the Individual Parties and shall be binding upon any Permitted
Transferee and any other Person who acquires any of such Shares, or beneficial ownership of any of such Shares, from any Member of the Inside
Group in a transaction in which such Member violates any provision of this Agreement.

                            ARTICLE 2
                        OPTION PROVISIONS

     2.01 Grant of Options. Subject to the terms and conditions set forth in this Article 2:

          (a) the Individual Parties hereby grant to Purchaser an irrevocable right to purchase (the "IP Option") a total of 250,000 (adjusted as set forth in Section 2.06) Shares (the
   "IP Option Shares") at a purchase price of $6.00 per Share (as adjusted as set forth in Section 2.06) (the "Purchase Price"), with each Individual Party granting the IP Option on the number of his or her Shares set forth opposite his or her name in column three of Exhibit A hereto; and

          (b) DI hereby grants to Purchaser an irrevocable right to purchase (the "DI Option") a total of 250,000 (adjusted as set forth in Section 2.06) Shares (the "DI Option Shares") at the Purchase Price.

As used herein: (1) "Purchase Options" means the IP Option and the DI Option; (2) "Option Shares" means the IP Option Shares and the DI Option Shares; and (3) "Grantors" means DI, the Individual Parties and their direct and indirect Permitted Transferees who or which acquire any IP Option Shares.

     2.02 Exercise of Option. Purchaser may exercise the Purchase Options in accordance with the provisions of this Section 2.02, in whole but not in part, if any of the following events shall have occurred within six months after the date on which the Merger Agreement shall have been terminated pursuant to Section 5.01 thereof (the "Termination Date"):

          (a) a bona fide tender or exchange offer for 50% of more of the then outstanding shares of DI's Common Stock shall have been made or publicly proposed to be made by any Third Person;

          (b) it shall have been publicly disclosed or Purchaser shall have learned that any Third Person shall have purchased or otherwise acquired more than 50% of any class or series of capital stock of DI (including DI's Common Stock), or shall have been granted any option or right, conditional or otherwise, to acquire more than 50% of any class or series of DI's capital stock (including DI's Common Stock); or

          (c) it shall have been publicly disclosed or Purchaser shall have learned that any Third Person shall have made (1) a bona fide proposal to DI or DI shareholders to acquire more than 50% of any class or series of DI's capital stock
   (including DI's Common Stock), or (2) a bona fide written proposal with respect to a Competing Transaction;

provided, however, that if an event described in clause (a), (b) or
(c) shall have occurred within six months after the Termination
Date but the transaction referred to therein is not closed within six months after the Termination Date, Purchaser's right to exercise the Purchase Options shall be conditioned upon the transaction described therein being closed. The Grantors agree to notify Purchaser in writing of any event described in clause (a), (b) or
(c) of the preceding sentence as soon as practicable after the occurrence of such event and of the date on which the transaction described in such clause is scheduled to be closed as soon as practicable after the scheduling thereof. At any time that Purchaser wishes to exercise the Purchase Options, Purchaser shall send to DI's office at 2101 Jericho Turnpike, New Hyde Park, New
York 11042-5416, a written notice to the Grantors (the date on which such notice is sent is hereinafter referred to as the "Notice Date") specifying (A) that it intends to purchase the Option Shares and (B) a place and date not earlier than three Business Days nor later than 20 Business Days after the Notice Date for the closing
(the "Option Closing") of such purchase (the "Option Closing
Date").  The Option Closing shall be held on the Option Closing
Date specified in such notice unless, on such date, the conditions set forth in Section 2.03 below are not satisfied, in which event the Option Closing shall be held as soon as practicable following the satisfaction of such conditions.

     2.03 Conditions to Delivery of Option Shares. The obligation of the Grantors to deliver the Option Shares on exercise of the Purchase Options is subject to the conditions that:

          (a) no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Option Shares shall be in effect (each of the Grantors hereby agrees severally not to seek any such injunction or order);

          (b) any applicable waiting periods under the Hart-Scott-Rodino Act shall have expired or been terminated; and

          (c) Purchaser and Merger Company shall not be in material breach of (or shall not have materially breached) any of their representations or warranties contained in Article 2, or any of their covenants contained in Article 3, of the Merger Agreement;

provided, however, that if the event giving rise to the right of Purchaser to exercise the Purchase Options is a proposal described in clause (a), (b) or (c) of Section 2.02 above, then the Option Closing shall be conditioned upon the transaction contemplated by that proposal being consummated, as such proposal may be modified from time to time, and the Option Closing shall be held immediately prior to the consummation of such transaction, even though that may occur more than six months after the Termination Date.

     2.04 Expiration of Purchase Options. The Purchase Options shall expire at the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement by mutual consent in writing of DI and Purchaser or (c) six months after the Termination Date; provided, however, that if a proposal described in clause (a), (b) or (c) of Section 2.02 above is publicly disclosed within six months after the Termination Date (or if Purchaser receives a written notice from any Grantor of any such proposal within six months after the Termination Date) and the Notice Date is within 30 days after such public disclosure or written notice, (1) the Option Closing shall be conditioned upon the transaction contemplated by that proposal being consummated, as such proposal may be modified from time to time, and (2) the Option Closing shall be held immediately prior to the consummation of such transaction, even though that may occur more than six months after the Termination Date. Prior to the Expiration Date, none of the Grantors will take any action that would have the effect of preventing, inhibiting or interfering with the exercise of the Purchase Options by Purchaser or the Grantors from delivering any of the Option Shares to Purchaser upon exercise of the Purchase Options or otherwise from performing their obligations under this Article 2.

     2.05 Payment of Purchase Price and Delivery of Certificates. The Purchase Price for any Option Shares acquired hereunder shall be payable in immediately available funds at the Option Closing.
At the Option Closing, in exchange for the Purchase Price:

          (a) each Grantor other than DI shall deliver to Purchaser the certificates representing the DI Option Shares being sold by such Grantor, duly endorsed or accompanied by duly executed stock powers with the signature of such Grantor guaranteed by a national bank or a New York Stock Exchange member; and

          (b) DI shall deliver to Purchaser a certificate repre-senting the DI Option Shares, duly executed and delivered on behalf of DI.

     2.06 Adjustment upon Changes in Capitalization. In the event of any change in the number of issued and outstanding shares of DI
Common Stock by reason of any stock dividend, split-up, recapitalization, merger or other change in corporate or capital structure of DI that would have the effect of diluting Purchaser's rights hereunder, the type and number of shares of DI Common Stock subject to the Purchase Options, and the purchase price per Share, as the case may be, shall be adjusted appropriately so as to restore Purchaser to its rights hereunder. None of the Grantors will take any other action that would materially reduce the value of the Purchase
Options to Purchaser.

     2.07 Right to Put DI Option. Notwithstanding the foregoing provisions of this Article 2, if Purchaser exercises the Purchase
Options and the event giving rise to the right of Purchaser to exercise the Purchase Options is a proposal described in clause
(a), (b) or (c) of Section 2.02 above, Purchaser may, at any time prior to the closing of the transaction contemplated by that pro-posal, elect in a written notice to DI to put the DI Option to DI immediately prior to the closing of such transaction, contingent upon such transaction being closed, for a price payable to Purchaser in cash equal to the product of (a) the number of DI
Option Shares times (b) the excess of the Competing Transaction Price over the Purchase Price. As used herein, "Competing Transaction Price" means the amount of cash and the fair market value of all other consideration per Share to be received by the Shareholders at or as a result of the closing of the Competing Transaction.

                            ARTICLE 3
                       PERMITTED TRANSFERS

     3.01  Definition of Permitted Transferee.  As used herein,
"Permitted Transferee" means, with respect to each Member of the Inside Group, any one or more of the following:

          (a) the spouse and descendants of such Member;

          (b) any trust or custodianship (including any custodian-ship under any Uniform Gift to Minors Act) established for the sole benefit of such Member or his or her spouse or any of the descendants of such Member or his or her spouse or any combination thereof;

          (c) the personal representative of such Member upon his or her death for purposes of the administration of his or her estate or upon his or her incompetency for purposes of the protection of his or her assets;

          (d) any transferee of Shares from the estate of such Member after his or her death; and

          (e) any charitable organization supported by such Mem-ber.

     3.02 Permitted Transfers. Any Member of the Inside Group may transfer Shares ("Transferred Shares") to any Permitted Transferee of such Member, provided that, prior to the proposed transfer and as a condition precedent to the effectiveness of such transfer, such Permitted Transferee executes and delivers to Purchaser an agreement in writing, in form and substance reasonably satisfactory to Purchaser, pursuant to which such Permitted Transferee:

          (a) agrees to be bound by all of the terms of this Agree-ment with respect to the Transferred Shares, including all of the Support Covenants, to the same extent as such Member; and

          (b) if such Member does not retain a sufficient number of Shares to satisfy his, her or its obligations under Article 2, agrees that a specified number of the Transferred Shares shall be IP Option Shares, which specified number, when added to the number of Shares retained by such Member, shall be sufficient to satisfy his, her or its obligations under Article 2 in the event that Purchaser exercises the Purchase Options.

Notwithstanding the foregoing provisions of this Section 3.02, if any Permitted Transferee is a charitable organization and it cannot, in the written opinion of its counsel, which opinion shall be reasonably acceptable to Purchaser, legally agree to be bound by all of the terms of this Agreement with respect to the Transferred Shares to the same extent as the Member of the Inside Group desiring to transfer Shares to such Permitted Transferee, then such Permitted Transferee need not be bound by this Agreement to the same extent as such Member; but (1) it shall be bound by this Agreement with respect to the Transferred Shares to the maximum extent legally possible and (2) this sentence shall not adversely affect the rights of Purchaser with respect to the IP Option.

                            ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES

     4.01 Representations of Individual Parties. Each Individual Party severally represents and warrants to Purchaser that:

          (a) this Agreement has been duly executed and delivered by such Individual Party and constitutes a valid and legally binding obligation of him or her, enforceable against him or her in accordance with its terms;

          (b) such Individual Party is not subject to or obligated under any provision of any contract or instrument which would be breached or violated by his or her execution, delivery or performance of this Agreement;

          (c) no authorization, consent or approval of, or any filing with, any third party or public body or authority is necessary for consummation by him or her of the transactions contemplated by this Agreement or the performance of his or her duties or obligations hereunder;

          (d) as of the date of this Agreement, such Individual Party owns, both beneficially and of record, all of the Shares set forth opposite his or her name in the second column of Exhibit A to this Agreement, and good and marketable title to all such Shares, free and clear of any lien, claim, encumbrance, proxy, voting agreement or trust, or other agreement or instrument of any kind that is inconsistent with or would be violated by his or her compliance with the provisions hereof; and

          (e) to the actual knowledge of such Individual Party, the Shares listed in the second column of Exhibit A to this Agreement are all of the Shares beneficially owned by the Individual Parties, but do not include any Shares owned by their children or the wife of Frank Buchsbaum.

     4.02 Representations of DI. DI represents and warrants to Purchaser that:

          (a) DI has full corporate power and authority to enter into and perform this Agreement;

          (b) the execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary corporate action on the part of DI;

          (c) this Agreement has been duly executed and delivered by DI and constitutes a legal, valid and binding agreement of DI, enforceable against DI in accordance with its terms, subject to the qualification, however, that enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors rights and to general equity principles;

          (d) DI has taken or will take on the date hereof all necessary corporate action to authorize and reserve for issuance upon exercise of the DI Option 250,000 authorized but unissued shares of Common Stock of DI, and DI will take all necessary corporate action to authorize and reserve for issuance all additional shares of DI Common Stock or other securities that may be issued on exercise of the DI Option;

          (e) the shares of DI Common Stock to be issued upon the exercise of the DI Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and non-assessable with no personal liability attached to the ownership thereof and, except as may arise out of obligations of Purchaser, will be free and clear of all claims, liens, encumbrances, security interests and charges of any kind whatsoever and shall not be subject to any preemptive rights; and

          (f) the execution and delivery of this Agreement and the consummation of the transactions provided for herein (1) do not violate, conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of DI,
     (2) do not violate any statute, rule, regulation, judgment, ruling, order, writ, injunction or decree of any public body or authority by which DI or any of its properties or assets is bound, and (3) do not require any consent, approval or notice under, or result in a violation or breach of, conflict with any provision of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, and will not result in the acceleration of the maturity or performance of any obligations under, or result in the creation or imposition of any liens upon any properties, assets or business of DI under, any agreement, instrument or obligation.

     4.03 Expiration. The representations and warranties set forth above shall expire at the Effective Time if the Merger is consummated, and if not, one year after the Option Closing if the Purchase Options are exercised, and if not, when the Purchase Options expire.

                            ARTICLE 5
                     MISCELLANEOUS PROVISIONS

     5.01 Notices. All notices required or permitted to be given under this Agreement shall be in writing and may be given by certified or registered mail, postage prepaid, by hand delivery, by facsimile, or by delivery through Federal Express or any other private courier service. Such notices shall be mailed, delivered, or faxed to the following addresses or facsimile numbers:

          If to DI or the other Grantors, to:

               Mr. Martin Hoffman, President
               Designatronics Incorporated
               2101 Jericho Turnpike, Box 5416
               New Hyde Park, NY 11042-5416
               Facsimile: (516) 326-8827

          with a copy to:

               Mr. Herbert W. Solomon
               Hollenberg Levin Solomon Ross & Belsky, LLP
               585 Stewart Avenue
               Garden City, NY 11530
               Facsimile: (516) 745-6642

          If to Purchaser, to:

               Mr. Joseph M. Dunn
               Dyson, Dyson & Dunn, Inc.
               980 N. Michigan Avenue, Suite 1400
               Chicago, IL 60611
               Facsimile: (312) 644-7901

          with copies to:

               Mr. Peter L. Dyson
               Dyson, Dyson & Dunn, Inc.
               566 Chestnut Street, Suite 7
               Winnetka, IL 60093
               Facsimile: (708) 441-5518

          and

               Mr. William E. Barrows
               Three First National Plaza, Suite 3750
               Chicago, IL 60606
               Facsimile: (312) 558-7767

Notices shall be effective (a) if mailed with the proper postage prepaid, three Business Days after the date of mailing, (b) if hand delivered or delivered by private courier, on the date of delivery, or (c) if transmitted by facsimile, on the date of transmission. The parties hereto agree that Mr. Martin Hoffman will act as the agent of the Grantors solely for purposes of receiving notices hereunder on their behalf. He agrees to promptly send any notice he receives on their behalf to the other Grantors.

     5.02 Governing Law. The validity and effectiveness of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the provisions, policies or principles of any state law relating to choice or conflict of laws.

     5.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their re-spective executors, administrators, successors and assigns.

     5.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which may bear the signatures of less than all the parties hereto, but all of which together shall constitute one agreement.

     5.05 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement, and no party shall be bound by any communications between or among any of them on the subject matter hereof unless in writing and bearing a date subsequent to the date hereof.

     5.06 Severability. The parties hereto agree that if any term or provision of this Agreement contravenes or is invalid under any federal, state or local law, court decision, rule, ordinance or regulation, this Agreement shall, as to the jurisdiction in which such legal authority is promulgated or rendered, be construed as if it did not contain the offending term or provision, and the remaining provisions of this Agreement shall not be affected thereby; provided, however, that if the removal of such offending term or provision materially alters the burdens or benefits of any of the parties under this Agreement, the parties agree to negotiate in good faith such modifications to this Agreement as are appropriate to insure that the burdens and benefits of each party under such modified agreement are reasonably comparable to the burdens and benefits originally contemplated and expected.

     5.07 Captions. The captions herein are inserted for con-venience of reference only and shall not affect the construction of this Agreement.

     5.08 Amendments. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto; but provisions that affect only the rights and obligations of Purchaser and DI may be amended by an agreement between them.

     5.09 Waiver, Remedies. No delay or failure on the part of any party to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power, or privilege hereunder operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

     5.10  Specific Performance.   The parties hereto acknowledge
and agree that Purchaser would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Agreement were not performed by the other parties in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Purchaser shall be entitled to injunctive relief to prevent breaches of this Agreement by the other parties and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which Purchaser may be entitled at law or in equity.

     5.11 Rules of Construction. This Agreement shall be construed in accordance with the following rules:

          (a) "herein", "hereby", "hereunder", "hereof" and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

          (b) the term "including" shall always be deemed to mean "including, but not limited to";

          (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders as appropriate; and

          (d) the provisions of this Agreement shall be construed as a whole, according to their fair meaning, without any presumption that the terms of an agreement shall be more strictly construed against one party because it prepared the agreement, it being acknowledged that representatives of all the parties have participated in the preparation of this Agreement.

          IN WITNESS WHEREOF, each of Purchaser and DI has caused this Agreement to be executed and delivered by an officer thereunto duly authorized and all of the Individual Parties have executed and delivered this Agreement on the date first written above.

DD&D-DI ACQUISITION COMPANY             DESIGNATRONICS INCORPORATED



By: /s/ Joseph M. Dunn                  By: /s/ Martin Hoffman
    Joseph M. Dunn, Chairman                 Martin Hoffman,
    of the Board                           President



/s/ Martin Hoffman                      /s/ Frank Buchsbaum
Martin Hoffman                          Frank Buchsbaum



/s/ Hitoshi Tanaka                      /s/ Rumi Tanaka
Hitoshi Tanaka                          Rumi Tanaka



/s/ Sol Schwartz                        /s/ Gertrude Schwartz
Sol Schwartz                            Gertrude Schwartz



/s/ Joseph Rubenfeld                    /s/ Beatrice Rubenfeld
Joseph Rubenfeld, individually          Beatrice Rubenfeld, indivi-
and as joint tenant with Beatrice       dually and as joint tenant
Rubenfeld                               with Joseph Rubenfeld

              EXHIBIT A TO SUPPORT/OPTION AGREEMENT


Individual Party    # of Shares Owned     # of Option Shares

Martin Hoffman           81,000              27,500
Frank Buchsbaum          60,622              20,000
Sol Schwartz            221,169              72,500
Gertrude Schwartz        13,765               5,000
Joseph Rubenfeld        175,086              57,500
Beatrice Rubenfeld      127,714              42,500
Mr. and Mrs. Rubenfeld,  17,200               5,000
as joint tenants
Hitoshi Tanaka           61,212              20,000
Rumi Tanaka               1,000

                     APPENDIX "D"

                  HOULIHAN LOKEY HOWARD & ZUKIN
               A SPECIALTY INVESTMENT BANKING FIRM
                 31 West 52nd Street, 11th Floor
                  New York, New York 10019-6118
               Tel 212.582.5000   Fax 212.582.7405





July 6, 1995



To The Board of Directors
     Designatronics Inc.


Gentlemen:

We understand that Designatronics Inc. (the "Company") has signed a letter of intent to be acquired by Dyson, Dyson & Dunn, Inc. (the "Purchaser"), or a new corporation to be formed by the Purchaser, for a total consideration of $6.00 per share in cash. Such transaction and other related transactions are referred to herein collectively as the "Transaction".

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other thing, we have:

     1. reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended August 31, 1990 through August 31, 1994, and quarterly reports on Form 10-QSB for the three quarters ended May 31, 1995, which the Company's management has identified as being the most current financial statements available;

     2.   reviewed copies of the following agreements:
          (i)  Letter of Intent, dated June 5, 1995;
          (ii) Agreement and Plan of Merger among Designatronics, Purchaser, and Merger Company ("Merger Agreement"), draft dated June 29, 1995;
          (iii)     Support/Option Agreement, draft dated June 29,
                    1995;
          (iv) Disclosure Schedule to the Merger Agreement; and
          (v) Employment Agreements for Messrs. Hoffman, Buchsbaum and Tanaka (Exhibits F, G and H to the Merger Agreement);

     3. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of the Company's independent accounting firm, financial advisors and counsel to discuss certain matters;

     4. visited certain facilities and business offices of the Company;

     5. reviewed forecasted income statements prepared by the Company's management with respect to the Company for the years ended August 31, 1995 through 1997;

     6. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

     7. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we consider similar to the Transaction; and

     8. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the forecasted income statements provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. In addition we have discussed with management the status of, likelihood of recovery, and the amount and timing of any recovery (including interest thereon) relating to the dispute between Accusonic Systems Corp. and the Armed Services Board of contract Appeals.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the public stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

/s/ Houlihan, Lokey, Howard & Zukin, Inc.

                  HOULIHAN LOKEY HOWARD & ZUKIN
               A SPECIALTY INVESTMENT BANKING FIRM
                 31 West 52nd Street, 11th Floor
                  New York, New York 10019-6118
               Tel 212.582.5000   Fax 212.582.7405





August 1, 1995



To The Board of Directors
     Designatronics Inc.


Gentlemen:

We understand that Designatronics Inc. (the "Company") has signed a letter of intent to be acquired by Dyson, Dyson & Dunn, Inc. (the "Purchaser"), or a new corporation to be formed by the Purchaser, for a total consideration of $6.00 per share in cash. Such transaction and other related transactions are referred to herein collectively as the "Transaction".

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other thing, we have:

     1. reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended August 31, 1990 through August 31, 1994, and quarterly reports on Form 10-QSB for the three quarters ended May 31, 1995, which the Company's management has identified as being the most current financial statements available;

     2.   reviewed copies of the following agreements:
          (i)  Letter of Intent, dated June 5, 1995;
          (ii) Agreement and Plan of Merger among Designatronics, Purchaser, and Merger Company ("Merger Agreement"), dated July 6, 1995;
          (iii)Support/Option Agreement, dated July 6, 1995;
          (iv) Disclosure Schedule to the Merger Agreement; and
          (v) Employment Agreements for Messrs. Hoffman, Buchsbaum and Tanaka (Exhibits F, G and H to the Merger Agreement);

     3.   reviewed the Preliminary Proxy Statement, dated July
          18, 1995;

     4. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of the Company's independent accounting firm, financial advisors and counsel to discuss certain matters;

     5. visited certain facilities and business offices of the Company;

     6. reviewed forecasted income statements prepared by the Company's management with respect to the Company for the years ended August 31, 1995 through 1997;

     7. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

     8. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

     9. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the forecasted income statements provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. In addition we have discussed with management the status of, likelihood of recovery, and the amount and timing of any recovery (including interest thereon) relating to the dispute between Accusonic Systems Corp. and the Armed Services Board of Contract Appeals.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the public stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

/s/ Houlihan, Lokey, Howard & Zukin, Inc.

                           EXHIBIT "1"

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 10-KSB

[X]  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934     (FEE REQUIRED)

For the fiscal year ended August 31, 1994

                                OR

[  ] TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
     SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

For the transition period from ..............to...................

Commission file number 0-2931

                   DESIGNATRONICS INCORPORATED
         (Name of small business issuer in its charter)

     New York                           11-1972961
(State or other jurisdiction of    (I.R.S. Employer
incorporation or organization)     Identification No.)

     21O1 Jericho Turnpike
     New Hyde Park, New York            11040-5416
(Address of principal executive offices)(Zip Code)

Registrant's telephone number (516) 328-3300

Securities registered pursuant to Section 12(b) of the Exchange
Act:

     None

Securities registered pursuant to Section 12(g) of the Exchange
Act:

     Common Stock $.04 par value

Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days.  Yes  X    No

Check if there is no disclosure of delinquent filers in response to
Item 405 of Regulation S-B not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

State registrant's revenues for its most recent fiscal year.
$25,011,440

The aggregate market value of the voting stock held by non-affiliates of the registrant as of November 1, 1994 was $7,586,105.
The foregoing was calculated by treating officers, directors and 5% shareholders of the registrant as affiliates and is based on the closing price on that date which was $4.50.

The number of shares of the registrant's $.04 par value common stock outstanding as of November 1, 1994 was 2,873,423 shares
(exclusive of treasury shares).

               DOCUMENTS INCORPORATED BY REFERENCE

Part III which includes Item 9 (Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act), Item 10 (Executive Compensation), Item 11 (Security Ownership of Certain Beneficial Owners and Management), and Item 12 (Certain Relationships and Related Transactions) will be incorporated in the Company's Proxy Statement to be filed within 120 days of August 31, 1994 and are incorporated herein by reference.

             Index Schedule is contained on page 17.
                      Page 1 of ____ pages.

PAGE

                              PART I

ITEM 1 - DESCRIPTION OF BUSINESS

(a)  Business Development:

Designatronics Incorporated (the "Company") was incorporated on
September 7, 1960 in the state of New York. The Company designs, manufactures and markets a wide variety of mechanical and electro-mechanical components, and designs and markets automation machinery, CAD/CAM systems and off the shelf linear motion and rotary motion control components. The Company's business consists of two segments, the manufacture and distribution of mechanical and electro-mechanical components (the "Mechanical Segment") and the manufacture and distribution of automation components (the
"Automation Segment"). The Mechanical Segment is comprised of three operating divisions. The Stock Drive Products Division
("Stock Drive"), the Sterling Instrument Division ("Sterling") and the Quality Transmission Component Division ("QTC"). The
Automation Segment consists of one division, the Techno Division
("Techno").  The Company's wholly owned subsidiary, Designatronics
Foreign Sales Corp. ("DFS"), conducts sales outside of the United
States of America.  In addition, the Company also operates Western
Component Sales Division ("Western") as a selling entity in California.

(b)  Business of Issuer:

(1)  Mechanical Segment

The Company manufactures and/or supplies a diverse line of more than 50,000 different standard commercial and precision grade electro-mechanical and mechanical components and a wide range of custom designed electro-mechanical and mechanical components.

     Stock Drive Division

Commercial drive components are manufactured or supplied by Stock Drive and comprise a line of over 30,000 standard small commercial drive components marketed principally through catalogs and are generally available from stock for immediate delivery. Stock Drive's range of standard components include gears, pulleys, belts, shafts, fasteners, and vibration mounts, many of which are manufactured or supplied in both inch and metric sizes. In addition, Stock Drive manufactures custom-designed components.

Approximately fifty (50%) percent of Stock Drive's products are manufactured in-house. Stock Drive makes components from a variety of metals and alloys including steel, aluminum and brass, as well as from plastics. A number of specialty processes required to manufacture the division's components, such as chemical plating, anodizing, and heat treatment, are subcontracted to outside vendors. Stock Drive supplies components primarily to original equipment manufacturers in many different industries, such as medical electronics, telecommunications, plant maintenance, and office equipment. The components generally represent only a small fraction of the customer's total product cost. The division's largest customers are in the office equipment and medical industries.

     Sterling Division

Sterling designs, manufactures and distributes a wide array of precision mechanical and electro-mechanical components. Sterling's line includes over 20,000 standard components such as precision gears, differentials, speed reducers, and clutches which are marketed principally through the Company's catalog library and are generally available from stock for immediate delivery. Sterling also designs and manufactures components to customer specifications. The division's major customers are in the communications, avionics and medical industries. Although many of Sterling's' products are sold to the same client base as Stock Drive products, Sterling's products are subject to more rigorous specifications and stricter quality control procedures, and often fulfil a more critical role in a customer's product. Furthermore, the Sterling product line sometimes requires detailed engineering and highly skilled machining to exacting specifications.

Approximately 85% of Sterling's products are manufactured in-house and the remainder are manufactured by external suppliers. The division makes components from a variety of metals and alloys, including stainless steel, aluminum, and brass. As with Stock Drive, a number of specialty processes required to manufacture the division's components such as chemical plating, anodizing, and heat treatment are subcontracted to outside vendors.

     Quality Transmission Components Division

The Company  established QTC to market larger size power
transmission components during fiscal year 1994.   QTC is presently
in the initial stage of operations.

     Production

Stock Drive and Sterling maintain extensive manufacturing facilities. Each division produces a diverse line of standard and customized drive components using a wide array of metal and plastic fabricating equipment, ranging from conventional engine lathes to precision gear cutting machinery and sophisticated 4-axis Computer Numeric Controlled ("CNC") technology milling machines. This broad manufacturing capability allows the Divisions to maintain tighter control over product quality and production costs. It facilitates just-in-time deliveries of customer orders and improves overall project management operations.

Stock Drive and Sterling offer over 12,000 different plastic parts that are available from stock. Stock Drive believes that it offers one of the largest varieties of small plastic drive components available in the United States. In plastics, Stock Drive has ultrasonic welding capability, makes its own tools, and owns and designs the molds.

Since 1980, Stock Drive and Sterling have been enhancing their manufacturing capabilities with an emphasis on speed and quality. The Divisions have achieved better control over production through quality management and automation of their facilities using advanced CAD/CAM technology. As a result, Stock Drive and Sterling
now operate highly sophisticated CNC technology milling machines, and 100% of their turning machinery is computer controlled. The
CNC   milling equipment  utilizes statistical process control
procedures, and "X" chart and histogram documentation are made available to customers upon request. Stock Drive and Sterling internally produce most of their manufacturing tooling and fixtures, as well as the CAM programs that control CNC-equipped machinery. The Divisions utilize state-of-the-art CAD/CAM hardware and software to produce engineering drawings, analyze design parameters, and optimize applications. CAM systems are used to program CNC machines and develop cost-effective production processes. Quality assurance standards are implemented in accordance with ISO 9000 principles, and accreditation for ISO 9000 is anticipated during the 1995 fiscal year.

Stock Drive and Sterling employ a high quality engineering staff, which allows the divisions to offer customers substantial expertise in various design, production and application engineering disciplines. The divisions' engineers frequently work closely with customers' design engineers from inception of a design through the pre-production and production stages, often supplying off-the-shelf components for engineering prototypes. This strategy often results in selection of Stock Drive and Sterling as the preferred supplier for specific parts when the customer commences full production. Quite often, customers may require customized products which are modifications or extensions of standard lines tailored to their specific requirements. These non-standard products can be fabricated to customer specifications from stock blanks or custom designed by Stock Drive and Sterling's engineering and tool making departments.

The divisions employ concurrent engineering to link the sales, production and purchasing departments throughout the product development process, resulting in designs that satisfy all application and cost criteria. Customers benefit from concurrent engineering through higher quality products, reduced development costs, and shortened time-to delivery.

Stock Drive and Sterling employ computers to store and manage the voluminous amounts of design and application information generated by the engineering department. The Company is currently developing a program to allow customers to tap this database by downloading vectorized isometric drawings of Stock Drive/Sterling products directly into their CAD systems.

Raw materials for Stock Drive and Sterling are readily available through major plastic producers, fabricators, and steel and metal distributors. The Company expects that necessary raw materials will continue to be available in the foreseeable future. Furthermore, the Divisions have good relationships with all of their major suppliers, and no one supplier is responsible for more than 7% of their cost of goods sold.

     Automation Segment

     Techno Division

Techno supplies low cost CNC products primarily to small to mid-size companies. The majority of products sold by Techno are manufactured outside of the United States. Techno also supplies pneumatic activated components and certain other electronics, components and software manufactured by other companies. Techno's products comprise off-the-shelf linear motion, rotary motion control, and CAD/CAM components and systems. The division's products are available in many sizes and are used in a wide variety of industrial applications. In addition to hardware, Techno provides software that can be used to assemble integrated systems that can be operated from a personal computer. Such systems provide for low cost desk-top manufacturing, and allow small to mid-size companies to automate using methods that represent an efficient, cost-effective alternative to full turnkey systems. In addition, Techno has a consulting and product development group that focuses on customizing software and developing new applications for the division's products. For example, the division has recently developed and is currently selling products intended for the woodworking, sign making, and plastic industries.

Techno's products are primarily used for industrial automation, CAD/CAM, and customized applications. The Company's components and systems can be employed for automation of basic industrial processes such as milling, routing, dispensing, inspection, and engraving. CAD/CAM systems supplied by the Division can provide a cheap and efficient means for prototyping new products and performing operations such as sign making and engraving. Customers can also purchase individual components such as gantries, controllers, and software to create customized applications for a broad range of purposes. A wide variety of products and prototypes have been created using Techno systems and components, including such things as catamarans, windsurfers, religious articles, chairs, control panels and shoe molds.

New products for the division are developed by outside suppliers as well as by Techno. Techno recently added to its product line the newly-developed Da Vinci XYZ table, a compact PC-driven CNC production center that utilizes built in drive electronics. The Da Vinci's compact size makes it suitable for small businesses doing
engraving or routing and also for educational purposes.   In
addition, Techno recently entered into a strategic alliance with another company which allows it to market CASmate-Pro software. When combined with current Techno equipment, the software allows the Company to offer complete sign-making or engraving systems.

(2) Sales of the Company's products are generated principally by circulation of the Company's catalogs and brochures, the efforts of manufacturers' representatives and a small number of Company salesmen, including Company executives. The Company has combined the marketing of commercial products marketed by Stock Drive and Sterling in a 2,500 page publication designated as the Component Library Series which consists of multi-interrelated volumes and which describes the principal products of these two divisions. Comprehensive engineering data and illustrations supply design ideas, continuous updates keep technical reference sections current. All catalogs have extensive code numbers and alphabetical indexes to make searching easy. Techno markets its products on a direct basis through catalogs and through selected representatives and distributors.

The Company's products are sold to approximately 15,000 active accounts that are principally original equipment manufacturers and their suppliers. In addition, the Company displays its products at various industry-wide trade shows. A recent innovation for Stock Drive and Sterling is the acceptance of credit card payments by Visa, MasterCard and American Express.

Western sells the above products on the west coast of the United
States of America.

The following table sets forth information relating to export sales for the Company's last three fiscal years for its continuing operations:

                              Amount of export
     Year ended               sales for continuing
     August 31,               operations (in $000)

     1994                     2,430

     1993                     1,993

     1992                     1,723

(3) The Company has not made any public announcement about any new products or segment which would require the investment of a material amount of the assets of the Company or that otherwise is material.

(4) The Company operates in a highly competitive industry and competes with companies whose resources are smaller as well as larger than its own. The Company believes that pricing, quality control standards, and availability of products from stock are instrumental to maintaining its competitive position in the industry.

The major competitors to Stock Drive and Sterling in mechanical electro-mechanical components are W.M. Berg Inc. ("Berg"), based in New York; Precision Industrial Corp. ("PIC"), based in Connecticut, and Allied Devices Corp., based in New York. Berg is a subsidiary
of BTR Plc, a large U.K. industrial company.   Berg, PIC and Allied
Devices Corp. market their products through a catalog. The Company believes that none of its major competitors in mechanical and electro-mechanical components offer their customers a catalog library which is comparable to the Company's Component Library
Series.

The business engaged in by the Techno Division is subject to competition from many other Companies and because such competition is fragmented and overlapping the Company is unable to identify its direct competition.

(5) The Company has a variety of sources for obtaining raw materials with which to manufacture and market its products.

(6) No single customer of the Company's products accounted for more than 10 percent of consolidated net sales.

(7) Patents, licenses and franchises are not material to the Company. The Company considers the trade names "Stock Drive
Products", "Sterling Instruments" and "Techno" important to its operations.

(8) The Company believes that it does not require government approval of any of its principal products or services.

(9) The Company does not believe that existing or probable governmental regulations will have a material effect upon its business.

(10) Research and Development expenditures were $118,000 in fiscal 1994 and $126,000 in fiscal 1993.

(11) Compliance with existing federal, state and local provisions dealing with protection of the environment is not expected to have a material effect upon the Company's capital expenditures, earnings and competitive position.

(12) As of August 31, 1994, the Company employed approximately 250 persons of which approximately 90% are employed on a full-time basis.

ITEM 2 - PROPERTIES

Listed below are the principal plants and executive offices of the Company and its subsidiaries material in its business. All plants and offices are occupied on a lease basis:

                                                                 Expiration
                         Approximate         Use of              Date of
Location                 Square Feet         Premises            Lease
2101 Jericho Turnpike         40,000(1)      Executive Offices,  March 2004
New Hyde Park, NY 11040                      Manufacturing,
                                             and Warehousing

55 S. Denton Avenue           48,750         Office and          September  2004
New Hyde Park, NY 11040                      Manufacturing
_________________

(1) Approximately 5,400 square feet of these premises are subleased.

In the opinion of the Company, its properties are adequate, well maintained, are in sound operating condition, and contain all the equipment and facilities necessary to support its programs at present and future anticipated needs.

ITEM 3 - LEGAL PROCEEDINGS

Accusonic Systems Corp., ("Accusonic") a wholly owned subsidiary of the Company whose operations have heretofore been discontinued, filed a Notice of Appeal and Complaint on January 19, 1989 with the Armed Services Board of Contract Appeals disputing the decision of the contracting officer of the Defense Logistic Agency. The dispute involves a ruling by the contracting officer denying Accusonic the right to perform certain sub-assembly operations at the plant previously utilized by the Company in Haiti. Accusonic seeks recovery of approximately $1,500,000 in damages. A trial has been held recently on this matter and the Company is awaiting a decision. If the Company is successful, a further trial will be held to determine damages. No opinion is given regarding the resolution of this matter or the recovery of any damages.

During December, 1993 Lite Machines Corp. instituted an action in the Superior Court of Tippecanoe County, Indiana against Designatronics, Inc. and Techno, Inc., allegedly a division of Designatronics, Inc., concerning the purchase of a Master CAM 3-0 Replicator System which plaintiff purchased in April, 1991 from defendants alleged dealer at a cost of $11,396 and which plaintiff began using in June of 1991. Plaintiff alleges that it suffered more than $524,510 in damages alleging that the system performed defectively and inadequately and not as represented and alleges damages as a result of negligence, breach of express warranty, breach of implied warranty of merchantability and of fitness for a particular purpose. On July 12, 1994 the action was dismissed for lack of jurisdiction and such dismissal is being appealed by plaintiff. If such appeal is successful the action would be restored and if not, plaintiff may seek to bring action in another state. The Company believes that it has meritorious defenses to the plaintiff's claim, if the action is restored or otherwise brought and that the claim would not have a material adverse effect upon the Company.

ITEM 4 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of security holders during the fourth quarter of the fiscal year ended August 31, 1994.

Executive Officers of Registrant:

Information about the executive officers of the Company as of the date of this report is set forth below:

                                                                First Elected
                              Offices and                       an Officer of
Name                Age(1)    Positions Held                    the Company

Martin Hoffman           60   President, Treasurer,               1963
                              Chief Executive Officer,
                              Chief Financial Officer
                              and Director

Dr. Frank Buchsbaum      70   Executive Vice                      1971
                              President, Secretary
                              and Director

Dr. Hitoshi Tanaka       54   Senior Vice President               1979

______________

(1)  Age is as of August 31, 1994.

All of the above Executive Officers have been elected to serve until the next annual meeting of the Board of Directors scheduled for January 1995 or until their respective successors are elected and qualified.

There are no family relationships between any Executive Officers and Directors.

Each of the Executive Officers listed above has served the Company in various executive capacities on a full time basis for the past five years.

                             PART II

ITEM 5 - MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

(a) The Company's Common Stock, $.04 par value, has been traded on NASDAQ/NMS under the symbol DSGT since June 29, 1994. Prior thereto the Company's Common Stock was traded on the American Stock Exchange. The following table sets forth the high and low sales prices of the Company's Common Stock as reported during the calendar periods indicated.

Fiscal Years
ended August 31,    Period           High         Low

1993           1st Quarter         1 3/4          1 5/16
               2nd Quarter         3 15/16        1 1/2
               3rd Quarter         3 7/16         2 9/16
               4th Quarter         4 7/8          2 15/16

1994           1st Quarter         5 1/2          3 11/16
               2nd Quarter         4 3/4          3 1/2
               3rd Quarter         4 7/8          3 13/16
               4th Quarter         5              4 1/8

(b)  The approximate number of holders of the Company's Common
Stock, $.04 par value, as of November 9, 1994 was 740.

(c) The Company has not paid any cash dividends since its inception.

The Company entered into a Revolving Credit Agreement with European American Bank dated as of November 9, 1993 which terminates on November 8, 1996 (or November 8, 1997 if extended by the Company) and which prohibits the declaration or payment of any cash dividends on the Company's Common Stock.

ITEM 6 - MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

(a)  Not applicable.

(b)  Management's Discussion and Results of Operations

Results of Operations

                          1994 and 1993

(a)  Sales

Consolidated Net Sales for fiscal 1994 were $25,011,000 as compared to $23,650,000 for fiscal 1993, representing an increase of $1,361,000 or 5.8%. In fiscal 1994, sales for the Mechanical Component segment increased 5% to $21,136,000 as compared to $20,124,000 in fiscal 1993. The Company attributes this increase to its combined catalog library which has continued to expand its customer base by approximately 300 new customers per month. Sales for the Automation Components segment increased 9.9% to $3,875,000 as compared to $3,526,000 in the prior year. This increase is attributed to expanded marketing efforts through the use of new catalogs and attendance at various trade shows and conventions.
See Note (J) of the Notes to Financial Statements for additional information pertaining to the above Segments.

Export sales for fiscal 1994 were $2,430,000, which represents an increase of $437,000 or 21.9% from fiscal 1993 of $1,993,000.
This increase can be attributed to the escalation of the Company's international marketing efforts.

(b)  Gross Profit Margins

The Company's consolidated gross profit margin was 38.5% in fiscal 1994 compared to 37.7% in fiscal 1993. The gross profit margin for the Mechanical Components segment increased to 38.0% in the current fiscal year as compared to 37.5% in fiscal 1993, primarily due to the ongoing cost control efforts of management. The gross profit margin for the Automation Components segment increased to 41.1% as compared to 39.1% in the prior year. The increase was principally due to operating efficiencies as a result of increased sales as discussed above.

(c)  Selling, General & Administrative Expenses

Selling, general and administrative expenses, as a percentage of sales, remained relatively constant at 29.9% in the current fiscal year as compared to 29.8% in the prior fiscal year.

(d)  Interest Expense

Interest expense decreased significantly in both dollars and as a percent of sales as the Company's cash requirements were funded from operating activities.

(e)  Other Income

Sundry other income decreased $82,000 in fiscal 1994 as compared to fiscal 1993. The principle reasons for the decrease was a non-recurring insurance recovery of $63,000 received in fiscal 1993, and a decrease in royalties received from mailing lists to $26,000 as compared to $43,000 in fiscal 1993. The foregoing were offset by Note payments of $75,000 from Global Market Development Co. ("Global") received in fiscal 1994 compared to $31,200 received in the prior year. The note payments are recurring to the extent that they will be received until the expiration date of agreements signed with the Company. However, Global is a thinly capitalized entity owned by certain former employees of the Company and as such its ability to pay the notes is dependent primarily on its future operations. The amounts due from Global over the remaining life of the notes are as follows:

         September 1, 1994 to August 31, 1995 = $120,288
         September 1, 1995 to August 31, 1996 = $ 70,344

(f)  Income Taxes

The effective tax rate on income for 1994 was 36.0% as compared to 36.5% for the fiscal year ended August 31, 1993. The variation in rate is principally due to the tax effect of foreign sales.

Liquidity and Capital Resources

The Company's working capital position at August 31, 1994 was $9,824,000 compared to $8,108,000 at August 31, 1993. The
Company's current ratio is 4.3:1 as compared to 3.2:1 in the prior year.

A significant portion of the Company's working capital is invested in inventory and accounts receivable. The Company, during fiscal year ended August 31, 1994, funded its investment in these assets from cash generated from operating activities. Excess cash generated from such activities was used to reduce the Company's borrowing under its revolving line of credit and other current liabilities. On November 10, 1994 the Company paid $275,000 in full payment of amounts due under severance agreements with Sol Schwartz and Joseph Rubenfeld, directors and former executives of the Company. Future cash requirements are expected to be generated from either operating activities or borrowings from the Company's revolving credit facilities.

On November 9, 1993, the Company entered into a three year revolving loan facility, renewable for an additional year at the Company's option, whereby it may borrow up to $5,000,000. Interest is payable at the Company's option at either the banks prime lending rate or at 2.1% above the LIBOR rate. The Company also agreed to pay a facility fee of 1/4 of 1% on the unused portion of the loan. The loan is unsecured, however, should the Company not meet certain financial covenants, the loan will become collateralized by all the assets of the Company. There is no outstanding loan balance as of August 31, 1994.

The Company does not have any material capital commitments beyond
August 31, 1994.

ITEM 7 - FINANCIAL STATEMENTS

See Financial Statements annexed hereto.

ITEM 8 - CHANGES IN AND DISAGREEMENTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

Not applicable.

                             PART III

Item 10 (Directors and Executive Officers of the Registrant), Item 11 (Executive Compensation), Item 12 (Security Ownership of Certain Beneficial Owners and Management), and Item 13 (Certain Relationships and Related Transactions) will be incorporated in the Company's Proxy Statement to be filed within 120 days of August 31, 1994 and are incorporated herein by reference.

Item 13 - Exhibits and Reports on Form 8-K

(a) (1) The following exhibits are incorporated by reference to the Company's Form 10-K for the fiscal year ended August 31, 1992:

          (3.1)          Articles of Incorporation as amended to date

          (3.2)          By-Laws as amended to date

          (4)            Specimen Common Stock Certificate (identified as 3.3)

          (4.1)          1984 Incentive Stock Option Plan

          (10.1)         Lease for premises at 55 South Denton
                         Avenue, New Hyde Park, NY

          (10.2)         Lease for premises at 2101 Jericho
                         Turnpike, New Hyde Park, NY

          (10.3)         Employment Agreement of Martin Hoffman
                         dated as of August 31, 1992 (identified
                         as 10.8)

          (10.4)         Employment Agreement of Frank Buchsbaum
                         dated as of August 31, 1992 (identified
                         as 10.9)

          (10.5)         Employment Agreement of Hitoshi Tanaka
                         dated as of August 31, 1992 (identified
                         as 10.10)

          (10.6) Severance Agreement of Sol Schwartz dated as of August 31, 1992 (identified as
                         10.11)

          (10.7)         Severance Agreement of Joseph Rubenfeld
                         dated as of August 31, 1992 (identified
                         as 10.12)


(b) (2) The following exhibits are incorporated by reference to the Company's Form 10-Q for the quarter ending February 28, 1993:

          (4.2) 1993 Incentive Stock Option Plan approved by shareholders February 1993

          (4.3)          Non-qualified Stock Option Plan approved
                         by  shareholders February  1993

(c) (3) The following exhibits are incorporated by reference to the Company's Form 10K for the fiscal year ending August 31, 1993:

          (4.4) 1993 Non-Employee Directors' Stock Option Plan approved by shareholders January
                         1994

          (4.5) 1993 Executive Officers Stock Option Plan approved by shareholders January 1994

          (10.1.1) Amendment dated April 19, 1993 for lease for premises at 55 South Denton Avenue, New Hyde Park, New York

          (10.2.1) Amendment dated April 19, 1993 for lease for premises at 2101 Jericho Turnpike, New Hyde Park, New York

          (10.8)         Revolving Credit Agreement dated as of
                         November 9, 1993 with European American
                         Bank

          (21)           Subsidiaries

(d)  (4)  The following exhibits are annexed hereto:

          (10.3.1)  Amendment made as of August 31, 1993 to
                    Employment Agreement dated as of August 31,
                    1992 with Martin Hoffman.

          (10.3.2)  Amendment dated March 22, 1994 to Employment
                    Agreement dated as of August 31, 1992 with Martin Hoffman.

          (10.4.1)  Amendment made as of August 31, 1993 to
                    Employment Agreement dated as of August 31,
                    1992 with Frank Buchsbaum.

          (10..4.2) Amendment dated March 22, 1994 to Employment
                    Agreement dated as of August 31, 1992 with Frank Buchsbaum.

          (10.5.1)  Amendment dated March 22, 1994 to Employment
                    Agreement dated as of August 31, 1992 with Hitoshi Tanaka.

          (10.6.1)  Amendment made as of August 31, 1993 to
                    Severance Agreement dated August 31, 1992 with
                    Sol Schwartz.

          (10.7.1)  Amendment made as of August 31, 1993 to
                    Severance Agreement dated August 31, 1992 with Joseph Rubenfeld.

(b) No reports on Form 8-K were filed during the last quarter of the period covered by this report.

                              SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              DESIGNATRONICS INCORPORATED



                              /s/ Martin Hoffman
Dated: November 18, 1994           MARTIN HOFFMAN
                              President, Treasurer,
                              Chief Executive Officer and
                              Chief Financial Officer


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


                              /s/ Martin Hoffman
Dated: November 18, 1994           MARTIN HOFFMAN, Director


                              /s/ Frank Buchsbaum
Dated: November 18, 1994           FRANK BUCHSBAUM, Director


                              /s/ Sol Schwartz
Dated: November 18, 1994           SOL SCHWARTZ, Director


                              /s/ Joseph Rubenfeld
Dated: November 18, 1994           JOSEPH RUBENFELD, Director

                      DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                 CONSOLIDATED FINANCIAL STATEMENTS

                           AUGUST 31, 1994

                      DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

            CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES


                                 INDEX

                                                         Page

Independent Auditors' Report                              F-1

Consolidated Financial Statements:

    Balance Sheet as at August 31, 1994                   F-2

    Statements of Operations for each of the Two
      Years in the Period Ended August 31, 1994           F-3

    Statements of Changes in Shareholders' Equity for
      each of the Two Years in the Period Ended
      August 31, 1994                                     F-4

    Statements of Cash Flows for each of the Two Years
      in the Period Ended August 31, 1994                 F-5, F-6

    Notes to Financial Statements                         F-7 to F-19

                     Independent Auditors' Report


Board of Directors and Shareholders
Designatronics Incorporated
New Hyde Park, New York


             We have audited the accompanying consolidated balance sheet of DESIGNATRONICS INCORPORATED AND SUBSIDIARIES as at August 31, 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

             We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

             In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Designatronics Incorporated and Subsidiaries as at August 31, 1994 and the results of their operations and their cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles.




                                         /s/ Cornick, Garber & Sandler, LLP
                                         CERTIFIED PUBLIC ACCOUNTANTS

Uniondale, New York
October 21, 1994

                      DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                      CONSOLIDATED BALANCE SHEET

                         AS AT AUGUST 31, 1994

                               ASSETS

Current assets:
    Cash                                                      $   265,618
    Accounts receivable, less $65,000
      allowance for doubtful accounts                           3,294,710
    Inventories (Notes A and C)                                 8,209,236
    Prepaid expenses                                              260,540
    Deferred income taxes (Note F)                                789,400

           Total current assets                                12,819,504

Property, plant and equipment, less accumulated
    depreciation (Notes A and D)                                1,505,743

Other assets                                                      323,678

           T O T A L                                          $14,648,925
                              LIABILITIES

Current liabilities:
    Accounts payable                                          $   715,188
    Accrued salaries and wages                                    476,461
    Accrued expenses and other current liabilities              1,097,785
    Accrued severance costs (Note B)                              422,081
    Income taxes payable (Note F)                                 284,371

           Total current liabilities                            2,995,886

Deferred income taxes (Note F)                                     82,100

Other liabilities                                                  13,572

           Total liabilities                                    3,091,558

Commitments and contingencies (Notes E, G, H, I and K)

                        SHAREHOLDERS' EQUITY
                              (NOTE H)

Common stock, $.04 par value; authorized 5,000,000
    shares; issued 2,985,511 shares                               119,421
Additional paid-in capital                                      9,402,471
Retained earnings                                               2,266,829

                                                               11,788,721
Less 112,088 shares of treasury stock, at cost                   (231,354)

           Total shareholders' equity                          11,557,367

           T O T A L                                          $14,648,925

       The notes to financial statements are made a part hereof.
                                  F-2

                        DESIGNATRONICS INCORPORATED
                             AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS



                                                    Year Ended August 31,
                                                       1994         1993

Net sales                                             $25,011,440$23,650,398

Cost of sales                                          15,381,494 14,724,851

Gross profit                                            9,629,946  8,925,547

Selling, general and administrative expenses            7,473,455  7,056,277

Income before other income (expense),
    income taxes and discontinued operations            2,156,491  1,869,270

Other income (expense):
    Interest expense                                      (47,298)  (165,315)
    Miscellaneous income (Note B)                         110,849    193,022

Income from continuing operations
    before income tax provision                         2,220,042  1,896,977

Income tax provision (Note F)                             800,000    693,000

Income from continuing operations                       1,420,042  1,203,977

Gain on disposal of discontinued segment,
    less $270,000 of income tax (Note B)                             551,381

Income before extraordinary item                        1,420,042  1,755,358

Extraordinary item:
    Income tax benefit from utilization of
      net operating loss carryforwards                               824,000

NET INCOME                                            $ 1,420,042$ 2,579,358

Income per common share:
    Continuing operations                                 $.49         $.42

    Discontinued operations                                             .19

    Extraordinary item                                                  .29

Net income                                                 $.49        $.90

Weighted average number of shares
    outstanding (Note A)                                 2,873,435 2,866,972


         The notes to financial statements are made a part hereof.

                                 DESIGNATRONICS INCORPORATED
                                      AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                            YEARS ENDED AUGUST 31, 1994 AND 1993



                                                  Additional  Retained
Treasury Stock      Total
                                Common Stock        Paid-in   Earnings
(At Cost)     Shareholders'
                              Shares     Amount     Capital   (Deficit)   Shares
  Amount     Equity
BALANCE - AUGUST 31,
  1992                     2,955,511  $118,221   $9,358,671  $(1,732,571)
112,073  $(231,287) $ 7,513,034

Exercise of stock
  options                     30,000     1,200       43,800
                 45,000

Net income                                                     2,579,358
               2,579,358

BALANCE - AUGUST 31,
  1993                     2,985,511    119,421    9,402,471     846,787
112,073   (231,287)  10,137,392

Purchase of treasury stock                                                    15
      (67)        (67)

Net income                                                     1,420,042
              1,420,042

BALANCE - AUGUST 31,
  1994                     2,985,511   $119,421    $9,402,471$ 2,266,829
112,088   $(231,354) $11,557,367




                  The notes to financial statements are made a part hereof.

                                  DESIGNATRONICS INCORPORATED
                                        AND SUBSIDIARIES

                             CONSOLIDATED STATEMENTS OF CASH FLOWS





                                            Year Ended August 31,
INCREASE (DECREASE) IN CASH                      1994           1993

Cash flows from operating activities:
   Net income                                    $ 1,420,042  $2,579,358

   Adjustments to reconcile results of operations
   to net cash effect of operating activities:
     Provision for losses on accounts receivable      19,433      65,576
     Gain on sale of fixed assets                     (1,238)     (8,951)
     Deferred income taxes                            57,000    (336,000)
     Depreciation and amortization                   482,107     500,088
     Reversal of accrued future losses of
      discontinued segment                                      (212,424)
     Net changes in assets and liabilities:
       Accounts receivable                          (522,539)    468,293
       Inventories                                  (608,887)    125,291
       Prepaid expenses                              (35,810)    259,351
       Other assets                                   (4,512)    (40,779)
       Accounts payable                              (46,420)   (398,527)
       Accrued expenses, salaries and wages and
         other current liabilities                  (433,827)   (112,359)
       Income taxes payable                         (136,933)    336,250

             Total adjustments                    (1,231,626)    645,809

             Net cash provided by
               operating activities                  188,416   3,225,167






(Continued)

                      DESIGNATRONICS INCORPORATED
                           AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  -2-



                                                Year Ended August 31,
                                              1994                 1993
Cash flows from investing activities:
 Expenditures for fixed assets         $  (281,333)              $  (454,731)
 Proceeds from sale of equipment            18,000                    22,600
 Redemptions of temporary investments                                424,334

     Net cash used for investing
       activities                         (263,333)                   (7,797)

Cash flows from financing activities:
 Proceeds from exercise of stock options                              45,000
 Purchase of treasury stock                   (67)
 Reduction of cash overdrafts                                       (377,886)
 Proceeds of long-term debt                                          886,012
 Reduction of long-term debt and
   other long-term liabilities                                    (3,585,552)

     Net cash used for financing
          activities                           (67)               (3,032,426)

NET INCREASE (DECREASE) IN CASH            (74,984)                  184,944

Cash - September 1                         340,602                   155,658

CASH - AUGUST 31                       $   265,618               $   340,602

Supplemental disclosures of cash
flow information:
 Cash paid during year for:
   Interest                            $   112,800               $   108,380

   Income taxes                        $   880,148               $   138,750





       The notes to financial statements are made a part hereof.

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS



NOTE A - Summary of Significant Accounting Policies:

       Principles of Consolidation:

       The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

       Inventory Valuation:

       Inventories are stated at lower of cost (first-in, first-out) or market.

       Depreciation and Amortization:

       Depreciation is provided for financial accounting purposes on the straight-line method at rates which are designed to write off the assets over their estimated useful lives.
       For income tax purposes, depreciation is computed substantially by use of accelerated methods. Leasehold improvements are amortized over the terms of their applicable leases or their useful lives, whichever is less.

       Income Taxes:

       The Company and its domestic subsidiaries file a consolidated federal income tax return.

       Effective September 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Previously, the Company had accounted for income taxes under the provisions of Accounting Principles Board Opinion No. 11. The adoption of SFAS
       109 changed the Company's method of accounting for income taxes from the deferred method to the asset and liability method. Under SFAS 109, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. This change in accounting for income taxes had no material effect on the net balance of the Company's deferred income tax assets at September 1, 1993 or on its provision for income taxes for the year ended August 31, 1994. The prior year's financial statements have not been restated to apply the provisions of SFAS No. 109; if such restatement were made, the income tax benefit from the utilization of prior year's carryforwards would not have been reported as an extraordinary item but would have been reported as a separate component of net income and income per share on that year's statement of operations.

(Continued)

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS
                               -2-



NOTE A - Summary of Significant Accounting Policies (Continued):

       Income Taxes (Continued):

       On January 1, 1985, the Company formed a wholly-owned subsidiary which qualifies as a "Foreign Sales Corporation"
       (FSC) under the Internal Revenue Code and, accordingly, only a portion of such earnings is subject to federal income tax. Distributions from the FSC are subject to the 100% dividend exclusion for federal income tax purposes.

       Income Per Share:

       Per share amounts are based on income for each year, divided by the weighted average number of shares outstanding during such year. The effect of outstanding stock options was immaterial in both 1994 and 1993 and, accordingly, these options were not included in the computations.

       Research and Development Costs:

       Research and development costs are charged to expense in the year incurred. The amounts expensed for the years ended August 31, 1994 and 1993 were approximately $118,000 and $126,000, respectively.

       Joint Venture:

       In October 1985, the Company formed a joint venture (Western Components Sales North, Inc.) for the distribution of mechanical, electronic and electrical components related to motion control and robotics. The Company's investment in the venture was $50,000. The Company recorded under the equity method its share of the venture's income, which was approximately $600 and $2,000 for the two years ended August 31, 1994 and 1993, respectively. Such share of profits or losses has been adjusted by 50% of intercompany profits on sales to the joint venture of merchandise held in its inventory at year end. The Company's share of undistributed earnings of the joint venture amounts to approximately $6,200 as of August 31, 1994. Sales to the joint venture were $430,000 and $449,000 for the two years ended August 31, 1994, respectively. Accounts receivable includes approximately $87,000 due from the joint venture at August 31, 1994.

(Continued)

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS
                               -3-




NOTE B - Discontinued Business Segment:

       In 1992, the Board of Directors approved a plan to discontinue the electronic components segment of the Company's business, which was comprised of the assets and operations of its Accusonics Systems Corp., Automatic Coil Corp. and Automatic Accusonic Haiti subsidiaries.
       As part of the plan of discontinuation, the Company sold the inventory and fixed assets of Accusonics Systems Corp. for $287,615 in 1992, of which $60,000 was paid in cash with the balance represented by 11% notes receivable over four years commencing in September 1992. These notes are collateralized by the assets of the purchaser. The uncol-lected portion of the notes receivable, which aggregate $172,864 at August 31, 1994, is not being reported as income until received because the purchaser is a thinly capitalized entity owned by certain former employees of the Company and its ability to pay the notes is dependent primarily on its future operations. Under the terms of the notes, the uncollected balance is due $106,538 in fiscal 1995 and $66,326 in fiscal 1996. Other income on the statements of operations includes approximately $75,000 in 1994 and $31,000 in 1993, representing principal and interest received on the notes.

       Rather than gradually phase out the operations of Automatic Coil Corp. as originally planned, in January 1993 its inventory and fixed assets were sold and its operations ceased. This, together with the sale of other assets and the settlement of certain liabilities on terms more favorable than originally estimated, resulted in a $551,381 net gain in fiscal 1993, comprised of the following:




(Continued)

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS
                               -4-




NOTE B - Discontinued Business Segment (Continued):

         Earnings from Automatic Coil Corp.
          operations from September 1, 1992
          to January 22, 1993                            $370,944
         Reversal of loss from phaseout of
          Automatic Coil Corp. operations
          previously estimated and accrued                212,424
         Gain from sales of assets and settlement
          of liabilities                                  238,013

                Total                                     821,381

         Less related income tax effect                   270,000

                 Total                                   $551,381

       In connection with the discontinuance of these operations, the Company terminated the employment contracts of its then President and Executive Vice President. In accordance with their contracts, they are each being paid $470,000 in severance benefits, plus $75,000 in fringe benefits, the total of which was accrued at August 31, 1992. Severance benefits payable at August 31, 1994 aggregating $267,000 are evidenced by promissory notes which bear interest at the rate charged by the Company's lending bank and are expected to be paid in November 1994.


NOTE C - Inventories:

       Inventories at August 31, 1994 are summarized as follows:

         Raw materials                            $  940,250
         Work-in-process and semi-
          finished components                        531,801
         Finished stock                            6,737,185

                Total                             $8,209,236





(Continued)

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS
                               -5-




NOTE D - Property and Equipment:

       A summary of the costs and the related estimated lives is as follows:

                                                                 Estimated
                                                               Useful Life

(Years)
         Machinery and equipment                  $3,845,220              8
         Molds and tooling                           658,380              3
         Furniture and fixtures                      787,162              8
         Computer equipment                        1,189,766              5
         Leasehold improvements                    1,019,752           5-10
         Automotive equipment                        217,668              4

            Total                                  7,717,948

         Less accumulated depreciation             6,212,205

            Balance                               $1,505,743


NOTE E - Long-Term Debt:

       The Company's three year revolving loan facility, which expires in November 1996 and is renewable for an additional year at the Company's option, provides for borrowings up to $5,000,000. Interest is payable at the Company's option at either the bank's prime lending rate or at 2.1% above the LIBOR rate. The Company also agreed to pay a facility fee of 1/4 of 1% on the unused portion of the loan and an origination fee of $5,000. The loan is unsecured, however, should the Company not meet certain financial covenants, the loan will become collateralized by all the assets of the Company.


(Continued)

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS
                               -6-




NOTE E - Long-Term Debt (Continued):

       The agreement provides, among other restrictions, that the Company cannot declare or pay cash dividends or borrow from other lenders. The agreement also contains covenants, including those relating to the maintenance of working capital and net tangible asset levels, maintenance of working capital and debt to net worth ratios, as well as restrictions regarding capital expenditures.


NOTE F - Income Taxes:

       Income taxes are comprised of the following:

                                          Year Ended August 31,
                                            1994         1993

         Currently payable
          Federal                           $621,000  $ 388,000
          State                              122,000     87,000

                                             743,000    475,000
         Deferred                             57,000   (336,000)

          Net provision                     $800,000  $ 139,000

       Income taxes are included in the statement of operations for the year ended August 31, 1993 as follows:

         Charged to continuing
          operations                                  $ 693,000
         Charged to discontinued
          operations                                    270,000
         Benefit from net operating
          loss carryforwards re-
          flected as extraordinary
          income                                       (824,000)

             Net provision                            $ 139,000


(Continued)

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS
                               -7-



NOTE F - Income Taxes (Continued):

       Temporary differences which give rise to a significant portion of deferred tax assets and liabilities as at August 31, 1994 are:

         Deferred tax assets:
          Allowance for estimated doubtful
            accounts                                   $ 25,000
          Tax basis adjustments to
            inventory                                   558,500
          Accrued severance pay and benefits             40,900
          Accrued vacation pay                           82,900
          Reserve on note receivable                     66,700
          Other                                          15,400

                   Total deferred tax assets           $789,400

         Deferred tax liability:
          Accelerated versus straight-
            line depreciation of
            property and equipment                      $82,100








(Continued)

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS
                               -8-


NOTE F - Income Taxes (Continued):

       The variation in the customary relationship between the provision for income taxes and pretax income from continuing operations is as follows:

                                                Percentage of Pretax Income
                                                  Year Ended August 31,
                                                    1994           1993
         Computed "expected" federal
          income tax provision                      34.0%          34.0%
         Effect on federal income tax
          of earnings of the FSC                    (1.8)          (1.6)
         State income taxes, net of federal
          income tax benefits                        3.6            4.0
         Other                                        .2             .1

            Income tax provision                    36.0%          36.5%


NOTE G - Commitments and Contingencies:

       (1)  Lease Commitments:

           The Company rents manufacturing, warehouse and office space under operating leases expiring at various dates through September 2004. The Company is obligated to pay all realty operating expenses and real estate taxes in addition to the annual rent. The minimum annual rentals are as follows:

           Year ending August 31:
             1995                       $  379,000
             1996                          379,000
             1997                          383,000
             1998                          412,000
             1999                          418,000
             Thereafter                  2,207,000

               Total                    $4,178,000

(Continued)

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS
                               -9-


NOTE G - Commitments and Contingencies (Continued):

       (1)  Lease Commitments (Continued):

            Rent expense applicable to continuing operations was as follows:

                                             Year Ended August 31,
                                             1994              1993

             Real property                 $588,000           $600,000
             Personal property                                   4,000

                Total                       588,000            604,000

             Less sublease income           (40,000)           (39,000)

                Net                        $548,000           $565,000

           The Company is subleasing certain premises to the new owners of its former Accusonics operation to March 1996 at an annual rental of approximately $40,000.

           Certain operating leases were with an entity whose principal owners are or were officers of the Company. Payments relating to these leases were $4,000 for the year ended August 31, 1993. During the year ended August 31, 1993, the Company purchased for $40,000 a machine that was previously leased from the affiliate.

       (2) Employment Agreements:

           The Company's employment agreements with three officers provide for aggregate annual salaries of not less than $488,000 a year to be paid through November 1995.
           These agreements provide that if there is a change of control (as defined) in the Company and the agreements are not extended, the Company could be liable for lump-sum payments of between $200,000 to $265,000 to each officer, based on the price of the stock when the change in control occurs.


NOTE H - Shareholders' Equity:

       Incentive Stock Option Plans:

       In February 1993, the shareholders approved the Company's 1993 incentive stock option plan, which provides for the granting of options to key employees to purchase up to 100,000 shares of common stock at not less than fair market value at the date of grant. Options may be exercised beginning one year from the date of grant and may not exceed 10 years from the date of grant. At August 31, 1994, options to purchase 25,000 shares at $3.69 a share are outstanding.

(Continued)
                               F-15

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS
                               -10-



NOTE H - Shareholders' Equity (Continued):

       Incentive Stock Option Plans (Continued):

       In January 1994, the shareholders' approved the 1993 Executive Officer Incentive Stock Option Plan. The plan provides for the granting of options to purchase up to 250,000 shares of common stock. Options are automatically granted to each of three executive officers if annual income per share from continuing operations is $.29 or greater. The options to be granted range between 15,000 and 18,750 shares annually for each officer depending on the level of earnings. Each option will be granted at the fair market value at the date of grant and will expire 10 years from such date. As at August 31, 1994, options to purchase 45,000 shares at $4.38 a share are outstanding. The options expire in September 2003. Based upon fiscal 1994 earnings, on November 1, 1994, options to purchase 16,500 shares of common stock at $4.50 per share were granted to each of the three executive officers based upon fiscal 1994 earnings.

       Non-Employee Directors' Stock Option Plan:

       In January 1994, the shareholders approved the 1993 Non-Employee Directors' Stock Option Plan. The plan provides for the granting of options to purchase up to 150,000 shares of common stock. Options are automatically granted to non-employee directors in varying amounts based upon income per share from continuing operations being $.29 or greater and the number of years served on the Board. Based upon these factors, options to be granted will range between 2,000 to 12,500 shares annually to each non-employee director. Each option will be granted at the fair market value at the date of grant and expire ten years from such date. As at August 31, 1994, options to purchase 20,000 shares at $4.38 a share are outstanding. The options expire in September 2003. Based upon fiscal 1994 earnings, on November 1, 1994, options to purchase 11,000 shares of common stock at $4.50 per share were granted to two non-employee directors.

       Non-Qualified Stock Option Plan:

       In February 1993, the shareholders' approved the Designatronics Incorporated Non-Qualified Stock Option Plan. The plan provides for the granting of options to purchase up to 100,000 shares of common stock to attract and retain executive personnel and key employees. Options are to be granted at the fair market value on the date of grant. No options have been granted under this plan.


(Continued)

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS
                               -11-



NOTE H - Shareholders' Equity (Continued):

       Stock Repurchases:

       In January 1994, the Board of Directors authorized repurchases of the Company's stock. Any such repurchases may not exceed the Company's book value per share at the date of repurchase and are limited to an aggregate of $200,000 a year.


NOTE I - Employee Benefit Plans:

       The Company's noncontributory Simplified Employee Pension Plan, which covers substantially all employees other than employees covered by a union retirement plan, provides for an annual contribution determined by the Board of Directors. No contributions have been authorized for the two years ended August 31, 1994. The Company's 401(k) defined contribution pension plan permits a matching contribution by the Company equal to 50% of the first 2% of the employee's voluntary contribution, limited to the maximum allowable amount by the Internal Revenue Code. The Company made matching contributions of approximately $36,000 and $32,000 during the years ended August 31, 1994 and 1993, respectively. In addition, the Company authorized an additional 2% and 1 1/2% bonus contribution for calendar year 1994 and 1993, respectively, resulting in additional expense of approximately $79,000 and $67,000 for the respective fiscal years then ended.

       Contributions to multi-employer defined benefit pension plans for union employees aggregated approximately $150,000 and $149,000 for the years ended August 31, 1994 and 1993, respectively.


NOTE J - Segment Information:

       Through fiscal 1992, the Company operated in two business segments, the mechanical components segment, which manufactures and distributes a diverse line of over 50,000 mechanical and electro-mechanical components, and the electronics components segment, which has been discontinued (see Note B). As a result of the discontinuance of the electronics components segment and the increased emphasis in fiscal 1993 and 1994 on the expansion of the Company's line of automation components and systems, management now believes that this class of products should be considered a separate business segment.

       Accordingly, the attached information (rounded to the nearest $1,000) is presented for each of these segments.


(Continued)

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS
                               -12-


NOTE J - Segment Information (Continued):

                            Mechanical          Automation
    1994                    Components          Components      Consolidated

Net sales                  $21,136,000           $3,875,000     $25,011,000

Operating profit           $ 2,172,000           $  382,000     $ 2,554,000
General corporate expenses                                         (397,000)
Interest expense                                                    (47,000)
Other income                                                        110,000

Income before provision
  for income taxes                                              $ 2,220,000

Identifiable assets        $13,198,000           $1,369,000     $14,567,000

Capital expenditures       $   274,000           $    7,000     $   281,000

Depreciation and
  amortization             $   452,000           $   30,000     $   482,000

     1993

Net sales                  $20,124,000           $3,526,000     $23,650,000

Operating profit           $ 1,958,000           $  209,000     $ 2,167,000
General corporate expenses                                         (298,000)
Interest expense                                                   (157,000)
Other income                                                        185,000

Income before provision
 for income taxes                                               $ 1,897,000

Identifiable assets        $12,542,000           $1,222,000     $13,764,000

Capital expenditures       $   455,000                          $   455,000

Depreciation and
  amortization             $   466,000           $   34,000     $   500,000



(Continued)

                   DESIGNATRONICS INCORPORATED
                         AND SUBSIDIARIES

                  NOTES TO FINANCIAL STATEMENTS
                               -13-



NOTE K - Litigation:

       In December 1993, an action was instituted against the Company where the plaintiff is claiming approximately $525,000 in damages related to equipment sold by the Techno Division. The equipment had a purchase price of approximately $11,000. The case was dismissed for lack of jurisdiction but is currently under appeal. The Company, based upon consultation with its counsel, believes that it has meritorious defenses.

PAGE

                         EXHIBIT "2"


                  DESIGNATRONICS INCORPORATED

        2101 Jericho Turnpike, Box 5416, New Hyde Park,
                      New York 11042-5416

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the stockholders of Designatronics
Incorporated (the "Company") will be held on January 11, 1995 at
10:00 a.m. at the offices of the Company at 2101 Jericho Turnpike, Box 5416, New Hyde Park, New York 11042-5416. The meeting is called for the following purposes:

       ELECTION OF DIRECTORS

The election of four directors to hold office for the term specified in the annexed Proxy Statement or until the election and qualification of their respective successors.

       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

To ratify the appointment of Cornick, Garber & Sandler, LLP,
Certified Public Accountants, as independent auditors for the fiscal year ending August 31, 1995.

       TRANSACTION OF OTHER BUSINESS

To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on November 22, 1994 are entitled to notice of, and to vote at, this meeting.
Sending in your proxy will not prevent your attending and voting at the meeting in person should you later decide to do so.

The accompanying form of proxy is solicited by the board of directors of the Company. Reference is made to the enclosed proxy statement for further information with respect to the business to be transacted at the meeting.

If you do not expect to attend the meeting in person, please sign and date the enclosed proxy and mail it promptly in the enclosed envelope.

By order of the board of directors.

Dated:  December 5, 1994
                                            DR. FRANK BUCHSBAUM
                                            Secretary

                        DESIGNATRONICS INCORPORATED

                      2101 Jericho Turnpike, Box 5416
                    New Hyde Park, New York 11042-5416

                    __________________________________

                              PROXY STATEMENT

                    __________________________________

The proxy statement mailed to stockholders commencing December 5, 1994 is furnished in connection with the solicitation of proxies by the board of directors of Designatronics Incorporated (the "Company") in connection with the annual meeting of stockholders (the "Annual Meeting") of the Company to be held January 11, 1995 at 10:00 a.m. at the offices of the Company at 2101 Jericho Turnpike, Box 5416, New Hyde Park, New York 11042-5416. Proxies will be voted in accordance with directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the action described in the proxy statement.

A proxy in the enclosed form may be revoked at any time, prior to it being voted at the Annual Meeting by sending a subsequently dated proxy or by giving written notice to the Company, in each case to the attention of Dr. Frank Buchsbaum, Secretary, at the address set forth above. Stockholders who attend the meeting may withdraw their proxies at any time before their shares are voted by voting their shares in person.

The expense of the solicitation of proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy and proxy statement, the handling and tabulation of proxies received and the charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents of the proxy material to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone and telegraph by directors, officers or regular employees of the Company. It is estimated that the total cost of proxy solicitations by the Company will not exceed $2,500.

The matters to be considered at this Annual Meeting will be the election of directors for the ensuing year and the ratification of the appointment of Cornick, Garber & Sandler, LLP, Certified Public Accountants as independent auditors. The Company is aware of no other matters to be presented for action at the meeting.

             OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS


The Company's voting securities consist solely of common stock $.04 par value ("Common Stock"). Holders of Common Stock at the close of business on November 22, 1994 will be entitled to vote. Each share of Common Stock entitles the holder to one (1) vote on each matter to be voted upon. On the record date there were outstanding 2,873,423 shares of Common Stock, exclusive of treasury shares.


                     DIRECTORS AND EXECUTIVE OFFICERS


The following table sets forth the names of each of the directors of the Company, the number of shares of Common Stock owned by each, together with certain other information with respect to them. Each of the following has been nominated for re-election. All of the following information is as of November 22, 1994:

               Principal Occupation                        Shares of     Percent
               Business Experience           Director    Stock Owned      of
Name      Age  Past Five (5) Years           Since       Beneficially    Class

Martin    61   President, Treasurer,         1967          134,349(1)    4.6%
Hoffman        and Chief Executive
               Officer of the Company
               since August 31, 1992;
               Chief Financial Officer;
               Senior Vice President
               prior to August 31, 1992.

Dr.       71   Executive Vice-               1973         196,704(1)(2)   6.8%
Frank          President since
Buchsbaum      August 31, 1992;
               prior thereto
               Senior Vice-
               President; Secre-
               tary since February
               4, 1992.

Sol       69   Until August 31,              1960         473,934(3)(4)  16.4%
Schwartz       1992 President
               and Chief Executive
               Officer of the
               Company.

Joseph    67   Until August 31,              1960         415,321(3)(5)  14.3%
Rubenfeld      1992 Executive
               Vice President
               and Treasurer.

__________________
(1)  Messrs. Hoffman and Buchsbaum each hold options to acquire
     31,500 shares granted under the Company's 1993 Executive
     Officer Incentive Stock Option Plan.

(2)  Includes 45,900 shares owned of record by his wife.

(3)  Messrs. Schwartz and Rubenfeld each hold options to acquire
     21,000 shares granted under the Company's 1993 Non-Employee
     Director Stock Option Plan.

(4)  Includes 13,765 shares owned of record by his wife.

(5)  Includes 144,076 shares owned of record by his wife.

All executive officers and directors as a group (5 persons) are the beneficial owners of 1,324,122 shares as of November 22, 1994 which represents 44.0% of the outstanding shares of the Company.


                      ELECTION OF DIRECTORS


The bylaws of the Company provide that the number of the directors of the Company shall be a minimum of three (3) and a maximum of nine (9) until otherwise determined by an amendment to the bylaws. The board of directors has chosen and designated the above four (4) nominees. At the Annual Meeting, four (4) directors are to be elected.

Five (5) meetings of the board of directors were held during the fiscal year ended August 31, 1994. No director attended fewer than seventy-five (75%) percent of such meetings.

The Company has an audit committee consisting of Messrs. Schwartz, Rubenfeld, and Hoffman. The purpose of the Audit Committee is to provide general oversight of audit, legal compliance, and potential conflict of interest matters. Two meetings of the Audit Committee took place during the fiscal year ended August 31, 1994. The Company does not have a nominating or compensation committee.

Proxies in the enclosed form will be voted for the nominees named above. Authority may be withheld for any nominee. Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish withhold authority to vote for one or more nominees for director. In addition, stockholders may nominate additional nominees as candidates for the position as director. Although the board of directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence, the proxy will be voted for such substitute, if any, as the board of directors may designate. Proxies will not vote for a greater number of persons than the number of nominees named.

  STATEMENT PURSUANT TO SECTION 726(d) BUSINESS CORPORATION LAW


The Company has obtained from the National Union Fire Insurance Company of Pittsburgh, Pa. a Directors and Officers Insurance and Company Reimbursement Policy for the period October 18, 1993 to October 18, 1994. The policy has been renewed with the same company for the period October 18, 1994 to October 18, 1995, but a copy of the new policy has not yet been received by the Company. Each policy provides for annual coverage of $4,000,000 aggregate for all claims for directors and officers liability. Coverage is in accordance with the terms of the policies and is subject to various exceptions contained therein. The insurance is on a claims made basis. The premium paid for this insurance by the Company was $18,000 for the policy expiring in 1994 and $18,000 for the policy expiring in 1995. This statement is delivered pursuant to the Business Corporation Law of the State of New York and Section 726(d) thereof.


                 PRINCIPAL HOLDERS OF SECURITIES


The following sets forth the ownership with respect to each person known to own beneficially more than 5% of the Company's Common
Stock as of November 22, 1994:

                  Name and address of    Amount and Nature of     Percent
Title of Class    Beneficial Owner       Beneficial Ownership(1)  of Class

Common Stock      Sol Schwartz           473,934 shares             16.4%
$.04 par value    143 Hewlett Neck Rd.   direct and beneficial
                  Woodmere, NY 11598

Common Stock      Joseph Rubenfeld        415,321 shares            14.3%
$.04 par value    3324 SW 57th Place      direct and beneficial
                  Ft. Lauderdale, FL 33312

Common Stock      Dr. Frank Buchsbaum     196,704 shares             6.8%
$.04 par value    6 Sutton Place          direct and beneficial
                  North Hills, NY 11030
_________________
(1)  See footnotes to table under "Directors and Executive Officers".

                     EXECUTIVE COMPENSATION

Summary

The following pages describe the components of the total compensation of the CEO of the Company and the Company's most highly compensated executive officers, other than the CEO, whose total annual salary exceeds $100,000. The principal components of such individuals' current cash compensation are the annual base salary and stock options included in the Summary Compensation Table, and termination consideration payable to the CEO and another named executive officer in accordance with their employment agreements, as described more fully below.

                   SUMMARY COMPENSATION TABLE

                           ANNUAL                            LONG-TERM
                           COMPENSATION                      COMPENSATION

                                      Other
Name and                              Annual                             All
Other
Principal                             Compen-               Options/
Compensa-
Position          Year  Salary($)     sation($)(a)          SARs(#)      tion
($)(a)(b)

Martin                1994  177,224       2,071             15,000     232,489
Hoffman               1993  172,845       1,890              -0-       146,529
CEO, Pres-            1992  165,975                         10,000
ident, CFO
and Treas-
urer

Dr. Frank             1994  177,262      2,071              15,000     232,856
Buchsbaum             1993  172,633      2,071               -0-       146,896
Executive             1992  164,485                         10,000
Vice Presi-
dent and
Secretary

Dr. Hitoshi           1994  125,655       2,071             15,000       1,587
Tanaka                1993  119,919       2,071              -0-         1,485
Senior Vice           1992  105,955                         10,000
President

______________
(a)  Pursuant to the transitional provisions of applicable rules of the Securities and Exchange Commission, amounts of Other
     Annual Compensation and All Other Compensation are excluded for 1992.

(b) Reference is made to the discussion on page 7, under "Employment Agreements".

Stock Options

The following table contains information relating to stock options. The Company believes that significant purchases of Common Stock by its executives through the commitment of personal financial resources is necessary for the Company's success. Accordingly, the Company sponsors programs designed to encourage executives to purchase Common Stock.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR
                            [Individual Grants]


Name          Options/SARs         Percent of total  Exercise     Expiration
                  (#)              options/SARs      or base      Date
                                   granted to        price
                                   employees in      ($/Sh)
                                   fiscal year

Martin Hoffman    15,000             33.3%           $4 3/8        09/13/03

Frank Buchsbaum   15,000             33.3%           $4 3/8        09/13/03

Hitoshi Tanaka    15,000             33.3%           $4 3/8        09/13/03



                AGGREGATED OPTION/SAR EXERCISES IN LAST
                FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                              Value of
                                            Number of         Unexercisable
                                            Unexercised       In-The-Money
               Shares                       Options/SARs      Options/SARs at
Name           Acquired on     Value        at FY-End (#)     FY-End ($)
               Exercise(#)   Realized ($)   Exercisable/      Exercisable/
                                            Unexercisable     Unexercisable

Martin Hoffman    -0-           -0-           15,000/-0-         3,750/-0-

Frank Buchsbaum   -0-           -0-           15,000/-0-         3,750/-0-

Hitoshi Tanaka    -0-           -0-           15,000/-0-         3,750/-0-



Severance Agreements

On August 31, 1992, the Company entered into separate severance agreements with Sol Schwartz and Joseph Rubenfeld (the "Severance Agreements") regarding the Company's termination of their employment agreements of October 8, 1990 (the "1990 S&R Employment Agreements"). In consideration for the premature termination of the 1990 S&R Employment Agreements on August 31, 1992 and the deferral of Messrs. Schwartz and Rubenfeld's severance pay, the Company agreed to pay each of them severance pay ("Severance Pay") in the amount of $470,000. The first $188,000 was payable to each as of August 31, 1992, and was paid during October, 1992, and the balance was payable to each pursuant to the terms of the Severance Agreements and was paid to each $141,000 during November, 1993 and $141,000 during November, 1994. The Company is also to continue to pay up to $18,000 annually for each individual's life insurance and in addition $6,500 for medical insurance for five (5) years until August 31, 1997. At the mutual consent of the individual and the Company, the individual may be employed as a consultant by the Company at the rate of $750 per day plus expenses. Messrs. Schwartz and Rubenfeld are also each entitled to use of a car and associated expenses until August 31, 1995 with expenses paid thereon by the Company. For the year ended August 31, 1994, Mr. Schwartz and Mr. Rubenfeld were paid the sums of $7,500 and $6,675, respectively, for consulting fees.

Employment Agreements

On August 31, 1992 the Company entered into separate employment agreements (the "1992 Employment Agreements") with Martin Hoffman as president, treasurer, Chief Executive Officer, and Chief Financial Officer of the Company, and Dr. Frank Buchsbaum as executive vice-president and secretary of the Company which expire on December 1, 1995. The 1992 Employment Agreements terminated their previous employment agreements with the Company of October 8, 1990 (the "1990 H&B Employment Agreements"). In consideration of the termination of the 1990 H&B Employment Agreements on August 31, 1992, past services and the elimination from the 1992 Employment Agreements of Messrs. Hoffman and Buchsbaum's right to severance pay, the Company agreed to pay each Messrs. Hoffman and Buchsbaum a termination consideration ("Termination Consideration") in the amount of $351,000. The first $140,400 of the Termination Consideration was payable to each as of August 31, 1992, and was paid during October, 1992, and the balance of the Termination Consideration of $210,600 was paid to each during November, 1993. Messrs. Hoffman and Buchsbaum shall each receive a salary of $186,276 during fiscal year 1995 (increased from the amount of $180,500 during the 1994 fiscal year) annually plus any pension or retirement benefits, bonuses, directors' fees, stock options or salary increase to which each is entitled, in the discretion of the Company. Said compensation is payable for a period of twelve (12) months after the demise of either individual, provided, however, that such compensation shall not continue after May 31, 1996. The Company is also to continue to pay up to $18,000 annually for each individual's life insurance and in addition $6,500 for medical insurance during the term of the 1992 Employment Agreements and for five (5) years thereafter. Messrs. Hoffman and Buchsbaum are each entitled to the use of a car provided by the Company during the term of the 1992 Employment Agreements, and for a term of two (2) years from the date of termination of the 1992 Employment Agreements.

On August 31, 1992 an agreement was also entered into with Dr. Hitoshi Tanaka, a senior vice president of the Company, for a term ending on December 31, 1995. Dr. Tanaka is to be paid a salary at the rate of $132,776 (increased from the amount of $127,000 during the 1994 fiscal year) annually plus any pension or retirement benefits, bonuses, stock options or salary increase to which he is entitled in the discretion of the Company. In the event that Dr. Tanaka's agreement is not renewed or he leaves the Company voluntarily or involuntarily he is entitled to one (1) year of severance pay.

During March, 1994 amendments were entered into with Messrs. Hoffman, Buchsbaum and Tanaka of their employment agreements. The amendments provide that if there is a sale of the Company (as defined), each agrees to accept an extension of their employment contract for two additional years. During such extension their compensation is to be increased by 10% above that amount being paid immediately prior to the extension. If there is a sale and an extension of employment is not offered, then a lump sum payment is to be made to each as follows:

               Sale Price                                   Payment

               $5.50 to 5.99                                $200,000
               $6.00 to 6.99                                $216,600
               $7.00 to 7.99                                $233,000
               $8.00 or greater                             $265,000

Executive Officer Stock Option Plan

On January 12, 1994 the Company's shareholders approved the 1993 Executive Officer Stock Option Plan. The 1993 Executive Officer Plan authorizes the grant of 250,000 shares subject to adjustment as provided therein. Options are granted in accordance with a formula on November 1st of each year, except September 14, 1993 initially, to those persons named as executive officers in the Company's annual report on Form 10-KSB as filed with the Securities and Exchange Commission for the two (2) fiscal years preceding the date that options are automatically granted. No shares will be issued if income per share is less than $0.29. If income per share is $0.29 or greater, but not more than $0.45 the number of shares to each eligible executive officer is 15,000; if income per share is $0.45 or greater but not more than $0.54 the number of shares is 16,500; if income per share is $0.54 or greater but not more than $0.60 the number of shares is 18,000 and if income per share is $0.60 or greater the number of shares is 18,750. The 1993 Executive Officer Plan terminates September 13, 2003. The term of each option shall be ten (10) years. The term of each option may not exceed ten (10) years. Options granted under the 1993 Executive Officer Plan may not be granted at less than 100% of fair market value at the time of the grant. Options granted to employees who own more than 10% of the Company's outstanding Common Stock will be granted at not less than 110% of fair market value for a term of five (5) years. The aggregate fair market value of stock for which options are exercisable during any calendar year by an individual is limited to $100,000, but the value may exceed $100,000 for which options may be granted to an individual.
Payment of the exercise price for options under the 1993 Executive Officer Plan is to be made in cash or by the exchange of Common Stock having equivalent value. No disposition of the shares received upon exercise of an option granted under the 1993 Executive Officer Plan shall be made within two (2) years from the date of the grant of the option and the shares must be held for a minimum of one (1) year. In the event of any change of the outstanding Common Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of shares, recapitalization, merger, consolidation or other similar event, the number of shares available for options and the number of shares subject to outstanding options and the price thereof shall be proportionately adjusted. The following options have been granted under the 1993 Executive Officer Plan to date:

                     NUMBER OF     DATE OF                   EXPIRATION
GRANTEE              SHARES        GRANT        PRICE        DATE

1. Martin Hoffman    15,000       09/14/93     $4 3/8        09/13/03
2. Frank Buchsbaum   15,000       09/14/93      4 3/8        09/13/03
3. Hitoshi Tanaka    15,000       09/14/93      4 3/8        09/13/03
4. Martin Hoffman    16,500       11/01/94      4 1/2        10/31/04
5. Frank Buchsbaum   16,500       11/01/94      4 1/2        10/31/04
6. Hitoshi Tanaka    16,500       11/01/94      4 1/2        10/31/04


Non-Employee Directors' Stock Option Plan

Directors of the Company are not presently compensated for serving in such capacity, except to the extent that they participate in the 1993 Non-Employee Directors' Stock Option Plan which was approved by the Company's shareholders on January 12, 1994. The 1993 Non-Employee Directors' Plan authorizes the grant of 150,000 shares subject to adjustment as provided therein. Options are granted in accordance with a formula on November 1st of each year, except September 14, 1993 initially, to non-employee directors who have served as directors for not less than two (2) years. Options granted are based upon length of service and for length of service greater than two but not more than five years the number of shares is 2,000; for greater than five but not more than ten the number of shares is 2,500; for greater than ten but not more than fifteen the number of shares is 5,000; for greater than fifteen but not more than twenty the number of shares is 7,500; and for greater than twenty years the number of shares is 10,000. No shares will be issued if income per share is less than $0.29. If income per shares is $0.29 or greater, but not more than $0.45 the number of shares is multiplied by 1.0; if income per share is $0.45 or greater but not more than $0.54 the number of shares is multiplied by 1.1; if income per share is $0.54 or greater but not more than $0.60 the number of shares is multiplied by 1.2 and if income per shares is $0.60 or greater the number of shares is multiplied by
1.25. The 1993 Non-Employee Directors' Plan terminates September 13, 2003. The term of each option shall be ten (10) years.
Options granted under the 1993 Non-Employee Directors' Plan may not be granted at less than 100% of fair market value at the time of the grant. Payment of the exercise price for options under the 1993 Non-Employee Directors' Plan is to be made in cash or by the exchange of Common Stock having equivalent value. With the exception of death in which case there is an extended period of three (3) months to exercise the option. The optionholder must be a non-employee director of the Company at the time of the exercise of the option. A non-employee director is defined as a director who is not an employee of the Company and who is not compensated by the Company other than $1,000 for actual attendance at a board of directors meeting, expenses for attending such meetings, or consultant fees. In the event of any change of the outstanding Common Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of shares, recapitalization, merger, consolidation or other similar event, the number of shares available for options and the number of shares subject to outstanding options and the price thereof shall be proportionately adjusted. The following options have been granted under the 1993 Non-Employee Directors' Plan:


                       NUMBER OF       DATE OF                EXPIRATION
GRANTEE                SHARES          GRANT       PRICE      DATE

1. Sol Schwartz        10,000          09/14/93    $4 3/8     09/13/03
2. Joseph Rubenfeld    10,000          09/14/93     4 3/8     09/13/03
3. Sol Schwartz        11,000          11/01/94     4 1/2     10/31/04
4. Joseph Rubenfeld    11,000          11/01/94     4 1/2     10/31/04


Employee Benefit Plans

See Note I of Notes to Financial Statements for the year ended
August 31, 1994 regarding employee benefit plans.

In February 1993, the shareholders approved the Company's 1993 incentive stock option plan, which provides for the granting of options to key employees to purchase up to 100,000 shares of common stock at not less than fair market value at the date of grant. Options may be exercised beginning one year from the date of grant and may not exceed 10 years from the date of grant. At August 31, 1994, options to purchase 25,000 shares at $3.69 a share are outstanding. No options were granted or exercised during the fiscal year ended August 31, 1994 and none of the options are held by any executive officers or directors of the Company.

In February 1993, the shareholders approved the Company's non-qualified stock option plan authorizing the grant of options to purchase up to 100,000 shares of common stock. No options have been granted under this plan.

              COMPLIANCE WITH SECTION 16(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission.
Executive officers, directors and greater than 10% beneficial shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended August 31, 1994, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                       CERTAIN TRANSACTIONS


See "Executive Compensation" regarding payment of Severance Pay and Termination Consideration to certain officers and directors of the Company.


                 PROPOSAL TO RATIFY APPOINTMENT
                    OF INDEPENDENT AUDITORS


The board of directors of the Company has appointed the firm of Cornick, Garber & Sandler, LLP as the Company's independent auditors for the fiscal year ending August 31, 1995. The board of directors will propose ratification of the appointment of Cornick, Garber & Sandler, LLP. Cornick, Garber & Sandler, LLP has no financial interest of any kind in the Company and has had no connection with the Company at any time in the past except for the professional relationship between auditor and client.

The affirmative vote of the holders of a majority of the Common Stock of the Company represented at the Annual Meeting will be required for approval of the auditors. In accordance with New York State law, abstentions are not counted in determining the votes cast in connection with the selection of auditors. If such approval is not obtained, selection of independent auditors will be reconsidered by the board of directors.

Representatives of Cornick, Garber & Sandler, LLP are expected to be present at the stockholders meeting with the opportunity to make a statement if they desire to do so, and shall be available to respond to appropriate questions.


          THE BOARD OF DIRECTORS UNANIMOUSLY
          RECOMMENDS THAT YOU VOTE FOR RATIFICATION
          OF THE APPOINTMENT OF CORNICK, GARBER &
          SANDLER, LLP, AS INDEPENDENT AUDITORS.

      PROCEDURE FOR SUBMISSION OF 1995 STOCKHOLDER PROPOSALS


Proposals by stockholders for inclusion in the next annual meeting proxy statement must be received prior to September 30, 1995. Proposals should be addressed to the Secretary of Designatronics Incorporated, 2101 Jericho Turnpike, Box 5416, New Hyde Park, New York 11042-5416 and should be sent by certified mail, receipt requested. All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.

                          OTHER MATTERS


So far as the board of directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, it is intended that the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

By order of the board of directors.

Dated:  December 5, 1994


                                        DR. FRANK BUCHSBAUM
                                        Secretary

                           EXHIBIT "3"


                SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549


                           FORM 10-QSB


           QUARTERLY REPORT UNDER SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


           FOR THE QUARTERLY PERIOD ENDED MAY 31, 1995

                     COMMISSION FILE #0-2931


                   DESIGNATRONICS INCORPORATED

(Exact name of small business issuer as specified in its charter)



         NEW YORK                             11-1972961
      (State or other                     (I.R.S. Employer
       jurisdiction of                       Identification No.)
       incorporation or
       organization)


             2101 JERICHO TPKE., NEW HYDE PARK, NY 11040
        (Address of principal executive offices and zip code)

                            (516) 328-3300
                     (Issuer's telephone number)


Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for
the past 90 days.     YES  X  NO     .


State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.



              Class                 Outstanding at June 30, 1995

         Common Stock, par value     2,873,423(Excluding 112,088
          $.04 per share              shares held as treasury).

                     DESIGNATRONICS INCORPORATED


                          TABLE OF CONTENTS


Part I         Financial Information:                        Page No.


   Item 1  Financial Statements

     Consolidated Condensed Balance Sheets                         3

     Consolidated Condensed Statements of Operations               4

     Consolidated Condensed Statements of Cash Flows               5

     Notes to Consolidated Condensed Financial Statements          6


   Item 2  Management's Discussion and Analysis of the
     Financial Condition and Results of Operations                 7


Part II        Other Information:

    Item 5  Other Events                                           8

    Item 6.   Exhibits and Reports on Form 8-K                     8

                  PART I  FINANCIAL INFORMATION
          DESIGNATRONICS INCORPORATED AND SUBSIDIARIES
              CONSOLIDATED CONDENSED BALANCE SHEETS
                         (In Thousands)



                                          May 31,        August 31,
                                            1995            1994
                                        (Unaudited)      (Audited)
                ASSETS

Current Assets:
  Cash                                  $    223        $      266
  Accounts receivable-net               4,057           3,295
  Inventories (Lower of cost or         8,909           8,209
market, FIFO basis)
  Deferred income taxes                 778             789
  Prepaid expenses                      290             261

     Total current assets               14,257          12,820

Property, plant and equipment-net       1,355           1,506
Other assets                            323             323

     Total Assets                       $ 15,935        $ 14,649

 LIABILITIES and SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                      1,296           715
  Accrued liabilities                   1,389           1,575
  Accrued severance costs               143             422
  Income tax payable                    124             284

     Total current liabilities          2,952           2,996

Deferred income taxes                   82              82

Other liabilities                       17              14

Shareholders' Equity:
  Common stock $.04 par value           119             119
  Additional paid-in-capital            9,402           9,402
  Retained Earnings                     3,594           2,267
  Less:  Treasury Stock                 (231)           (231)

     Total shareholders' equity         12,884          11,557

     Total Liabilities and              $ 15,935        $ 14,649
Shareholders' Equity

          DESIGNATRONICS INCORPORATED AND SUBSIDIARIES
         CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                           (Unaudited)
         (In thousands Except Share and per Share Data)



                              Three Months Ended  Nine Months Ended
                                   May 31,             May 31,
                                1995      1994                1994

Net sales                     $ 8,057   $  6,889  $21,266   $18,652

Cost of sales                 4,668     4,294     12,968    11,816

Gross Profit                  3,389     2,595     8,298     6,836

Selling, general and          2,391     1,874     6,320     5,365
administrative expenses

Income from operations        998       721       1,978     1,471

Other expenses/(income)
  Interest income             4         -         5         -
  Interest expense            -         9         -         39
  Sundry                      (59)      (40)      (145)     (141)

Income before provision for   1,061     752       2,128     1,573
income taxes

Provision for income taxes    397       281       801       591

Net Income                    $   664   $    471  $ 1,327   $   982




Income per common share:

Net Income                    $0.23     $0.16     $0.46     $0.34

Weighted number of shares    2,873,423  2,873,438 2,873,423 2,873,438
outstanding (Note 4)

          DESIGNATRONICS INCORPORATED AND SUBSIDIARIES
         CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                           (Unaudited)
        Increase (Decrease) in Cash and Cash Equivalents



                                             Nine Months Ended
                                                  May 31,
                                            1995            1994
Cash flow from operating activities:
   Net Income                           $ 1,327         $  982

Adjustments to reconcile net
income/(loss) to net cash
provided/(used) by operating
activities:
   Depreciation and Amortization        350             348
   Increase in accounts receivable      (762)           (744)
   (Increase)/decrease in inventories   (700)           3
   Gain on sale of fixed assets                         (2)
   Decrease in deferred taxes           11              1
   Increase in prepaid expenses         (29)            (165)
   Increase/(decrease) in accounts      581             (122)
payable
   Decrease in accrued expenses         (346)           (197)
   Accrued restructuring and severance  (279)           (783)
costs
      Total adjustments                 (1,174)         (1,661)

Net cash provided/(used) by operations  153             (679)

Cash flows from investing activities
   Expenditures for fixed assets        (205)           (118)
   Proceeds from sale of fixed assets   6               18
   Increase in other assets                             (2)
Net cash (used) in investing            (199)           (102)
activities

Cash flows from financing activities
   Increase in cash overdraft                           238
   Proceeds of long term debt                           200
   Other                                3               2
Net cash provided by financing          3               440
activities

Net Decrease in cash                    (43)            (341)

Cash and cash equivalents at beginning  266             341
of period

Cash and cash equivalents at end of     223             $      0
period

Supplemental disclosures of cash flow
information
   Cash paid during the period for:
     Interest                           $      0        $  117
     Income taxes                       $  961          $  782

          DESIGNATRONICS INCORPORATED AND SUBSIDIARIES
      NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS




1. In the opinion of the Company, the accompanying unaudited consolidated condensed financial statements contain all adjustments (consisting of only normal recurring items) necessary to present fairly the financial position of Designatronics Incorporated at May 31, 1995, and the results of its operations and cash flows for the three and nine month periods ended May 31, 1995, and 1994. It is suggested that these condensed statements be read in conjunction with the financial statements and the notes included in the Company's latest annual report, on Form 10-KSB, for the year ended August 31, 1994.

2.  The results of operations for the nine month period ended May
31, 1995 are not necessarily indicative of the results to be expected for the full year.

3. Inventories consist of the following (in thousands of dollars):

                                May 31       August 31,
                                 1995           1994

          Raw materials        $  940         $  940
          Work in process         567            532
          Finished goods         7402          6,737

             Total             $8,909         $8,209
          Inventories

4. Earnings per share are based on earnings for each period divided by the weighted average number of shares outstanding during such period. The effect of outstanding stock options was not material.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS

Results of Operations

(a)    Sales

Net sales increased 17.0% for the third quarter period ended May 31, 1995, and 14.0% on a year-to-date basis as compared to the respective prior year periods. Sales for the Mechanical Component segment increased 14.0% to $6,767,000, in the third quarter, and 15.6% to $18,105,000, on a year-to-date basis, as compared to the fiscal 1994 figures. This continued increase in sales shows the positive effects of the Company's' combined catalog library and its continued expansion of the customer base. Sales for the Automation Components segment increased 35.0% to $1,290,000 in the third quarter, and 5.5%, to $3,161,000, on a year-to-date basis, as compared to the fiscal 1994 figures. The current quarter increase in Automation Components sales reflects the new marketing approach which was developed by the company in the first quarter of the current fiscal year.

Export sales, for the third quarter, increased 11% to $673,000, and 2.5% on a year-to-date basis, to $1,777,000, as compared to the prior year figures.

(b)    Gross Profit Margins

The Company's consolidated gross profit margin for the third quarter and year-to-date periods ended May 31, 1995 were 42.1% and 39.0%, as compared to the prior year figures of 37.7% and 36.7% respectively. The gross profit margin for the Mechanical Components segment increased to 39.0% for the year-to-date period compared to 35.7% in fiscal 1994. The increased gross profit margin for the mechanical component segment was due to a more favorable product mix. The gross profit margin for the Automation Components segment decreased to 39.4% as compared to 41.8% in the prior year. This change can be attributed to the increased import costs due to the decreased value of the dollar oversees.

(c)    Selling, General and Administrative Expenses

Selling, general and administrative expenses, as a percentage of sales, were 29.7% for the current quarter and year-to-date basis, as compared to 27.2% and 28.8% for the respective prior year periods.

(d)    Income Taxes

The effective tax rate for the third quarter and year to date periods ended May 31, 1995, were unchanged at 37.4 and 37.6% as compared to the prior year periods, respectively.

Financial Condition

The Company's working capital position as of May 31, 1995 was $11,305,000 as compared to $9,824,000 as of the year ended August
31,  1994.  The  current ratio at May 31, 1995 is 4.8:1  and  was
4.3:1 at August 31, 1994.

Net cash provided by operations was $153,000 for the year-to-date period ended May 31, 1995. The major uses of cash were: 1) payments due under severance contracts of $297,000, 2) the increase in accounts receivable of $762,000, 3) the decrease in accrued expenses of $579,000 and 4) the increase in inventory of $700,000. The total use of cash was partially offset by cash provided from an increase in accounts payable of $581,000.

The Company has a $5,000,000 three year revolving loan facility with European American Bank which expires on November 8, 1996, and is renewable for an additional year at the Company's option.
As of May 31, 1995, there was no balance outstanding.

The Company estimates capital expenditures will not exceed
$750,000 in the current fiscal year and does not have any material commitments beyond August 31, 1995.

                             PART II

                        OTHER INFORMATION


Item 5.   Other Events

     On June 5, 1995, Designatronics Incorporated (the "Company") entered into a letter of intent with Dyson, Dyson & Dunn, Inc. (DD&D). The letter of intent outlines certain basic terms pursuant to which DD&D, or a Delaware corporation to be formed by DD&D ("Purchaser"), will acquire all of the outstanding stock of the Company. Purchaser would form a New York corporation (the "Merger Company") to be merged into the Company. As a result of the merger, Purchaser as the sole shareholder of the Merger Company, would acquire all of the stock of the Company and each shareholder of the Company would receive $6.00 per share in cash. The letter of intent is non-binding and is subject to the entry of a mutually acceptable definitive Agreement and Plan of Merger and other conditions.


Item 6.   Exhibits and Reports on Form 8-K

     a) 10.9 The Letter of Intent between DD&D and the Company dated June 5, 1995, is incorporated by reference to the Form 8-K stated below.

     b)  On June 13, 1995, a Form 8-K was filed with respect to
Item 5, Other Events, which described the prospective merger stated above.

                            SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                   DESIGNATRONICS INCORPORATED


Date: June 30, 1995                  /s/ Martin Hoffman
                                     Martin Hoffman, President,
                                     Chief Executive Officer
                                     and Chief Financial
                                     Officer



Date: June 30, 1995                  /s/ Frank Buchsbaum
                                     Frank Buchsbaum, Exec.
                                     Vice President